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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on May 24, 2007

Registration No. 333-125338

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 6
to
Form S-11
Registration Statement
Under
The Securities Act of 1933, As Amended

Dividend Capital Total Realty Trust Inc.
(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor
Denver, Colorado 80202 Telephone
(303) 228-2200
(Address of principal executive offices)

Marc J. Warren
President
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Telephone (303) 228-2200
(Name, address and telephone number of agent for service)

Copies to:
Phyllis Korff Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036	David C. Roos Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the registration statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

$2,000,000,000 Maximum Offering
$2,000,000 Minimum Offering
$2,000 Minimum Purchase

        We are a newly organized company formed to invest in a diverse portfolio of real properties, real estate securities and debt related investments. We are externally managed by Dividend Capital Total Advisors LLC, or the "Advisor," an affiliate of ours. We intend to qualify as a real estate investment trust, or "REIT," for federal income tax purposes commencing with our taxable year ending December 31, 2006. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the "Dealer Manager," our affiliate and the underwriter of this offering, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than the date two years from the date of our original prospectus dated January 27, 2006, unless extended. We are offering up to $2,000,000,000 in shares, 75% of which are being offered at a price of $10.00 per share, and 25% of which are being offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. In each case, the offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. Shares will be issued in book-entry form only. On April 3, 2006, we satisfied the minimum offering requirements and, as of May 17, 2007, we had 81,764,618 shares of our common stock outstanding held by a total of 15,184 stockholders.

        Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 17. These risks include, among others:

  •
  We have limited operating history and there is no assurance that we will be able to achieve our investment objectives;

  •
  There is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of our shares, which will significantly limit the liquidity of your investment;

  •
  We have only made limited investments to date and therefore you will not have the opportunity to evaluate most of our investments prior to purchasing shares;

  •
  This is a "best efforts" offering and if we are unable to raise substantial funds then we will be limited in our investments;

  •
  The Advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which could result in actions that are not in your best interests; and

  •
  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions.

        Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

        The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC(1)	COMMISSIONS(1)(2)(3)	PROCEEDS TO COMPANY BEFORE EXPENSES(1)(4)
Primary Offering Per Share of Common Stock	$10.00	$0.85	$9.15
Total Minimum	$2,000,000	$170,000	$1,830,000
Total Maximum	$1,500,000,000	$127,500,000	$1,372,500,000
Distribution Reinvestment Plan Offering Per Share of Common Stock(3)	$9.50	$0.10	$9.40
Total Maximum	$500,000,000	$5,263,158	$494,736,842
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,000,000,000	$132,763,158	$1,867,236,842

(1)
Assumes we sell $1,500,000,000 in the primary offering and $500,000,000 pursuant to our distribution reinvestment plan.

(2)
Includes a 6.0% sales commission and a 2.5% dealer manager fee.

(3)
Includes a distribution reinvestment plan servicing fee of up to 1.0% of the primary offering price.

(4)
Proceeds are calculated before reimbursing the Advisor for cumulative organizational and offering expenses up to a maximum of $22,500,000, or 1.5% of aggregate gross offering proceeds from the sale of primary shares (assuming the allocation in footnote (1) above). The maximum amount of this reimbursement may change upon changes in the allocation of shares between the primary offering and the distribution reinvestment plan. However, it will never exceed $30,000,000 (assuming we were to allocate all the shares to the primary offering and that the full reimbursement were due on all shares).

The date of this prospectus is May 24, 2007.

HOW TO SUBSCRIBE

        Investors who meet the suitability standards described herein may purchase shares of our common stock. See "Suitability Standards" and "Plan of Distribution," below, for the suitability standards. Investors seeking to purchase shares of our common stock must proceed as follows:

  •
  Read this entire prospectus and any appendices and supplements accompanying this prospectus.

  •
  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

  •
  Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Your check should be made payable to "Dividend Capital Total Realty Trust Inc." After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

  •
  By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

        Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

        An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or "IRAs," Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

i

SUITABILITY STANDARDS

        The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to redeem shares through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

        We shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor's financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

  •
  A net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $150,000; or

  •
  A gross annual income of at least $45,000 and a net worth (excluding the value of an investor's home, furnishings and automobiles) of at least $45,000.

        The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code."

        The minimum purchase for Maine, Minnesota, New York and North Carolina residents is $2,500, except for IRAs which must purchase a minimum of $2,000.

        Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

        Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

        Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon and Tennessee—Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

        Maine—Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

        Massachusetts and Ohio—Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, investors must have a net worth of at least 10 times their investment in us and any of our affiliates.

        Kansas, Michigan and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in us.

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "Commission," using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described below under "Additional Information." In this prospectus, we use the term "day" to refer to a calendar day, and we use the term "business day" to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

        The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

  •
  Our ability to effectively deploy the proceeds raised in this offering;

  •
  Changes in economic conditions generally and the real estate and securities markets specifically;

  •
  Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

  •
  The availability of capital;

  •
  Interest rates; and

  •
  Changes to U.S. generally accepted accounting principles.

        Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
Dividend Capital Total Realty Trust Inc.
Investment Strategy and Objectives
Summary Risk Factors
Compensation to the Advisor and Affiliates
Conflicts of Interest
Our UPREIT Structure
Our Operating Partnership
Our Board
The Advisor
Our Affiliates and Other Related Entities
The Advisor's Product Specialists
Our Joint Ventures
Our Subsidiaries
Structure Chart
Terms of the Offering
Estimated Use of Proceeds
Distribution Policy
Distribution Reinvestment Plan
Share Redemption Program
QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Questions and Answers Relating to our Structure, Management and Business
RISK FACTORS
RISKS RELATED TO INVESTING IN THIS OFFERING
RISKS RELATED TO OUR BUSINESS AND OUR CORPORATE STRUCTURE
RISKS RELATED TO THE ADVISOR AND AFFILIATES
RISKS RELATED TO INVESTMENTS IN REAL PROPERTY
RISKS RELATED TO INVESTMENTS IN REAL ESTATE SECURITIES AND DEBT RELATED INVESTMENTS
RISKS ASSOCIATED WITH DEBT FINANCING
FEDERAL INCOME TAX RISKS
INVESTMENT COMPANY RISKS
ERISA RISKS
ESTIMATED USE OF PROCEEDS
INVESTMENT STRATEGY, OBJECTIVES AND POLICIES
Investment Strategy
Investment Objectives
Real Estate Portfolio
Securities and Debt Related Portfolio
Product Specialists
Development and Construction of Properties

v

Acquisition of Properties from the Advisor, its Affiliates and Other Related Entities
Joint Venture Investments
Real Property Ownership
Due Diligence
Terms of Leases and Tenant Creditworthiness
Disposition Policies—Real Estate Portfolio
Disposition Policies—Securities and Debt Related Investments
Borrowing Policies
Investment Limitations
Investment Company Act Considerations
Private Placements By The Operating Partnership
INVESTMENTS IN REAL PROPERTIES
REAL ESTATE SECURITIES AND DEBT RELATED INVESTMENTS
MANAGEMENT
Board of Directors
Duties of Directors
Committees of The Board
Investment Committee
Audit Committee
Compensation Committee
Directors and Executive Officers
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Compensation of Directors
Equity Incentive Plan
Compensation Committee Interlocks and Insider Participation
Limited Liability and Indemnification of Directors, Officers and Others
THE ADVISOR AND THE ADVISORY AGREEMENT
General
The Advisor
The Advisory Agreement
Holdings of Shares of Common Stock, OP Units and Special Units
Affiliated Companies
Management Decisions of the Advisor
Management Compensation
THE OPERATING PARTNERSHIP AGREEMENT
General
Capital Contributions
Operations
Redemption Rights
Transferability of Operating Partnership Interests
CONFLICTS OF INTEREST
Interests in Other Real Estate Programs
Allocation of Advisor's Time
Competition
Affiliated Dealer Manager

Affiliated Property Manager
Lack of Separate Representation
Joint Ventures with Affiliates of the Advisor
Fees and Other Compensation to the Advisor and its Affiliates
Conflict Resolution Procedures
BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP
PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
General
Liquidity and Capital Resources
Results of Operations
Off-Balance Sheet Arrangements
Supplemental Earnings Measures
Subsequent Events
Inflation
Critical Accounting Policies
New Accounting Pronouncements
Quantitative and Qualitative Disclosures about Market Risk
CAPITALIZATION
DESCRIPTION OF CAPITAL STOCK
Common Stock
Preferred Stock
Meetings, Special Voting Requirements and Access To Records
Restriction On Ownership of Shares of Capital Stock
Distributions
Distribution Reinvestment Plan
Share Redemption Program
Liquidity Events
Business Combinations
Business Combination with the Advisor
Control Share Acquisitions
Subtitle 8
Reports to Stockholders
FEDERAL INCOME TAX CONSIDERATIONS
General
REIT Qualification
Requirements for Qualification as a REIT
Operational Requirements—Gross Income Tests
Operational Requirements—Asset Tests
Operational Requirements—Annual Distribution Requirement
Operational Requirements—Recordkeeping
Failure to Qualify as a REIT
Sale-Leaseback Transactions

Taxation of Taxable U.S. Stockholders
Treatment of Tax-Exempt Stockholders
Special Tax Considerations for Non-U.S. Stockholders
Statement of Share Ownership
Federal Income Tax Aspects of The Operating Partnership
Other Tax Considerations
ERISA CONSIDERATIONS
Plan Asset Considerations
Other Prohibited Transactions
Annual Valuation
PLAN OF DISTRIBUTION
SUPPLEMENTAL SALES MATERIAL
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
APPENDIX A PRIOR PERFORMANCE TABLES
APPENDIX B FORM OF SUBSCRIPTION AGREEMENT
APPENDIX C AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

PROSPECTUS SUMMARY

        This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the "Risk Factors" section.

Dividend Capital Total Realty Trust Inc.

        We are a newly organized company formed to invest in a diverse portfolio of real properties, real estate securities, and debt related investments. Our targeted investments include (1) direct investments in real property, consisting of office, industrial, retail, multifamily and other properties, primarily located in North America, (2) investments in real estate securities, including securities issued by other real estate companies, commercial mortgage backed securities ("CMBS"), collateralized debt obligations ("CDOs") and similar investments and (3) certain debt related investments, including mortgage notes secured by real estate, participations in mortgage loans, B-notes, mezzanine debt and other related investments. Prior to giving effect to this offering, our initial and sole investor was Montecito Investments, LLC, an affiliate of the Advisor, which currently owns 200 shares of our common stock. The Advisor and Dividend Capital Total Advisors Group LLC, the parent of the Advisor and the sponsor of this offering, have contributed $201,000 to the Operating Partnership in connection with our formation and are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Marc J. Warren, Thomas G. Wattles, and Evan H. Zucker. With the exception of Mr. Wattles, these individuals are all part of the Advisor's management team.

        We were formed as a Maryland corporation on April 11, 2005. We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," commencing with the taxable year ending December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return in August 2007. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202 and our main telephone number is (303) 228-2200.

        Our registration statement on Form S-11 was declared effective by the Commission on January 27, 2006 and we satisfied the minimum offering requirements on April 3, 2006. As of May 17, 2007, we had 81,764,618 shares of our common stock outstanding held by a total of 15,184 stockholders.

        As of March 31, 2007, we had invested in 24 real properties located in ten distinct markets throughout the United States at a total gross investment amount of approximately $457.8 million (before accumulated depreciation and amortization of $6.2 million) comprising approximately 5.6 million net rentable square feet. As of March 31, 2007, we had invested in various real estate securities with a total market value of $168.6 million. As of March 31, 2007, we had acquired debt related investments, with a total net carrying amount of $89.6 million.

        From April 1, 2007 through May 17, 2007, we invested in four real properties at a total acquisition cost of approximately $213.0 million, which was comprised of three retail properties at a total acquisition cost of approximately $165.5 million and one office property at a total acquisition cost of approximately $47.5 million. In addition, from April 1, 2007 through May 17, 2007, we invested in various real estate securities with a total market value as of May 17, 2007 of approximately $49.6 million, including $27.2 million invested in CMBS and CDOs and $22.4 million invested in preferred equity securities. From April 1, 2007 through May 17, 2007, we also invested in debt related investments with a total net carrying amount of approximately $18.2 million.

        As of May 17, 2007, we had invested in 28 real properties located in 17 distinct markets throughout the United States at a total gross investment amount of approximately $670.8 million (before accumulated depreciation and amortization) comprising approximately 6.7 million net rentable square feet. As of May 17, 2007, we had invested in various real estate securities with a total market value of $218.2 million. As of May 17, 2007, we had acquired debt related investments, with a total net carrying amount of $107.8 million. In aggregate as of May 17, 2007, we had invested in total assets of approximately $996.8 million.

Investment Strategy and Objectives

        The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate, real estate securities and debt related investments. Direct real property investments will generally focus on real properties in multiple sectors and geographies mainly in North America, consisting primarily of office, industrial, retail, multifamily and other real property types. Real estate securities and debt related investments will generally focus on common and preferred equities, CMBS, other forms of mortgage debt and certain other securities, including CDOs, other debt related investments and foreign securities.

        Our primary investment objectives include the following:

  •
  Providing portfolio diversification;

  •
  Providing current income to our stockholders in the form of consistent quarterly cash distributions;

  •
  Preserving and protecting our stockholders' capital contributions; and

  •
  Realizing capital appreciation upon the potential sale of our assets.

        There is no public trading market for our shares of common stock. On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a "Liquidity Event" including but not limited to (i) a listing of our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of substantially all of our assets for cash or other consideration. We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

        The Advisor will actively monitor and manage our portfolio to achieve diversification across multiple dimensions including (i) direct real estate and securities investments, (ii) equity and debt capital structures, (iii) real estate property sectors, (iv) geographic markets and (v) tenant profiles. Under normal market conditions, we intend to invest on average 65% to 75%, but in any event no less than 60%, of our total assets in real properties, and we intend to invest on average 25% to 35%, but in any event no more than 40%, of our total assets in a combination of real estate securities and debt related investments.

Summary Risk Factors

        An investment in shares of our common stock involves significant risks, including among others:

  •
  We have limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives;

  •
  There is no public trading market for shares of our common stock and it will therefore be difficult for you to sell your shares;

  •
  There are limits on the ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock;

  •
  We have only made limited investments to date and therefore you will not have the opportunity to evaluate most of our investments prior to purchasing shares;

  •
  This is a "best efforts" offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make;

  •
  The Advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, which could result in actions that are not in your best interests;

  •
  Our use of leverage increases the risk of loss on our investments;

  •
  We are subject to risks generally incident to the ownership of real property and investment in real estate securities; and

  •
  If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Compensation to the Advisor and Affiliates

        The Advisor and other affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Dividend Capital Total Advisors Group LLC, the parent of the Advisor, has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the "Special Units." Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below. See "The Advisor and the Advisory Agreement—Management Compensation" for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and for a more detailed description of the Special Units.

SUMMARY OF ADVISOR AND AFFILIATE COMPENSATION

Type of Fee and Recipient	Description and Method of Computation
Organizational and Offering Stage
Sales Commission—the Dealer Manager	Up to 6.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).
Dealer Manager Fee—the Dealer Manager	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker dealers).

Distribution Reinvestment Plan Servicing Fee—the Dealer Manager	Up to 1.0% of the primary offering price for shares issued pursuant to our distribution reinvestment plan (all or a portion of which may be reallowed to participating broker dealers).
Organizational and Offering Expense Reimbursement—the Advisor or its affiliates
Up to 1.5% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).
Operational Stage
Acquisition Fees—the Advisor
For each real property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee is an amount equal to up to 1.0% of our proportional interest in the property. As of May 17, 2007, we had acquired operating properties in excess of $500,000,000.

For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).
Asset Management Fees—the Advisor	Prior to the Dividend Coverage Ratio Date (as defined below):

For Direct Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Direct Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Direct Real Properties; provided, however, that the aggregate monthly fee to be paid to the Advisor pursuant to these subclauses (i) and (ii) in aggregate shall not exceed one-twelfth of 0.75% of the aggregate cost (before non-cash reserves and depreciation) of all Direct Real Properties.

For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.
After the Dividend Coverage Ratio Date:

For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.
"Direct Real Properties": shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.

"Dividend Coverage Ratio": shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.
"Dividend Coverage Ratio Date": shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.

"Product Specialist Real Properties": shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.
In addition, the asset management fee for all real property assets includes a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities and debt related assets, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of the securities and debt related assets within our portfolio.
Property Management and Leasing Fees—the Property Manager
An amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager a separate fee for the one time initial lease-up of newly constructed real properties. Such fee is generally expected to range from 2% to 8% of the projected first years' annual gross revenues of the property.
Liquidity Stage
Real Estate Sales Commission—the Advisor or its affiliates
Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.
Special Units—Dividend Capital Total Advisors Group LLC, the parent of the Advisor
In general, Dividend Capital Total Advisors Group LLC, the parent of the Advisor and the holder of the Special Units, will be entitled to receive (i) 15.0% of specified distributions made upon the disposition of the Operating Partnership's assets, and/or (ii) a one time payment, in the form of a non interest bearing promissory note, in conjunction with the redemption of the Special Units upon the occurrence of certain Liquidity Events or upon the occurrence of certain events that result in a termination or non renewal of the Advisory Agreement, but only after the other holders of OP Units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non compounded annual pre tax return on their net contributions.

        Assuming that we sell the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to the distribution reinvestment plan, the Dealer Manager, the Advisor and other affiliates will receive sales commissions, dealer manager fees and expense reimbursements in an aggregate amount of up to $155,263,158. Substantially all of the sales commissions (up to $90,000,000) are expected to be reallowed to third party broker dealers participating in the offering. These amounts do not include fees and payments relating to our operational and liquidity stages (not related to the offering), including acquisition and asset management fees, property management and leasing fees, real estate sales commissions and payments or redemptions relating to the Special Units that may be paid to the Advisor and its affiliates, which amounts cannot be predicted at this time and are dependent upon the number and type of assets acquired and other factors.

Conflicts of Interest

        The Advisor and certain of our other affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

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  The directors, officers and other employees of the Advisor must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved;

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  The compensation payable by us to the Advisor and other affiliates may not be on terms that would result from arm's length negotiations between unaffiliated parties and is payable, in most cases, whether or not our stockholders receive distributions;

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  We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm's length negotiations between unaffiliated parties;

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  We may compete with certain affiliates for investments, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;

  •
  Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties; and

  •
  The Property Manager and the Dealer Manager are affiliates of ours. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager and (iii) you do not have the benefit of an independent third party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated.

Our UPREIT Structure

        An "Umbrella Partnership Real Estate Investment Trust," which we refer to as "UPREIT," is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property or securities owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

        We own all of our assets through our operating partnership, Dividend Capital Total Realty Operating Partnership LP, or its subsidiaries. We are the sole general partner of the Operating Partnership. We have also invested $2,000 in the Operating Partnership in exchange for 200 partnership units. We refer to partnership units in the Operating Partnership as "OP Units." The initial limited partners of the Operating Partnership are the Advisor and Dividend Capital Total Advisors Group LLC, the parent of the Advisor. The Advisor has invested $200,000 in the Operating Partnership in exchange for OP Units, and the parent of the Advisor has invested $1,000 in the Operating Partnership and has been issued a separate class of OP Units which constitute the Special Units. The holders of OP Units may have their OP Units redeemed under certain circumstances.

Our Board

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have five members on our board, three of whom are independent of us, the Advisor and our respective affiliates. Our directors are elected annually by the stockholders. Our board of directors has established an Audit Committee and an Investment Committee.

The Advisor

        Dividend Capital Total Advisors LLC, our Advisor, was formed as a Delaware limited liability company in April 2005. We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. In addition, the Advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real property, real estate securities and debt related investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders. The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of the Advisor. The names and biographical information of our directors and officers are contained under "Management—Directors and Executive Officers."

Our Affiliates and Other Related Entities

        Various affiliates of ours are involved in this offering and our operations. The Dealer Manager provides dealer manager services to us in this offering. The Property Manager performs certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the "Exchange Facilitator," assists in effecting transactions related to the Operating Partnership's private placements of tenancy-in-common interests in real properties.

        The Advisor has entered into a strategic alliance with Dividend Capital Investments LLC, which we refer to as "Dividend Capital Investments," in connection with real estate securities investment management. Dividend Capital Investments is a fully-integrated real estate investment management company that focuses on creating and managing high quality global real estate security investment products for both individual and institutional investors.

        We refer to the Advisor, the Dealer Manager, the Property Manager, the Exchange Facilitator, Dividend Capital Investments and other of our affiliates, each as a "Dividend Capital affiliated entity" and collectively, as "Dividend Capital affiliated entities."

        In addition, the Advisor has entered into a strategic alliance with DCT Industrial Trust Inc. (NYSE: DCT) (formerly known as Dividend Capital Trust Inc.), which we refer to as "DCT Industrial Trust." DCT Industrial Trust is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in many of the highest volume distribution markets in the United States. In October 2006, DCT Industrial Trust closed an internalization transaction pursuant to which Dividend Capital Advisors LLC, the former external advisor to DCT Industrial Trust, contributed its entire outstanding membership interest and all economic interests to the operating partnership of DCT Industrial Trust in exchange for a limited partnership interest. In December 2006, DCT Industrial Trust became a publicly listed company on the New York Stock Exchange.

        As a result of the above internalization transaction and subsequent public listing, DCT Industrial Trust is no longer considered an affiliate of ours. However, two members of DCT Industrial Trust's board of directors, James R. Mulvihill and Thomas G. Wattles, maintain an aggregate minority ownership interest in our Advisor, and Mr. Mulvihill is also a manager of our Advisor.

The Advisor's Product Specialists

        The Advisor has entered into, and intends to continue to enter into, strategic alliances with third party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate securities investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and real estate securities investment opportunities. The use of product specialists or other service providers does not eliminate or reduce the Advisor's fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Advisory Agreement with the Advisor, we pay the Advisor certain customary fees in connection with assets we acquire, including acquisition, asset management and disposition fees. A portion of the Advisor's fees are generally reallowed to its product specialists in exchange for services provided.

        As of May 17, 2007, the Advisor had entered into strategic alliances with (i) Dividend Capital Investments, an affiliate of ours, as its product specialist in connection with real estate securities investment management, (ii) affiliates of Westcore Properties AC, LLC in connection with the acquisition of two office properties in Santa Clara, California and San Jose, California, and the acquisition of two office/R&D properties located in San Jose, California and Plano, Texas, (iii) an affiliate of Amerimar Enterprises LLC in connection with the acquisition of an office property located in Bala Cynwyd, Pennsylvania, (iv) Alliance Commercial Partners LLC in connection with the acquisition of two office properties located in Northbrook, Illinois and Naperville, Illinois, (v) DCT Industrial Trust in connection with the purchase of 19 industrial properties located in various geographic markets, and (vi) Developers Diversified Realty Corporation in connection with the acquisition of three retail properties located in Raleigh, North Carolina, Philadelphia, Pennsylvania and Pittsburgh, Pennsylvania.

Our Joint Ventures

        A component of our investment strategy includes entering into joint venture agreements with partners in connection with certain property acquisitions. With respect to these agreements, we expect to make a significant equity contribution, generally at least 75% of the required equity contribution for any given venture. These agreements will also generally allow our joint venture partners to be entitled to profit participation upon the sale of a property. In certain circumstances, where we may enter into a joint venture with a partner who may also be a product specialist of our Advisor, a joint venture partner or an affiliate thereof may also be responsible for certain acquisition, asset management or other services, for which our Advisor may reallow a portion of the customary acquisition, asset management or disposition fees that it receives from us.

        As of May 17, 2007, we had entered into joint venture agreements with (i) affiliates of Westcore Properties AC, LLC in connection with the acquisition of two office properties in Santa Clara, California and San Jose, California, and the acquisition of two office/R&D properties located in San Jose, California and Plano, Texas, (ii) an affiliate of Amerimar Enterprises LLC in connection with the acquisition of an office property located in Bala Cynwyd, Pennsylvania, (iii) Alliance Commercial Partners LLC in connection with the acquisition of two office properties located in Northbrook, Illinois and Naperville, Illinois, (iv) DCT Industrial Trust in connection with the purchase of 19 industrial properties located in various geographic markets, and (v) Developers Diversified Realty Corporation in connection with the acquisition of three retail properties located in Raleigh, North Carolina, Philadelphia, Pennsylvania and Pittsburgh, Pennsylvania. For a further description of each of these arrangements and acquisitions, see "Investments in Real Properties."

Our Subsidiaries

        We own all of our real properties through DCTRT Real Estate Holdco LLC or wholly owned subsidiaries thereof, and all of our real estate securities through DCTRT Securities Holdco LLC. Both DCTRT Real Estate Holdco LLC and DCTRT Securities Holdco LLC are direct wholly owned subsidiaries of the Operating Partnership.

Structure Chart

        The chart below shows the relationships among various Dividend Capital affiliated entities. The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Charles Murray, Marc. J. Warren, Thomas G. Wattles and Evan H. Zucker. As of the date of this prospectus, Dividend Capital Total Advisors Group LLC has not issued but may in the future issue, equity interests or derivatives thereof to certain of their employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions is expected to result in a change in control of Dividend Capital Total Advisors Group LLC.

(1)
Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our common stock, which represents less than 1% of the current issued and outstanding shares of our common stock. After giving effect to this offering, and assuming that we sell the maximum of $2,000,000,000 in shares of our common stock, of which $1,500,000,000 in shares is sold in the primary offering and $500,000,000 in shares is sold pursuant to the distribution reinvestment plan, then investors in this offering will own effectively 100% of the then issued and outstanding shares of our common stock.

Terms of the Offering

        We are offering up to $2,000,000,000 in shares of our common stock, 75% of which are being offered at a price of $10.00 per share, and 25% of which are being offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

        We began selling shares of our common stock in this offering on January 27, 2006, the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before January 27, 2008, two years after the date of our original prospectus dated January 27, 2006, unless extended. We reserve the right to terminate this offering at any time. The offering proceeds were held in an escrow account at the escrow agent until we met the minimum offering requirements on April 3, 2006. Subsequently, upon our acceptance of subscription agreements, the offering proceeds held in escrow were released to us and became available for the acquisition of real properties, real estate securities and debt related investments and the payment of fees and expenses. We generally intend to admit stockholders on a daily basis.

Estimated Use of Proceeds

        Our management team expects to invest approximately 88.7% to 91.3% of the gross offering proceeds to acquire real properties, real estate securities and debt related investments as described above. The actual percentage of offering proceeds invested in real properties, real estate securities and debt related investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan.

Distribution Policy

        We intend to qualify as a REIT for the taxable year ending December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return in August 2007. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a quarterly basis and began making such distributions following the first calendar quarter after the quarter in which the minimum offering requirements were met. In connection with a distribution to our stockholders, our board of directors approves a quarterly distribution of a certain dollar amount per share of our common stock. We then calculate each stockholder's specific distribution amount for the quarter using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

        On March 22, 2007, our board of directors declared a second quarter 2007 cash distribution of $0.15 per share of common stock which is payable to stockholders of record as of the close of business on each day during the period, from April 1, 2007 through and including June 30, 2007, pro rated for the period of ownership. The payment date for such distribution is currently anticipated to be July 18, 2007.

Distribution Reinvestment Plan

        You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. We will pay a servicing fee of up to 1.0% of the primary offering price for shares of our common stock sold pursuant to the distribution reinvestment plan. We may terminate the distribution reinvestment plan in our discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

        After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the five percent limitation outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real property or real estate securities. The board of directors may also increase the annual limit above five percent but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter.

        The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange or the Nasdaq National Market.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q: WHAT IS A "REIT"?

A: In general, a REIT is a company that:

  •
  Offers the benefits of a diversified real estate portfolio under professional management;

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  Is required to make distributions to investors of at least 90% of its taxable income for each year;

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  Prevents the federal "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT's stockholders; and

  •
  Combines the capital of many investors to acquire or provide financing for real estate assets.

Q: WHAT IS YOUR RATIONALE FOR PURSUING A DIVERSIFIED REAL ESTATE PORTFOLIO?

A: The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate, real estate securities and debt related investments. We believe that a diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. Since we believe that most real estate markets are cyclical in nature, a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. Furthermore, we believe that an investment strategy that combines direct real property investments with investments in real estate securities and debt related assets may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

Q: WHAT IS THE EXPERIENCE OF THE ADVISOR'S MANAGEMENT TEAM?

A: The key members of the Advisor's management team include, in alphabetical order, John E. Biallas, Troy J. Bloom, John A. Blumberg, John R. Chambers, Thomas I. Florence, James R. Giuliano III, Michael J. Kelly, Karen B. Kulvin, Gregory M. Moran, Glenn R. Mueller, Ph.D., James R. Mulvihill, Gary M. Reiff, Sonya J. Rosenbach, Marc J. Warren and Evan H. Zucker. The Advisor's management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate securities and debt related assets.

        Certain members of the Advisor's management team, directly or indirectly through affiliated entities, have sponsored two public REITs including American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, and DCT Industrial Trust (NYSE: DCT). In addition, certain members of the Advisor's management team have sponsored 54 private real estate programs which have raised approximately $843 million of equity capital and equity capital commitments. Collectively, as of December 31, 2006, the public and private programs sponsored by certain members of the Advisor's management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $5.2 billion.

        Certain members of the Advisor's management team have also sponsored two public real estate mutual funds including (i) Dividend Capital Realty Income Fund (Corporate Symbol: DCRAX), a real estate open-end mutual fund and (ii) Dividend Capital Realty Income Allocation Fund (NYSE: DCA), a real estate closed-end mutual fund. As of December 31, 2006, the two public real estate mutual funds held securities with a combined market value of approximately $343.6 million.

Q: WHO CHOOSES WHICH INVESTMENTS TO MAKE?

A: The Advisor makes investments in real properties, real estate securities and debt related investments based on specific investment objectives and criteria, and subject to the direction, oversight and approval of our board of directors.

Questions and Answers Relating to this Offering

Q: HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares of common stock are offered to the public on a "best efforts" basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q: WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A: In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under "Suitability Standards" above.

        Our affiliates may also purchase shares of our common stock. The sales commission, the dealer manager fee and the organizational and offering expense reimbursement that are payable by other investors in this offering will be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q: HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A: If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the form attached to this prospectus as Appendix B for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe.

Q: HOW DOES THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A: We pay to the Dealer Manager a sales commission and a dealer manager fee in connection with this offering. In addition, we reimburse the Advisor for our cumulative organizational and offering expenses. The payment of fees and expenses reduces the funds available to us for investment in real properties, real estate securities and debt related investments. The payment of fees and expenses also reduces the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q: WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A: Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor.

Q: WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q: WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A: You may find updated information on our Internet website, www.dividendcapital.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and, under that Act, we will file reports, proxy statements and other information with the Commission. See "Additional Information" for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Telephone: (303) 228-2200
Fax: (303) 228-2201
Attn: Charles Murray, President

RISK FACTORS

        Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Dividend Capital affiliated and other related entities may not be an accurate barometer of our future results.

        We have limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property or real estate securities investments by other Dividend Capital affiliated and other related entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates and other related entities in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

        There is no public market for the shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. On a limited basis, you may be able to redeem shares through our share redemption program and in the future we may also consider various forms of additional liquidity. For the above reasons, you should purchase shares of our common stock only as a long-term investment.

We have only made limited investments to date and therefore you will not have the opportunity to evaluate most of our investments prior to purchasing shares of our common stock.

        We have only made limited investments to date. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning many of our investments prior to purchasing shares of our common stock. You must rely on the Advisor and our Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate all of the investments we will make in advance of purchasing shares of our common stock, this additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This is a "best efforts" offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment; further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives.

        This offering is being made on a "best efforts" basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantial equity capital from this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make.

You will not have the benefit of an independent due diligence review in connection with this offering which increases the risk of your investment.

        Because the Advisor and the Dealer Manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel to us, the Advisor and the Dealer Manager in connection with this offering and, therefore, investors will not have the benefit of a due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, Skadden, Arps, Slate, Meagher & Flom LLP may be precluded from representing us due to a conflict of interest between us and the Dealer Manager. If any situation arises in which our interests are in conflict with those of the Dealer Manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

        Our share redemption program may provide you with only a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed after you have held them for a minimum of one year. Our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we limit the number of shares to be redeemed during any calendar year to up to five percent of the weighted average number of shares outstanding during the prior calendar year. In addition, the board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and/or you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

There is very limited liquidity for our shares of common stock. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

        On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various forms of Liquidity Events including but not limited to (i) listing our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of substantially all of our real property and real estate securities assets for cash or other consideration. We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time; therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

        This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we currently own or may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

We currently do not have research analysts reviewing our performance.

        We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

Payments to the holder of the Special Units will reduce cash available for distribution to our stockholders.

        Dividend Capital Total Advisors Group LLC, the holder of the Special Units, may be entitled to receive a cash payment upon dispositions of the Operating Partnership's assets and/or redemption of the Special Units upon the earliest to occur of specified events, including, among other events, termination or non-renewal of the Advisory Agreement upon a merger or sale of assets. Payments to the holder of the Special Units upon dispositions of the Operating Partnership's assets and redemptions of the Special Units will reduce cash available for distribution to our stockholders.

We may have difficulty funding our distributions with funds provided by our operations.

        As a growing company, we are likely to initially fund our quarterly distributions to investors with funds from operations and/or borrowings. To date, all of our distributions have been funded through a combination of both funds from operations and borrowings. Our long-term corporate strategy is to fund the payment of quarterly distributions to our stockholders entirely from funds from our operations. However, if we are unsuccessful in deploying the capital we raise on an effective and efficient basis, we may be required to continue to fund our quarterly distributions to investors from a combination of funds from operations and financing proceeds. In the event we are unable to consistently fund future quarterly distributions to investors entirely from our funds from operations, the value of your shares upon a potential Liquidity Event may be negatively impacted. In addition, we may be more likely to decrease the amount of our distributions to you or cease making them altogether.

RISKS RELATED TO OUR BUSINESS AND OUR CORPORATE STRUCTURE

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

        We could suffer from delays in identifying suitable investments. Because we are conducting this offering on a "best efforts" basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

Our board of directors determines our major policies and operations which increases the uncertainties you face as a stockholder.

        Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board's broad discretion in setting policies and our stockholders' inability to exert control over those policies increases the uncertainty and risks you face as a stockholder, especially if our board of directors and our stockholders disagree as to what course of action is in the best interest of stockholders.

The availability and timing of cash distributions to our stockholders is uncertain.

        We expect to make quarterly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new real properties, real estate securities and debt related investments to expand our operations will be adversely affected.

        The net proceeds from this offering will be used for investments in real properties, real estate securities and debt related investments, operating expenses and for payment of various fees and expenses such as acquisition fees, asset management fees and property management fees. We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for acquisitions, the improvement of our real properties or for any other reason, these sources of funding may not be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new real properties, real estate securities and debt related investments to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

        Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify or hold harmless our directors, our Advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our Advisors and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

        Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board and stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

        Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

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  A merger, offer or proxy contest;

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  The assumption of control by a holder of a large block of our securities; and/or

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  The removal of incumbent management.

We may acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

        We may acquire co-ownership interests, especially in connection with the Operating Partnership's intended private placements, such as tenancy-in-common interests in real property, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

        Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

The Operating Partnership's private placements of tenancy-in-common interests in real properties could subject us to liabilities from litigation or otherwise.

        The Operating Partnership offers undivided tenancy-in-common interests in real properties to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, any tenancy-in-common interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership, and such leases would contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

RISKS RELATED TO THE ADVISOR AND AFFILIATES

We depend on the Advisor and its key personnel and if any of such key personnel were to cease employment with the Advisor, our business could suffer.

        Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition, disposition and management of real properties, real estate securities and debt related investments, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor's key personnel, including John E. Biallas, Troy J. Bloom, John A. Blumberg, John R. Chambers, Thomas I. Florence, James R. Giuliano III, Michael J. Kelly, Karen B. Kulvin, Gregory M. Moran, Glenn R. Mueller, Ph.D., James R. Mulvihill,

Gary M. Reiff, Sonya J. Rosenbach, Marc J. Warren and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have key man life insurance on any of the Advisor's key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our Advisor's product specialists may recommend that we enter into transactions with entities that have a relationship or affiliation with them, and you will not be able to assess the Advisor's product specialists' qualifications when deciding whether to make an investment in shares of our common stock.

        The Advisor utilizes third party product specialists to assist the Advisor in fulfilling its responsibilities. The strategic alliances between the Advisor and the product specialists provide, in accordance with industry standards, that the product specialists must adhere to a standard of care of commercial reasonableness when performing services on our behalf. The Advisor's product specialists generally do not owe fiduciary duties to us and may have time constraints and other conflicts of interest due to relationships or affiliations they have with other entities. As a result, these product specialists may recommend that we enter into transactions with such entities, in which case we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. You will not be able to assess the qualifications of the Advisor's product specialists when deciding whether to make an investment in shares of our common stock. Therefore, you may not be able to determine whether the Advisor's product specialists are sufficiently qualified or otherwise desirable to work with.

        Certain of the Advisor's management personnel and potential product specialists face conflicts of interest relating to time management and there can be no assurance that the Advisor's affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

        Certain of the Advisor's management personnel and potential product specialists may also provide services to other Dividend Capital affiliated entities and, in the case of the potential product specialists, to unrelated third parties. We are not able to estimate the amount of time that such management personnel and potential product specialists will devote to our business. As a result, certain of the Advisor's management personnel and potential product specialists may have conflicts of interest in allocating their time between our business and their other activities. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our real estate activities expand, in addition to the product specialists it will retain, the Advisor will attempt to hire additional employees who would devote substantially all their time to our business. However, there can be no assurance that the Advisor's affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

We may compete with other Dividend Capital affiliated entities and DCT Industrial Trust for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

        We may compete with other Dividend Capital affiliated entities and DCT Industrial Trust for opportunities to acquire or sell certain types of real properties. We may also buy or sell real properties at the same time as other Dividend Capital affiliated entities and DCT Industrial Trust are buying or selling properties. In this regard, there is a risk that the Advisor will purchase a real property that provides lower returns to us than a real property purchased by another Dividend Capital affiliated entity or DCT Industrial Trust. Certain of our affiliates own and/or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and/or managed by other Dividend Capital affiliated entities or DCT Industrial Trust. The Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by

Dividend Capital affiliated entities or DCT Industrial Trust and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

        We may also compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real estate securities. Dividend Capital Investments acts as one of the Advisor's product specialists with respect to our investments in real estate securities. Dividend Capital Investments is also the investment manager for two additional Dividend Capital affiliated entities, and certain non-affiliated entities, which invest in the same type of securities as those in which we intend to invest.

        As a result of our potential competition with other Dividend Capital affiliated entities or DCT Industrial Trust, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Dividend Capital affiliated entities devote to us may be diverted and we may face additional competition due to the fact that Dividend Capital affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

        Dividend Capital affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in offerings for other Dividend Capital affiliated entities. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

The Advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us and other Dividend Capital affiliated entities, which could result in actions that are not in the best interests of our stockholders.

        The Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the Advisor's advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

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  Public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and the Advisor to earn increased acquisition fees and asset management fees;

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  Property sales, which allow the Advisor to earn additional asset management fees and possibly additional real estate sales commissions; and

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  Property acquisitions from other Dividend Capital affiliated entities, which may allow the Advisor or its affiliates to earn additional acquisition fees and asset management fees.

        Further, our Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees paid to the Advisor and management and leasing fees paid to the Property Manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. As a component of the asset management fee, our Advisor is also entitled to a monthly net operating income-based fee and a fee equal to a percentage of the sales price of a property upon its sale. These fees may incentivize the Advisor to recommend the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the property. Moreover, the Advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates' compensation from us and other Dividend Capital affiliated entities could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

The Advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        The Advisor may cause us to acquire an interest in a property from its affiliates or DCT Industrial Trust or through a joint venture with its affiliates or DCT Industrial Trust or to dispose of an interest in a property to its affiliates or DCT Industrial Trust. In these circumstances, the Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm's length basis and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        Assuming we raise $2,000,000,000 in gross offering proceeds from the sale of shares of our common stock (including $1,500,000,000 pursuant to the primary offering and $500,000,000 pursuant to the distribution reinvestment plan), we will pay an aggregate of up to approximately 7.8% of the gross offering proceeds (approximately $155,000,000) in fees, commissions and offering expense reimbursement to the Advisor, the Dealer Manager and other of our affiliates in exchange for their services and to reimburse funds advanced on our behalf. Substantially all of the sales commissions (up to $90,000,000) are expected to be reallowed to third party broker dealers participating in the offering. The fees to be paid to the Advisor, the Dealer Manager and other affiliates for services they provide us were not determined on an arm's length basis. As a result, the fees have been determined without the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates or other related entities of the Advisor; as a result, in any such transaction, we may not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        We may purchase assets from third parties that have existing or previous business relationships with affiliates of the Advisor. DCT Industrial Trust, Dividend Capital Investments, the officers, directors or employees of such entities and the principals of the Advisor who also perform services for other Dividend Capital affiliated entities or DCT Industrial Trust may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

Changes in global, national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

        We are subject to risks generally incident to the ownership of real property including changes in, global, national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real property assets we seek to purchase.

        The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for the types of real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

        Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A real property that incurs a vacancy could be difficult to sell or re-lease.

        A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

        Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

        When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be invested in real properties and real estate securities, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

        Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Certain of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authority(ies). If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

        We attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real property investments and tenants and may not compete successfully.

        We compete with numerous other persons or entities seeking to buy real property assets or to attract tenants to real properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire real property assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

        Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Actions of joint venture partners could negatively impact our performance.

        We enter into joint ventures with third parties, including with entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

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  The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt;

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  That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

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  That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

        Actions by such a joint venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

        Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

        All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

        Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants' operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

        Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The act's requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available for distribution to our stockholders.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

        Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual "lock-out" provisions that could restrict our ability to dispose of the real property for a period of time.

        We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

        In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

        We may invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. To the extent that we make real property investments outside of the United States, our principal currency exposures are expected be to the Mexican Peso and the Canadian Dollar, although to the extent that we make investments in other foreign countries we would be subject to additional currency exposure. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE SECURITIES AND DEBT RELATED INVESTMENTS

Our investments in real estate common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

        We may invest in real estate common equity securities of both publicly traded and private real estate companies. Investments in real estate common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

        Real estate common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/

redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate common equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Our investments in real estate preferred equity securities involve a greater risk of loss than traditional debt financing.

        We invest in real estate preferred equity securities, which involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage backed securities in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

        Commercial mortgage loans are secured by multifamily or other types of commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single family residential property. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The CMBS and CDOs in which we may invest are subject to several types of risks.

        CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CDOs are a type of collateralized debt obligation that is backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

        In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security's effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market's perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

        CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

        We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

        Some of our real estate securities investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying wide variety of foreign laws.

We expect a portion of our real estate securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

        Certain of the real estate securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower's default.

Interest rate and related risks may cause the value of our real estate securities investments to be reduced.

        Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

        During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security's duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate securities investments.

Exposure to the sub prime residential lending market may cause the value of our real estate securities investments to be reduced.

        We have not invested in any real estate securities, including CMBS and CDOs, that contain assets that could be classified as sub prime residential mortgages. As such, we currently do not have direct exposure to the sub prime residential lending market. To date, the recent losses in the sub prime market have not materially affected the market value of our securities portfolio. However, to the extent that turmoil in the sub prime residential lending market continues and/or intensifies, it may have the potential to affect the value of our securities portfolio and/or the availability or the terms of financing that we may anticipate utilizing in order to leverage our securities portfolio.

RISKS ASSOCIATED WITH DEBT FINANCING

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

        We intend to finance a portion of the purchase price of real properties, real estate securities and debt related investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our securities assets. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

        High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

        Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

        Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

        When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace the Advisor as our advisor. In addition, loan documents may limit our ability to replace the Property Manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to our stockholders.

        Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

        We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real properties, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

FEDERAL INCOME TAX RISKS

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

        We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of our special U.S. federal income tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Skadden, Arps, Slate Meagher & Flom LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification. See "Federal Income Tax Considerations—REIT Qualification."

        If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

        We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Operating Partnership were properly treated as a corporation, the Operating Partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership's taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See "Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership."

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

        To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

        We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease," thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification "asset tests" or the "income tests" and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

        Even if you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

        Tax legislation enacted in 2003 generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2008. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally".

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

        Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a "prohibited transaction" will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

        Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

  •
  Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

  •
  Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

  •
  Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

        See "Federal Income Tax Considerations—Treatment of Tax Exempt Stockholders" section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Our investments in other REITs and real estate partnerships subject us to the tax risks associated with the tax status of such entities.

        We intend to invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity's ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

        To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

        To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans, and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See "Federal Income Tax Considerations—Operational Requirements—Asset Tests." If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

        To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

        In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions under the Operating Partnership's intended private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

        The Internal Revenue Service could recharacterize transactions under the Operating Partnership's intended private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Foreign investors may be subject to FIRPTA on the sale of common shares if we are unable to qualify as a "domestically controlled" REIT.

        A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stock holders—Non-Dividend Distributions."

INVESTMENT COMPANY RISKS

Maintenance of our Investment Company Act exemption imposes limits on our operations.

        We conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the "Investment Company Act." We rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and

potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) and /or any other exclusions available to us.

        However, if we were obligated to register as an investment company, we would be required to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

  •
  Limitations on capital structure;

  •
  Restrictions on specified investments;

  •
  Prohibitions on transactions with affiliates; and

  •
  Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

        The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. If we fail to own a sufficient amount of qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company.

        To maintain compliance with the Investment Company Act exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

        In order not to be deemed an investment company under the Investment Company Act, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We believe that we will not be so engaged, but there is uncertainty with respect to the characterization of some types of assets in which we plan to invest as real estate under the Investment Company Act. As a result, it is possible that some of the assets in which we invest could be determined to be securities, rather than interests in, or liens upon, real estate. If a sufficient amount of such assets are determined to be securities rather than interests in or liens upon real estate for purposes of the Investment Company Act, it is possible that we could be characterized as an investment company, which would likely have a material adverse effect on our business and operations. Such a characterization would require us to either (i) change the manner in which we conduct our operations to avoid being required to register as an investment company or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price for our common stock.

        Specifically, the CMBS we expect to acquire will be collateralized by pools of first mortgage loans where we can monitor the performance of the underlying mortgage loans through loan management and servicing rights and we will have appropriate workout/foreclosure rights with respect to the underlying mortgage loans. When such arrangements exist, we believe that our CMBS investments will be treated as investments in real estate for purposes of the Investment Company Act. If the Commission or its staff take a different position with respect to the characterization of the CMBS in which we invest, in order to avoid registration as an investment company, we may need to dispose of a significant portion of our CMBS or acquire significant other additional assets, or we may need to modify our business plan to register as an investment company, which would result in significantly increased operating expenses and would likely entail significantly reducing our indebtedness which could also require us to sell a significant portion of our assets. No assurances can be given that any such dispositions or acquisitions of assets, or deleveraging, could be accomplished on favorable terms. Consequently, any such modification of our business plan could have a material adverse effect on us. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties, and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. Any such results would be likely to have a material adverse effect on us.

ERISA RISKS

If our assets are deemed to be ERISA plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

        In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the "look-through rule." Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

        If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

  •
  Your investment is consistent with your fiduciary obligations under ERISA and the Code;

  •
  Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

  •
  Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

  •
  Your investment will not impair the liquidity of the plan or IRA;

  •
  Your investment will not produce "unrelated business taxable income" for the plan or IRA;

  •
  You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

  •
  Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        See "ERISA Considerations" for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

        The following tables set forth our best estimates of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our "DRIP offering." However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

        The amounts in these tables assume that the full fees and commissions are paid on all shares of our common stock offered to the public on a best efforts basis and that the full servicing fee is paid on all shares sold pursuant to the DRIP offering. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee, the servicing fee for shares of our common stock sold pursuant to the DRIP offering, and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real properties, real estate securities and debt related investments and to pay the ongoing fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Calculation of Net Proceeds from the Primary Offering

        The following table assumes we sell (i) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, and (ii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering. Shares of our common stock are being offered to the public on a best efforts basis at $10.00 per share.

	Minimum Primary Offering *		Maximum Primary Offering
	Amount	%	Amount	%
Gross Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%
Less:
Sales Commissions(1)	120,000	6.0	90,000,000	6.0
Dealer Manager Fee(1)	50,000	2.5	37,500,000	2.5
Organization and Offering Expenses(2)	30,000	1.5	22,500,000	1.5

Net Proceeds/Amount Available for Investments(3)	$1,800,000	90.0%	$1,350,000,000	90.0%
Less:
Acquisition Fee(4)(5)	27,000	1.4	15,125,000	1.0

Working Capital Reserve(6)	—	—	—	—
Estimated Amount to be Invested(3)(5)(7)(8)	$1,773,000	88.7%	$1,334,875,000	89.0%

*
On April 3, 2006, we satisfied the minimum offering requirements. As of May 17, 2007, we had approximately 81.8 million shares of our common stock outstanding held by a total of approximately 15,200 stockholders, and had raised approximately $811.2 million of gross proceeds.

Calculation of Net Proceeds from the DRIP Offering

        The following table sets forth the net proceeds from the offering pursuant to the distribution reinvestment plan. Under the distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock, and we may continue to offer shares of our common stock after the termination of the primary offering. The DRIP offering can occur only after shares have been issued in the primary offering. The following table is presented solely for informational purposes.

        The following table assumes we sell $500,000,000 in shares of our common stock pursuant to the DRIP offering. Shares of our common stock will be issued pursuant to the DRIP offering at $9.50 per share. The amounts in the table assume that a one-time servicing fee of 1.0% of the primary offering price is paid on all shares sold pursuant to the DRIP offering.

	Offering of $500,000,000 in DRIP Shares
	Amount	%
Gross Proceeds	$500,000,000	100.0%
Less:
DRIP Servicing Fee(9)	5,263,158	1.1

Net Proceeds/Amount Available for Investments(3)	$494,736,842	98.9%
Less:
Acquisition Fee(4)(5)(10)	3,710,526	0.7

Working Capital Reserve(6)	—	—
Estimated Amount to be Invested(3)(5)(7)(8)	$491,026,316	98.2%

Calculation of Estimated Net Proceeds from Combinations of the Primary Offering and the DRIP Offering

        The following table sets forth the estimated net proceeds for scenarios that assume a maximum primary offering and a DRIP offering of various amounts. The estimated net proceeds will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the distribution reinvestment plan and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

        The table below assumes we sell the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and (i) $125,000,000 in shares of our common stock pursuant to the DRIP offering, (ii) $250,000,000 in shares of our common stock pursuant to the DRIP offering, (iii) $375,000,000 in shares of our common stock pursuant to the DRIP offering and (iv) $500,000,000 in shares of our common stock pursuant to the DRIP offering. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. We may continue to offer shares of our common stock pursuant to the distribution reinvestment plan after the termination of the primary offering.

	Maximum Primary Offering Plus Offering of $125,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $250,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $375,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $500,000,000 in DRIP Shares
	Amount	%	Amount	%	Amount	%	Amount	%
Gross Proceeds	$1,625,000,000	100.0%	$1,750,000,000	100%	$1,875,000,000	100.0%	$2,000,000,000	100.0%
Less:
Commissions, Fees and Expenses(1)(2)(9)	151,315,789	9.3	152,631,579	8.7	153,947,368	8.2	155,263,158	7.8

Net Proceeds/Amount Available for Investments(3)	$1,473,684,211	90.7%	$1,597,368,421	91.3%	$1,721,052,632	91.8%	$1,844,736,842	92.2%
Less:
Acquisition Fee(4)(5)(10)	16,052,632	1.0	16,980,263	1.0	17,907,895	1.0	18,835,526	0.9

Working Capital Reserve(6)	—	—	—	—	—	—	—	—
Estimated Amount to be Invested(3)(5)(7)(8)	$1,457,631,579	89.7%	$1,580,388,158	90.3%	$1,703,144,737	90.8%	$1,825,901,316	91.3%

Assumed Investment Allocation of Net Proceeds

        As of March 31, 2007, we had invested in 24 real properties located in ten distinct markets throughout the United States at a total gross investment amount of approximately $457.8 million (before accumulated depreciation and amortization of $6.2 million) comprising approximately 5.6 million net rentable square feet. As of March 31, 2007, we had invested in various real estate securities with a total market value of $168.6 million. As of March 31, 2007, we had acquired debt related investments, with a total net carrying amount of $89.6 million.

        From April 1, 2007 through May 17, 2007, we invested in four real properties at a total acquisition cost of approximately $213.0 million, which was comprised of three retail properties at a total acquisition cost of approximately $165.5 million and one office property at a total acquisition cost of approximately $47.5 million. In addition, from April 1, 2007 through May 17, 2007, we invested in various real estate securities with a total market value as of May 17, 2007 of approximately $49.6 million, including $27.2 million invested in CMBS and CDOs and $22.4 million invested in preferred equity securities. From April 1, 2007 through May 17, 2007, we also invested in debt related investments with a total net carrying amount of approximately $18.2 million.

        As of May 17, 2007, we had invested in 28 real properties located in 17 distinct markets throughout the United States at a total gross investment amount of approximately $670.8 million (before accumulated depreciation and amortization) comprising approximately 6.7 million net rentable square feet. As of May 17, 2007, we had invested in various real estate securities with a total market value of $218.2 million. As of May 17, 2007, we had acquired debt related investments, with a total net carrying amount of $107.8 million. In aggregate as of May 17, 2007, we had invested in total assets of approximately $996.8 million.

        Investments are made in no specific order of priority but are intended to be made in a manner consistent with achieving our overall portfolio diversification and other investment objectives. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and as a result we will likely not be able to achieve our portfolio diversification and other investment objectives. It is also likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives.

        The following table sets forth the estimated amounts we expect to invest in real properties, real estate securities and debt related investments. The table assumes we sell (i) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, (ii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, (iii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $250,000,000 in shares of our common stock pursuant to the DRIP offering and (iv) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to the DRIP offering.

	Assumed Allocation %	Minimum Primary Offering Amount *	Maximum Primary Offering Amount	Maximum Primary Offering Plus Offering of $250,000,000 in DRIP Shares Amount	Maximum Primary Offering Plus Offering of $500,000,000 in DRIP Shares Amount
Real Properties(3)(5)(7)	75.0%	$1,329,750	$1,001,156,250	$1,185,291,119	$1,369,425,987
Real Estate Securities and Debt Related Investments(3)(5)(8)	25.0%	443,250	333,718,750	395,097,040	456,475,329

Total Estimated Amount to be Invested	100.0%	$1,773,000	$1,334,875,000	$1,580,388,158	$1,825,901,316

*
On April 3, 2006, we satisfied the minimum offering requirements. As of May 17, 2007, we had approximately 81.8 million shares of our common stock outstanding held by a total of approximately 15,200 stockholders, and had raised approximately $811.2 million of gross proceeds.

(1)
The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 6.0% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 2.5% of gross offering proceeds, both of which will be payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. Reimbursement will be contingent upon the receipt of an invoice or a similar such statement from participating broker dealers that demonstrate the actual expenses incurred by such broker dealers. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers, the assistance of such participating broker dealers in marketing the offering and due diligence expenses incurred. The maximum compensation payable to members of the National Association of Securities Dealers, Inc., which we refer to as the "NASD," participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.

(2)
Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Of the estimated $22,500,000 maximum organizational and offering expense reimbursement, approximately $18,000,000 of the expenses (or 1.2% of gross offering proceeds assuming we sell $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)
Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties, real estate securities and debt related investments, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest bearing accounts and preferred equity securities. The number of real properties we are able to acquire or develop and the amount of real estate securities and debt related assets in which we are able to invest will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the purchase price of the real properties we acquire or develop and the real estate securities and debt related assets in which we invest. We are not able to estimate the number of real properties we may acquire or develop or the amount of real estate securities and debt related assets in which we may invest assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.

(4)
Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We pay the Advisor acquisition fees in connection with each real property investment acquired on our behalf. The acquisition fees will vary depending on whether the asset acquired is in the operational, developmental or construction stage. For each real property acquired in the operational stage, the acquisition fee is an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee is an amount equal to up to 1.0% of our proportional interest in the property. As of May 17, 2007, we had acquired operating properties in excess of $500,000,000. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost. All or a portion of the acquisition fees may be reallowed to the Advisor's product specialists. We will not pay any fees for acquisitions of real estate securities and debt related assets. Acquisition fees do not include acquisition expenses.

(5)
The amounts in this table assume (a) a portfolio comprised of 75% real properties and a combination of 25% real estate securities and debt related investments, (b) that all real properties acquired are in the operational stage, (c) there is zero leverage in the portfolio and (d) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering and changes in the asset allocation framework relating to investments in real properties, real estate securities and debt related assets. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating Partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties, real estate securities and debt related investments could exceed the amounts stated above. In addition, if we were unable to fully invest the proceeds from this offering, or if we were to acquire real properties in the development stage or if the composition of our portfolio were to deviate from the 75%/25% ratio of real property to real estate securities and debt related investments assumed in this table, then these amounts could change.

(6)
Because most of the leases for the real properties to be acquired by us will likely provide for customer reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(7)
Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired.

  For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property's contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

(8)
Includes amounts anticipated to be invested in a combination of real estate securities and debt related investments, including any transaction costs involved in acquiring those assets.

(9)
The Dealer Manager will receive a servicing fee of up to 1.0% of the primary offering price for the shares of our common stock issued pursuant to our distribution reinvestment plan. The Dealer Manager may reallow all or a portion of this servicing fee to participating broker dealers. Neither the sales commission, the dealer manager fee nor the reimbursement of organizational and offering expenses will be paid on shares of our common stock issued pursuant to our distribution reinvestment plan.

(10)
For purposes of this table it is assumed that the proceeds from the DRIP offering are received and deployed following the receipt and deployment of proceeds from the sale of primary shares. Therefore the applicable acquisition fee for real properties acquired in their operational stage as assumed in this table is 1.0% of the purchase price of the property.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

        The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real properties, real estate securities and debt related investments. Our Advisor has primary responsibility for implementing our investment strategy and will actively monitor and manage our overall portfolio to achieve diversification across multiple dimensions including:

  •
  Direct real estate, real estate securities and debt related investments;

  •
  Various equity and debt capital structures (including common stock, preferred stock and various forms of debt and other securities);

  •
  Various real property sectors (such as office, industrial, retail, multifamily and others);

  •
  Various geographic markets;

  •
  Diversified tenant profiles and lease terms; and

  •
  Various real estate developers, operators and investment managers who may serve as the Advisor's product specialists.

GENERAL PORTFOLIO DIVERSIFICATION OBJECTIVES

        We believe that a diversified investment portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. We also believe that most real estate markets are cyclical in nature, and therefore we believe that a diversified investment strategy may allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where such fundamentals are relatively weak. In addition, we believe that a diversified tenant base, achieved by investing in multiple real property sectors, may mitigate the economic impacts associated with a single tenant or type of tenant potentially defaulting under its lease, such leases being the primary source of revenue for most direct real property investments. Furthermore, we believe that an investment strategy that combines direct real property investments with investments in real estate securities and debt related assets may offer investors additional diversification benefits. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular individual real estate investment sector.

        We generally intend to utilize a long-term buy and hold strategy for investments within our portfolio of direct real estate assets, which will primarily consist of "core" or "core-plus" properties that have significant operating histories and existing leases whereby the majority of the total investment return is expected to be derived from current income. In addition, we may invest in a relatively smaller proportion of "value added" opportunities that arise in circumstances where a real property may be situationally undervalued or where product re-positioning, capital expenditures and/or improved property management may increase cash flows, and where the total investment return is generally expected to have a relatively larger component derived from capital appreciation. Furthermore, we may also pursue a generally smaller number of "opportunistic" real property investments in various stages of development or which may have a significant portion of the total investment return derived from capital appreciation.

Investment Objectives

        Our primary investment objectives include the following:

  •
  Providing portfolio diversification;

  •
  Providing current income to our stockholders in the form of consistent quarterly cash distributions;

  •
  Preserving and protecting our stockholders' capital contributions; and

  •
  Realizing capital appreciation upon the potential sale of our assets.

        On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a "Liquidity Event" including but not limited to (i) a listing of our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock); (ii) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (iii) sale of substantially all of our assets for cash or other consideration. We presently intend to effect a Liquidity Event within 10 years from the date we commenced formal operations on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

        Under normal market conditions, we intend to invest on average 65% to 75%, but in any event no less than 60%, of our total assets in real properties, and we intend to invest on average 25% to 35%, but in any event no more than 40%, of our total assets in a combination of real estate securities and debt related assets. Direct real property investments will generally focus on real properties in multiple sectors and geographies primarily in North America, consisting of office, industrial, retail, multifamily and other real property types. Real estate securities and debt related investments will generally focus on real estate common and preferred equities, CMBS, other forms of mortgage debt and certain other securities, including CDOs and foreign securities.

INVESTMENT PORTFOLIO ALLOCATION TARGETS

        We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

        As of March 31, 2007, we had invested in 24 real properties located in ten distinct markets throughout the United States at a total gross investment amount of approximately $457.8 million (before accumulated depreciation and amortization of $6.2 million) comprising approximately 5.6 million net rentable square feet. As of March 31, 2007, we had invested in various real estate securities with a total market value of $168.6 million. As of March 31, 2007, we had acquired debt related investments, with a total net carrying amount of $89.6 million.

        From April 1, 2007 through May 17, 2007, we invested in four real properties at a total acquisition cost of approximately $213.0 million, which was comprised of three retail properties at a total acquisition cost of approximately $165.5 million and one office property at a total acquisition cost of approximately $47.5 million. In addition, from April 1, 2007 through May 17, 2007, we invested in various real estate securities with a total market value as of May 17, 2007 of approximately $49.6 million, including $27.2 million invested in CMBS and CDOs and $22.4 million invested in preferred equity securities. From April 1, 2007 through May 17, 2007, we also invested in debt related investments with a total net carrying amount of approximately $18.2 million.

        As of May 17, 2007, we had invested in 28 real properties located in 17 distinct markets throughout the United States at a total gross investment amount of approximately $670.8 million (before accumulated depreciation and amortization) comprising approximately 6.7 million net rentable square feet. As of May 17, 2007, we had invested in various real estate securities with a total market value of $218.2 million. As of May 17, 2007, we had acquired debt related investments, with a total net carrying amount of $107.8 million. In aggregate as of May 17, 2007, we had invested in total assets of approximately $996.8 million.

Real Estate Portfolio

        We plan to make direct investments, via equity interests and/or joint ventures, in real properties in multiple sectors, consisting of office, industrial, retail, multifamily and other real property types. Other real property types may include, but are not limited to, parking facilities, hotels, storage facilities, golf courses and unimproved land. We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

        We expect that a majority of our direct real property investments will consist of "core" and "core-plus" properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of "value added" investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures and/or improved real property management may increase cash flows. We may also invest in "opportunistic" real properties and/or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of closing.

        The Advisor has substantial discretion with respect to identifying and evaluating prospective real property investments. In determining the specific types of real property investments to potentially recommend to our board of directors, the Advisor will utilize the following criteria:

  •
  Positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt related investments;

  •
  Diversification benefits relative to the rest of the real property and other assets within our portfolio;

  •
  Broad assessment of macro and microeconomic, employment and demographic data and trends;

  •
  Regional, market and property specific supply/demand dynamics;

  •
  Credit quality of in-place tenants and the potential for future rent increases;

  •
  Physical condition and location of the asset;

  •
  Market rents and opportunity for revenue and net operating income growth;

  •
  Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

  •
  Liquidity and income tax considerations; and

  •
  Additional factors considered important to meeting our investment objectives.

        The board of directors has delegated to the Investment Committee the authority to approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $25,000,000, including the financing of such acquisitions and developments.

        With respect to securities and debt related investments, the board of directors has delegated to the Investment Committee the authority to approve securities investment thresholds as well as certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved securities and debt related investment strategy and asset allocation framework.

        We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property or real property type. However, we may not invest in excess of 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties that are not expected to produce income within two years of their acquisition. The specific number and mix of real properties we acquire will depend upon real estate market conditions, other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Securities and Debt Related Portfolio

        Our primary targeted real estate securities and debt related investments include the following: (i) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies); (ii) debt securities such as CMBS, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (iii) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities and debt related investments may include, but are not limited to, mezzanine loans, bridge loans, various types of CDOs and certain non-U.S. dollar denominated securities.

        The Advisor and its product specialists have substantial discretion with respect to identifying and evaluating specific securities and debt related investments. Our charter provides that we may not invest in securities or debt related investments unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See "Investment Strategy, Objectives and Policies—Investment Limitations." Consistent with such requirements, in determining the types of real estate securities and debt related investments to make, the Advisor adheres to a board-approved asset allocation framework consisting primarily of components such as (i) target mix of securities and debt related investments across a range of risk/reward characteristics, (ii) exposure limits to individual securities and debt related investments and (iii) exposure limits to securities and debt related investment subclasses (such as common equities, mortgage debt and foreign securities). Within this framework, the Advisor evaluates specific criteria for each prospective real estate securities investment including:

  •
  Positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt related investments;

  •
  Diversification benefits relative to the rest of the securities and debt related investments within our portfolio;

  •
  Fundamental securities analysis;

  •
  Quality and sustainability of underlying property cash flows;

  •
  Broad assessment of macro economic data and regional property level supply and demand dynamics;

  •
  Potential for delivering high current income and attractive risk-adjusted total returns; and

  •
  Additional factors considered important to meeting our investment objectives.

        We are not specifically limited in the number or size of our real estate securities and debt related investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or pool of real estate securities. However, we will not make any such investment if it would cause us to exceed our intended allocation of overall real estate securities and debt related investments. We do not presently intend to invest more than 40% of our total assets in a combination of real estate securities and debt related investments. The specific number and mix of real estate securities and debt related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our real estate securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Product Specialists

        In addition to utilizing its own management team, the Advisor seeks to form strategic alliances with recognized leaders in the real estate and investment management industries. These alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers and to potentially give us access to a greater number of high-quality real property and real estate securities investment opportunities. The use of product specialists or other service providers does not eliminate or reduce the Advisor's fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement.

        We believe that the Advisor's relationships with focused real estate development, operational and investment management specialists may enhance our ability to achieve our investment objectives. We also believe that the Advisor's relationships with multiple high-quality product specialists may offer diversification benefits by reducing the dependency on a single firm. In addition, we expect the Advisor's strategic alliances to help broaden and deepen our real estate industry relationships, thereby allowing us to access additional investment research, multiple acquisition pipelines, additional financing sources and other benefits without a significant investment of our own time or resources.

        In selecting product specialists to assist with the selection, acquisition and/or operation of our real property, securities and debt related investments, the Advisor uses various criteria, including, but not limited to, a combination of the following:

  •
  A disciplined approach to real estate investing;

  •
  Access to a steady flow of potential acquisitions that meet our investment criteria;

  •
  Significant investment research capabilities;

  •
  Depth of relationships across the commercial real estate industry;

  •
  Financial resources and stability;

  •
  A significant investment and/or operating history regarding the specific securities type(s), direct real estate property type(s) and/or geographic market(s) being considered;

  •
  A track record of success in preserving capital and growing property level net operating income and/or securities investment yields; and

  •
  Other potential factors deemed important to the selection, acquisition and/or operation of real property, securities and debt related investments.

        The Advisor's product specialists, some of whom may be affiliates and other related entities of ours, are compensated primarily through the reallowance of acquisition, disposition, asset management and/or other fees paid by us to the Advisor in connection with specific portfolio asset(s) identified by them and invested in by us. We may also enter into joint ventures, partnerships or similar arrangements with the Advisor's product specialists for the purpose of acquiring portfolio assets and, in such cases, the product specialists may or may not make an equity capital contribution to any such arrangement and may or may not participate in any potential profits of the relevant portfolio assets.

        Agreement(s) between the Advisor and its product specialists are structured in a manner designed to align the product specialists' incentives with our stockholders' interests and our investment objectives. To the extent that agreements are entered into with affiliates, such agreements are subject to approval by our independent directors and include provisions to avoid duplication of fees paid by investors.

        As of May 17, 2007, the Advisor had entered into strategic alliances with (i) Dividend Capital Investments, an affiliate of ours, as its product specialist in connection with real estate securities investment management, (ii) affiliates of Westcore Properties AC, LLC in connection with the acquisition of two office properties in Santa Clara, California and San Jose, California, and the acquisition of two office/R&D properties located in San Jose, California and Plano, Texas, (iii) an affiliate of Amerimar Enterprises LLC in connection with the acquisition of an office property located in Bala Cynwyd, Pennsylvania, (iv) Alliance Commercial Partners LLC in connection with the acquisition of two office properties located in Northbrook, Illinois and Naperville, Illinois (v) DCT Industrial Trust in connection with the purchase of 19 industrial properties located in various geographic markets, and (vi) Developers Diversified Realty Corporation in connection with the acquisition of three retail properties located in Raleigh, North Carolina, Philadelphia, Pennsylvania and Pittsburgh, Pennsylvania.

Development and Construction of Properties

        We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from the Advisor, its Affiliates and Other Related Entities

        We are not precluded from acquiring real properties, directly or through joint ventures, from the Advisor, its affiliates or DCT Industrial Trust. Any such acquisitions are subject to approval by our board of directors consistent with the conflict of interest procedures described in this prospectus. See "Conflicts of Interest—Conflict Resolution Procedures."

Joint Venture Investments

        A component of our investment strategy includes entering into joint venture agreements with partners in connection with certain property acquisitions. With respect to these agreements, we expect to make a significant equity contribution, generally at least 75% of the required equity contribution for any given venture. These agreements also generally allow our joint venture partners to be entitled to profit participation upon the sale of a property. In certain circumstances, where we may enter into a joint venture with a partner who may also be a product specialist of our Advisor, a joint venture partner or an affiliate thereof may also be responsible for certain acquisition, asset management or other services, for which our Advisor may reallow a portion of the customary acquisition, asset management or disposition fees that it receives from us.

        We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates and/or the Advisor's product specialists, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

        Our board of directors or the appropriate committee of our board normally approves a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property or leases with one or more major tenants for occupancy at a particular real property and prior to the satisfaction of all major contingencies contained in such purchase agreement. However, the board's approval of a joint venture may occur before or after any such time, depending upon the particular circumstances surrounding each potential joint venture agreement. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

  •
  A majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

  •
  The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

        In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner's interest in the real property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

        As of May 17, 2007, we had entered into joint venture agreements with (i) affiliates of Westcore Properties AC, LLC in connection with the acquisition of two office properties in Santa Clara, California and San Jose, California, and the acquisition of two office/R&D properties located in San Jose, California and Plano, Texas, (ii) an affiliate of Amerimar Enterprises LLC in connection with the acquisition of an office property located in Bala Cynwyd, Pennsylvania, (iii) Alliance Commercial Partners LLC in connection with the acquisition of two office properties located in Northbrook, Illinois and Naperville, Illinois, (iv) DCT Industrial Trust Inc. in connection with the purchase of 19 industrial properties located in various geographic markets, and (v) Developers Diversified Realty Corporation in connection with the acquisition of three retail properties located in Raleigh, North Carolina, Philadelphia, Pennsylvania and Pittsburgh, Pennsylvania.

Real Property Ownership

        Our investments in real properties generally take the form of holding fee title or a long-term leasehold estate. We generally acquire such interests either (a) directly through DCTRT Real Estate Holdco LLC, a wholly owned subsidiary of the Operating Partnership or wholly owned subsidiaries thereof, or (b) indirectly through limited liability interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of the Advisor or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See "Federal Income Tax Considerations—Sale-Leaseback Transactions."

        In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

        Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

  •
  Plans and specifications;

  •
  Environmental reports;

  •
  Surveys;

  •
  Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

  •
  Audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the Commission and delivered to stockholders; and

  •
  Title and liability insurance policies.

        Our policy is to not close a transaction involving the purchase of a real property asset unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each real property purchased and until we are generally satisfied with the environmental status of the real property.

Terms of Leases and Tenant Creditworthiness

        The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of real property. Although we are authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants for industrial properties will be corporations or other entities that have a substantial net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor. We anticipate that major corporations, smaller corporations and other organizations will be our tenants under many retail and office property leases. These types of tenants, as well as individuals who may be tenants under multifamily property leases, will generally be subjected to a credit review and are generally required to meet certain creditworthiness standards as applied by the Advisor prior to entering into new leases with us or upon renewal of existing leases.

        We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our industrial, retail or office buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

        In this regard, we anticipate that most of our leases for office, industrial and retail properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for industrial, office or multifamily properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant's income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant's income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Disposition Policies—Real Estate Portfolio

        We generally acquire real property assets with an expectation of holding each asset for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. A real property asset may be sold before the end of the expected holding period if:

  •
  There exist diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

  •
  An opportunity has arisen to pursue a more attractive real property or real estate securities investment;

  •
  In the judgment of the Advisor, the value of the asset might decline;

  •
  A major tenant has involuntarily liquidated or is in default under its lease;

  •
  The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

  •
  There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

  •
  In the judgment of the Advisor, the sale of the real property is in our best interests.

        The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the asset. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement." The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions.

        The board of directors has delegated to the Investment Committee the authority to approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price of up to $25,000,000. The Board, including a majority of the independent directors, must approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price greater than $25,000,000.

Disposition Policies—Securities and Debt Related Investments

        The Advisor and its product specialists have substantial discretion in connection with the disposition of securities and debt related investments. In general, the holding period for securities and debt related investments is expected to be shorter than the holding period for real property assets. The determination of whether a particular securities or debt related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors that are considered by the Advisor and its product specialists when disposing of a securities or debt related asset include:

  •
  The prevailing economic, real estate and securities market conditions;

  •
  The extent to which an asset has realized its expected total return;

  •
  Portfolio rebalancing and optimization within the board approved asset allocation framework;

  •
  Diversification benefits;

  •
  Opportunities to pursue a more attractive real property, securities or debt related investment;

  •
  Liquidity benefits with respect to sufficient funds for the share redemption program; and

  •
  Other factors that, in the judgment of the Advisor and its product specialists, determine that the sale of the security or debt related asset is in our best interests.

        All securities and debt related dispositions will be made pursuant to the board approved asset allocation framework and within the discretionary limits and authority as granted by the board of directors to the Advisor and its product specialists.

Borrowing Policies

        We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt related assets. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

        There is no limitation on the amount we may invest in any single improved real property, securities or debt related investment. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our securities and debt related assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

        By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

        The Advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

        Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Secured Mortgage Financings

        The aggregate principal amount of mortgage notes as of March 31, 2007 and December 31, 2006, was approximately $132.6 million and $84.5 million, respectively. Mortgage notes were secured by real property with an aggregate net carrying value of approximately $195.5 million and $128.8 million as of March 31, 2007 and December 31, 2006, respectively. Interest on mortgage notes is payable monthly, with interest rates ranging from 5.46% to 6.72%. All mortgage notes were interest only, as of March 31, 2007. The table below summarizes the Company's mortgage notes as of March 31, 2007 and December 31, 2006 (dollars in thousands):

					Outstanding Balance as of
Property	Debt Issuance Date	Interest Rate		Maturity Date	March 31, 2007	December 31, 2006
Jay Street	June 2006	6.05%		July 2016	$23,500	$23,500
Bala Pointe	August 2006	5.89%	(1)	August 2036	24,000	24,000
Lundy Avenue	October 2006	5.60%		November 2016	14,250	14,250
Shiloh Road	December 2006	5.57%		December 2016	22,700	22,700
40 Boulevard	January 2007	6.72%	(2)	January 2010	6,357	—
Washington Commons	February 2007	5.94%		February 2012	20,300	—
Bandera Road	February 2007	5.46%		February 2017	21,500	—

Weighted Average/Totals		5.81%	(3)		$132,607	$84,450

(1)
Includes option to prepay full loan amount in August 2016.

(2)
Interest rate is floating, with a spread of 1.40% above the one-month LIBOR.

(3)
Weighted average interest rates are based upon outstanding balances and applicable interest rates as of March 31, 2007.

Fortune Concourse Mortgage Financing

        In conjunction with the acquisition of Fortune Concourse, the Fortune Concourse Joint Venture entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 17, 2007. The term of the secured mortgage loan is two years. Pursuant to this loan, the Fortune Concourse Joint Venture received loan proceeds of $39.8 million in the form of a promissory note at a 6.92% floating interest rate. The note is non-recourse to either the Company or the Fortune Concourse Joint Venture.

Shackleford Mortgage Financing

        In conjunction with the acquisition of the Shackleford property, we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on April 2, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, we received loan proceeds of approximately $13.7 million in the form of a promissory note at a 5.80% fixed interest rate. The note is non-recourse to the Company.

DCT Joint Venture I Mortgage Financing

        In conjunction with the acquisition of five assets acquired pursuant to the DCT Joint Venture I (Pencader, Hanson Way, Old Silver Spring, Marine Drive, Southfield, Commerce Center, and Veterans), we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 4, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, the DCT Joint Venture I received loan proceeds of approximately $85.0 million in the form of a promissory note at a 5.66% fixed interest rate. The note is non-recourse to either the Company or the DCT Joint Venture I.

DDR Retail Portfolio Mortgage Financing

        In conjunction with the acquisition of assets acquired by the DDR Joint Venture, we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 11, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, the DDR Joint Venture received loan proceeds of $110.0 million in the form of a promissory note at a 5.51% fixed interest rate. The note is non-recourse to either the Company or the DDR Joint Venture.

Short Term Borrowings

        In July 2006, we established a securities margin account with an independent, third-party commercial lender intended to enable us to borrow funds for various purposes secured by certain of our real estate securities investments. Pursuant to this securities margin account, we are generally allowed to borrow up to 65% of the market value of any eligible real estate security held in the account, capped at a maximum borrowing amount of $40 million. Borrowings associated with this securities margin account are charged interest at a rate of one-month LIBOR plus 50 basis points. As of May 17, 2007, we had a zero balance on this securities margin account.

REPO Facility

        On October 26, 2006, our wholly-owned subsidiaries, DCTRT Securities Holdco LLC and TRT Lending LLC, each of which we refer to as a Seller and collectively the Sellers, entered into a master repurchase agreement, which we refer to as the REPO Facility, with JPMorgan Chase Bank, N.A., which we refer to as the Buyer, for an amount of $200 million, which we refer to as the Facility Amount. Pursuant to the REPO Facility, from time to time, the parties thereto may enter into transactions in which Seller and Buyer agree to transfer from Seller to Buyer all of its rights, title and interest to certain senior mortgage loans, accommodation loans, junior interests, mezzanine loans, CMBS, synthetic CMBS and other assets, which we refer to as the Assets, against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer back to Seller such Assets at a date certain or on demand, against the transfer of funds from Seller to Buyer. Each such transaction is referred to under the REPO Facility as a Transaction.

        Pursuant to the REPO Facility, Seller shall pay Buyer an ongoing price differential, which is based upon the purchase price paid by the Buyer to the Seller in a given Transaction, at a pricing rate equal to LIBOR plus the applicable spread. The applicable spread will vary per Transaction depending upon the particular Asset transferred from the Seller to the Buyer and the purchase price paid by the Buyer to the Seller in exchange for that Asset upon closing of the relevant Transaction.

        On October 26, 2006, we and the Operating Partnership, or the Guarantors, entered into a guarantee agreement, which we refer to as the Guarantee Agreement, pursuant to which we and the Operating Partnership have unconditionally and irrevocably guaranteed to Buyer the punctual payment and performance when due, whether at stated maturity, acceleration or otherwise, of all of the following: (a) all payment obligations owing by Sellers to Buyer under or in connection with the REPO Facility and any other governing agreements; (b) any and all extensions, renewals, modifications, amendments or substitutions of the forgoing; (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of the Guarantors; and (d) any other obligations of Sellers with respect to Buyer under each of the governing documents.

        As of March 31, 2007 and December 31, 2006, we had aggregate borrowings under our REPO Facility of approximately $5.0 million and $10.9 million, respectively, at a weighted average spread of LIBOR plus 0.97% and 0.68%, respectively. The one-month LIBOR as of March 31, 2007 and December 31, 2006 was 5.32%.

        Borrowings under the REPO Facility at March 31, 2007 and December 31, 2006, were secured by the following investments (amounts in thousands):

	Carrying Value as of (1)
Investment Type	March 31, 2007	December 31, 2006
Investment in real estate securities	$3,000	$3,000
Debt related investments	6,974	6,974
Investments in real property	—	10,200

Total	$9,974	$20,174

(1)
Approximates fair value.

All borrowings under our REPO Facility have maturity dates within one year of March 31, 2007.

        In January 2007, we repaid a borrowing on the REPO Facility of approximately $6.0 million. This borrowing was secured by the Company's investment in the Eagle Creek West property, which had a total gross investment amount of approximately $10.2 million.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which may require the approval of the holders of a majority of the shares of our common stock entitled to vote on the matter. Unless the charter is amended, we will not:

  •
  Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate securities;

  •
  Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

  •
  Make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS, or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

  •
  Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates;

  •
  Invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See "Investment Strategy, Objectives and Policies—Securities Portfolio;"

  •
  Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, the Advisor, or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

  •
  Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

  •
  Make or invest in mortgage loans, including construction loans but excluding any investment in CMBS, or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

  •
  Borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our securities and debt related assets;

  •
  Make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets; or

  •
  Issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Considerations

        We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) and /or any other exclusions available to us. Section 3(c)(5)(C), as interpreted by the staff of the Commission, requires us to invest at least 55% of our assets in "mortgages and other liens on and interests in real estate," which we refer to as Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus other real properties, real estate securities and debt related investments. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act.

        If we fail to own a sufficient amount of Qualifying Real Estate Assets or Qualifying Real Estate Assets plus other real properties, real estate securities and debt related investments to satisfy the requirements of Section 3(c)(5)(C) and could not rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company.

Private Placements By The Operating Partnership

        The Operating Partnership is currently offering undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, any tenancy-in-common interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership, and such leases would contain purchase options whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later time in exchange for OP Units under Section 721 of the Code.

        The Operating Partnership pays certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor is obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership is obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership is obligated to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership is also obligated to pay a transaction facilitation fee to the Exchange Facilitator.

        If the Operating Partnership were to exercise its right to acquire tenancy-in-common interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders' equity as a selling cost of the OP Units.

        As of May 17, 2007, we had raised approximately $73.2 million of gross proceeds from the sale of tenancy-in-common interests in five industrial buildings. Our Operating Partnership incurred total upfront costs of approximately $7.3 million payable to the Advisor and other affiliates in connection with these transactions.

        The Operating Partnership may also offer undivided tenancy-in-common interests in certain real properties to accredited investors in private placements exempt from registration under the Securities Act whereby (i) the Operating Partnership would not lease such real properties, (ii) up-front fees and expenses would be borne directly by the purchasers of such tenancy-in-common interests, and (iii) such real properties would be subject to a purchase option whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common interests from investors at a later time for cash or, upon mutual agreement between the investor and the Operating Partnership, for OP Units under Section 721 of the Code.

INVESTMENTS IN REAL PROPERTIES

General

        As of May 17, 2007, we had acquired directly or acquired a majority equity interest in 28 properties located in 17 geographic markets, aggregating approximately 6.7 million net rentable square feet for a total gross investment amount of approximately $670.8 million(1) (dollar amounts in thousands).

Property	Market	Date of Acquisition	Gross Investment Amount(2)	Net Rentable Area (Square Feet)	Occupancy(3)
Office and Office/R&D Properties
Jay Street	Bay Area, CA	6/28/06	$36,369	155,000	92.3%
Bala Pointe	Philadelphia, PA	8/28/06	37,434	173,000	92.3%
Lundy Avenue	Bay Area, CA	9/28/06	21,595	177,000	100.0%
Shiloh Road	Dallas, TX	12/21/06	35,396	151,000	100.0%
40 Boulevard	Chicago, IL	1/25/07	10,628	106,000	71.0%
Washington Commons	Chicago, IL	2/1/07	25,858	197,000	93.0%
Shackleford	Little Rock, AR	3/20/07	21,564	102,000	100.0%
Fortune Concourse(4)	Bay Area, CA	5/17/07	47,539	430,000	54.0%

Total Office and Office/R&D Properties			236,383	1,491,000	80.2%
Industrial Properties
Rickenbacker	Columbus, OH	10/16/06	$14,559	330,000	100.0%
Park West Q	Cincinnati, OH	10/16/06	11,004	199,000	100.0%
Eagle Creek East	Minneapolis, MN	10/16/06	9,185	107,000	100.0%
Park West L	Cincinnati, OH	10/31/06	8,311	150,000	100.0%
Eagle Creek West	Minneapolis, MN	10/31/06	10,209	132,000	98.7%
Minnesota Valley III	Minneapolis, MN	10/31/06	14,731	233,000	100.0%
Pencader	Philadelphia, PA	12/6/06	7,920	129,000	100.0%
Hanson Way Dist. Ctr	Sacramento, CA	12/7/06	25,406	396,000	100.0%
Old Silver Spring	Central PA	12/8/06	6,129	104,000	100.0%
Marine Drive	Charlotte, NC	12/8/06	21,115	472,000	100.0%
Southfield	Atlanta, GA	3/20/07	6,676	125,000	100.0%
Commerce Center	Central PA	3/26/07	34,872	503,000	100.0%
Veterans	Chicago, IL	3/26/07	13,103	189,000	100.0%
Plainfield III	Indianapolis, IN	3/28/07	20,487	475,000	100.0%
Patriot Drive I	Dallas, TX	3/28/07	6,568	143,000	100.0%
Patriot Drive II	Dallas, TX	3/28/07	26,202	503,000	100.0%

Total Industrial Properties			236,477	4,190,000	100.0%
Retail Properties
Bandera Road	San Antonio, TX	2/1/07	$32,438	330,000	96.6%
Beaver Creek(4)	Raleigh, NC	5/11/07	39,735	145,000	100.0%
Centerton Square(4)	Philadelphia, PA	5/11/07	100,529	432,000	99.0%
Mt. Nebo(4)	Pittsburgh, PA	5/11/07	25,212	103,000	100.0%

Total Retail Properties			197,914	1,010,000	98.5%

Grand Total			$670,774	6,691,000	95.3%

(1)
As of the date of this prospectus, we had made various deposits of non-refundable amounts for probable acquisitions (see below for additional details). The expected closing dates of these probable acquisitions vary. These probable acquisitions are not included in the above table, but are described elsewhere in this prospectus.

(2)
Gross investment amount includes purchase price, due diligence and closing costs and acquisition fees paid by us to the Advisor pursuant to the terms of the Advisory Agreement. Amount presented does not include intangible lease liability, which in aggregate, was approximately $6.9 million as of March 31, 2007, net of accumulated amortization of $453,000. Asset acquisitions were funded primarily through a combination of (i) equity contributions from us using net proceeds from this offering and our Operating Partnership's private offerings, (ii) equity contributions from joint venture partners and (iii) secured debt financing. Total costs of properties acquired may increase by additional costs which have not yet been finally determined. Any additional costs are not expected to be material.

(3)
Occupancy as of May 17, 2007.

(4)
Purchase price allocations for these properties have not been finalized. Gross investment amounts are subject to variation based on final purchase price allocations.

Probable DCT Property Acquisitions

        On March 26, 2007, we, through TRT Industrial Fund I LLC, a wholly-owned subsidiary of ours, entered into an amendment to its joint venture, which we refer to as the DCT Joint Venture I, with DCT Industrial Fund II LLC, an indirect wholly-owned subsidiary of DCT, originally entered into on September 1, 2006.

        See Note 14 to our consolidated financial statements for the year ended December 31, 2006 included in this prospectus for a description of the material terms of the DCT Joint Venture I agreement.

        Pursuant to the terms of the amendment, the DCT Joint Venture I was amended to expand the total amount of industrial properties to be acquired under the agreement from its original amount of up to $150 million to a total amount of up to approximately $208.5 million.

        In addition, on March 27, 2007, we, through TRT Industrial Fund II LLC, a wholly-owned subsidiary of ours, entered into a new joint venture, which we refer to as the DCT Joint Venture II, with DCT Industrial Fund III LLC, an indirect wholly-owned subsidiary of DCT Industrial Trust. The DCT Joint Venture II is intended to acquire up to approximately $175 million in industrial properties by December 31, 2007.

        The term of the DCT Joint Venture II is eight years. The DCT Joint Venture II contains certain liquidation provisions, as well as certain termination rights should either of the parties fail to perform its obligations thereunder. In connection with the DCT Joint Venture II, we granted DCT Industrial Trust, subject to certain exceptions, exclusivity rights that will generally restrict us from (a) pursuing similar agreements with other industrial operating partners within the United States during the term of the DCT Joint Venture II and (b) directly acquiring or developing industrial assets within the United States during the term of the DCT Joint Venture II. The agreement also contains provisions for entering into one additional joint venture agreement under similar terms prior to the end of the calendar year 2007. Pursuant to the Advisory Agreement, we are expected to pay the Advisor certain customary fees in connection with assets acquired under the DCT Joint Venture II, including acquisition, asset management and disposition fees. A portion of these fees are intended to be reallowed to DCT Industrial Trust in exchange for services provided.

        Pursuant to the terms of the amendment to the DCT Joint Venture I, we expect to acquire Logistics Boulevard, an industrial property located in the Cincinnati, Ohio market, during June 2007 for approximately $31.3 million. This acquisition is subject to the satisfaction of certain conditions and there is no guarantee that the DCT Joint Venture I will be able to acquire this property per the terms described above or at all.

        In addition, through the DCT Joint Venture II, we expect to acquire Midpoint Drive, an industrial property located in the Kansas City, Kansas market, during May 2007 for approximately $9.0 million, and Greenwood Center, an industrial property located in the Atlanta, Georgia market during October 2007 for approximately $22.6 million. These acquisitions are subject to the satisfaction of certain conditions and there is no guarantee that the DCT Joint Venture II will be able to acquire these properties per the terms described above or at all.

        We expect to fund acquisitions pursuant to the DCT Joint Venture I and the DCT Joint Venture II as follows: (i) equity contributions from us using proceeds from this offering and available cash, (ii) equity contributions from DCT and (iii) debt financing, the terms of which have not yet been determined.

Probable Acquisition of California Circle Office Center

        On April 19, 2007, a joint venture between a wholly-owned subsidiary of ours and Westcore Properties AC, LLC ("Westcore"), which we refer to as the California Circle Joint Venture, deposited a non-refundable amount of $150,000 into an escrow account in connection with the intended acquisition of an office property located in the San Jose, California market, which we refer to as the California Circle Office Center. The escrow account has been established pursuant to a purchase agreement entered into by and between the California Circle Joint Venture and the seller.

        The California Circle Joint Venture anticipates the closing of the California Circle Office Center to occur in June 2007 for a total investment of approximately $14.2 million (which excludes an expected acquisition fee of $273,000 to be paid to the Advisor).

        The total approximate acquisition cost for California Circle Office Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from this offering and available cash, (ii) an equity contribution from Westcore and (iii) debt financing, the terms of which have not yet been determined.

        There is no assurance that the California Circle Joint Venture will be able to purchase California Circle Office Center for the terms set forth herein or at all.

Probable Acquisition of CB Square Retail Center

        On May 2, 2007, we deposited a non-refundable amount of $184,000 into an escrow account in connection with the intended acquisition of a retail property located in the Jacksonville, Florida market, which we refer to as the CB Square Retail Center. The escrow account has been established pursuant to a purchase agreement entered into by and between us and the seller.

        We anticipate the closing of the CB Square Retail Center to occur in June 2007 for a total investment of approximately $18.6 million (which excludes an expected acquisition fee of $369,000 to be paid to the Advisor).

        The total approximate acquisition cost for CB Square Retail Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from this offering and available cash and (ii) debt financing, the terms of which have not yet been determined.

        There is no assurance that we will be able to purchase the CB Square Retail Center for the terms set forth herein or at all.

REAL ESTATE SECURITIES AND DEBT RELATED INVESTMENTS

Acquisition of Real Estate Securities

        During the three months ended March 31, 2007, the Company acquired real estate securities classified as available-for-sale through purchases in the open market with a total market value of approximately $120.4 million. These purchases consisted of (1) preferred equity securities of various real estate operating companies and real estate investment trusts with a total market value of $33.6 million and (2) CMBS and CDOs with a total market value of $86.8 million. The cost of these purchases was paid for using net proceeds from this offering.

        From April 1, 2007 through May 17, 2007, we invested in various real estate securities with a total market value as of May 17, 2007 of approximately $49.6 million, including $27.2 million invested in CMBS and CDOs and $22.4 million invested in preferred equity securities.

        In aggregate, as of May 17, 2007, we had invested in various real estate securities with a total market value of $218.2 million.

Disposition of Real Estate Securities

        As of May 17, 2007, we have sold one preferred equity security with an approximate historical cost of $943,000, for approximate proceeds of $971,000 and a realized gain of approximately $28,000.

Acquisition of Debt Related Investments

        During the three months ended March 31, 2007, the Company acquired approximately $61.3 million in debt related investments. These debt related investments included (1) an investment in a first mortgage loan to a commercial developer of approximately $25.8 million, (2) an investment in a B-note of approximately $15.0 million, (3) an investment in mezzanine debt of approximately $19.9 million and (4) additional borrowings under the terms of a senior participating interest in a commercial developer mortgage loan of approximately $608,000. The Company acquired these investments at an aggregate net discount of approximately $86,000, which will be amortized to debt related income over the related term of the investments.

        From April 1, 2007 through May 17, 2007, we also invested in debt related investments with a total net carrying amount of approximately $18.2 million, which included approximately $20.0 million in a mezzanine loan related to an office property located in Sunnyvale, California. This mezzanine loan is an interest-only note and had a remaining term of 56 months, as of the date of acquisition.

        In aggregate, as of May 17, 2007, we had acquired debt related investments, with a total net carrying amount of $107.8 million.

MANAGEMENT

Board of Directors

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board's direction, oversight and approval.

        We currently have a total of five directors on our board of directors, three of whom are independent of us, the Advisor and our respective affiliates. An "independent director" is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us, our sponsor or our Advisor. We refer to our directors who are not independent as our "affiliated directors."

        Our charter provides that the number of our directors may be established by a majority of the board but may not be fewer than three nor more than 15. The charter also provides that a majority of the directors must be independent directors. Our charter provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

        Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

        Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

        If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors' positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

        In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, Advisors or affiliates fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders' election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, held January 9, 2006, our charter and each of the above matters was reviewed and ratified by a unanimous vote of the directors and of the independent directors.

        The responsibilities of the board of directors include:

  •
  Approving and overseeing our overall investment strategy, which will consist of elements such as (i) allocation percentages of capital to be invested in real properties, real estate securities and debt related investments, (ii) diversification strategies, (iii) investment selection criteria for real property, securities and debt related investments, (iv) asset disposition strategies and (v) strategic alliances with product specialists;

  •
  Approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments. The board of directors has delegated to the Investment Committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of up to $25,000,000;

  •
  Approving an asset allocation framework for investing in real estate securities and debt related investments consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and debt related investments and (iii) exposure limits to securities and debt related investment subclasses such as common equities, CMBS and other securities, including CDOs and foreign securities;

  •
  Approval of specific discretionary limits and authority to be granted to the Advisor and to the Advisor's product specialists in connection with the purchase and disposition of real estate securities and debt related investments that fit within the asset allocation framework;

  •
  Approving and overseeing our debt financing strategies;

  •
  Approving and monitoring the relationship between the Operating Partnership and the Advisor;

  •
  Approving joint ventures, limited partnerships and other such relationships with third parties;

  •
  Approving a potential Liquidity Event;

  •
  Determining our distribution policy and declaring distributions from time to time; and

  •
  Approving amounts available for redemptions of shares of our common stock.

        The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

        The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

        The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

        In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors, (including a majority of the independent directors) not otherwise interested in the transaction, approves all transactions with any of our directors, the Advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. As part of their review of the Advisor's compensation, the independent directors will consider factors such as:

  •
  The quality and extent of the services and advice furnished by the Advisor;

  •
  The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

  •
  The success of the Advisor in generating investment opportunities that meet our investment objectives;

  •
  Rates charged to other externally advised REITs and other similar investors by advisors performing similar services; and

  •
  Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

Committees of The Board

        Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. We currently have five directors on our board of directors, three of whom are independent. Our board of directors has established an Audit Committee and an Investment Committee.

Investment Committee

        Our board of directors has delegated to the Investment Committee (a) certain responsibilities with respect to specific real property and securities investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is currently comprised of three directors, two of whom are independent directors. The members of the Investment Committee are Charles B. Duke, Daniel J. Sullivan and Marc J. Warren.

        With respect to real property investments, the board of directors has delegated to the Investment Committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $25,000,000, including the financing of such acquisitions and developments.

        With respect to securities and debt related investments, the board of directors has delegated to the Investment Committee the authority to approve securities investment thresholds as well as certain responsibilities for approving ongoing monitoring and rebalancing measures within the context of the board approved securities and debt related investment strategy and asset allocation framework.

Audit Committee

        The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee's primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is currently comprised of three directors, two of whom are independent directors. The members of the Audit Committee are Charles B. Duke, Daniel J. Sullivan and Marc J. Warren.

Compensation Committee

        Our board of directors may establish a Compensation Committee to administer our equity incentive plan. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee, if formed, will be comprised entirely of independent directors.

Directors and Executive Officers

        As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
John A. Blumberg	47	Chairman of the Board and Director
Marc J. Warren	43	President and Director
Charles B. Duke	49	Director*
Daniel J. Sullivan	42	Director*
John P. Woodberry	44	Director*
John E. Biallas	45	Chief Operating Officer
Troy J. Bloom	31	Secretary
James R. Giuliano III	49	Chief Financial Officer and Treasurer
Michael J. Kelly	39	Chief Acquisitions Officer

*
Denotes an Independent Director.

        John A. Blumberg, age 47, is Chairman and a director of Dividend Capital Total Realty Trust Inc., and is a manager of the Property Manager. Mr. Blumberg is also a principal of the Advisor, Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties LLC and has been its Chief Executive Officer since 2003. Mexico Retail Properties LLC, a joint venture between an affiliate of Black Creek Capital LLC and Equity International Properties, is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of December 31, 2006, with Mr. Zucker and Mr. Mulvihill, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects having combined value of approximately $5.2 billion. Prior to co-founding Black Creek Capital LLC, Mr. Blumberg was president of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer's Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer's Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications and was involved in originating over $1 billion worth of participating mortgage and conventional loans during his tenure. Mr. Blumberg holds a Bachelor's Degree from the University of North Carolina at Chapel Hill.

        Marc J. Warren, age 43, is the President and a director of Dividend Capital Total Realty Trust Inc. Mr. Warren is also a principal of the Advisor, and a Managing Director at Black Creek Capital LLC, a Denver based real estate investment firm, which he joined in December 2005. From March 2000 until December 2005, Mr. Warren was an Executive Director in the Global Commercial Real Estate Group at UBS Investment Bank in New York, where he was a senior banker and was responsible for co-managing the firm's origination team in its role in making principal real estate commitments such as large loans for securitization and UBS's balance sheet, floating rate loans for portfolio purposes, mezzanine and forward commitment investments, as well as other opportunistic investments. Properties and portfolios financed included office, retail, industrial, multifamily, hospitality, manufactured housing and other assets. Prior to March 2000, Mr. Warren was a Director in the Principal Transactions Group of Credit Suisse First Boston in New York. At Credit Suisse First Boston, Mr. Warren specialized in debt financings using the firm's own capital and was also the co-head of client relationships, origination, and underwriting for transactions for Credit Suisse First Boston's New York office. For the three years prior to this appointment, he was the senior member of a team that was responsible for Credit Suisse First Boston's significant debt investments in the retail, office, and industrial sectors of the market—these investments involved debt, participating debt, and mezzanine structures as well as forward commitments. Prior to this appointment at Credit Suisse First Boston, Mr. Warren was a Vice President in the Real Estate Products Group where he managed commercial mortgage backed securitizations, bulk sales, IPO and secondary offerings, and real estate mergers and acquisitions assignments for generally institutional clients. Mr. Warren's background also includes nine years at Heller Financial, Inc., where he was responsible for the sourcing, structuring, negotiation and closing of debt, equity and debt/equity investments on a variety of property types, as well as non-performing loan portfolio bids from distressed sellers such as the RTC and FDC, among others. Mr. Warren graduated in 1985 from the Real Estate and Urban Land Economics program at the University of Wisconsin Madison. He is a member of the Mortgage Bankers Association, the International Council of Shopping Centers and also serves on the boards of directors and executive committees of several New York-based charitable organizations.

        Charles B. Duke, age 49, is an independent director of Dividend Capital Total Realty Trust Inc. Mr. Duke was founder and has been President and Chief Executive Officer of Legacy Imaging, Inc., a manufacturer of aftermarket printer supplies, since 1996. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president and owner of Careyes Corporation, a private bank, registered investment advisor and NASD-member company based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor's Degree in Economics and English.

        Daniel J. Sullivan, age 42, is an independent director of Dividend Capital Total Realty Trust Inc. Mr. Sullivan has been a graduate student in political theory in the doctoral program at The Catholic University of America in Washington, D.C. since 2003. Prior to that, from 2002 to 2003, Mr. Sullivan was a private consultant and from 1998 to 2002, he was Director of Business Development at Jordan Industries Inc. Mr. Sullivan has seventeen years of international business, consulting, and private equity investment experience, including over four years, from 1987 through 1991, in the real estate industry as an appraiser, property analyst, and investment banker with Manufacturer's Hanover Real Estate Investment Banking Group in New York. During that time, Mr. Sullivan participated in the structuring and private placement of over $1 billion in long term, fixed rate, multi property mortgage financings for the bank's corporate clients. Mr. Sullivan holds a Master of Arts in political theory from The Catholic University of America in Washington, D.C. and a Bachelor of Arts in history from Boston College in Chestnut Hill, Massachusetts.

        John P. Woodberry, age 44, is an independent director of Dividend Capital Total Realty Trust Inc. and has been active in finance and investing activities since 1991. Mr. Woodberry is currently the President and Co-Chief Investment Officer of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a senior research analyst at Cobalt Capital, a New York City-based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management and Trident Investment Management, each a New York City-based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investments. Mr. Woodberry has an MBA from Harvard Business School and an AB Degree from Stanford University.

        John E. Biallas, age 45, is the Chief Operating Officer of Dividend Capital Total Realty Trust Inc. From January 2006 until June 2006, Mr. Biallas served as Chief Financial Officer and Treasurer of Dividend Capital Total Realty Trust Inc. From its inception until January 2006, Mr. Biallas served as President, Secretary and a director of Dividend Capital Total Realty Trust Inc. Mr. Biallas has been active in finance, investment and operational activities in the real estate and technology industries since 1988. Mr. Biallas joined Dividend Capital Group in February 2005, where he currently serves as Vice

President of Finance and Operations. From September 2003 until January 2005, Mr. Biallas was engaged in private consulting activities, and from February 2002 until August 2003, he was Senior Financial Officer at Ameriton Properties Incorporated, a multifamily real estate investment subsidiary of Archstone Smith, where he had overall responsibility for Ameriton's financial operations, including debt financing activities, investor relations, accounting and financial reporting. From 2000 to 2002, Mr. Biallas was a Senior Director in the corporate finance group at Level 3 Communications, a public telecommunications company based in Denver, Colorado. From 1995 to 1999, Mr. Biallas served as Vice President for Security Capital Group, a real estate investment firm, formerly based in Santa Fe, New Mexico, which was acquired by GE Capital in 2003. During his tenure with Security Capital Group, Mr. Biallas was responsible for various investment research, financial operations, strategic planning, capital markets and investment acquisition related activities for its real estate affiliates, which included ProLogis, Archstone Smith, Regency Centers, Homestead Village, Belmont Corp., Security Capital European Realty, and various other real estate investment and operating companies. In addition, from 1988 to 1991, Mr. Biallas was a financial analyst with the real estate investment banking group at Goldman Sachs, located in New York, New York. Mr. Biallas received his Bachelor's Degree in Computer Engineering Magna Cum Laude from the University of Michigan and his MBA from the Stanford University Graduate School of Business.

        Troy J. Bloom, age 31, is a Vice President of Finance and the Secretary of Dividend Capital Total Realty Trust Inc. From its inception until December, 2005, Mr. Bloom served as the Treasurer and a director of Dividend Capital Total Realty Trust Inc. Mr. Bloom has been active in investment banking, capital raising and structured financings for real estate and other corporate clients since 1999. Mr. Bloom joined Black Creek Capital LLC in September 2003, where he is currently a Managing Director responsible for transaction structuring and capital raising for Black Creek Capital LLC and its affiliated entities. Prior to joining Black Creek Capital LLC, from 1999 to 2003, Mr. Bloom held various investment banking positions with Merrill Lynch, most recently as an Associate in the Global Markets & Investment Banking Division, where he participated in structured finance transactions involving real estate and other asset classes. Mr. Bloom holds a Bachelor's Degree in Finance with honors from Pennsylvania State University.

        James R. Giuliano III, age 49, is the Chief Financial Officer and Treasurer of Dividend Capital Total Realty Trust Inc. Mr. Giuliano has over 20 years experience in the real estate industry as a senior executive and is also Chief Financial Officer and Chief Operating Officer of Black Creek Capital LLC, a Denver based real estate investment firm which he joined in May 2006. From 2003 to 2005, Mr. Giuliano served as Executive Vice President and Chief Financial Officer of Empire Companies, an Ontario, California-based company involved in diverse real estate activities including land development, master planned communities and multifamily and retail development and operations. From 2000 to 2003, he was President and Chief Executive Officer of MerchantWired LLC, based in Indianapolis, Indiana, which provided technology solutions to customers in the national retail real estate industry. From 1996 to 2000, Mr. Giuliano served as Principal Financial Officer for Operations of Simon Property Group, one of the nation's largest retail REITs, where he was a member of the executive management team and oversaw all financial operations for the parent company and led a financial staff of over 200 professionals. In 1998, Mr. Giuliano also became President of Simon Global Investments, a wholly owned subsidiary of Simon Property Group, formed to enable expansion of that company's business into global markets. From 1993 to 1996, he was Chief Financial Officer and a member of the Board of Directors of DeBartolo Realty Corporation, a publicly traded retail mall REIT in the U.S. where, in addition to managing the corporate finance function, he oversaw the $1.1 billion initial public offering on behalf of the company. Prior thereto, Mr. Giuliano spent ten years and became a partner in public accounting at Kenneth Leventhal & Company, where he served primarily real estate clients. Mr. Giuliano is a Certified Public Accountant and holds a Bachelor's Degree in Accounting from Babson College.

        Michael J. Kelly, age 39, joined Dividend Capital Total Realty Trust Inc. as Chief Acquisitions Officer in August 2006, where he maintains overall responsibility for portfolio construction, acquisitions and dispositions related to direct real estate assets. Mr. Kelly has been involved with private and public real estate companies since 1989, and over the course of his career he has directly sourced and closed real estate transactions with an aggregate value of over $2.6 billion across 20 different cities within the United States. From January 2004 until July 2006, Mr. Kelly was Senior Vice President and Director of Acquisitions and Dispositions for United Dominion Realty Trust (NYSE: UDR), where he was a member of that company's investment committee and was responsible for the acquisitions and dispositions group, which closed over $1.6 billion in transactions. From April 2000 to January 2004, Mr. Kelly was Senior Vice President at Urdang & Associates, where he sourced and closed multifamily transactions consisting of over 4,100 units and 19 properties across five cities. Prior thereto, Mr. Kelly was a principal at Lend Lease Real Estate Investments, where he assisted in more than doubling the multifamily assets under management of that firm during his tenure. In addition, Mr. Kelly was Vice President and an original shareholder of Apartment Realty Advisors Inc., based in Atlanta, Georgia, where he was directly involved in the sale of over $980 million of apartment communities throughout the Southeast, encompassing over 58 separate transactions and 17,600 units. Mr. Kelly received his Bachelor's Degree in Business Administration from the University of Notre Dame and obtained his Certified Public Accountant designation in 1992.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        We are party to an advisory agreement with the Advisor, pursuant to which the Advisor manages our day-to-day activities and implements our investment strategy. In addition, the Advisor is obligated to use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real property, real estate securities and debt related investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders. The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of the Advisor.

        We pay certain fees to the Advisor and its affiliates in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

        Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

        Below is a summary of the fees and other amounts earned by our Advisor in connection with services performed for us during the year ended December 31, 2006.

2006
Acquisition Fees	$4,542,000
Asset Management Fees	$722,000
Expense Reimbursements	$273,000

Total	$5,537,000

        As of the date of this prospectus, we have paid to the Advisor (i) acquisition fees of approximately $10.9 million in connection with our real property acquisitions, and (ii) asset management fees of approximately $2.0 million in connection with management of the real property assets, real estate securities and debt related investments in our portfolio.

        The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, that are payable by us to the Advisor. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below.

SUMMARY OF FEES, COMMISSIONS AND REIMBURSEMENTS

•	Organizational and Offering Expense Reimbursement—the Advisor or its affiliates(1)	Up to 1.5% of the aggregate gross proceeds from the sale of shares in the primary portion of this offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).
•	Acquisition Fees—the Advisor(2)	The acquisition fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor's product specialists) in connection with the acquisition, development or construction of real properties. These fees are payable to the Advisor in connection with each real property investment acquired on our behalf and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee is an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee is an amount equal to up to 1.0% of our proportional interest in the property. As of May 17, 2007, we had acquired operating properties in excess of $500,000,000.
For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).
•	Asset Management Fees—the Advisor(3)	The asset management fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor's product specialists) in connection with the active oversight and investment management of the real property, real estate securities and debt related assets in our portfolio.

Prior to the Dividend Coverage Ratio Date (as defined below):
For Direct Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Direct Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Direct Real Properties; provided, however, that the aggregate monthly fee to be paid to the Advisor pursuant to these subclauses (i) and (ii) in aggregate shall not exceed one-twelfth of 0.75% of the aggregate cost (before non-cash reserves and depreciation) of all Direct Real Properties.
For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.
After the Dividend Coverage Ratio Date:
For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.
"Direct Real Properties": shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.
"Dividend Coverage Ratio": shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.
"Dividend Coverage Ratio Date": shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.
"Product Specialist Real Properties": shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.
In addition, the asset management fee for all real property assets includes a fee of 1.0% of the sales price of individual real property assets upon disposition.
For securities assets and debt related investments, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of all securities investments within our portfolio.

(1)
The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(2)
We pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(3)
The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. "Average invested assets" means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. "Total operating expenses" means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Compensation of Directors

        We pay each of our independent directors $7,500 per quarter plus $1,000 for each Board or Committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

        On April 3, 2006, each of our then-serving non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price equal to $11 per share. In addition, we intend to grant stock based awards to each of our independent directors then in office on the date of each annual stockholder's meeting, which awards will be granted under the equity incentive plan and subject to the conditions and restrictions thereof.

        The following table is presented for the year ended December 31, 2006 and does not include prospective options to be granted to our non-employee directors, as noted above as of the annual stockholder's meeting:

Director Compensation Table for Fiscal Year 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
John A. Blumberg	$—	$—	$—
Marc J. Warren	—	—	—
Charles B. Duke	43,000	1,698	44,698
Daniel J. Sullivan	43,000	1,698	44,698
John P. Woodberry	39,000	1,698	40,698

(1)
Represents the expense amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 in accordance with SFAS 123R. The assumptions we used for calculating the grant date fair values are set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Equity Incentive Plan

        We have adopted an equity incentive plan, effective January 12, 2006, which we use to attract and retain qualified independent directors, employees, advisors and consultants providing services to us who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The equity incentive plan provides for the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards to those independent directors, employees, advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the equity incentive plan. Any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock based awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant.

        Our board of directors or, if the board delegates its authority, our compensation committee, will administer the equity incentive plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by the plan administrator, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

        The equity incentive plan provides that no more than 5 million shares of our common stock will be available for issuance under the equity incentive plan. No more than 200,000 shares may be made subject to stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year, and no more than 200,000 shares may be made subject to awards other than stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year. In addition, in connection with the adoption of the equity incentive plan, our board of directors adopted an administrative rule to the effect that the board will not approve the issuance of new awards under the equity incentive plan (other than the initial grant of options to our non-employee directors, described below) if, after giving pro forma effect to such issuance, the aggregate number of shares of our common stock subject to all outstanding awards exceeds 4% of the sum of (i) number of shares of our then outstanding common stock and (ii) the number of then outstanding partnership units of the operating partnership, other than those held by the Company. If any shares subject to an award under the equity incentive plan are forfeited, cancelled, exchanged or surrendered of if an award terminates or expires without a distribution of shares, or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares will again be available for awards under the equity incentive plan. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, the plan administrator will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

        Under the equity incentive plan, the plan administrator will determine the treatment of awards in the event of a change in our control. The equity incentive plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award that is outstanding at the time the equity incentive plan expires or is terminated without the consent of the holder of the outstanding award. The board of directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

        On April 3, 2006, each of our then-serving non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock (subject to adjustment as provided above) under the equity incentive plan with an exercise price equal to $11 per share. Each newly appointed non-employee director shall be granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price that is no less than the fair market value of our common stock on the date of grant. The equity incentive plan provides for the automatic grant to each of our non-employee directors who is serving as of each of our annual stockholders meetings following the effectiveness of this offering of an option on 5,000 shares of our common stock (subject to adjustment as provided above) having a term that is no longer than 10 years and an exercise price that is no less than the fair market value of our common stock on the date of grant. No options will be awarded under these automatic grant provisions of the equity incentive plan if it would result in our being "closely-held" under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

        Pursuant to our equity incentive plan, we will automatically grant our current non-employee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, an option to purchase 5,000 shares of our common stock as of the date of our June 2007 annual stockholders meeting. These amounts are not included in the tables presented above.

Compensation Committee Interlocks and Insider Participation

        Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us.

Limited Liability and Indemnification of Directors, Officers and Others

        Our charter and, with respect to our directors only, indemnification agreements with each director, limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under the current Maryland General Corporation Law. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, we intend to obtain directors and officers liability insurance. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

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  An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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  The director or officer actually received an improper personal benefit in money, property or services; or

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  With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

        In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our officers, our employees, our agents, the Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

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  Our directors, our officers, our employees, our agents, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  Our directors, our officers, our employees, our agents, the Advisor or its affiliates were acting on our behalf or performing services for us;

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  In the case of affiliated directors, that the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

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  In the case of our officers, our independent directors, our employees, our agents, the Advisor or their affiliates, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

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  That the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

        We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding the forgoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the REIT Guidelines adopted by the North American Securities Administrators Association.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

        The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, our officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

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  There has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

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  A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

        Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

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  Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

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  Dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

        We may advance funds to directors, officers, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

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  The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

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  The party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

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  The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

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  The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

        Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

        The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

        We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are party to an advisory agreement, dated January 9, 2006, as amended. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders.

The Advisor

        Under the terms of the Advisory Agreement, the Advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following:

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  Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

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  Research, identify, review and recommend to our board of directors for approval real property, real estate securities and debt related acquisitions and dispositions consistent with our investment policies and objectives;

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  Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties, securities and debt related assets will be made;

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  Actively oversee and manage our real property, securities and debt related investment portfolios for purposes of meeting our investment objectives;

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  Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

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  Select joint venture partners and product specialists, structure corresponding agreements and oversee and monitor these relationships;

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  Arrange for financing and refinancing of our assets; and

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  Recommend various Liquidity Events to our board of directors when appropriate.

        The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or third parties, including the Advisor's product specialists.

        The Advisor is currently managed by the following individuals:

John E. Biallas	Karen B. Kulvin
Troy J. Bloom	Gregory M. Moran
John A. Blumberg	Glenn R. Mueller, Ph.D.
John R. Chambers	James R. Mulvihill
Thomas I. Florence	Gary M. Reiff
James R. Giuliano	Sonya J. Rosenbach
Michael J. Kelly	Marc J. Warren
Evan H. Zucker

        For biographical information regarding Messrs. Biallas, Bloom, Blumberg, Giuliano, Kelly and Warren, see "Management—Directors and Executive Officers."

        John R. Chambers, age 36, joined Dividend Capital Group and the Advisor in October 2006 as Vice President of Asset Management. Mr. Chambers has been an active participant in the real estate community since 1993. From 2000 to August 2006, Mr. Chambers served as Director of Asset

Management for Alliance Commercial Partners, LLC, a real estate operating company based in Denver, Colorado, specializing in value added opportunities. During this time, Mr. Chambers had primary responsibility for managing and selling over 3.4 million square feet of various commercial real estate product types, including office, medical office, industrial, retail and multifamily. In this capacity, Mr. Chambers was responsible for hiring and managing the team of professionals working at the asset level, overseeing all capital improvement and retrofit projects, preparing monthly financial and management reports on each asset and directing the asset dispositions. From 1997 to 1999, Mr. Chambers was a Senior Financial Analyst for Alliance Commercial Partners where he was involved in the underwriting and acquisitions of in excess of $500 million commercial real estate transactions. In addition, from 1993 to 1996, Mr. Chambers was a Senior Analyst and Head of Market Research for Galbreath Equities, the equity investment and development arm of The Galbreath Company. Mr. Chambers received his Bachelor's Degree in Finance and Marketing from the University of Denver and has been a member of the National Association of Industrial and Office Properties (NAIOP) since 1997.

        Thomas I. Florence, age 44, is a manager of the Advisor, the president of Dividend Capital Investments and a principal of Dividend Capital Group LLC, which he joined in June 2003. Mr. Florence has over 19 years of experience in the financial services industry. Prior to joining the Dealer Manager, from March 2000 to January 2003 he was a Managing Director at Morningstar Inc. with oversight responsibility of the 800 person company operating in 13 countries. In September 2003, Mr. Florence founded and was President of Morningstar Investment Services, an investment advisory firm specializing in the engineering of asset allocation portfolios for the clients of investment advisors. Prior to Morningstar, Mr. Florence was a Senior Vice President at Pilgrim Baxter and Associates responsible for managing a distribution organization with over $25 billion in assets under management. Prior to Pilgrim Baxter, he held management positions at Fidelity Investments. Mr. Florence holds a Bachelor's Degree from Pennsylvania State University and is a graduate of Northwestern University's Kellogg Management Institute.

        Karen B. Kulvin, age 37, has served as Senior Vice President of Dividend Capital Group and the Advisor since April 2006, where she has primary responsibilities relating to real estate securities investment underwriting and due diligence, as well as asset management for mortgage loan and CMBS portfolios. In addition, Ms. Kulvin is a team member of Dividend Capital Investments LLC with general responsibilities in connection with that company's fixed investments portfolio. Prior to joining Dividend Capital Group, from October 2003 to January 2006, Ms. Kulvin was Senior Vice President of asset management for Newcastle Investment Corp., a public real estate investment trust that generally acquires subordinate CMBS and other real estate securities for CDO execution. Prior thereto, from July 2002 to October 2003, Ms. Kulvin worked on the CMBS desk at Bear Stearns & Co., and from February 1998 to July 2002, she worked in various asset management capacities at Lennar Partners, an LNR company. Ms. Kulvin received a Bachelor's Degree from Tufts University and an MBA from Boston University.

        Gregory M. Moran, age 34, has served as a Vice President of Investments of Dividend Capital Group and the Advisor since August 2005. Mr. Moran has been an active participant in the institutional real estate community since 1998. From December 2001 through July 2005, Mr. Moran was a Portfolio Manager in the Real Estate Investment Group for the Public Employees' Retirement Association of Colorado where he was directly involved in the ongoing management of a global real estate investment portfolio with over $2 billion of invested equity. Mr. Moran was responsible for sourcing and underwriting new investment opportunities, ongoing asset management of existing portfolio investments, and relationship management for over a dozen joint venture partners and advisors of the fund. From September 1998 through December 2001, Mr. Moran worked in the Capital Markets Group at Sonnenblick Goldman Company, most recently as a Vice President. During this time, Mr. Moran was responsible for raising and structuring debt and equity investments in commercial real estate projects on behalf of public and private real estate investment companies. Mr. Moran received his Bachelor's Degree in Business Administration and Master's Degree in Professional Accounting from the University of Texas at Austin—McCombs School of Business. He is also a CFA Charterholder, member of the CFA Institute, Denver Society of Security Analysts, Urban Land Institute, and Pension Real Estate Association.

        Glenn R. Mueller, Ph.D., age 53, has been the Real Estate Investment Strategist for Dividend Capital Group and the Advisor since December 2005. Dr. Mueller also is currently Professor of Real Estate at the University of Denver and is a visiting professor at Harvard University. Dr. Mueller has 30 years of real estate industry experience, including 22 years of research experience that includes real estate capital markets, real estate market cycle analysis, real estate securities analysis, portfolio and diversification analysis, seniors housing analysis and both public and private market investment strategies. In addition, he has performed specific macro and micro economic level analyses, both nationally and internationally, of office, industrial, apartment, retail, hotel, single family residential and senior housing sectors. Dr. Mueller is co-chair of the NAREIT Research Council. Dr. Mueller is currently the co-editor of the Journal of Real Estate Portfolio Management and has written more than seventy articles that have appeared in various academic and industry publications including The Journal of Real Estate Research, Real Estate Finance, Institutional Real Estate Securities, Real Estate Review, The Journal of Real Estate Portfolio Management and Urban Land. Previously, Dr. Mueller was a professor at Johns Hopkins University and has held senior research positions at Legg Mason, Price Waterhouse, ABKB/LaSalle Investment Management, and Prudential Real Estate Investors. Dr. Mueller holds a Ph.D. in Real Estate from Georgia State University, an MBA from Babson College, and a B.S.B.A. from the University of Denver.

        James R. Mulvihill, age 42, is a manager of both the Advisor and the Property Manager and is the Chairman of Dividend Capital Investments' board of managers. From its inception until October 2006, Mr. Mulvihill was the Chief Financial Officer and a director of DCT Industrial Trust, and is currently a director of that company. Mr. Mulvihill is also a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He was also a co-founder and served through September 2005 as Chairman of the Board of Corporate Properties of the Americas. Corporate Properties of the Americas, a joint venture between an affiliate of Black Creek Capital LLC, and Equity International Properties, is a fully integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992 and, as of December 31, 2006, with Mr. Zucker and other affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $5.2 billion. In 1993 Mr. Mulvihill co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 2001. Prior to co-founding Black Creek Capital, LLC, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer's Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor's degree from Stanford University in Political Science.

        Gary M. Reiff, age 47, became Executive Vice President and General Counsel of Dividend Capital Total Realty Trust, Inc. in April 2007. Mr. Reiff also is Executive Vice President and General Counsel of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007. From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until 2007. Mr. Reiff also served as a member of that firm's Executive Committee and co-chair of the firm's Corporate and Securities Department. During Mr. Reiff's more than 20 years of practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves on the board of the Denver Urban Renewal Authority, the board of the University of Northern Colorado and on the Executive Committee of the Denver Jewish Community Center. Mr. Reiff received his B.A., with distinction, his M.A. from Stanford University and his law degree, magna cum laude, from Harvard Law School.

        Sonya J. Rosenbach, age 37, is Vice President of Finance and the Controller of Dividend Capital Total Realty Trust Inc., which she joined in March 2007. From 2006 through February 2007, Ms. Rosenbach was the Director of Finance of WL Homes LLC, a Newport Beach, California-based company which is one of the largest privately held homebuilders in the U.S., with 11 divisions in California and Colorado, doing business under the name John Laing Homes. From 2004 through March 2006, Ms. Rosenbach served as the Chief Financial Officer of Empire Commercial Real Estate, L.P., an Ontario, California-based company involved in multifamily and retail development and operations. From 1996 until 2004, Ms. Rosenbach was an auditor in the real estate practice of Ernst & Young, most recently as a senior manager in the Orange County, California office, where she served both public and private real estate companies. Ms. Rosenbach is a Certified Public Accountant and holds a Bachelor's Degree in Accounting from the University of Texas at Tyler.

        Evan H. Zucker, age 42, is a manager of both the Advisor and the Property Manager and is a member of Dividend Capital Investments' board of managers. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial Trust. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2006, with Mr. Mulvihill and other affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $5.2 billion. In 1993 Mr. Zucker co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE:KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor's Degree in Economics.

The Advisory Agreement

        The term of the Advisory Agreement is for one year and expires in January of each calendar year, subject to renewals by the board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

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  Immediately by us for "cause," or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

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  Without cause by a majority of our independent directors upon 60 days' written notice; or

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  With "good reason" by the Advisor upon 60 days' written notice.

        "Good reason" is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a material breach of the Advisory Agreement by the Advisor.

        In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

        The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any real property acquisitions, developments or dispositions including real property portfolio acquisitions, developments and dispositions without the prior approval of the majority of our Investment Committee, or our board of directors, as the case may be. The Advisor and its product specialists may only make investments in or dispositions of real estate securities within the board approved asset allocation framework and under the specific discretionary limits and authority granted by the board of directors and the Investment Committee. The actual terms and conditions of transactions involving investments in real properties, real estate securities and debt related investments shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

        We reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

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  Cumulative organizational and offering expense reimbursement in an amount up to 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis, to reimburse legal, accounting, printing and expenses attributable to our organization, preparing the registration statement, qualification of the shares of our common stock for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of our common stock, other than the sales commission and the dealer manager fee;

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  The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our properties and securities; and

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  Administrative services including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

        The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the Advisor does not receive a fee, asset management fees paid to the Advisor, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organizational and offering expense reimbursement or amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

        The Advisor and its affiliates are paid fees in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Shares of Common Stock, OP Units and Special Units

        The Advisor currently owns 20,000 OP Units of the Operating Partnership, for which it contributed $200,000. The Advisor may not sell any of these OP Units during the period it serves as our Advisor. We are the sole general partner of the Operating Partnership and currently own 200 OP Units for which we contributed $2,000. The parent of the Advisor owns all of the Special Units, for which it contributed $1,000. An affiliate of the Advisor also owns 200 shares of our common stock, which it acquired upon our initial formation. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See "Description of Capital Stock" for a more detailed description of the resale restrictions.

Affiliated Companies

  Property Manager

        Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Dividend Capital affiliated entities or other third parties.

        We will pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as office, industrial, retail, multi family and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area.

        In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under "Federal Income Tax Considerations."

        The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager's general overhead costs.

  Dealer Manager

        The Dealer Manager is a member firm of the NASD. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Dividend Capital affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See "Plan of Distribution."

        We pay the Dealer Manager a sales commission of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In lieu of the sales commission and the dealer manager fee, the Dealer Manager receives a servicing fee of up to 1.0% of the primary offering price for shares of our common stock issued pursuant to the distribution reinvestment plan.

Management Decisions of the Advisor

        Messrs. Biallas, Bloom, Blumberg, Chambers, Florence, Giuliano, Kelly, Moran, Mueller, Mulvihill, Reiff, Warren and Zucker and Mmes. Kulvin and Rosenbach have primary responsibility for management decisions of the Advisor, including the selection of real property, real estate securities and debt related investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

Management Compensation

        Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our Advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement. Our Advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the Advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

        In aggregate, as of the date of this prospectus, we have paid to our Advisor (i) acquisition fees of approximately $10.9 million in connection with our real property acquisitions, and (ii) asset management fees of approximately $2.0 million in connection with the management of the real property, securities and debt related investments in our portfolio.

        The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager and the Dealer

Manager. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below. The Advisor, Dividend Capital Total Advisors Group LLC, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Charles Murray, Marc J. Warren, Thomas G. Wattles and Evan H. Zucker. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the Advisor, the Property Manager and the Dealer Manager, as applicable, are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of the Advisor and review the compensation we pay the Advisor to determine that the provisions of the Advisory Agreement are carried out.

SUMMARY OF FEES, COMMISSIONS AND REIMBURSEMENTS

Type of Fee and Recipient		Description and Method of Computation
Organizational and Offering Stage
•	Sales Commission—the Dealer Manager(1)	Up to 6.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).
•	Dealer Manager Fee—the Dealer Manager(1)
Up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering (a portion of which the Dealer Manager may reallow to participating broker dealers as a marketing expense reimbursement based on such factors as the volume of shares of our common stock sold by such participating broker dealers, marketing support and due diligence fees and expenses incurred).
•	Distribution Reinvestment Plan Servicing Fee—the Dealer Manager
Up to 1.0% of the primary offering price for shares of our common stock issued pursuant to our distribution reinvestment plan (all or a portion of which may be reallowed to participating broker dealers). Neither the sales commission, the dealer manager fee, nor the organizational and offering expense reimbursement will be paid with respect to these shares.
•	Organizational and Offering Expense Reimbursement—the Advisor or its affiliates(2)
Up to 1.5% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse the Advisor for incurring or paying our cumulative organizational and offering expenses (excluding the sales commission and the dealer manager fee).

Operational Stage
•	Acquisition Fees—the Advisor(3)
The acquisition fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor's product specialists) in connection with the acquisition, development or construction of real properties. These fees are payable to the Advisor in connection with each real property investment acquired on our behalf and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee is an amount equal to up to 1.0% of our proportional interest in the property. As of May 17, 2007, we had acquired operating properties in excess of $500,000,000.

For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses).
•	Asset Management Fees—the Advisor(4)
The asset management fees are payable to the Advisor (all or a portion of which may be reallowed to the Advisor's product specialists) in connection with the active oversight and investment management of the real property, real estate securities and debt related assets in our portfolio.
Prior to the Dividend Coverage Ratio Date (as defined below):

For Direct Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Direct Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Direct Real Properties; provided, however, that the aggregate monthly fee to be paid to the Advisor pursuant to these subclauses (i) and (ii) in aggregate shall not exceed one-twelfth of 0.75% of the aggregate cost (before non-cash reserves and depreciation) of all Direct Real Properties.

For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.
After the Dividend Coverage Ratio Date:

For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one-twelfth of 0.50% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.
"Direct Real Properties": shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.

"Dividend Coverage Ratio": shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.
"Dividend Coverage Ratio Date": shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.

"Product Specialist Real Properties": shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.
In addition, the asset management fee for all real property assets includes a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities and debt related investments, the asset management fee will consist of a monthly fee equal to one twelfth of 1.0% of the aggregate value of the securities and debt related investments within our portfolio.

•	Property Management and Leasing Fees—the Property Manager(4)
An amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multifamily and other real property types).

In addition, we may pay the Property Manager a separate fee for the one time initial lease up of newly constructed real properties in an amount not to exceed the fee customarily charged in arm's length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 2% to 8% of the projected first years' annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multifamily and other real property types).
Liquidity Stage
•	Real Estate Sales Commission—the Advisor or its affiliates(5)
Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.
•	Special Units—Dividend Capital Total Advisors Group LLC, the parent of the Advisor
Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one time payment, in the form of a promissory note, upon the redemption of the Special Units (as further described below).

So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on our net contributions.

In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one time payment, in the form of a promissory note, to the holder of the Special Units upon the earliest to occur of the following events:
(i)
The listing of our common stock on a national securities exchange or the Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock), which we refer to as a "Listing Liquidity Event."
(ii)
The termination or non renewal of the Advisory Agreement, which we refer to as an "Advisory Agreement Termination Event," (a) for "cause," as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by the Advisor for "good reason," as defined in the Advisory Agreement, or (d) by us or the Operating Partnership other than for "cause."

Upon a Listing Liquidity Event, the one time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing Liquidity Event. Upon an Advisory Agreement Termination Event (other than for "cause," as defined in the Advisory Agreement), the one time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for "cause," the one time cash payment to the holder of the Special Units will be $1.

Upon a Listing Liquidity Event or an Advisory Agreement Termination Event (other than for "cause"), the one time payment to the holder of the Special Units will be made in the form of a non interest bearing promissory note that will be repaid using the entire net proceeds from each sale of the Operating Partnership's assets in connection with or following the occurrence of the particular event. Payments may not be made under a promissory note issued in connection with an Advisory Agreement Termination Event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of our OP Units, including us, in an amount equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on our net contributions or (b) a Listing Liquidity Event, each of which we refer to as a "Subsequent Liquidity Event." In addition, the amount of the promissory note issued in connection with an Advisory Agreement Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, the holder of the promissory note does not receive in excess of 15% of the distributions that are made or are deemed to be made after holders of our OP Units, including us, have received or are deemed to have received aggregate, cumulative distributions equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on our net contributions.

Except as described above, the holder of the Special Units shall not be entitled to receive any redemption or other payment from us or the Operating Partnership including any participation in the quarterly distributions we intend to make to our stockholders. In addition, it is possible that certain of our stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

(1)
The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)
The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)
We will pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(4)
The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. "Average invested assets" means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. "Total operating expenses" means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)
Although we are most likely to pay real estate sales commissions to the Advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

THE OPERATING PARTNERSHIP AGREEMENT

General

        The Operating Partnership was formed in April 2005 to own real property, real restate securities and debt related investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner's goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

        We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT's proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership. The Advisor and the parent of the Advisor have contributed a total of $201,000 to the Operating Partnership and are currently the only limited partners. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

        The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which we have previously filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

        As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

        If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

        The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a "Publicly Traded Partnership" for purposes of Section 7704 of the Code, which classification could result in the

Operating Partnership being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership."

        The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

        Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner's positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

        The holders of the Special Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of net sales proceeds received by our Operating Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our Operating Partnership owns a partnership interest, after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership made to the owner of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the Special Units.

        In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing real estate securities and debt related investments, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

  •
  All expenses relating to the formation and continuity of our existence;

  •
  All expenses relating to our public offering and registration of securities;

  •
  All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

  •
  All expenses associated with compliance by us with applicable laws, rules and regulations; and

  •
  All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights

        The holders of OP Units (other than us, the Advisor and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. If we elect to redeem OP Units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The Special Units will be redeemed for a specified amount upon the earliest of: (a) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, or (b) a Listing Liquidity Event. See "The Advisor and the Advisory Agreement—Management Compensation."

        Subject to the foregoing, holders of OP Units (other than the Advisor and the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

Transferability of Operating Partnership Interests

        We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Advisor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner. In addition, the Advisor may not transfer its interest in the Operating Partnership as long as it is acting as our advisor.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with the Advisor and other affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

        Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, certain members of the Advisor's management team including John A. Blumberg, Thomas I. Florence, James R. Mulvihill and Evan H. Zucker are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities. Present activities of these affiliates include:

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  Making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico;

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  Making investments in the acquisition, ownership, development and management of multifamily, golf and residential community properties primarily located in Denver, Colorado and the New York City metropolitan area; and

  •
  Making investments in the acquisition, ownership, development and management of other real estate assets primarily located in Denver, Colorado.

        The Advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate securities. None of the Dividend Capital affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor's Time

        We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The Advisor and certain of its affiliates, including its principals and some of its potential product specialists, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, the Advisor, its employees, its product specialists and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor, its employees and its product specialists will devote only as much of its time to our business as the Advisor and the product specialists, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor, its employees and its product specialists may experience conflicts of interest in allocating management time, services, and functions among us and other Dividend Capital affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Dividend Capital affiliated entities than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Dividend Capital activities in which they are involved.

Competition

        We may compete with other Dividend Capital affiliated entities and DCT Industrial Trust for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliated and other related entities. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See "Conflict Resolution Procedures" for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

        We may also compete with other Dividend Capital affiliated entities for opportunities to acquire or sell certain types of real estate securities. As a result of this competition, certain investment opportunities may not be available to us. The Advisor has engaged Dividend Capital Investments as one of its product specialists with respect to our investments in real estate securities. Dividend Capital Investments is also the investment manager for two additional Dividend Capital affiliated entities, and certain non-affiliated entities, which invest in the same general types of securities as those in which we intend to invest. We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of real estate securities investments between us and other potential clients of Dividend Capital Investments. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See "Conflict Resolution Procedures" for a description of how Dividend Capital Investments will allocate investment opportunities among the Dividend Capital affiliated entities which are its clients.

        Certain of the Advisor's affiliates or other related entities currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and /or manage real properties in the same geographic areas where real properties owned or managed by other Dividend Capital affiliated entities or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Dividend Capital affiliated entity or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Dividend Capital affiliated entity or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

        We are affiliated with the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager is an affiliate of the Advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. The Dealer Manager is currently involved in offerings for other Dividend Capital affiliated entities. Accordingly, you do not have the benefit of such independent review and investigation.

        Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Dividend Capital affiliated entities that may have some or all investment objectives similar to ours.

Affiliated Property Manager

        We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager is affiliated with the Advisor and in the future there is potential for a number of the members of the Advisor's management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. In addition, given that the Property Manager is affiliated with us and the Advisor, any agreements with the Property Manager will not be at arm's length. As a result, with respect to any such agreement we will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties.

        The term of our agreement with the Property Manager is for one year and expires in January of each calendar year, subject to renewals by the board of directors for an unlimited number of successive one-year periods. The independent directors evaluate the performance of the Property Manager prior to any renewal of the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days' written notice without cause or penalty. Our Property Manager may be deemed to be a fiduciary of the Company.

Lack of Separate Representation

        Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership, the Advisor and the Dealer Manager in connection with this offering and may in the future act as counsel for each such company. Moye White LLP serves as special securities counsel to us, the Advisor and the Dealer Manager in connection with this offering and may continue to do so in the future. Skadden, Arps, Slate, Meagher & Flom LLP and Moye White LLP also serve as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

        Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since the Advisor will make investment decisions on our behalf, agreements and transactions between the Advisor's affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Advisor for the acquisition of properties, but only if (i) a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

Fees and Other Compensation to the Advisor and its Affiliates

        A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition fees, asset management fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm's length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of the Operating Partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

        Subject to oversight by the board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the real properties, real estate securities or debt related investments acquired or the services provided to us.

        Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

        We do not currently expect to purchase securities of, or make debt related investments in, any other REIT or investment company which may be affiliated with us. However, if any such investments are made, we, and /or the affiliated REIT or investment company would waive those fees which are necessary to avoid any duplication of the dealer manager fees, sales commissions, organizational and offering expense reimbursement and asset management fees.

Conflict Resolution Procedures

        We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

  Independent Directors

        Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

  •
  The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

  •
  Transactions with affiliates, including our directors and officers;

  •
  Awards under the equity incentive plan; and

  •
  Pursuit of a potential Liquidity Event.

        Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

  Compensation Involving the Advisor and its Affiliates

        The independent directors will evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

  •
  The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

  •
  The success of the Advisor in generating investments that meet our investment objectives;

  •
  Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

  •
  Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business; and

  •
  The quality and extent of the services and advice furnished by the Advisor.

  Acquisitions Involving Affiliates and Other Related Entities

        We will not purchase or lease real properties in which the Advisor, its affiliates or DCT Industrial Trust or any of our directors or officers has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates or DCT Industrial Trust unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the Advisor or its affiliates or DCT Industrial Trust or to our directors unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

  Mortgage Loans Involving Affiliates

        Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors, our officers or any of their affiliates.

  Issuance of Options and Warrants to Certain Affiliates

        Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

  Repurchase of Shares of Common Stock

        Our charter prohibits us from paying a fee to the Advisor or our directors or officers or any of their affiliates in connection with our repurchase or redemption of our common stock.

  Loans and Expense Reimbursements Involving Affiliates

        We will not make any loans to the Advisor or to our directors or officers or any of our other affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

        In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption "The Advisor and the Advisory Agreement—The Advisory Agreement."

  Voting of Shares of Common Stock Owned by Affiliates

        Before becoming a stockholder, the Advisor or a director or officer or any of their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

  Allocation of Investment Opportunities Among Affiliates and Other Related Entities

        The Advisor has entered into and may continue to enter into product specialist agreements or other arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property, real estate securities or debt related investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. The Advisor has engaged Dividend Capital Investments, an affiliate of ours, as product specialist in connection with securities investment management services. In addition, the Advisor has engaged DCT Industrial Trust as product specialist in connection with investments in industrial properties.

        In the event that an investment opportunity becomes available which, in the discretion of the Advisor, is suitable for us under all of the factors considered by the Advisor, then the Advisor shall present the opportunity to our board of directors. In determining whether or not an investment opportunity is suitable for us and another program affiliated with the Advisor, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

  •
  the investment objectives and criteria of each program;

  •
  the general real property sector or securities and debt related sector investment allocation targets of each program;

  •
  the cash requirements of each program;

  •
  the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

  •
  the policy of each program relating to leverage of properties;

  •
  the anticipated cash flow of each program;

  •
  the income tax effects of the purchase on each program;

  •
  the size of the investment; and

  •
  the amount of funds available to each program and the length of time such funds have been available for investment.

        If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment. Our board of directors has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable.

        In performance of its role as a product specialist, to the extent that an affiliate or a related entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity , co-invest equity capital in the form of a joint venture. The terms of any such joint venture shall be no less favorable to us than would be available in an arm's length transaction with an unaffiliated third party.

        Any affiliate that serves as a product specialist in connection with securities investment management services will be required to have adopted trade aggregation and allocation policies designed to promote fairness and equity amongst all of its clients and to minimize risk that any of its clients would be or could be systematically advantaged or disadvantaged through aggregation of trade orders.

        Any of our Advisor's product specialist and joint venture agreements with affiliate(s) may also require that such affiliate(s) provide the Advisor, on a quarterly basis and/or upon reasonable request, such reasonable information required by our board of directors, including our independent directors, to determine whether our conflicts resolution procedures are being fairly applied.

BENEFICIAL OWNERSHIP OF SHARES OF
COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP

        Montecito Investments, LLC, an affiliate of the Advisor, currently owns 200 shares of our common stock. The Advisor and the parent of the Advisor have also contributed $201,000 to the Operating Partnership in exchange for OP Units and are currently its sole limited partners. For so long as the Advisor serves as our advisor, neither the Advisor nor the parent of the Advisor may sell these OP Units.

        Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Montecito Investments, LLC(2)	200 Shares	*
Dividend Capital Total Advisors LLC(3)	20,000 OP Units(4)	*
Dividend Capital Total Advisors Group LLC(3)	100 Special Units(5)	*
John A. Blumberg(3) (Chairman and Director)	20,000 OP Units(4)	*
Marc J. Warren(3) (President and Director)	20,000 OP Units(4)	*
Charles B. Duke (Independent Director)	4,000(6)	*
Daniel J. Sullivan (Independent Director)	4,000(6)	*
John P. Woodberry (Independent Director)	4,000(6)	*
John E. Biallas (Chief Operating Officer)	—	*
Troy J. Bloom (Secretary)	—	*
James R. Giuliano III (Chief Financial Officer and Treasurer)	—	*
Michael J. Kelly (Chief Acquisitions Officer)	—	*
Beneficial ownership of common stock and OP Units by all directors and executive officers as a group (9 persons)(3)	32,000(7)	—

*
Less than 1%.

(1)
Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Montecito Investments, LLC is presently directly or indirectly controlled by Evan H. Zucker.

(3)
The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, Thomas I. Florence, James R. Mulvihill, Marc J. Warren, Thomas G. Wattles and Evan H. Zucker. With respect to Messrs. Blumberg and Warren, their beneficial ownership consists solely of 20,000 OP Units held by the Advisor. Messrs. Blumberg and Warren disclaim beneficial ownership of the OP Units held by the Advisor except to the extent of their pecuniary interest therein.

(4)
Represents OP Units that are redeemable for shares of our common stock under certain circumstances. No OP Units have been redeemed for shares of our common stock as of the date of this prospectus. For purposes of the percentages on this table, we have assumed full redemption of OP Units for shares of our common stock.

(5)
Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.

(6)
On April 3, 2006, pursuant to the terms of our equity incentive plan, each of our nonemployee directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted a non-qualified option to purchase 10,000 shares of our common stock. Each such option has a maximum term of ten years and will vest according to the following schedule: 20% of the covered shares on the date of grant, and an additional 20% of such shares on each of the first four anniversaries of the date of grant, subject in each case to the director continuing to serve on our board as of such vesting date.

(7)
Includes 20,000 of OP Units and options to purchase 12,000 shares of our common stock.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

        The information presented in this section represents the historical experience of direct real estate and real estate securities related investment programs sponsored by certain affiliates of the Advisor and certain members of the Advisor's management team. Such affiliates and principals include John A. Blumberg, Thomas I. Florence, James R. Mulvihill and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs. The information in this section should be read together with the Prior Performance Tables, included in this prospectus as Appendix A.

        Messrs. Blumberg, Florence, Mulvihill and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, five Dividend Capital Group (which we refer to as "DCG") programs with investment objectives similar to ours. DCG is a real estate investment management company that focuses on creating, developing and operating institutional-quality real estate products and programs for individual and institutional investors. Each individual DCG program has its own specific investment objectives; however, the general investment objectives common to all DCG programs has included providing investors with (i) exposure to investment real estate as an asset class and (ii) current income.

        The five DCG programs noted above include (i) Dividend Capital Trust Inc. (currently known as "DCT Industrial Trust" and which we refer to herein as "DCT"), (ii) Dividend Capital Exchange, which we refer to as "DCX," (iii) Dividend Capital Realty Income Allocation Fund, which we refer to as "DCRIAF," (iv) Dividend Capital Realty Income Fund-Growth Composite, which we refer to as "DCRIF Growth," and (v) Dividend Capital Realty Income Fund-Income Composite, which we refer to as "DCRIF Income."

        DCT is a real estate investment trust that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which Dividend Capital Advisors LLC, the former external advisor to DCT, contributed its entire outstanding membership interest and all economic interests to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours, and is considered a completed DCG program for purposes of the Prior Performance Tables found in Appendix A of this prospectus.

        As of September 30, 2006, DCT had raised a total of approximately $1.6 billion in equity capital from approximately 36,000 investors in conjunction with four public offerings. As of September 30, 2006, DCT had acquired a total of 374 industrial buildings in 24 markets and four land and development projects throughout the United States that had an aggregate gross book value of approximately $2.9 billion. Of these 374 operating properties, 90 were located in Texas, 56 were located in Georgia, 54 were located in Ohio, 41 were located in California, 18 were located in Florida, 15 were located in Tennessee, 15 were located in Arizona, 14 were located in Illinois, 13 were located in Maryland, 11 were located in North Carolina, 10 were located in New Jersey, eight were located in Washington, eight were located in Indiana, six were located in Pennsylvania, six were located in Massachusetts, six were located in Minnesota, two were located in Kentucky, and one was located in Colorado.

        DCX represents a series of investments through which tenancy-in-common interests are purchased primarily by accredited investors who have received a private placement memorandum pursuant to Regulation D of the Securities Act. As of December 31, 2006, DCX had raised a total of approximately $343.6 million from 390 investors in connection with a series of tenancy-in-common offerings. These tenancy-in-common interests were held in a total of 30 industrial buildings, including nine buildings in Texas, five buildings in Georgia, four buildings located in Tennessee, four in Indiana, two buildings in Arizona, two in Kentucky, two in California, one in Ohio and one in Minnesota. As of December 31,

2006, tenancy-in-common interests in fourteen real properties had been sold and exchanged for operating partnership units through DCX.

        DCRIAF (NYSE:DCA) is a non-diversified, closed-end mutual fund that invests in the common stock, preferred stock and debt securities of companies primarily engaged in the real estate industry, including REITs. As of December 31, 2006, DCRIAF had raised $205,177,500 pursuant to its initial public offering from approximately 9,200 investors and held securities with a market value of $296,554,845.

        DCRIF Growth and DCRIF Income, are the growth and income composites, respectively, of Dividend Capital Realty Income Fund (Corporate Symbol: DCRAX), an open-end mutual fund that invests at least 80% of its net assets in securities of companies primarily engaged in the real estate industry, including REITs. As of December 31, 2006, DCRAX had raised a total of $62,441,877 from 2,914 investors and held securities with a market value of $47,060,849. Approximately 35.9% of the market value was derived from securities held as part of the DCRIF Growth composite and approximately 64.1% of the market value was derived from securities held as part of the DCRIF Income composite.

        In addition to their participation in the sponsorship of the above Dividend Capital Group programs, Messrs. Blumberg, Mulvihill, and Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in one public REIT (American Real Estate Investment Corp.) and 54 private real estate programs.

        American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR), raised approximately $93,230,000 of equity capital (including $10,750,000 in its initial public offering and $82,480,000 in connection with the acquisition of real estate) from 131 investors and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. American Real Estate Investment Corp. purchased 21 real estate projects consisting of industrial properties (comprising 25% of the total amount of the REIT's projects), multifamily properties (comprising 36% of the total amount of the REIT's projects), office properties (comprising 28% of the total amount of the REIT's projects) and retail properties (comprising 11% of the total amount of the REIT's projects). Of these 21 projects, 15 were located in New Jersey, four were located in Colorado, one was located in Arizona and one was located in California.

        As of December 31, 2006, the 54 private real estate programs described above had raised approximately $843 million of equity capital and equity capital commitments, and purchased or developed 142 real estate projects consisting of industrial properties (comprising 49% of the total amount of the private programs), multi family properties (comprising 13% of the total amount of the private programs), land assets (comprising 4% of the total amount of the private programs), golf course properties (comprising 4% of the total amount of the private programs) and retail properties (comprising 30% of the total amount of the private programs). Of these 142 projects, 109 were located in Mexico, 28 were located in Colorado, four were located in New Jersey and one was located in New York.

        Collectively, as of December 31, 2006, the public and private real estate programs sponsored by certain members of the Advisor's management team had purchased interests in real estate projects having combined acquisition and development costs of approximately $5.2 billion.

SELECTED FINANCIAL DATA

        The following table presents selected historical consolidated financial information as of: March 31, 2007 and 2006; December 31, 2006 and 2005; for the three months ended March 31, 2007 and 2006; for the year ended December 31, 2006; and for the period from April 11, 2005 (inception) through December 31, 2005. The selected historical consolidated financial information presented below has been derived from our audited consolidated financial statements and unaudited condensed consolidated financial statements. Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto included elsewhere in this prospectus. The amounts in the table are in thousands except per share data.

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006	For the Year Ended December 31, 2006	For the Period from April 11, 2005 (Inception) through December 31, 2005
Operating Data:
Total revenue	$10,878	$—	$6,504		$—
Total operating expense	7,536	63	5,804		—
Interest expense	2,883	—	2,076		—
Interest income	2,538	*	1,259		*
Minority interests	(12)	62	65		*
Net income (loss)	2,985	(1)	(52)		*
Common Stock Distributions:
Common stock distributions declared	$8,059	$—	$4,090		$—
Common stock distributions declared per share	0.150	—	0.422		—
Per Share Data:
Basic net income (loss) per common share	$0.06	$(3.12)	$(0.01)		$0.01
Diluted net income (loss) per common share	0.06	(3.12)	(0.02)		0.01
Other Information:
Weighted average shares outstanding—basic	53,746	**	7,087		**
Weighted average shares outstanding—diluted	53,766	**	7,107		**
Balance Sheet Data:
Total assets	$904,951	$1,755	$452,971		$203
Debt	137,563	—	134,386		—
Total liabilities	245,411	1,615	159,177		—
Cash Flow Data:
Net cash provided by operating activities	$5,155	$—	$2,694	$	*
Net cash used in investing activities	(370,256)	—	(320,426)		—
Net cash provided by financing activities	464,057	—	385,047		2

*
Less than $100.

**
200 shares outstanding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2006 and 2005, and for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) through December 31, 2005, and the unaudited condensed consolidated financial statements and notes thereto as of March 31, 2007 and for the three months ended March 31, 2007 and 2006. Unless the context otherwise requires, the terms, "we," "us," and "our" refer to Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Operating Partnership LP and their consolidated subsidiaries.

Forward-Looking Information

        This prospectus includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements relate to, without limitation, our future capital expenditures, distributions and acquisitions (including the amount and nature thereof), other development trends of the real estate industry, business strategies, and the expansion and growth of our operations. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Act and Section 21E of the Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors about which we have made assumptions are general economic and business (particularly real estate) conditions being less favorable than expected, the potential impact of terrorist attacks on the national, regional and local economies, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of REITs), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, customers' ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

General

        We were formed as a Maryland corporation on April 11, 2005 to invest in a diverse portfolio of real properties, real estate securities and debt related investments. On January 27, 2006, we commenced a public offering of up to $2.0 billion in shares of our common, 75% of which are being offered at a price of $10.00 per share, and 25% of which are being offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. On April 3, 2006, we satisfied the minimum offering requirements. As of May 17, 2007, we had approximately 15,200 stockholders, issued approximately

81.8 million shares of our common stock to stockholders and received approximately $811.2 million in gross proceeds.

        As of December 31, 2006, we had invested in 14 real properties at a total acquisition cost of approximately $254.8 million, comprising 2.9 million net rentable square feet. These assets included (1) four office and office/R&D properties with a total acquisition cost of approximately $129.0 million, comprising approximately 656,000 net rentable square feet and (2) ten industrial properties with a total acquisition cost of approximately $125.9 million, comprising approximately 2.3 million net rentable square feet. These properties are located in nine distinct markets throughout the United States. These properties were acquired using a combination of (1) net proceeds from this offering, (2) debt financings, (3) available cash and (4) minority interest equity contributions.

        As of December 31, 2006, we had invested in various real estate securities, net of dispositions, at a total approximate cost of $47.2 million, including (1) preferred equity securities of various real estate operating companies and real estate investment trusts primarily in the retail, office, multifamily, lodging and diversified real estate sectors with an approximate cost of $20.1 million and (2) CMBS and CDOs with an approximate cost of $27.1 million. The total cost of these purchases was paid for using a combination of (1) net proceeds from this offering and (2) borrowings from our Master Repurchase Facility.

        During the year ended December 31, 2006, we acquired approximately $28.3 million in debt related investments. These debt related investments included (1) an investment in a senior participating interest in a mortgage loan of approximately $7.0 million and (2) investments in two B-notes of approximately $21.3 million.

        As of March 31, 2007, we had invested in 24 real properties located in ten distinct markets throughout the United States at a total gross investment amount of approximately $457.8 million (before accumulated depreciation and amortization of $6.2 million) comprising approximately 5.6 million net rentable square feet. As of March 31, 2007, we had invested in various real estate securities with a total market value of $168.6 million. As of March 31, 2007, we had acquired debt related investments, with a total net carrying amount of $89.6 million.

        From April 1, 2007 through May 17, 2007, we invested in four real properties at a total acquisition cost of approximately $213.0 million, which was comprised of three retail properties at a total acquisition cost of approximately $165.5 million and one office property at a total acquisition cost of approximately $47.5 million. In addition, from April 1, 2007 through May 17, 2007, we invested in various real estate securities with a total market value as of May 17, 2007 of approximately $49.6 million, including $27.2 million invested in CMBS and CDOs and $22.4 million invested in preferred equity securities. From April 1, 2007 through May 17, 2007, we also invested in debt related investments with a total net carrying amount of approximately $18.2 million.

        As of May 17, 2007, we had invested in 28 real properties located in 17 distinct markets throughout the United States at a total gross investment amount of approximately $670.8 million (before accumulated depreciation and amortization) comprising approximately 6.7 million net rentable square feet. As of May 17, 2007, we had invested in various real estate securities with a total market value of $218.2 million. As of May 17, 2007, we had acquired debt related investments, with a total net carrying amount of $107.8 million. In aggregate as of May 17, 2007, we had invested in total assets of approximately $996.8 million.

        The number and type of real properties we may acquire and real estate securities in which we may invest will depend upon real estate market conditions, the amount of proceeds we raise in our initial public offering and other circumstances existing at the time of acquisition.

        Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. Increasing interest rates could make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. It may also increase the interest we pay on our debt obligations and make it more difficult for us to finance or refinance our real property, real estate securities and debt-related investments.

        We intend to make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ended December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

        We believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with the tax year ended December 31, 2006, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution test are satisfied.

Liquidity and Capital Resources

Overview

        The proceeds from our public offering provide funds to enable us to purchase real properties, real estate securities and debt related investments. We may acquire assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to make additional investments, to increase cash flow, to further diversify our portfolio and for other uses.

        Our principal demand for funds will be to acquire real properties, real estate securities, debt related investments, to pay operating expenses and interest on our outstanding indebtedness, and to make distributions to our stockholders. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investments.

        The Advisor and its product specialists, subject to the oversight of our board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real properties, real estate securities or debt related investments, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets or real estate securities. These lower returns may affect our ability to make distributions to stockholders. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

        The Advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

        We use the net proceeds from our public offering to make investments in real property, real estate securities or debt related investments and to pay fees and expenses. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties and to invest in real estate securities and debt related investments.

        We are not aware of any material trends or uncertainties, favorable or unfavorable, other than the potential for additional increases in interest rates (as discussed above), that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real properties or investing in real estate securities and debt related investments, other than those referred to in this prospectus.

        Management currently expects that our principal sources of working capital and funding for acquisitions and potential capital requirements for expansions and renovation of real properties, developments, investments in real estate securities and debt related investments, distributions to stockholders, redemption of common shares and debt service will include:

  •
  Current cash balances;

  •
  Public offerings;

  •
  Various forms of secured financings;

  •
  Borrowings under our master repurchase agreements;

  •
  Borrowings under margin loan accounts and prospective lines of credit;

  •
  Equity capital from joint venture partners;

  •
  Proceeds from our Operating Partnership's private placement;

  •
  Proceeds from our distribution reinvestment plan and;

  •
  Cash flow from operations.

        Over the short term, we believe that our sources of capital, specifically our current cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners, our ability to obtain various forms of secured financing and proceeds from our Operating Partnership's private placement are adequate and will continue to be adequate to meet our liquidity requirements and capital commitments. These liquidity requirements and capital commitments include the payment of debt service, regular quarterly stockholder distributions, funding redemptions of our common stock, capital expenditures at our properties and prospective acquisitions and investments.

        Over the longer term, in addition to the same sources of capital we rely on to meet our short term liquidity requirements, we also expect to utilize additional secured and unsecured financings and equity capital from joint venture partners. We may also conduct additional public offerings. We expect these resources will be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

Significant Sources of Capital

        The following discussion describes our significant sources of capital for the year ended December 31, 2006. We did not commence formal business operations until the acquisition of our first real property on June 28, 2006.

Public Offering

        On May 27, 2005, we filed a registration statement with the Securities and Exchange Commission on Form S-11 in connection with a public offering of our common stock. The registration statement was declared effective on January 27, 2006. Pursuant to the registration statement, we are offering for sale up to $2.0 billion in shares of common stock, 75% of which are being offered to stockholders at a price of $10.00 per share, and 25% of which are being offered to participants in our distribution reinvestment plan at a price of $9.50 per share.

        For the year ended December 31, 2006, approximately 32.3 million shares of common stock were issued in conjunction with the public offering. For the year ended December 31, 2006, we raised net proceeds of approximately $286.7 million. The net proceeds from the sale of these securities were transferred to the Operating Partnership on a one-for-one basis for OP Units.

The Operating Partnership's Private Placement

        The Operating Partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the tenancy-in-common interests sold to investors are 100% leased by the Operating Partnership, and such leases contain purchase options whereby our Operating Partnership has the right to acquire the tenancy-in-common interests from the investors commencing at the beginning of the 15th month and terminating at the end of the 18th month of the lease in exchange for OP units under Section 721 of the Internal Revenue Code. During the year ended December 31, 2006, we had raised approximately $39.0 million pursuant to our Operating Partnership's private placement. Prior to the year ended December 31, 2006, we had not raised any capital from the sale of undivided tenancy-in-common interests in our properties pursuant to the Operating Partnership's private placement.

Debt Financings

        Mortgage Debt—During the year ended December 31, 2006, we obtained aggregate mortgage debt financing in the amount of approximately $84.5 million; all of this mortgage debt was interest only. The table below provides a summary of these mortgage debt financings and their related terms (dollars in thousands):

	Debt Issuance Date	Interest Rate	Maturity Date		Outstanding Balance as of December 31, 2006
Property
Jay Street	June 2006	6.05%	July 2016		$23,500
Bala Pointe	August 2006	5.89%	August 2036	(1)	24,000
Lundy Avenue	October 2006	5.60%	November 2016		14,250
Shiloh Road	December 2006	5.57%	December 2016		22,700

Weighted Average/Totals(2)		5.80%			$84,450

(1)
Includes option to prepay full loan amount in August 2016.

(2)
Weighted average interest rates are based upon outstanding balances as of December 31, 2006.

        Master Repurchase Facility (the "REPO Facility")—On October 26, 2006, we closed a master repurchase facility with JP Morgan Chase Bank, N.A. The REPO Facility has a capacity of $200 million and matures in October 2007, subject to extension, with a final maturity date in October 2009. The REPO Facility bears interest at spreads of 0.05% to 2.15% over the one-month LIBOR and, based on our expected investment activities, provides for advance rates that vary from 35% to 97% based upon the asset being financed. The lender has a consent right to the inclusion of investments in this facility, determines periodically the market value of the investments, and has the right to require additional collateral if the estimated market value of the included investments declines. As of December 31, 2006, we had aggregate borrowings under the REPO Facility of approximately $10.9 million at a weighted average spread of LIBOR plus 0.68%. For the year ended December 31, 2006, we had incurred interest expense, including REPO Facility non-usage fees, of approximately $166,000. We had not entered into any REPO Facility transactions prior to the year ended December 31, 2006.

        The REPO Facility requires that we pay down borrowings as principal payments on the loans and investments pledged are received. Borrowings under the REPO Facility at December 31, 2006 were secured by the following investments (amounts in thousands):

Investment Type	Carrying Value(1)
Investment in real estate securities	$3,000
Debt related investments	6,974
Investments in real property(2)	10,200

Total	$20,174

(1)
Approximates fair value.

(2)
Certain borrowings on our REPO Facility were secured by our investment in the Eagle Creek West property, which had a total acquisition cost of approximately $10.2 million.

Minority Interest Contributions

        For the year ended December 31, 2006, our joint venture partners had contributed approximately $11.5 million in equity capital to our consolidated joint ventures in connection with the acquisition of certain of our real properties. We had not entered into any joint venture arrangements prior to the year ended December 31, 2006.

Cash Flow from Operations

        For the year ended December 31, 2006, our cash provided by operating activities was approximately $2.7 million. Cash used in operating activities prior to the year ended December 31, 2006 was insignificant.

Significant Uses of Capital

        The following discussion describes our significant uses of capital for the year ended December 31, 2006. We did not commence formal business operations until the acquisition of our first real property on June 28, 2006.

Real Property Acquisitions

        During the year ended December 31, 2006, we acquired 14 real properties with a total acquisition cost of approximately $254.8 million, comprising approximately 2.9 million net rentable square feet. These assets included (1) four office and office/R&D properties with a total acquisition cost of approximately $129.0 million, comprising approximately 656,000 net rentable square feet and (2) ten industrial properties with a total acquisition cost of approximately $125.9 million, comprising approximately 2.3 million net rentable square feet. These properties were acquired using a combination of (1) net proceeds from this offering, (2) debt financings, (3) available cash and (4) minority interest equity contributions. For all properties acquired and consolidated, the results of operations for the acquired properties are included in our consolidated statements of operations from the dates of acquisition. There was no real property acquisition activity prior to the year ended December 31, 2006.

Real Estate Securities Acquisitions

        During the year ended December 31, 2006, we had invested in various real estate securities, net of dispositions, at a total cost of approximately $47.2 million. These purchases consisted of (1) preferred equity securities of various real estate operating companies and real estate investment trusts primarily in the retail, office, multifamily, lodging, and diversified real estate sectors with an approximate cost of $20.1 million and (2) CMBS and CDOs with an approximate cost of $27.1 million. The total cost of these real estate securities was paid for using a combination of (1) net proceeds from this offering and (2) borrowings from our REPO Facility. In addition, we acquired approximately $8.2 million of real estate securities that had not settled as of December 31, 2006, which are included in our consolidated balance sheets as unsettled securities purchases. There was no real estate securities acquisition activity prior to the year ended December 31, 2006.

Debt Related Investments

        During the year ended December 31, 2006, we acquired approximately $28.3 million in debt related investments. These debt related investments included (1) an investment in a senior participating interest in a mortgage loan of approximately $7.0 million and (2) investments in two B-notes of approximately $21.3 million. There was no debt related investments activity prior to the year ended December 31, 2006.

Debt Service Requirements

        As of December 31, 2006, we had total outstanding debt and short-term borrowings of approximately $95.4 million. These borrowings consisted of (1) approximately $84.5 million in secured, fixed-rate, interest-only, non-recourse mortgage notes and (2) approximately $10.9 million in borrowings under our REPO Facility. In addition, during the year ended December 31, 2006, we borrowed $8.5 million under our margin loan account, which we repaid prior to December 31, 2006. All of our borrowings require monthly payments of interest only. Currently, our cash flows from operations are sufficient to satisfy these monthly debt service requirements and we anticipate that cash flows from operations will continue to be sufficient to satisfy our regular monthly debt service. For the year ended December 31, 2006, including accrued interest of approximately $210,000 and non-usage fees under our REPO Facility, our debt service expense was approximately $2.1 million. There were no debt service requirements prior to the year ended December 31, 2006.

Distributions

        The payment of distributions is determined by our board of directors and may be adjusted at its discretion at any time. Distribution levels are set by our board of directors at a level it believes to be appropriate and sustainable based upon a review of a variety of factors including, but not limited to, the evaluation of existing assets within our portfolio, anticipated acquisitions, projected levels of additional capital to be raised, debt to be incurred in the future and the anticipated results of operations. In April 2006 and June 2006, our board of directors set distribution levels at an annualized $0.55 per share or OP unit for the quarters ended June 30, 2006 and September 30, 2006, respectively. In September 2006, our board of directors set the distribution level at an annualized $0.60 per share or OP unit for the quarter ended December 31, 2006.

        The total amount of distributions for the calendar year 2006 was approximately $4.1 million and was satisfied by two sources:(1) a cash distribution to stockholders of approximately $1.8 million and (2) a common stock issuance of approximately $2.3 million (approximately 245,000 shares) pursuant to our distribution reinvestment plan. We paid approximately $1.4 million in distributions as of December 31, 2006. We did not declare or pay any distributions prior to the year ended December 31, 2006. As of December 31, 2006, we had distributions payable of approximately $2.7 million.

        We funded our distributions for the year ended December 31, 2006 of $4.1 million from a combination of (1) funds from operations of approximately $2.2 million and (2) short-term borrowings and borrowings under our REPO Facility of approximately $1.9 million. Our long-term corporate strategy is to fund the payment of distributions entirely from funds from operations.

Contractual Obligations

        The following table reflects our contractual obligations as of December 31, 2006, specifically our obligations under long-term debt agreements and operating lease agreements (amounts in thousands):

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	More than 5 Years
Long-Term Debt(1)	$133,430	$4,898	$9,796	$9,796	$108,940
Operating Leases(2)	32,190	2,146	4,292	4,292	21,460

Total	$165,620	$7,044	$14,088	$14,088	$130,400

(1)
Payments include interest.

(2)
As of December 31, 2006, we had 3 operating master lease obligations relating to three properties, all of which were in connection with our Operating Partnership's private placement of tenancy-in-common interests.

Results of Operations

Summary

        During the year ended December 31, 2006, we acquired 14 real properties for a total acquisition cost of approximately $254.8 million. The acquisition of these assets was funded by a combination of

(1) net proceeds from this offering, (2) debt financings, (3) available cash and (4) equity contributions from joint venture partners.

        During the year ended December 31, 2006, we acquired real estate securities for a total cost of approximately $47.2 million, including preferred equity securities of $20.1 million, net of a disposition of a preferred equity security with an acquisition cost of approximately $944,000 and (2) investments in CMBS and CDOs with an acquisition cost of approximately $27.1 million.

        During the year ended December 31, 2006, we acquired debt related investments for a total cost of approximately $28.3 million. These debt related investments include a senior participating interest in a mortgage loan of approximately $7.0 million, and investments in two B-notes of approximately $21.3 million. The acquisitions of the real estate securities and the debt related investments were funded by proceeds from this offering and borrowings from our REPO Facility.

        As a result of these acquisitions of real properties, real estate securities and debt related investments, the results of our operations for the year ended December 31, 2006 have significant increases compared to our results of operations for the period from April 11, 2005 (inception) through December 31, 2005.

Rental Revenue

        For the year ended December 31, 2006, we earned rental revenue of approximately $5.4 million from the 14 real properties acquired throughout the year. The majority of the rental revenue is attributable to the first three office and office/R&D properties we acquired, Jay Street, Bala Pointe and Lundy Avenue. We did not have any rental revenue from real property prior to the year ended December 31, 2006.

Securities Income

        For the year ended December 31, 2006, we earned income from investments in real estate securities of approximately $853,000. For the year ended December 31, 2006, securities income derived from dividend income earned on preferred equity securities and interest earned on CMBS and CDOs was approximately $668,000 and $185,000, respectively. We did not have any income from investments in real estate securities prior to the year ended December 31, 2006.

Debt Related Income

        For the year ended December 31, 2006, we earned income from debt related investments of approximately $238,000. The majority of this income resulted from our investment in a senior participating interest in a mortgage loan, which we acquired in September 2006. We did not have any income from debt related investments prior to the year ended December 31, 2006.

Gain on Sale of Securities

        During the year ended December 31, 2006, we sold one preferred equity security for a realized gain of approximately $28,000. We did not sell any securities assets prior to the year ended December 31, 2006.

Rental Expense

        For the year ended December 31, 2006, we incurred rental expense of approximately $1.5 million, which was attributable primarily to our first three real property acquisitions, Jay Street, Bala Pointe and Lundy Avenue. We did not own any real property prior to the year ended December 31, 2006.

Depreciation and Amortization

        For the year ended December 31, 2006, we recorded depreciation and amortization expense of approximately $2.3 million, related to the 14 real property assets acquired during the year, and the majority of such expense was a result of depreciation and amortization associated with Jay Street, Bala Pointe and Lundy Avenue. We held no depreciable assets prior to the year ended December 31, 2006.

General and Administrative Expenses

        For the year ended December 31, 2006, we recorded general and administrative expenses of approximately $1.3 million. We did not have any general and administrative expenses prior to the year ended December 31, 2006. General and administrative expenses incurred during 2006 were primarily attributable to commencement of our formal operations. The events of our registration statement becoming effective and the commencement of formal operations resulted in various general and administrative expenses associated with financial reporting requirements, including external audit and review fees, legal advisory fees, general accounting expenses, regulatory filing-related costs, independent director compensation and other operational costs.

Asset Management Fees, Related Party

        For the year ended December 31, 2006, our Advisor earned approximately $722,000 in asset management fees, which was comprised of (1) real property asset management fees of approximately $542,000, (2) real estate securities asset management fees of approximately $139,000 and (3) debt related asset management fees of approximately $41,000. We did not own any assets that would have resulted in asset management fees prior to the year ended December 31, 2006.

        For a detailed discussion of the asset management fees we pay to our Advisor, see Note 14 to our consolidated financial statements in Item 36.

Interest Income

        For the year ended December 31, 2006, we earned interest income of approximately $1.3 million. Interest income is attributed to interest earned on cash balances held in interest bearing bank accounts and money market mutual funds. The Company had negligible cash balances prior to the year ended December 31, 2006.

Interest Expense

        For the year ended December 31, 2006, we incurred interest expense of approximately $2.1 million. Interest expense resulted primarily from (1) the issuance of mortgage notes associated with the acquisition of Jay Street, Bala Pointe and Lundy Avenue, (2) imputed interest expense on financing obligations associated with our Operating Partnership's private placement and (3) borrowings on our REPO Facility and on our margin account.

        As of December 31, 2006, we had mortgage notes outstanding of $84.5 million with a weighted average interest rate of 5.80%. In addition, we had financing obligations associated with our Operating Partnership's private placement of approximately $39.0 million, which has an imputed interest rate of 5.80%. We did not have any interest-bearing debt prior to the year ended December 31, 2006.

Off-Balance Sheet Arrangements

        As of December 31, 2006 and 2005, we had no material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Supplemental Earnings Measures

Funds from Operations

        We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of our operating performance. FFO is defined as net income, calculated in accordance with GAAP, plus real estate related depreciation and amortization, less gains (or losses) from dispositions of real estate held for investment purposes and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. We consider FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding all operating real estate depreciation and amortization and gains or losses related to sales of previously depreciated operating real estate, FFO can help the investing public compare the operating performance of a company's real estate between periods or to other companies. The following table presents the calculation of our FFO reconciled from net income for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) through December 31, 2005 (amounts in thousands, except per share and footnote information):

Calculation of Funds from Operations

	For the Year Ended December 31, 2006	For the Period from April 11, 2005 (Inception) through December 31, 2005
Reconciliation to Funds From Operations:
Net Income (Loss)	$(52)	*
Add:
Depreciation and amortization	2,321	—
Minority interest share of net income (loss)	(65)	*
Less:
FFO attributable to minority interest	(16)	*

FFO attributable to common stock	$2,188	*

FFO per share—basic	$0.31	$0.01

FFO per share—diluted	$0.30	$0.01

*
Less than $100.

Significant Sources of Capital

        The following discussion describes our significant sources of capital for the three months ended March 31, 2007. We did not commence formal business operations until the acquisition of our first real property on June 28, 2006.

Public Offering

        On May 27, 2005, we filed a registration statement with the Commission on Form S-11 in connection with an initial public offering of our common stock. The registration statement was declared effective on January 27, 2006. Pursuant to the registration statement, we are offering for sale up to $2.0 billion in shares of common stock, 75% of which are being offered to stockholders at a price of $10.00 per share, and 25% of which are being offered to participants in our distribution reinvestment plan at a price of $9.50 per share.

        For the three months ended March 31, 2007, approximately 39.5 million shares of common stock were issued in connection with the public offering. For the three months ended March 31, 2007, we raised net proceeds of approximately $359.5 million. The net proceeds from the sale of these securities were transferred to our Operating Partnership on a one-for-one basis for OP Units. We had not met the minimum offering requirements of our initial public offering as of March 31, 2006.

The Operating Partnership's Private Placement

        The Operating Partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the tenancy-in-common interests sold to investors are 100% leased by the Operating Partnership, and such leases contain purchase options whereby our Operating Partnership has the right to acquire the tenancy-in-common interests from the investors commencing at the beginning of the 15th month and terminating at the end of the 18th month of the lease in exchange for OP Units under Section 721 of the Internal Revenue Code. During the three months ended March 31, 2007, we had raised approximately $26.9 million pursuant to our Operating Partnership's private placement. We had not raised any capital from the sale of undivided tenancy-in-common interests in our properties pursuant to the Operating Partnership's private placement during the three months ended March 31, 2006.

Debt Financings

        Mortgage Debt—During the three months ended March 31, 2007, we obtained aggregate mortgage debt financing in the amount of approximately $48.2 million; all of this mortgage debt was interest only. We had not obtained any mortgage debt financing as of March 31, 2006. We incurred interest expense, including the amortization of related loan costs, of approximately $1.7 million for the three months ended March 31, 2007. For a summary of these mortgage debt financings and their related terms, see Note 6 to our condensed consolidated financial statements included in Item 36.

        Master Repurchase Facility (the "REPO Facility")—On October 26, 2006, we closed a master repurchase facility with JP Morgan Chase Bank, N.A. The REPO Facility has a capacity of $200 million and matures in October 2007, subject to extension, with a final maturity date in October 2009. The REPO Facility bears interest at spreads of 0.05% to 2.15% over one-month LIBOR and, based on our expected investment activities, provides for advance rates that vary from 35% to 97% based upon the asset being financed. The lender has a consent right to the inclusion of investments in this facility, determines periodically the market value of the investments, and has the right to require additional collateral if the estimated market value of the included investments declines. During the three months ended March 31, 2007, we had repaid approximately $6.0 million in borrowings under the REPO

Facility, resulting in aggregate borrowings of approximately $5.0 million at a weighted average spread of LIBOR plus 0.97%. We incurred interest expense, including REPO Facility non-usage fees and the amortization of related loan costs, of approximately $248,000 for the three months ended March 31, 2007. We had not entered into any REPO Facility transactions as of March 31, 2006.

        The REPO Facility requires that we pay down borrowings as principal payments on the loans and investments pledged are received.

Minority Interest Contributions

        For the three months ended March 31, 2007, our joint venture partners had contributed approximately $12.8 million in equity capital to our consolidated joint ventures in connection with the acquisition of certain of our real properties. We had not entered into any joint venture arrangements as of March 31, 2006.

Cash Flow from Operations

        For the three months ended March 31, 2007, our cash provided by operating activities was approximately $5.2 million. Cash used in operating activities for the three months ended March 31, 2006 was insignificant.

Significant Uses of Capital

        The following discussion describes our significant uses of capital for the three months ended March 31, 2007. We did not commence formal business operations until the acquisition of our first real property on June 28, 2006.

Real Property Acquisitions

        During the three months ended March 31, 2007, we acquired ten real properties with a gross investment amount of approximately $198.4 million, comprising approximately 2.6 million net rentable square feet. These assets included (1) three office properties with a total gross investment amount of approximately $58.1 million, comprising approximately 405,000 net rentable square feet, (2) six industrial properties with a total gross investment amount of approximately $107.9 million, comprising approximately 1.9 million net rentable square feet and (3) one retail property with a total gross investment amount of approximately $32.4 million, comprising approximately 330,000 net rentable square feet. These properties were acquired using a combination of (1) net proceeds from this offering, (2) debt financings, (3) available cash and (4) minority interest equity contributions. For all properties acquired and consolidated, the results of operations for the acquired properties are included in our condensed consolidated statements of operations from the dates of acquisition.

Real Estate Securities Acquisitions

        During the three months ended March 31, 2007, the Company acquired real estate securities classified as available-for-sale through purchases in the open market with an aggregate cost of approximately $121.8 million. These purchases consisted of (1) preferred equity securities of various real estate operating companies and real estate investment trusts with an approximate cost of $34.1 million and (2) CMBS and CDOs with an approximate cost of $87.7 million. The cost of these purchases was paid for using net proceeds from this offering. In addition, the Company acquired approximately $16.1 million of real estate securities that had not settled as of March 31, 2007, which have been included in our accompanying condensed consolidated balance sheets as unsettled securities purchases. There was no real estate securities acquisition activity during the three months ended March 31, 2006.

        We have not invested in any real estate securities, including CMBS and CDOs, that contain assets that could be classified as sub prime residential mortgages. As such, we currently do not have direct exposure to the sub prime residential lending market. To date, the recent losses in the sub prime market have not materially affected the market value of our securities portfolio. However, to the extent that turmoil in the sub prime residential lending market continues and/or intensifies, it may have the potential to affect the value of our securities portfolio and/or the availability or the terms of financing that we may anticipate utilizing in order to leverage our securities portfolio.

Debt Related Investments

        During the three months ended March 31, 2007, the Company acquired approximately $61.3 million in debt related investments. These debt related investments included (1) an investment in a first mortgage loan to a commercial developer secured by a real property currently in the final stages of construction in the New York metropolitan market of approximately $25.8 million, (2) an investment in a B-note of approximately $15.0 million, (3) an investment in mezzanine debt of approximately $19.9 million and (4) additional borrowings under the terms of a senior participating interest in a commercial developer mortgage loan of approximately $608,000. There was no debt related investment activity during the three months ended March 31, 2006. The Company acquired these investments at a net discount of approximately $86,000, which will be amortized to debt related income over the related term of the investments.

Debt Service Requirements

        As of March 31, 2007, we had total outstanding debt and short-term borrowings of approximately $137.6 million. These borrowings consisted of (1) approximately $132.6 million in secured, fixed-rate, interest-only, non-recourse mortgage notes and (2) approximately $5.0 million in borrowings under our REPO Facility. In addition, we had financing obligations of approximately $65.9 million related to the Operating Partnership's private placement. All of our borrowings require monthly payments of interest only. Currently, our cash flows from operations are sufficient to satisfy these monthly debt service requirements and financing obligations and we anticipate that cash flows from operations will continue to be sufficient to satisfy our regular monthly debt service and quarterly financing obligation lease payments. For the three months ended March 31, 2007, our debt service expense was approximately $2.9 million, including accrued interest of approximately $986,000, non-usage fees under our REPO Facility and the amortization of deferred loan costs. There were no debt service requirements during the three months ended March 31, 2006.

Distributions

        The payment of distributions is determined by our board of directors and may be adjusted at its discretion at any time. Distribution levels are set by our board of directors at a level it believes to be appropriate and sustainable based upon a review of a variety of factors including, but not limited to, the evaluation of existing assets within our portfolio, anticipated acquisitions, projected levels of additional capital to be raised, debt to be incurred in the future and the anticipated results of operations. In December 2006, our board of directors set the distribution level at an annualized $0.60 per share or OP Unit for the quarter ended March 31, 2007.

        The total amount of distributions for the three months ended March 31, 2007 was approximately $8.1 million and was satisfied by two sources: (1) a cash distribution to stockholders of approximately $3.4 million and (2) a common stock issuance of approximately $4.7 million (approximately 496,000 shares) pursuant to our distribution reinvestment plan.

        We funded our distributions for the three months ended March 31, 2007 of $8.1 million from a combination of (1) funds from operations of approximately $6.1 million and (2) short-term borrowings and borrowings under our REPO Facility of approximately $2.0 million. Our long-term strategy is to fund the payment of distributions entirely from funds from operations.

Results of Operations

Summary

        As a result of the acquisition of real properties, real estate securities and debt related investments discussed previously and based on the fact that we did not formally commence business operations until June 2006, the results of our operations for the three months ended March 31, 2007 reflect significant increases compared with our results of operations for the three months ended March 31, 2006.

Rental Revenue

        For the three months ended March 31, 2007, we earned rental revenue of approximately $7.7 million from our 24 real properties acquired throughout the year. We did not have any rental revenue during the three months ended March 31, 2006.

Securities Income

        For the three months ended March 31, 2007, we earned income from investments in real estate securities of approximately $1.9 million, which is derived from dividend income earned on preferred equity securities and interest earned on CMBS and CDOs of approximately $761,000 and $1.1 million, respectively. We did not have any income from investments in real estate securities during the three months ended March 31, 2006.

Debt Related Income

        For the three months ended March 31, 2007, we earned income from debt related investments of approximately $1.3 million. We earned approximately $675,000 from our investments in three B-Notes, $305,000 from our investment in senior participation mortgage interests, and $280,000 from our investment in a mezzanine loan. We did not have any income from debt related investments during the three months ended March 31, 2006.

Rental Expense

        During the three months ended March 31, 2007, we incurred rental expense of approximately $2.1 million. We did not own any real property during the three months ended March 31, 2006.

Depreciation and Amortization

        During the three months ended March 31, 2007, we recorded depreciation and amortization expense of approximately $3.4 million, related to our 24 real properties that we owned during the period. We held no depreciable assets during the three months ended March 31, 2006.

General and Administrative Expenses

        During the three months ended March 31, 2007 and 2006, we recorded general and administrative expenses of approximately $744,000 and $63,000, respectively. The increase in general and administrative expenses of approximately $681,000 is primarily attributable to commencement of our formal operations.

Asset Management Fees, Related Party

        During the three months ended March 31, 2007, our Advisor earned approximately $1.3 million in asset management fees, which was comprised of (1) real property asset management fees of approximately $782,000, (2) real estate securities asset management fees of approximately $335,000 and (3) debt related asset management fees of approximately $148,000. We did not own any assets that would have resulted in asset management fees during the three months ended March 31, 2006.

        For a detailed discussion of the asset management fees we pay to our Advisor, see Note 13 to our condensed consolidated financial statements included in Item 36.

Interest Income

        During the three months ended March 31, 2007, we earned interest income of approximately $2.5 million. Interest income is attributed to interest earned on cash balances held in interest bearing bank accounts and money market mutual funds. The Company had negligible cash balances during the three months ended March 31, 2006.

Interest Expense

        During the three months ended March 31, 2007, we incurred interest expense of approximately $2.98 million. Interest expense resulted primarily from (1) the issuance of mortgage notes associated with our real property acquisitions, (2) imputed interest expense on financing obligations associated with our Operating Partnership's private placement and (3) borrowings on our REPO Facility. We had no outstanding debt as of March 31, 2006.

Off-Balance Sheet Arrangements

        As of March 31, 2007 and December 31, 2006, we had no material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Supplemental Earnings Measures

Funds from Operations

        We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of our operating performance. FFO is defined as net income, calculated in accordance with GAAP, plus real estate related depreciation and amortization, less gains (or losses) from dispositions of real estate held for investment purposes and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. We consider FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding all operating real estate depreciation and amortization and gains or losses related to sales of previously depreciated operating real estate, FFO can help the investing public compare the operating performance of a company's real estate between periods or to other companies. The following table presents the calculation of our FFO reconciled from net income for the three months ended March 31, 2007 and 2006 (amounts in thousands, except per share information):

Calculation of Funds from Operations

	For the Three Months Ended
	March 31, 2007	March 31, 2006
Reconciliation to Funds From Operations:
Net Income (loss)	$2,985	$(1)
Add:
Depreciation and amortization	3,418	—
Minority interest share of net income (loss)	12	(62)
Less:
FFO attributable to minority interest	(297)	62

FFO attributable to common stock	$6,118	$(1)

FFO per share—basic	$0.11	$(3.12)

FFO per share—diluted	$0.11	$(3.12)

Subsequent Events

Real Property Acquisitions

DDR Retail Portfolio Acquisition

        On April 25, 2007, wholly-owned subsidiaries of both ours and Developers Diversified Realty Corporation ("DDR") formed a joint venture, which we refer to as the DDR Joint Venture. Pursuant to this joint venture, on May 11, 2007, we acquired a fee interest in a portfolio in three retail properties, which we refer to as the DDR Retail Portfolio. The DDR Retail Portfolio consists of three retail properties located in the following markets: 1) Raleigh, North Carolina 2) Philadelphia, Pennsylvania and 3) Pittsburgh, Pennsylvania. The acquisition of the DDR Retail Portfolio was made pursuant to a purchase agreement entered into by and between the DDR Joint Venture and DDR, as seller.

        The DDR Joint Venture purchased the DDR Retail Portfolio for a total acquisition cost of approximately $163.0 million (which excludes an expected acquisition fee of $2.5 million to be paid to the Advisor).

        The total approximate acquisition cost of the DDR Retail Portfolio was funded as follows: (i) an equity contribution from us using proceeds from this offering and available cash and (ii) an equity contribution from DDR.

        In conjunction with the acquisition of assets acquired by the DDR Joint Venture, we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 11, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, we received loan proceeds of $110.0 million in the form of a promissory note at a 5.51% fixed interest rate. The note is non-recourse to either the Company or the DDR Joint Venture.

Fortune Concourse Acquisition

        On April 25, 2007, wholly-owned subsidiaries of both ours and Westcore formed a joint venture, which we refer to as the Fortune Concourse Joint Venture. Pursuant to this joint venture, on May 17, 2007, the Fortune Concourse Joint Venture acquired a fee interest in an office property, which we refer to as Fortune Concourse, located in San Jose, California. The acquisition was made pursuant to a purchase agreement entered into by and between the Fortune Concourse Joint Venture and Concourse Fortune Associates LLC, as seller.

        The Fortune Concourse Joint Venture purchased Fortune Concourse for a total acquisition cost of approximately $47.1 million (which excludes an acquisition fee of $421,000 paid to the Advisor).

        The total approximate acquisition cost of Fortune Concourse was funded as follows: (i) an equity contribution from us using proceeds from this offering and available cash, (ii) an equity contribution from Westcore and (iii) debt financing.

        In conjunction with the acquisition of Fortune Concourse, the Fortune Concourse Joint Venture entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 17, 2007. The term of the secured mortgage loan is two years. Pursuant to this loan, the Fortune Concourse Joint Venture received loan proceeds of $39.8 million in the form of a promissory note at a 6.92% floating interest rate. The note is non-recourse to either the Company or the Fortune Concourse Joint Venture.

Probable DCT Property Acquisitions

        Pursuant to the terms of the amendment to the DCT Joint Venture I, we expect to acquire Logistics Boulevard, an industrial property located in the Cincinnati, Ohio market, during June 2007 for approximately $31.3 million. This acquisition is subject to the satisfaction of certain conditions and there is no guarantee that the DCT Joint Venture I will be able to acquire this property per the terms described above or at all.

        In addition, through the DCT Joint Venture II, we expect to acquire Midpoint Drive, an industrial property located in the Kansas City, Kansas market, during May 2007 for approximately $9.0 million, and Greenwood Center, an industrial property located in the Atlanta, Georgia market during October 2007 for approximately $22.6 million. These acquisitions are subject to the satisfaction of certain conditions and there is no guarantee that the DCT Joint Venture II will be able to acquire these properties per the terms described above or at all.

        We expect to fund acquisitions pursuant to the DCT Joint Venture I and the DCT Joint Venture II as follows: (i) equity contributions from us using proceeds from this offering and available cash, (ii) equity contributions from DCT and (iii) debt financing, the terms of which have not yet been determined.

Probable Acquisition of California Circle Office Center

        On April 19, 2007, the California Circle Joint Venture deposited a non-refundable amount of $150,000 into an escrow account in connection with the intended acquisition of the California Circle Office Center. The escrow account has been established pursuant to a purchase agreement entered into by and between the California Circle Joint Venture and the seller.

        The California Circle Joint Venture anticipates the closing of the California Circle Office Center to occur in June 2007 for a total investment of approximately $14.2 million (which excludes an expected acquisition fee of $273,000 to be paid to the Advisor).

        The total approximate acquisition cost for California Circle Office Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from this offering and available cash, (ii) an equity contribution from Westcore and (iii) debt financing, the terms of which have not yet been determined.

        There is no assurance that the California Circle Joint Venture will be able to purchase California Circle Office Center for the terms set forth herein or at all.

Probable Acquisition of CB Square Retail Center

        On May 2, 2007, we deposited a non-refundable amount of $184,000 into an escrow account in connection with the intended acquisition of the CB Square Retail Center. The escrow account has been established pursuant to a purchase agreement entered into by and between us and the seller.

        We anticipate the closing of the CB Square Retail Center to occur in June 2007 for a total investment of approximately $18.6 million (which excludes an expected acquisition fee of $369,000 to be paid to the Advisor).

        The total approximate acquisition cost for CB Square Retail Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from this offering and available cash and (ii) debt financing, the terms of which have not yet been determined.

        There is no assurance that we will be able to purchase the CB Square Retail Center for the terms set forth herein or at all.

Acquisition of Real Estate Securities

        From April 1, 2007 through May 17, 2007, we invested in various real estate securities with a total market value as of May 17, 2007 of approximately $49.6 million, including $27.2 million invested in CMBS and CDOs and $22.4 million invested in preferred equity securities.

        In aggregate, as of May 17, 2007, we had invested in various real estate securities with a total market value of $218.2 million.

Acquisition of Debt Related Investments

        From April 1, 2007 through May 17, 2007, we also invested in debt related investments with a total net carrying amount of approximately $18.2 million, which included approximately $20.0 million in a mezzanine loan related to an office property located in Sunnyvale, California. This mezzanine loan is an interest-only note and had a remaining term of 56 months, as of the date of acquisition.

        In aggregate, as of May 17, 2007, we had acquired debt related investments, with a total net carrying amount of $107.8 million.

Secured Mortgage Financing

Shackleford Mortgage Financing

        In conjunction with the acquisition of the Shackleford property (see Note 3 to our condensed consolidated financial statements included in Item 36), we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on April 2, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, we received loan proceeds of approximately $13.7 million in the form of a promissory note at a 5.80% fixed interest rate. The note is non-recourse to the Company.

DCT Joint Venture I Mortgage Financing

        In conjunction with the acquisition of all assets acquired by the DCT Joint Venture I (see Notes 3 and 13 to our condensed consolidated financial statements included in Item 36), we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 4, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, we received loan proceeds of approximately $85.0 million in the form of a promissory note at a 5.66% fixed interest rate. The note is non-recourse to either the Company or the DCT Joint Venture I.

Hedging Activity

        In April 2007, we entered into two $50.0 million interest rate swap agreements for purposes of hedging the expected interest payments associated with a portion of the anticipated secured mortgage financing related to the acquisition of the DDR Retail Portfolio. We terminated these interest rate swap agreements in April 2007.

Proceeds from Public Offering

        As of May 17, 2007, we had approximately 15,200 stockholders, issued approximately 81.8 million shares of our common stock to stockholders and received approximately $811.2 million in gross proceeds from this offering.

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multifamily properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature.

Critical Accounting Policies

General

        Our discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We evaluate our assumptions and estimates on an on-going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following discussion pertains to accounting policies management believes are most "critical" to the portrayal of our financial condition and results of operations which require management's most difficult, subjective or complex judgments.

Principles of Consolidation

        Due to our control of the Operating Partnership through our sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with us and the limited partner interest is reflected as a minority interest in the accompanying consolidated balance sheets. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Our consolidated financial statements also include the accounts of Dividend Capital Total Realty Trust Inc. and its consolidated subsidiaries and joint ventures through which we are the primary beneficiary under Financial Accounting Standards Board Interpretation No. 46 (R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51 ("FIN No. 46(R)") or we have a controlling interest. In determining whether we have a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, our management considers factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity's expected losses, if they occur, or receive the majority of the expected residual returns, if they occur, or both.

        Our management's judgments with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a variable interest entity as defined by FIN No. 46(R) involve consideration of various factors including the form of our ownership interest, the size of our investment (including loans) and our ability to participate in major policy making decisions. Our management's ability to correctly assess its influence or control over an entity affects the presentation of these investments in our consolidated financial statements and, consequently, our financial position and specific items in our results of operations that are used by our stockholders, lenders and others in their evaluation of us.

        Generally, we consolidate real estate partnerships and other entities that are not variable interest entities (as defined in FIN No. 46(R)) when we own, directly or indirectly, a majority voting interest in the entity. Our analysis of whether we consolidate real estate partnerships and other entities that are not variable interest entities is performed pursuant to various accounting pronouncements including: (1) Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, (2) Accounting Research Bulletin No. 51, Consolidated Financial Statements and (3) AICPA Statement of Position 78-9, Accounting for Investments in Real Estate Ventures.

Investments in Real Property

        We capitalize direct costs associated with the acquisition, development or improvement of real property, including acquisition fees paid to our Advisor. Costs associated with acquisition or development pursuits are capitalized as incurred and if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real property assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real property which do not extend the life of our assets are expensed as incurred. The results of operations for acquired real property are included in our condition reports, market data and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include lost rent, leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. Above market lease assets are amortized as a reduction in rental revenue over the corresponding lease term. Below market lease liabilities are amortized as an increase in rental revenue over the corresponding lease term. Intangible in-place lease assets are amortized over the average lease term of the property. In addition, we allocate a portion of the purchase price to the estimated value of customer relationships, if any.

        We write off any remaining intangible asset or liability balances when a tenant terminates a lease before the stated lease expiration date.

        Real property assets, including land, building, building and land improvements, tenant improvements and lease commissions, and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives as follows:

Description	Depreciable Life
Land	Not depreciated
Building	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible in-place lease assets	Average term of leases of property
Above/below market rent assets/liabilities	Over lease term

Impairment—Investments in Real Property

        We review our investments in real property individually on a quarterly basis to determine if there are indicators of impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). Indicators may include, among others, the tenant's inability to make rent payments, operating losses or negative operating trends at the property level, notification by a tenant that it will not renew its lease, a decision to dispose of a property or adverse changes in the fair value of any of our properties. For operating properties, if indicators of impairment exist, we compare the future estimated undiscounted cash flows from the expected use of the property to its net book value to determine if impairment exists. If the sum of the future estimated undiscounted cash flows is greater than the current net book value, in accordance with SFAS No. 144, we conclude no impairment exists. If the sum of the future estimated undiscounted cash flows is lower than its current net book value, we recognize an impairment loss for the difference between the net book value of the property and its estimated fair value. To the extent we decide to sell a property, we recognize an impairment loss if the current net book value of the property exceeds its fair value less selling costs. The above analyses require us to determine whether there are indicators of impairment for individual properties, to estimate the most likely stream of cash flows from operating properties and to determine the fair value of properties that are impaired or held for sale. If our assumptions, projections or estimates regarding a property change in the future, we may have to record an impairment charge to reduce or further reduce the net book value of the property. As of December 31, 2006, we had not recorded any impairment charges to our real properties.

Investments in Real Estate Securities

        Investments in real estate securities consist primarily of securities such as common equities, preferred equities, convertible preferred securities, CMBS, CDOs and other related securities types. Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), requires the Company to classify its investments in real estate securities as either trading investments, available-for-sale investments or held-to-maturity investments. Although the Company generally intends to hold most of its investments in real estate securities until maturity, it may, from time to time, sell any of these assets as part of its overall management of its portfolio. Accordingly, SFAS No. 115 requires the Company to classify all of its current real estate securities assets as available-for-sale. All assets classified as available-for-sale are reported at estimated fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

        As of December 31, 2006, all of the Company's investments in real estate securities were preferred equity and CMBS and CDOs that were classified as available-for-sale securities in the accompanying consolidated balance sheets. As a result, changes in fair value are recorded to accumulated other comprehensive income, which is a component of stockholders' equity, rather than through our consolidated statements of operations. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in our consolidated statements of operations.

        In addition, management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been lower than carrying value, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Unrealized losses on real estate securities that are considered other than temporary, as measured by the amount of decline in fair value attributable to other-than-temporary factors, are recognized in income and the cost basis of the real estate securities is adjusted. As of December 31, 2006, there were no impairment losses recognized on the accompanying consolidated statements of operations.

Debt Related Investments

        Debt related investments consist primarily of real estate related whole mortgage loans, participating mortgage loans, B-notes, mezzanine debt, bridge loans, and other debt related investment types. As of December 31, 2006, the Company's debt related investments consisted of a senior participating interest in a mortgage loan and two B-Note debt investments that were classified as held for investment. Debt investments held for investment are intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments unless such loan or investment is deemed to be impaired.

        Specific valuation allowances are established for impaired debt related investments based on the fair value of collateral on an individual loan basis. The fair value of the underlying collateral is determined by selecting the most appropriate valuation methodology, or methodologies, among several generally available and accepted in the commercial real estate industry. The determination of the most appropriate valuation methodology is based on the key characteristics of the collateral type. These methodologies include the evaluation of operating cash flow from the property during the projected holding period, and the estimated sales value of the collateral computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, all of which are discounted at market discount rates.

        If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level we believe is adequate to absorb probable losses. As of December 31, 2006, there were no impairment losses recognized in the accompanying consolidated statements of operations.

Revenue Recognition-Real Property

        We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments increase during the term of the lease. Accordingly, we record a receivable from customers for rent that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation.

        Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as rental revenue in the same period the related expenses are incurred.

        In connection with real property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenue over the life of the respective leases.

Revenue Recognition-Real Estate Securities

        Discounts or premiums on our investments in securities are accreted into interest income on an effective yield or "interest" method, based upon a comparison of actual and expected cash flows, through the expected maturity date (if any) of the security. Depending on the nature of the investment, changes to expected cash flows may result in a prospective change to yield or a retrospective change which would include a catch up adjustment. Interest income with respect to non-discounted securities or loans is recognized on an accrual basis. Upon settlement of securities, the excess (or deficiency) of net proceeds over the net carrying value of such security or loan is recognized as a gain (or loss) in the period of settlement.

Revenue Recognition-Debt Related Investments

        Interest income on debt related investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan using the effective interest method. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration. Fees received in exchange for the credit enhancement of another lender, either subordinate or senior to us, in the form of a guarantee are recognized over the term of that guarantee using the straight-line method.

New Accounting Pronouncements

        On July 13, 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and derecognition, classification of interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 on January 1, 2007 and it did not have a material impact on our financial position or results of operations.

        In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. We adopted SAB 108 for our fiscal year ended December 31, 2006, and it had no impact on our financial position or results of operations.

        In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140 ("SFAS No. 155"). SFAS No. 155 (1) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation, (2) clarifies which interest-only strips and principal-only strips are not subject to the requirements of FASB Statement No. 133, (3) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an imbedded derivative requiring bifurcation, (4) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and (5) amends FASB Statement No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest in other than another derivative financial instrument. SFAS No. 155 is effective January 1, 2007 and we are currently evaluating the effect, if any, that this pronouncement will have on our future financial position or results of operations.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are currently evaluating the requirements of SFAS No. 157 and the effect, if any, that this pronouncement will have on our future financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

        We may be exposed to interest rate changes primarily as a result of short-and long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk.

        Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

        Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        The Advisor maintains risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy is designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on our investments may be reduced. Our board of directors has established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes. As of December 31, 2006, we had not entered into any hedging arrangements.

        As of December 31, 2006, we had approximately $10.9 million of variable rate debt outstanding related to our REPO Facility. Furthermore, if the prevailing market interest rates relevant to our variable rate debt were 10% higher during the period, our interest expense for the year ended December 31, 2006 would have increased by approximately $14,000. As of December 31, 2006, the estimated fair value of our debt (including amounts outstanding under our financing obligations) was approximately $135.0 million based on our estimate of the then-current market interest rates.

CAPITALIZATION

        The following table sets forth our actual capitalization as of March 31, 2007. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." The amounts in the table are in thousands except share data.

As of March 31, 2007
Mortgage notes	$132,607
Master repurchase facility	4,956
Financing obligations	65,890
MINORITY INTERESTS	22,951
STOCKHOLDERS' EQUITY
Preferred Stock, $0.01 par value per share. 200,000,000 shares authorized; no shares issued and outstanding	—
Common Stock, $0.01 par value per share. 1,000,000,000 shares authorized; 71,790,867 shares issued and outstanding	718
Additional paid in capital	645,479
Distributions in excess of earnings	(9,216)
Accumulated other comprehensive income (loss)	(392)

TOTAL STOCKHOLDERS' EQUITY	636,589

TOTAL CAPITALIZATION	$862,993

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of May 17, 2007, approximately 81.8 million shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

        The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board of directors. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

        We will not issue certificates for shares of our common stock. Shares of our common stock will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. The Bank of New York acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

The Bank of New York
101 Barclay St., 8th Floor West
New York, NY 10286
Attn: Transfer Agent

Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

        An annual meeting of the stockholders will be held in the month of June of each year, beginning in June 2007, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10% of the shares of our common stock. The presence of a majority of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

        Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) the merger, consolidation or sale or other disposition of substantially all of our assets, and (5) the removal of our directors.

        The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder's designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder's interest in the affairs of the Company.

Restriction On Ownership of Shares of Capital Stock

        In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2006. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, prohibit the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to shares of our capital stock that would result in us being "closely held" within the meaning of Section 856(h) of the Code, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or that would otherwise cause us to fail to qualify as a REIT.

        Our charter provides that the shares of our capital stock that, if transferred, would result in a violation of the 9.8% ownership limit, would result in us being "closely held" within the meaning of Section 856(h) of the Code, would cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or would otherwise cause us to fail to qualify as a REIT will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

        The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

        Any person who (1) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

        The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

        We have accrued and made distributions on a quarterly basis following the end of each calendar quarter beginning with the calendar quarter after which we met the minimum offering requirements on April 3, 2006. In connection with a distribution to our stockholders, our board of directors approves a quarterly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder's specific distribution amount for the quarter using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

        We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See "Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement." Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or included for quotation on the Nasdaq National Market, nor is it expected that a public market for the shares of common stock will develop.

        The following table sets forth the distributions that had been paid and/or declared by our board of directors as of March 31, 2007:

Quarter	Amount Declared Per Share/Unit(1)	Annualized Amount Per Share/Unit(1)	Payment Date
2nd Quarter 2006	$0.1326	$0.55	July 17, 2006
3rd Quarter 2006	$0.1386	$0.55	October 13, 2006
4th Quarter 2006	$0.1512	$0.60	January 12, 2007
1st Quarter 2007	$0.1479	$0.60	April 16, 2007
2nd Quarter 2007	$0.1496	$0.60	July 16, 2007(2)

(1)
Assumes share of common stock was owned for the entire quarter.

(2)
On March 22, 2007, our board of directors declared a second quarter 2007 cash distribution payable to stockholders of record as of the close of business on each day during the period, from April 1, 2007 through and including June 30, 2007, pro rated for the period of ownership. The payment date for such distribution is expected to be July 16, 2007.

Distribution Reinvestment Plan

        Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. We pay a servicing fee of up to 1.0% of the primary offering price for all shares of our common stock sold pursuant to the distribution reinvestment plan.

        A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days' prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

        Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the Commission the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on The Nasdaq Stock Market or the national securities exchange on which such shares of common stock are listed at the date of purchase.

        Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in our common stock at a price equal to $9.50 per share which will be subject to a servicing fee of up to 1.0%.

        Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders" in the case of a taxable U.S. stockholder (as defined therein) and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders" in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant's particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

        All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

        Unless shares of our common stock are listed on a national securities exchange or quoted on The Nasdaq Stock Market, stockholders who have held shares of our common stock for at least one year may present for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or quoted on the Nasdaq, or if a secondary market is otherwise established.

        After you have held shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

        In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. The board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period in the event of the death or disability (as such term is defined in the Internal Revenue Code) of a stockholder, as well as the annual limitation discussed below, (b) reject any request for redemption for any reason or no reason, or (c) reduce the number of shares of our common stock allowed to be purchased under the share redemption program. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering. We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the five percent limitation outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real property or real estate securities. The board of directors may also increase the annual limit above five percent but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter.

        The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. In addition, the board of directors may determine to modify the share redemption program to redeem shares at the then-current net asset value per share (provided that any offering will then also be conducted at net asset value per share), as calculated in accordance with policies and procedures developed by our board of directors. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days' prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

        Redemption of shares of our common stock will be made quarterly upon written notice to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the "Redemption Date." Stockholders may withdraw their redemption request at any time up to three business days prior to the Redemption Date.

        In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the Redemption Date. The redemption request of a stockholder whose request is not honored in whole due to insufficient or no funds available for redemption in that quarter will be deemed automatically withdrawn, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. We will send a written notification to each stockholder of the shares of our common stock, if any, for which a redemption request is not honored no later than 15 days after the Redemption Date. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder's shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder's holdings below the minimum threshold.

        Shares of our common stock redeemed by us under the share redemption program will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

        The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder's interest in our company, qualifies as "substantially disproportionate" with respect to the stockholder or is treated as "not essentially equivalent to a distribution" with respect to the stockholder.

        In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a distribution with respect to the stockholder, the redemption must result in a "meaningful reduction" in the stockholder's interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to ..0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

        In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Certain Dispositions of Our Common Stock" in the case of a taxable U.S. stockholder (as defined therein) and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Dispositions of Our Common Stock" in the case of a Non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder's conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally" in the case of a taxable U.S. stockholder and as described under "Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions" in the case of a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder's conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Liquidity Events

        The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

        On a limited basis, you may be able to redeem shares through our share redemption program. However, in the future we may also consider various Liquidity Events, including but not limited to:

  •
  Listing our common stock on a national securities exchange or The Nasdaq National Market (or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock);

  •
  Our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and

  •
  A sale of substantially all of our real property, real estate securities and debt related assets for cash or other consideration.

        We presently intend to effect a Liquidity Event within 10 years from the date we met our minimum offering requirements on April 3, 2006. However, there can be no assurance that we will effect a Liquidity Event within such time or at all.

Business Combinations

        Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder's affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combinations" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation's shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

        These super majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

        None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

        Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

        Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are "internalized," rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board's view, of sufficient size such that internalizing some or all of the management functions performed by our Advisor is in our best interests and in the best interests of our stockholders.

        If our board should make this determination in the future, we have agreed to pay one-half, and our Advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the principals of the Advisor on the value of our Advisor. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

        Following the presentation by the investment banking firm, our board will form a special committee comprised entirely of independent directors to consider a possible business combination with our Advisor. The board will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Advisor regarding a possible business combination. In any event, before we can complete any business combination with our Advisor, the following three conditions must be satisfied:

  •
  the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our Advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our Advisor is fair to our stockholders from a financial point of view;

  •
  our board determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

  •
  such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and Bylaws.

        Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.

Control Share Acquisitions

        The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. "Control Shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

  •
  One-tenth or more but less than one-third;

  •
  One-third or more but less than a majority; or

  •
  A majority or more of all voting power.

        Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "Control Share acquisition" means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an "Acquiring Person Statement" for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

        If voting rights for Control Shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a Control Share acquisition.

        The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our common stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as "Subtitle 8," permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter, to any or all of five provisions:

  •
  A classified board;

  •
  A two-thirds vote requirement for removing a director;

  •
  A requirement that the number of directors be fixed only by vote of the directors;

  •
  A requirement that the vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  A majority requirement for the calling of a special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

        Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

  •
  Financial statements which are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

  •
  The ratio of the costs of raising capital during the year to the capital raised;

  •
  The aggregate amount of asset management fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

  •
  Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

  •
  A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

  •
  Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of United States material federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

        Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

        We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

        We intend to qualify as a REIT commencing with the taxable year ending December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return in August 2007. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In connection with this offering, Skadden, Arps, Slate, Meagher & Flom LLP has delivered an opinion to us that, commencing with our taxable year ending on December 31, 2006, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

        It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a

REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

  Taxation of Dividend Capital Total Realty Trust

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

  •
  We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

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  Under some circumstances, we may be subject to "alternative minimum tax";

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  If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

  •
  Pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

  •
  If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met;

  •
  We will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

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  If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

  •
  We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

  •
  If we fail certain of the REIT asset tests and do not qualify for "de minimis" relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test. See "Requirements for Qualification as a REIT—Operational Requirements—Asset Tests"; and

  •
  If we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

Requirements for Qualification as a REIT

        In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

  Organizational Requirements

        In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

  1)
  Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

  2)
  Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for the year ending December 31, 2006;

  3)
  Be managed by one or more trustees or directors;

  4)
  Have our beneficial ownership evidenced by transferable shares;

  5)
  Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

  6)
  Use a calendar year for federal income tax purposes;

  7)
  Have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

  8)
  Not be closely held as defined for purposes of the REIT provisions of the Code.

        We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met Item 8 for that year.

        We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2006, and we intend to satisfy the other requirements described in Items 1-6 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 7 and 8 above. See "Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock." For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under "Operational Requirements—Asset Tests"), all of the capital shares of which is owned by a REIT.

        In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest will be treated as our assets, liabilities and items of income.

        The Code provides relief from violations of the REIT gross income requirements, as described below under "—Operational Requirements—Gross Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see "—Operational Requirements—Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

        To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

  •
  At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as "prohibited transactions." This is the 75% Income Test.

  •
  At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95% Income Test.

        The rents we will receive or be deemed to receive will qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

  •
  The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

  •
  In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a "Related Party Customer," or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

  •
  Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

  •
  We normally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" who is adequately compensated and from whom we do not derive any income or through a "taxable REIT subsidiary." However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

        We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Any income or gain derived by us from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of the 95% gross income test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued by us that is incurred to acquire or carry "real estate assets" (as described below under "Operational Requirements—Asset Tests"), and the hedging instrument, along with the risk that it hedges, and properly identified within prescribed time periods. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual "consumer price index" or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

        Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

  •
  Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  We attach a schedule of our income sources to our federal income tax return; and

  •
  Any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in "Taxation of Dividend Capital Total Realty Trust," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

        At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2006, we also must satisfy four tests, which we refer to as "Asset Tests," relating to the nature and diversification of our assets.

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  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

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  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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  Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, which we refer to as the "10% Asset Test." The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain "straight debt" instruments possessing certain characteristics. The term "securities" also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

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  Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

        The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of "real estate assets" and we therefore expect to satisfy the Asset Tests.

        If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

        To the extent that we fail one or more of the asset tests, and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

        The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

        One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT's total assets, and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt," which includes securities having certain contingency features. A security cannot qualify as "straight debt" where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Operational Requirements—Gross Income Tests." In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate equity interest in that partnership.

Operational Requirements—Annual Distribution Requirement

        In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

        Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

        In addition, if we fail to distribute during each calendar year at least the sum of:

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  85% of our ordinary income for that year;

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  95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year;

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  any undistributed taxable income from prior periods; and

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  we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

        We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency distributions" in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

        As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

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  We would be required to pay the federal income tax on these gains;

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  Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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  The basis of the stockholder's shares of common stock would be increased by the difference between the designated amount included in the stockholder's long-term capital gains and the tax deemed paid with respect to such shares of common stock.

        In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

        Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

        We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

        If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2008), and, subject to limitations of the Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

  Definition

        In this section, the phrase "U.S. stockholder" means a holder of our common stock that for federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see "Description of Capital Stock—Distribution Reinvestment Plan." For a summary of the federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see "Description of Capital Stock—Share Redemption Program."

  Distributions Generally

        Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) distributions received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of "built-in gain" property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder's shares of common stock, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

        We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

  Capital Gain Distributions

        Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See "—Operational Requirements—Annual Distribution Requirement" for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

  Certain Dispositions of Our Common Stock

        In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2008) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

  Information Reporting Requirements and Backup Withholding for U.S. Stockholders

        We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

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  Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

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  Furnishes an incorrect taxpayer identification number;

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  Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

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  Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

        Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

        Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any "unrelated business taxable income," which we refer to as "UBTI," as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

        In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as "Non-U.S. holders," are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

  Ordinary Distributions

        The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder's investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder's conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

  Non-Dividend Distributions

        Unless our common stock constitutes a U.S. real property interest, which we refer to as a "USRPI," distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder's basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as "FIRPTA," at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

  Capital Gain Distributions

        A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see "Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions"), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the "regularly traded" requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

  Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

        Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder's sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us.

        If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (a) if the Non-U.S. holder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

        Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Share Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of The Operating Partnership

        The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

  Classification as a Partnership

        We will be entitled to include in our income a distributive share of the Operating Partnership's income and to deduct our distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the "Check-the-Box-Regulations," an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

        Even though the Operating Partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the "PTP Regulations," limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the "Private Placement Exclusion," interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

        Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of "qualifying income" under section 7704(d) of the Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of OP Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the OP Unit holder's "entire interest" in the Operating Partnership.

        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

        If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Requirements for Qualification as a REIT—Organizational Requirements" and "Requirements for Qualification as a REIT—Operational Requirements—Asset Tests," above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership's taxable income.

  Income Taxation of the Operating Partnership and its Partners

        Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

        Operating Partnership Allocations.    Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to Contributed Properties.    Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

        Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

        Basis in Operating Partnership Interest.    The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership's income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership's liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

        Depreciation Deductions Available to the Operating Partnership.    The Operating Partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as "ADS." Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the

Operating Partnership, the Operating Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

        Sale of the Operating Partnership's Property.    Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership's trade or business.

Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The recently enacted American Jobs Creation Act of 2004, which we refer to as the "2004 Act," makes numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2008) and on distributions payable by taxable C corporations from 38.6% to 15% (through 2008). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See "Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions." As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. For example, the Treasury Department has been directed by Congress to examine issues relating to the ability of certain corporations to deduct certain excess interest payments made to related parties. That report could result in a legislative proposal that could further limit or completely eliminate the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in shares of our common stock.

  State and Local Taxation

        We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of the Operating Partnership, any operating subsidiaries, joint ventures or other arrangements we or the Operating Partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

ERISA CONSIDERATIONS

        The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the "Benefit Plans," seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

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  Whether the investment is consistent with the applicable provisions of ERISA and the Code;

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  Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary's responsibility to the plan has been satisfied;

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  Whether the investment will produce UBTI to the Benefit Plan (see "Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders"); and

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  The need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary's responsibilities include the following duties:

        To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

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  To invest plan assets prudently;

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  To diversify the investments of the plan unless it is clearly prudent not to do so;

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  To ensure sufficient liquidity for the plan; and

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  To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

        ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

        In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code define the term "plan assets," however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the "Plan Assets Regulation." Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

        In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

        If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

        The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a "publicly offered security." A publicly offered security must be:

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  Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended, within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year in which the initial closing under this offering occurs;

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  "Widely held," such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

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  "Freely transferable."

        Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we expect to have over 100 independent stockholders as of the initial closing under this offering, such that shares of common stock will be "widely held." Whether a security is "freely transferable" depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable.

        Assuming that shares of common stock will be "widely held," that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute "publicly offered securities" and, accordingly, our underlying assets should not be considered "plan assets" under the Plan Assets Regulation. If our underlying assets are not deemed to be "plan assets," the issues discussed in the second and third paragraphs of this "Plan Assets Considerations" section are not expected to arise.

Other Prohibited Transactions

        Regardless of whether the shares of common stock qualify for the "publicly offered security" exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

        In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or included for quotation on the Nasdaq National Market System, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

        For so long as we are offering shares of our common stock in the primary share offering, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our Distribution Reinvestment Plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our Distribution Reinvestment Plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and the Advisor.

        We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

        We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

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  That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

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  That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

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  That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

        We are offering a minimum of $2,000,000 and a maximum of $2,000,000,000 in shares of our common stock in this offering, including $1,500,000,000 in shares of our common stock initially allocated to be offered in the primary share offering and $500,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan. Shares of our common stock in the primary share offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

        The shares of our common stock being offered to the public are being offered on a "best efforts" basis, which means generally that the Dealer Manager and the participating broker dealers described below will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days' written notice. The offering commenced on January 27, 2006, the effective date of the registration statement of which this prospectus forms a part.

        Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers with interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock, in increments of $100. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

        Investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until January 27, 2008, two years from the date of our original prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

        The proceeds from the sale of shares of our common stock to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

        Except as provided below, the Dealer Manager will receive a sales commission of 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis in this offering. The Dealer Manager will also receive 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering in the form of a dealer manager fee as compensation for acting as the Dealer Manager. The Advisor will receive up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering to reimburse it for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Of the estimated $22,500,000 maximum organizational and offering expense reimbursement, approximately $18,000,000 of the expenses (or 1.2% of gross offering proceeds assuming we sell $1,500,000,000 in shares of our common stock pursuant to the primary offering and $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. The Advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the sales commission and the dealer manager fees, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock. We will pay a servicing fee of up to 1.0% of the primary offering price for shares of our common stock purchased pursuant to the distribution reinvestment plan.

        The Dealer Manager may authorize certain additional broker dealers who are members of the NASD to participate in selling shares of our common stock to investors. The Dealer Manager may re-allow its sales commissions in an amount of up to 6.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering to such participating broker dealers with respect to shares of our common stock sold by them. In addition, the Dealer Manager, in its sole discretion, may re-allow to participating broker dealers a portion of its dealer manager fee from the sale of shares of our common stock sold in the primary offering for reimbursement of marketing expenses. Reimbursement is contingent upon the receipt of an invoice or a similar such statement from the participating broker dealers that demonstrates the actual expenses incurred by that broker dealer. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker dealers, the assistance of such participating broker dealers in marketing the offering and due diligence expenses incurred.

        The maximum compensation payable to members of the NASD participating in this offering will not exceed 10.0% of gross offering proceeds plus a maximum of 0.5% for reimbursement of due diligence expenses.

        We have agreed to indemnify the participating broker dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act. The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor's product specialists or other affiliates and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such institutional investors and affiliates. The Advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, shares of our common stock purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote. Shares of our common stock purchased by our executive officers and directors, the Advisor and by officers, employees or other affiliates of the Advisor shall not count toward the minimum offering requirements.

        Certain institutional investors and our affiliates may also agree with the participating broker dealer selling them shares of our common stock (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing commissions payable in connection with sales to such institutional investors and affiliates.

        In connection with sales of $500,000 or more to a Qualifying Purchaser (as defined below), a participating broker dealer may offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

        Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker dealers for shares purchased:

		Amount of Commission Paid per Share in Volume Discount Range
Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00/Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $500,000	$10.00	6.0%	$0.60	$0.25	$9.15
$500,001 to $1,000,000	$9.90	5.0%	$0.50	$0.25	$9.15
$1,000,001 and Over	$9.80	4.0%	$0.40	$0.25	$9.15

        For example, if you purchase $1,250,000 of shares, the selling commission on such shares would be reduced to 4.0%, in which event you would receive 127,551 shares as opposed to 125,000 shares, the amount of shares you would have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $51,020 ($0.40 per share) and, after payment of the dealer manager fee of $31,888 ($0.25 per share), we would receive net proceeds of $1,167,092 ($9.15 per share). The net proceeds to us will not be affected by volume discounts.

        Subscriptions may be combined for the purpose of determining the volume discount level in the case of subscriptions made by any Qualifying Purchaser (as defined below), provided all such shares are purchased through the same broker dealer. Any such reduction in the sales commission would be prorated among the separate investors. Requests to combine subscriptions as a Qualifying Purchaser must be made in writing to the Dealer Manager, and any such request is subject to verification and approval by the Dealer Manager.

        The term Qualifying Purchaser includes:

  •
  An individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

  •
  A corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

  •
  An employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

  •
  All commingled trust funds maintained by a given bank.

        Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker dealer, whereby such broker dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 4.0%, provided that any such aggregate group of subscriptions must be received from such broker dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 4.0%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in sales commissions would be prorated among the separate subscribers.

        Investors should ask their broker dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

        In order to encourage purchases of shares of our common stock in excess of $3,000,000, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Additionally, the Advisor may, in its sole discretion, agree with a Qualifying Purchaser to reduce the organizational and offering expense reimbursement with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.00 per share, if a Qualifying Purchaser acquired in excess of $3,000,000 of shares, the Qualifying Purchaser could pay as little as $9.15 per share purchased. The net proceeds to us would not be affected by such fee reductions.

        Investors may also agree with the participating broker dealer selling them shares (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Total Realty Trust Inc.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

        The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption "Federal Income Tax Considerations" have been reviewed by and our qualification as a REIT for federal income tax purposes and the partnership status of the Operating Partnership for federal income tax purposes has been passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements and financial statement schedule of Dividend Capital Total Realty Trust Inc. as of December 31, 2006 and 2005, and for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005, have been included herein and in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        The statement of revenues and certain expenses of Veterans Boulevard for the period from March 1, 2006 through December 31, 2006, included in this prospectus has been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statement of revenues and certain expenses of Plainfield III for the period from April 13, 2006 through December 31, 2006, included in this prospectus has been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statement of revenues and certain expenses of Patriot Drive I and II for the period from June 9, 2006 through December 31, 2006, included in this prospectus has been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statement of revenues and certain expenses of Commerce Center for the period from September 7, 2006 through December 31, 2006, included in this prospectus has been audited by

Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statements of revenues and certain expenses of (i) Shackleford Office Center, (ii) Concourse/Fortune Portfolio, and (iii) DDR JV I Portfolio all for the year ended December 31, 2006, included in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statement of revenues and certain expenses of Jay Street Office Park for the period from June 14, 2005 through December 31, 2005, included in this prospectus has been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statement of revenues and certain expenses of 405 Pencader Drive for the period from July 6, 2005 through December 31, 2005, included in this prospectus has been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their report with respect thereto, and is included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

        The statements of revenues and certain expenses of (i) Bala Pointe Office Centre, (ii) DCT Portfolio, (iii) Old Silver Springs Road, (iv) 2030 Hanson Way, (v) 40 Boulevard Office Center, (vi) Washington Commons Office Park, (vii) Bandera Road Market Place and (viii) Southfield Parkway all for the year ended December 31, 2005, included in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

        We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

        As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the Commission. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission at the Commission's public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The site's Internet address is www.sec.gov.

        You may also request a copy of these filings at no cost, by writing or telephoning us at:

Dividend Capital Total Realty Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
Tel.: (303) 228-2200
Attn: Investor Relations

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain an internet site at www.dividendcapital.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF DIVIDEND CAPITAL TOTAL REALTY TRUST INC.:
THREE MONTHS ENDED MARCH 31, 2007 AND 2006:
Condensed Consolidated Balance Sheets as of March 31, 2007 (Unaudited) and December 31, 2006
Condensed Consolidated Statements of Operations for the three months ended March 31, 2007 and 2006 (Unaudited)
Condensed Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2007 (Unaudited)
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (Unaudited)
Notes to Condensed Consolidated Financial Statements (Unaudited)
YEAR ENDED DECEMBER 31, 2006 AND FOR THE PERIOD FROM APRIL 11, 2005 (INCEPTION) TO DECEMBER 31, 2005:
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2006 and 2005
Consolidated Statements of Operations for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005
Consolidated Statements of Stockholders' Equity for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005
Consolidated Statements of Cash Flows for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005
Notes to Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm
Schedule III—Real Estate and Accumulated Depreciation
FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:
SHACKLEFORD OFFICE CENTER:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the year ended December 31, 2006
Notes to Financial Statements
VETERANS BOULEVARD:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the period from March 1, 2006 through December 31, 2006
Notes to Financial Statements
COMMERCE CENTER:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the period from September 7, 2006 through December 31, 2006
Notes to Financial Statements
PLAINFIELD III:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the period from April 13, 2006 through December 31, 2006
Notes to Financial Statements

PATRIOT DRIVE I AND II:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the period from June 9, 2006 through December 31, 2006
Notes to Financial Statements
CONCOURSE/FORTUNE PORTFOLIO:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the year ended December 31, 2006
Notes to Financial Statements
DDR JV I PORTFOLIO:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the year ended December 31, 2006
Notes to Financial Statements
SOUTHFIELD PARKWAY:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
WASHINGTON COMMONS OFFICE PARK:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
BANDERA ROAD MARKET PLACE:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
40 BOULEVARD OFFICE CENTER:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
OLD SILVER SPRINGS ROAD:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
2030 HANSON WAY:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
405 PENCADER DRIVE:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the period from July 6, 2005 through December 31, 2005
Notes to Financial Statements

DCT PORTFOLIO:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
BALA POINTE OFFICE CENTRE:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the six months ended June 30, 2006 (Unaudited) and for the year ended December 31, 2005
Notes to Financial Statements
JAY STREET OFFICE PARK:
Report of Independent Registered Public Accounting Firm
Statements of Revenues and Certain Expenses for the three months ended March 31, 2006 (Unaudited) and for the period from June 14, 2005 through December 31, 2005
Notes to Financial Statements
CERTAIN ACQUIRED PROPERTIES SUBJECT TO A NEW LEASE WITH A SINGLE TENANT
UNAUDITED PRO FORMA FINANCIAL INFORMATION:
Pro Forma Financial Information (unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 (unaudited)
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2007 (unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)
Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	As of March 31, 2007	As of December 31, 2006
	(Unaudited)
ASSETS
Investments in real property:
Land	$94,357	$56,102
Building and improvements	309,382	168,936
Intangible lease assets	54,020	34,184
Accumulated depreciation and amortization	(6,244)	(2,591)

Total net investments in real property	451,515	256,631
Investments in real estate securities	168,579	48,179
Debt related investments	89,591	28,256

Total net investments	709,685	333,066
Cash and cash equivalents	166,273	67,317
Restricted cash	2,527	1,782
Subscriptions receivable	12,662	43,067
Other assets, net	13,804	7,739

Total Assets	$904,951	$452,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses (including $3,858 and $4,305 due to affiliates as of March 31, 2007 and December 31, 2006, respectively)	$7,415	$6,469
Distributions payable	8,071	2,729
Mortgage notes	132,607	84,450
Master repurchase facility	4,956	10,919
Financing obligations	65,890	39,017
Intangible lease liabilities, net	6,879	4,180
Unsettled securities purchases	16,125	8,246
Other liabilities (including $0 and $1,128 due to affiliates as of March 31, 2007 and December 31, 2006, respectively)	3,468	3,167

Total Liabilities	245,411	159,177
Minority Interests	22,951	10,249
Stockholders' Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 71,790,867 and 32,304,902 shares issued and outstanding, as of March 31, 2007 and December 31, 2006, respectively	718	323
Additional paid-in capital	645,479	286,391
Distributions in excess of earnings	(9,216)	(4,142)
Accumulated other comprehensive income (loss)	(392)	973

Total Stockholders' Equity	636,589	283,545

Total Liabilities and Stockholders' Equity	$904,951	$452,971

The accompanying notes are an integral part of these condensed consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)
(In thousands, except per share and footnote information)

	For the three months ended March 31,
	2007	2006
REVENUE:
Rental revenue	$7,746	$—
Securities income	1,873	—
Debt related income	1,259	—

Total Revenue	10,878	—
EXPENSES:
Rental expense	2,109	—
Depreciation and amortization	3,418	—
General and administrative expenses	744	63
Asset management fees, related party	1,265	—

Total Operating Expenses	7,536	63
Operating Income (Loss)	3,342	(63)
Other Income (Expenses):
Interest income	2,538	*
Interest expense	(2,883)	—

Income (Loss) Before Minority Interests	2,997	(63)
Minority Interests	(12)	62

NET INCOME (LOSS)	$2,985	$(1)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	53,746	**

Diluted	53,766	**

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.06	$(3.12)

Diluted	$0.06	$(3.12)

*
Less than $100.

**
200 shares outstanding.

The accompanying notes are an integral part of these condensed consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the three months ended March 31, 2007

(Unaudited)
(In thousands)

	Common Stock
			Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
	Shares	Amount
Balances, December 31, 2006	32,305	$323	$286,391	$(4,142)	$973	$283,545
Comprehensive income:
Net income	—	—	—	2,985	—	2,985
Net unrealized loss from available-for-sale securities	—	—	—	—	(1,365)	(1,365)

Comprehensive income						1,620
Issuance of common stock, net of offering costs	39,486	395	359,085	—	—	359,480
Amortization of stock based compensation	—	—	3	—	—	3
Distributions on common stock	—	—	—	(8,059)	—	(8,059)

Balances, March 31, 2007	71,791	$718	$645,479	$(9,216)	$(392)	$636,589

The accompanying notes are an integral part of these condensed consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(In thousands)

	For the Three Months Ended March 31,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$2,985	$(1)
Minority interests	12	(62)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Real estate depreciation and amortization	3,427	—
Other depreciation and amortization	151	—
Changes in operating assets and liabilities:
Increase in restricted cash	(425)	—
Increase in other assets	(3,858)	—
Increase in accounts payable and accrued expenses	1,933	63
Increase in other liabilities	930	—

Net cash provided by operating activities	5,155	—
INVESTING ACTIVITIES:
Investment in real property	(195,858)	—
Increase in deferred acquisition costs	819	—
Investment in real estate securities	(113,882)	—
Investments in debt related investments	(61,335)	—

Net cash used in investing activities	(370,256)	—
FINANCING ACTIVITIES:
Mortgage note proceeds	48,157	—
Repayment of master repurchase facility	(5,963)	—
Financing obligation proceeds	26,873	—
Increase (decrease) in restricted cash	(320)	(1,478)
Increase in deferred financing costs	(3,178)	—
Proceeds from minority interest contributions	12,823	—
Proceeds from sale of common stock	425,211	1,553
Offering costs for issuance of common stock, related party	(38,259)	—
Distributions to minority interest holders	(131)	—
Distributions to common stockholders	(1,156)	—

Net cash provided by financing activities	464,057	—
NET INCREASE IN CASH AND CASH EQUIVALENTS	98,956	—
CASH AND CASH EQUIVALENTS, beginning of period	67,317	2

CASH AND CASH EQUIVALENTS, end of period	$166,273	$2

Supplemental Disclosure of Cash Flow Information:
Amount issued pursuant to the distribution reinvestment plan	$1,565	$—
Cash paid for interest	$2,410	$—
Unsettled securities purchases	$16,125	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     ORGANIZATION

        Dividend Capital Total Realty Trust Inc. (the "Company") is a Maryland corporation formed on April 11, 2005 to invest in a diverse portfolio of real properties, real estate securities and debt related investments. The Company's targeted investments include (1) direct investments in real properties, consisting of office, industrial, retail, multifamily and other properties, primarily located in North America, (2) investments in real estate securities, including securities issued by other real estate companies, commercial mortgage backed securities ("CMBS"), collateralized debt obligations ("CDOs") and similar investments and (3) certain debt related investments, including mortgage notes secured by real estate, participations in mortgage loans, B-notes, mezzanine debt and other related investments. As used herein, "the Company," "we" and "us" refer to Dividend Capital Total Realty Trust Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

        We operate in a manner intended to allow us to qualify as a REIT for federal income tax purposes beginning with the calendar year 2006. Our REIT status is expected to be effective in August 2007 when we file our corporate tax return for the taxable year ended December 31, 2006. The Company utilizes an UPREIT organizational structure to hold all or substantially all of its assets through its Operating Partnership (the "Operating Partnership").

        Our day-to-day activities are managed by Dividend Capital Total Advisors LLC (the "Advisor"), an affiliate, under the terms and conditions of an advisory agreement (the "Advisory Agreement"). In addition, under the terms of certain dealer manager agreements, Dividend Capital Securities LLC (the "Dealer Manager"), an affiliate, serves as the dealer manager of our public and private offerings. The Advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private offerings and for the investment and management of our real estate assets.

        On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of the Advisor at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

        On May 4, 2005, our Operating Partnership issued 20,000 operating partnership units ("OP Units") to the Advisor in exchange for $200,000, representing an approximate 99% limited partnership interest. On May 4, 2005, the Operating Partnership issued 100 Special Units (see Note 14) to Dividend Capital Total Advisors Group LLC, the parent of the Advisor, in exchange for $1,000. As of March 31, 2007, the Operating Partnership was less than 0.1% owned by the Advisor and the parent of the Advisor and more than 99.9% owned by the Company. The holders of OP Units have the right to convert their OP Units into cash or, at the option of the Company, into an equal number of shares of common stock of the Company, or a combination of both, as allowed by the Operating Partnership's agreement. The remaining rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership's assets.

        As of March 31, 2007, we had acquired net investments of approximately $709.7 million, comprised of approximately $451.5 million in real property, $168.6 million, net of dispositions, in real estate securities, and $89.6 million in debt related investments. As of December 31, 2006, we had acquired net investments of approximately $333.1 million, comprised of approximately $256.6 million in real property, net of accumulated depreciation, $48.2 million, net of dispositions, in real estate securities, and $28.3 million in debt related investments.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X for interim financial statements. Accordingly, these statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring items necessary for their fair presentation in conformity with GAAP. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with our audited consolidated financial statements as of December 31, 2006 and related notes thereto included in our annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 23, 2007.

Principles of Consolidation

        Due to the Company's control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and limited partner interests is reflected as a minority interest in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Our consolidated financial statements also include the accounts of Dividend Capital Total Realty Trust Inc. and its consolidated subsidiaries and joint ventures through which we are the primary beneficiary under Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51 ("FIN No. 46(R)"), or we have a controlling interest. In determining whether the Company has a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, our management considers factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity's expected losses, if they occur, or receive the majority of the expected residual returns, if they occur, or both.

        Our management's judgments with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a variable interest entity as defined by FIN No. 46(R) involve consideration of various factors including the form of our ownership interest, the size of our investment (including loans) and our ability to participate in major policy making decisions. Our management's ability to correctly assess its influence or control over an entity affects the presentation of these investments in our consolidated financial statements and, consequently, our financial position and specific items in our results of operations that are used by our stockholders, lenders and others in their evaluation of us.

        Generally, we consolidate real estate partnerships and other entities that are not variable interest entities (as defined in FIN No. 46(R)) when we own, directly or indirectly, a majority voting interest in the entity. Our analysis of whether we consolidate real estate partnerships and other entities that are not variable interest entities is performed pursuant to various accounting pronouncements including: (1) Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner, or the General

Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, (2) Accounting Research Bulletin No. 51, Consolidated Financial Statements and (3) AICPA Statement of Position 78-9, Accounting for Investments in Real Estate Ventures.

Investments in Real Property

        We capitalize direct costs associated with the acquisition, development or improvement of real property, including acquisition fees paid to the Advisor. Costs associated with the pursuit of acquisitions or developments are capitalized as incurred and, if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real property assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real property which do not extend the life of our assets are expensed as incurred. The results of operations for acquired real property are included in our consolidated statements of operations from their respective acquisition dates.

        Upon acquisition, the total cost of a property is allocated to land, building, building and land improvements, tenant improvements and intangible lease assets and liabilities pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS No. 141"). The allocation of the total cost to land, building, building and land improvements and tenant improvements is based on our estimate of their as-if vacant fair value based on all available information such as the replacement cost of such assets, appraisals, property condition reports, market data and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include lost rent, leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition.

        For the three months ended March 31, 2007, we recognized upon acquisition gross additional intangible assets for acquired in-place leases, above market leases, and intangible liabilities for acquired below market leases, of approximately $18.7 million, $1.1 million and $2.9 million, respectively. For the year ended December 31, 2006, we recognized upon acquisition gross additional intangible assets for acquired in-place leases, above market leases, and intangible liabilities for acquired below market leases, of approximately $31.3 million, $2.9 million, and $4.4 million, respectively.

        Above market lease assets are amortized as a reduction in rental revenue over the corresponding lease term. Below market lease liabilities are amortized as an increase in rental revenue over the corresponding lease term. Intangible in-place lease assets are amortized over the average term of leases for a property. For the three months ended March 31, 2007, the Company amortized approximately $1.8 million of intangible in-place lease assets, $235,000 of above market lease assets, and $227,000 of below market lease liabilities, respectively. For the year ended December 31, 2006, the Company amortized approximately $1.3 million of intangible in-place lease assets, $270,000 of above-market lease assets, and $225,000 of below market lease liabilities, respectively. In addition, we allocate a portion of the purchase price to the estimated value of customer relationships, if any. As of March 31, 2007 and December 31, 2006, we had not recorded any estimated value to customer relationships.

        We write off any remaining intangible asset or liability balances when a tenant terminates a lease before the stated lease expiration date. There were no write-offs due to the termination of a lease during the three months ended March 31, 2007 or for the year ended December 31, 2006.

        Real property assets, including land, building, building and land improvements, tenant improvements and lease commissions, and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives as follows:

Description	Depreciable Life
Land	Not depreciated
Building	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible in-place lease assets	Average term of leases for property
Above/below market rent assets/liabilities	Over lease term

Impairment—Investments in Real Property

        We review our investments in real property individually on a quarterly basis to determine if there are indicators of impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). Indicators may include, among others, the tenant's inability to make rent payments, operating losses or negative operating trends at the property level, notification by a tenant that it will not renew its lease, a decision to dispose of a property or adverse changes in the fair value of any of our properties. For operating properties, if indicators of impairment exist, we compare the future estimated undiscounted cash flows from the expected use of the property to its net book value to determine if impairment exists. If the sum of the future estimated undiscounted cash flows is greater than the current net book value, in accordance with SFAS No. 144, we conclude no impairment exists. If the sum of the future estimated undiscounted cash flows is lower than its current net book value, we recognize an impairment loss for the difference between the net book value of the property and its estimated fair value. To the extent we decide to sell a property, we recognize an impairment loss if the current net book value of the property exceeds its fair value less selling costs. The above analyses require us to determine whether there are indicators of impairment for individual properties, to estimate the most likely stream of cash flows from operating properties and to determine the fair value of properties that are impaired or held for sale. If our assumptions, projections or estimates regarding a property change in the future, we may have to record an impairment charge to reduce or further reduce the net book value of the property. As of March 31, 2007 and December 31, 2006, we had not recorded any impairment charges to our real properties.

Revenue Recognition—Real Property

        We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments increase during the term of the lease. Accordingly, we record a receivable from customers for rent that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the three months ended March 31, 2007, the total increase to rental revenues due to straight-line rent adjustments was approximately $295,000. There was no straight-line rent adjustment during the three months ended March 31, 2006.

        Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as rental revenue. Tenant recovery income recognized as rental revenue for the three months ended March 31, 2007 was approximately $1.6 million. No tenant recovery income was recorded during the three months ended March 31, 2006.

        In connection with real property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenues over the life of the respective leases.

Collectibility of Receivables

        We evaluate the collectibility of our rent and other receivables on a regular basis based on factors including, among others, payment history, the financial strength of the borrower and any guarantors, the value of the underlying collateral, the operations and operating trends of the underlying collateral, if any, the asset type and current economic conditions. If our evaluation of these factors indicates we may not recover the full value of the receivable, we provide a reserve against the portion of the receivable that we estimate may not be recovered. This analysis requires us to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected. As of March 31, 2007 and December 31, 2006, we had reserves included in the caption Other Assets, net, of approximately $78,000 and $70,000, respectively. If our assumptions or estimates regarding the collectibility of a receivable change in the future, we may have to record a reserve to reduce or further reduce the carrying value of the receivable.

Investments in Real Estate Securities

        Investments in real estate securities consist primarily of securities such as common equities, preferred equities, convertible preferred securities, CMBS, CDOs and other related securities types. Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), requires the Company to classify its investments in real estate securities as either trading investments, available-for-sale investments or held-to-maturity investments. Although the Company generally intends to hold most of its investments in real estate securities until maturity, if applicable, it may, from time to time, sell any of these assets as part of its overall management of its portfolio. Accordingly, SFAS No. 115 requires the Company to classify all of its real estate securities assets as available-for-sale. All assets classified as available-for-sale are reported at estimated fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, referred to as other comprehensive income.

        As of March 31, 2007 and December 31, 2006, all of the Company's investments in real estate securities were classified as available-for-sale in the accompanying condensed consolidated balance sheets. As of each of these dates, the Company's investments in real estate securities were comprised entirely of (1) preferred equity securities and (2) CMBS and CDOs. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in our condensed consolidated statements of operations.

        In addition, management evaluates securities for other-than-temporary impairment on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been lower than carrying value, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Unrealized losses on real estate securities that are considered other than temporary, as measured by the amount of decline in fair value attributable to other-than-temporary factors, are recognized in income and the cost basis of the real estate securities is adjusted. As of March 31, 2007 and December 31, 2006, there were no impairment losses recognized in the accompanying condensed consolidated statements of operations.

Revenue Recognition—Real Estate Securities

        Discounts or premiums on our investments in securities are accreted into interest income on an effective yield or "interest" method, based upon a comparison of actual and expected cash flows, through the expected maturity date (if any) of the security. Depending on the nature of the investment, changes to expected cash flows may result in a prospective change to yield or a retrospective change which would include a catch up adjustment. Interest income with respect to non-discounted securities or loans is recognized on an accrual basis. Upon settlement of securities, the excess (or deficiency) of net proceeds over the net carrying value of such security or loan is recognized as a gain (or loss) in the period of settlement.

Debt Related Investments

        Debt related investments consist primarily of real estate related whole mortgage loans, participating mortgage loans, B-notes, mezzanine debt, bridge loans, and other debt related investment types. As of March 31, 2007, the Company's debt related investments consisted of (1) senior participating interests in two mortgage loans, (2) three B-notes and (3) one mezzanine loan. As of December 31, 2006, the Company's debt related investments consisted of (1) a senior participating interests in one mortgage loan and (2) two B-notes. Debt related investments are considered held for investment, as the Company has both the intention and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments unless such loan or investment is deemed to be impaired.

        Specific valuation allowances are established for impaired debt related investments based on the fair value of collateral on an individual loan basis. The fair value of the underlying collateral is determined by selecting the most appropriate valuation methodology, or methodologies, among several generally available and accepted in the commercial real estate industry. The determination of the most appropriate valuation methodology is based on the key characteristics of the collateral type. These methodologies include the evaluation of operating cash flow from the property during the projected holding period, and the estimated sales value of the collateral computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, all of which are discounted at market discount rates.

        If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level we believe is adequate to absorb probable losses. As of March 31, 2007 and December 31, 2006, there were no impairment losses recognized in the accompanying condensed consolidated statements of operations.

Revenue Recognition—Debt Related Investments

        Interest income on debt related investments is recognized over the life of the investment using the effective interest method and recognized on an accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan using the effective interest method. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration. Fees received in exchange for the credit enhancement of another lender, either subordinate or senior to us, in the form of a guarantee are recognized over the term of that guarantee using the straight-line method.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on hand and highly liquid investments such as money market mutual funds or investments purchased with original maturities of three months or less. We have not realized any losses in such cash investments or accounts and believe that we are not exposed to any significant credit risk.

Restricted Cash

        Restricted cash consists primarily of property-related escrow accounts, deposits related to potential future financing activities and cash held in operating accounts to which we have subordinate rights to another party. We have not realized any losses in such cash investments or accounts and believe that we are not exposed to any significant credit risk.

Subscriptions Receivable

        Subscriptions receivable consists of subscriptions to purchase shares of our common stock through our public offering for which we had not yet received the cash proceeds as of March 31, 2007. The Company records subscriptions receivable in accordance with Emerging Issues Task Force Issue No. 85-1, Classifying Notes Received for Capital Stock, as the cash proceeds were collected subsequent to the period ended March 31, 2007.

Stock-Based Compensation

        On January 12, 2006, the Company adopted a stock-based equity incentive plan (see Note 12). As of March 31, 2007 and December 31, 2006, the Company had granted 30,000 options to its independent directors pursuant to the equity incentive plan. The Company accounts for its equity incentive plan under the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)") and its related interpretations. Options granted under our equity incentive plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. Such expense is included in general and administrative expenses in the accompanying condensed consolidated statements of operations.

Accumulated Other Comprehensive Income

        Accumulated other comprehensive income as reported in the accompanying condensed consolidated statements of stockholders' equity consists of changes in the fair value of available-for-sale real estate securities investments.

Basic and Diluted Net Income (Loss) per Common Share

        Basic net income (loss) per common share is determined by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share includes the effects of potentially issuable common stock, but only if dilutive, including the presumed exchange of OP Units.

Income Taxes

        We expect to qualify as a REIT under the Internal Revenue Code of 1986 (the "Code"), as amended, beginning with the taxable year ended December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return for the taxable year ended December 31, 2006 in August 2007. As a REIT, we generally will not be subject to federal income taxes on net income that we distribute to our stockholders. We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes. We may, however, be subject to certain state and local taxes. Our taxable REIT subsidiary, DCTRT Leasing Corporation, is subject to federal, state, and local taxes.

Use of Estimates

        The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the periods they are determined to be necessary.

New Accounting Pronouncements

        On July 13, 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and derecognition, classification of interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. We adopted FIN 48 on January 1, 2007 and it did not have a material impact on our financial position or results of operations.

3.     INVESTMENTS IN REAL PROPERTY

        During the three months ended March 31, 2007, we acquired ten real properties with a gross investment amount of approximately $198.4 million, comprising approximately 2.6 million net rentable square feet. These assets included (1) three office properties with a total gross investment amount of approximately $58.1 million, comprising approximately 405,000 net rentable square feet, (2) six industrial properties with a total gross investment amount of approximately $107.9 million, comprising approximately 1.9 million net rentable square feet and (3) one retail property with a total gross investment amount of approximately $32.4 million, comprising approximately 330,000 net rentable square feet. These properties were acquired using a combination of (1) net proceeds from our public offering, (2) debt financings, (3) available cash and (4) minority interest equity contributions. For all properties acquired and consolidated, the results of operations for the acquired properties are included in our condensed consolidated statements of operations from the dates of acquisition.

        The table below summarizes the Company's investments in real property as of March 31, 2007 (amounts in thousands).

Real Property	Market	Land	Building and Improvements	Intangible Lease Assets	Gross Investment Amount(1)
Office and Office/R&D Properties
Jay Street	Bay Area, CA	$13,859	$19,575	$2,935	$36,369
Bala Pointe	Philadelphia, PA	10,115	20,346	6,973	37,434
Lundy Avenue	Bay Area, CA	5,982	12,034	3,578	21,595
Shiloh Road	Dallas, TX	5,165	24,317	5,914	35,396
40 Boulevard	Chicago, IL	2,561	5,995	2,072	10,628
Washington Commons	Chicago, IL	8,932	12,888	4,038	25,858
Shackleford	Little Rock, AR	2,900	14,273	4,391	21,564

Total Office and Office/R&D Properties		$49,514	$109,428	$29,901	$188,844
Industrial Properties
Rickenbacker	Columbus, OH	$1,247	$12,667	$644	$14,559
Park West Q	Cincinnati, OH	1,653	7,887	1,464	11,004
Eagle Creek East	Minneapolis, MN	1,644	6,661	880	9,185
Park West L	Cincinnati, OH	902	6,841	569	8,311
Eagle Creek West	Minneapolis, MN	1,910	7,982	317	10,209
Minnesota Valley III	Minneapolis, MN	2,223	10,867	1,641	14,731
Pencader	Philadelphia, PA	2,516	5,093	311	7,920
Hanson Way Dist. Ctr	Sacramento, CA	5,544	17,257	2,605	25,406
Old Silver Spring	Central PA	1,305	4,592	232	6,129
Marine Drive	Charlotte, NC	2,037	12,958	6,121	21,115
Southfield	Atlanta, GA	1,280	4,947	449	6,676
Commerce Center	Central PA	5,939	26,912	2,022	34,872
Veterans	Chicago, IL	2,121	9,989	993	13,103
Plainfield III	Indianapolis, IN	2,101	16,972	1,414	20,487
Patriot Drive I	Dallas, TX	1,034	5,346	187	6,568
Patriot Drive II	Dallas, TX	3,166	21,730	1,306	26,202

Total Industrial Properties		$36,622	$178,701	$21,155	$236,477
Retail Properties
Bandera Road	San Antonio, TX	$8,221	$21,253	$2,964	$32,438

Total		$94,357	$309,382	$54,020	$457,759
Accumulated depreciation/amortization(2)		$—	$(2,676)	$(3,568)	$(6,244)

Total Net Book Value		$94,357	$306,706	$50,452	$451,515

(1)
Amount presented does not include intangible lease liability, which in aggregate, was approximately $6.9 million as of March 31, 2007, net of accumulated amortization balance of $453,000.

(2)
Accumulated amortization for intangible lease assets includes accumulated amortization balances of intangible in-place lease assets and above-market lease intangibles of approximately $3.1 million and $505,000, respectively.

4.     INVESTMENTS IN REAL ESTATE SECURITIES

        During the three months ended March 31, 2007, the Company acquired real estate securities classified as available-for-sale through purchases in the open market with an aggregate cost of approximately $121.8 million. These purchases consisted of (1) preferred equity securities of various real estate operating companies and real estate investment trusts with an approximate cost of $34.1 million and (2) CMBS and CDOs with an approximate cost of $87.7 million. The cost of these purchases was paid for using net proceeds from the Company's public offering. In addition, the Company acquired approximately $16.1 million of real estate securities that had not settled as of March 31, 2007, which have been included in our accompanying condensed consolidated balance sheets as unsettled securities purchases.

        As of March 31, 2007, the fair market value of our real estate securities was approximately $168.6 million, consisting of a fair market value of approximately (1) $54.8 million for our investments in preferred equity securities and (2) $113.8 million for our investments in CMBS and CDOs. As of March 31, 2007, there was a net unrealized loss of approximately $392,000 related to our real estate securities investments, which is included in the accompanying condensed consolidated statement of stockholders' equity as other comprehensive income, consisting of (1) an unrealized gain of approximately $550,000 for our investments in preferred equity securities and (2) an unrealized loss of approximately $942,000 for our CMBS and CDOs.

        Our investments in CMBS and CDOs have contractual maturities ranging from 2042 through 2047.

5.     DEBT RELATED INVESTMENTS

        During the three months ended March 31, 2007, the Company acquired approximately $61.3 million in debt related investments. These debt related investments included (1) an investment in a first mortgage loan to a commercial developer of approximately $25.8 million, (2) an investment in a B-note of approximately $15.0 million, (3) an investment in mezzanine debt of approximately $19.9 million and (4) additional borrowings under the terms of a senior participating interest in a commercial developer mortgage loan of approximately $608,000. The Company acquired these investments at an aggregate net discount of approximately $86,000, which will be amortized to debt related income over the related term of the investments.

        Under the loan agreements for the mortgage loans described above, the Company has a conditional obligation to fund additional aggregate borrowings of approximately $14.9 million over the terms of the respective loans.

        Note 7 describes the Company's borrowings for which the Company had pledged debt related investments as collateral under the REPO Facility (as defined below). The carrying values of these debt related investments as of March 31, 2007 and December 31, 2006 were approximately $7.0 million.

        As of March 31, 2007, there were no impairments recorded for debt related investments.

6.     MORTGAGE NOTES

        The aggregate principal amount of mortgage notes as of March 31, 2007 and December 31, 2006, was approximately $132.6 million and $84.5 million, respectively. Mortgage notes were secured by real property with an aggregate net book value of approximately $195.5 million and $128.8 million as of March 31, 2007 and December 31, 2006, respectively. Interest on mortgage notes is payable monthly, with interest rates ranging from 5.46% to 6.65%. All mortgage notes were interest only, as of

March 31, 2007. The table below summarizes the Company's mortgage notes as of March 31, 2007 and December 31, 2006 (dollars in thousands):

					Outstanding Balance as of
Property	Debt Issuance Date	Interest Rate		Maturity Date	March 31, 2007	December 31, 2006
Jay Street	June 2006	6.05%		July 2016	$23,500	$23,500
Bala Pointe	August 2006	5.89%	(1)	August 2036	24,000	24,000
Lundy Avenue	October 2006	5.60%		November 2016	14,250	14,250
Shiloh Road	December 2006	5.57%		December 2016	22,700	22,700
40 Boulevard	January 2007	6.72%	(2)	January 2010	6,357	—
Washington Commons	February 2007	5.94%		February 2012	20,300	—
Bandera Road	February 2007	5.46%		February 2017	21,500	—

Weighted Average/Totals		5.81%	(3)		$132,607	$84,450

(1)
Includes option to prepay full loan amount in August 2016.

(2)
Interest rate is floating, with a spread of 1.40% above the one-month LIBOR.

(3)
Weighted average interest rates are based upon outstanding balances and applicable interest rates as of March 31, 2007.

7.     MASTER REPURCHASE FACILITY

        On October 26, 2006, the Company closed a master repurchase facility with JP Morgan Chase Bank, N.A. (the "REPO Facility"). The REPO Facility provides us with a borrowing capacity of $200 million and matures in October 2007. The REPO Facility bears interest at spreads of 0.05% to 2.15% over one-month LIBOR and, based on our expected investment activities, provides for advance rates that vary from 35% to 97% based upon the collateral provided under a borrowing base calculation. The lender has a consent right to the inclusion of investments in this facility, determines periodically the market value of the investments, and has the right to require additional collateral if the estimated market value of the included investments declines. We had incurred interest expense, including REPO Facility non-usage fees and the amortization of related loan costs, of approximately $248,000 for the three months ended March 31, 2007. As of March 31, 2007 and December 31, 2006, we had aggregate borrowings of approximately $5.0 million and $10.9 million, respectively, at a weighted average spread of LIBOR plus 0.97% and 0.68%, respectively. The one-month LIBOR as of March 31, 2007 and December 31, 2006 was 5.32%. Pursuant to Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a Replacement of FASB Statement No. 125, the transfer of assets under our REPO Facility does not constitute a sale due to our ability to repurchase transferred assets prior to their maturities. As a result, these transactions are presented as secured borrowing obligations under the caption of master repurchase facility in our condensed consolidated balance sheets.

        The REPO Facility requires that we pay down borrowings as principal payments on the loans and investments pledged to the REPO Facility are received.

        Borrowings under the REPO Facility at March 31, 2007 were secured by the following investments (amounts in thousands):

	Carrying Value as of(1)
Investment Type	March 31, 2007	December 31, 2006
Investment in real estate securities	$3,000	$3,000
Debt related investments	6,974	6,974
Investments in real property	—	10,200

Total	$9,974	$20,174

(1)
Approximates fair value.

        All borrowings under our REPO Facility have maturity dates within one year of March 31, 2007.

        In January 2007, we repaid a borrowing on the REPO facility of approximately $6.0 million. This borrowing was secured by the Company's investment in the Eagle Creek West property, which had a total gross investment amount of approximately $10.2 million.

8.     FINANCING OBLIGATIONS

        The Operating Partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities

Act of 1933, as amended (the "Securities Act"), which is included in financing obligations in the accompanying condensed consolidated balance sheets. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to accredited investors will be 100% leased by the Operating Partnership, and such leases will contain purchase options whereby the Operating Partnership will have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in the Operating Partnership under Section 721 of the Internal Revenue Code.

        The Operating Partnership will pay certain up-front fees and reimburse certain related expenses to our Advisor, the Dealer Manager and Dividend Capital Exchange Facilitators LLC (the "Facilitator") for raising capital through the private placement. Our Advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, the Operating Partnership is obligated to pay our Advisor a non-accountable expense allowance which equals 1.5% of the gross equity proceeds raised through the private placement. In addition, the Operating Partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. The Operating Partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our Advisor, of up to 2.0% of gross equity proceeds raised through the private placement.

        During the three months ended March 31, 2007, we raised approximately $26.9 million from the sale of undivided tenancy-in-common interests in three properties, which is included in financing obligations in the accompanying condensed consolidated balance sheets pursuant to SFAS No. 98, Accounting for Leases ("SFAS No. 98"). We have leased the undivided interests sold to unrelated third parties, and in accordance with SFAS No. 98, rental payments made to third parties under the lease agreements are recognized as imputed interest expense using the interest method. In addition, the lease agreements each provide for a purchase option whereby the Operating Partnership may purchase each undivided tenancy-in-common interest after a certain period of time in exchange for limited Operating Partnership units.

        During the three months ended March 31, 2007, we recorded imputed interest expense related to the above financing obligations of approximately $730,000. We incurred approximately $703,000 of rental expense under various lease agreements with these third-party investors. A portion of such amounts were accounted for as an increase of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying condensed consolidated financial statements. The various lease agreements in place as of March 31, 2007, contain expiration dates ranging from October 2021 to March 2022.

        During the three months ended March 31, 2007, the Operating Partnership incurred upfront costs of approximately $2.7 million payable to our Advisor and other affiliates for effecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included in other assets in the condensed consolidated balance sheets and amortized to interest expense over the life of the financing obligation. If the Operating Partnership elects to exercise any purchase option as described above and issue limited Operating Partnership units, the unamortized up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest of the Operating Partnership as a selling cost of the limited partnership units. If the Operating Partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sublease 100% of the properties and will therefore not meet the definition of "active use" set forth in SFAS No. 98.

        As of March 31, 2007, the Operating Partnership had not exercised any purchase options to buy any tenancy-in-common interests it had previously sold.

9.     HEDGING ACTIVITIES

        During the three months ended March 31, 2007, the Company entered into a zero-cost collar to add stability to interest expense and manage its exposure to changes in interest rates associated with the floating rate mortgage note entered into related to the acquisition of 40 Boulevard. At inception, the collar was not designated as part of a qualifying hedging relationship under the requirements of Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities. As a result, an $82,000 unrealized loss, equaling the entire change in value of the collar, was recorded in interest expense. Accordingly, at March 31, 2007, the collar, with a fair value of $82,000, was included in other liabilities. On April 1, 2007, the collar was designated in a qualifying hedging relationship as a cash flow hedge. The Company did not have any hedging activities prior to this transaction.

10.   MINORITY INTERESTS

        Minority interests consisted of the following as of March 31, 2007 and December 31, 2006 (amounts in thousands):

	March 31, 2007	December 31, 2006
Joint Venture Partnership Interests	$22,823	$10,120
Operating Partnership Units ("OP Units")	127	128
Operating Partnership Special Units	1	1

Total	$22,951	$10,249

Joint Venture Partnership Interests

        During the three months ended March 31, 2007, the Company had entered into various joint ventures that are consolidated by the Company in the accompanying condensed consolidated financial statements. The Company presents contributions and the equity in earnings of the respective joint venture partners as minority interests. For the three months ended March 31, 2007, joint venture partners had contributed approximately $12.8 million in equity to these joint ventures and had received distributions from these joint ventures of approximately $131,000. For the three months ended March 31, 2007, joint venture partners had collectively participated in approximately $11,000 of the income of their respective joint ventures. We had not entered into any joint venture partnerships as of March 31, 2006.

OP Units

        On May 4, 2005, the Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000 representing an approximate 99.0% limited partnership interest.

        As of March 31, 2007 and December 31, 2006, the Operating Partnership was less than 0.1% owned by the Advisor and the parent of the Advisor and the remaining interests were owned by the Company. OP Units are redeemable at the option of the unit holder. The Operating Partnership has the option of redeeming the OP Units for cash or for shares of common stock, or a combination of both.

Operating Partnership Special Units

        On May 4, 2005, the Operating Partnership issued 100 Special Units (see Note 14) to the parent of the Advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of the Operating Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from real property and real estate securities dispositions or upon other events. In general, after holders of OP Units, in aggregate, have received cumulative distributions equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of OP Units will receive 15% and 85%, respectively, of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership's assets.

11.   STOCKHOLDERS' EQUITY

Common Stock

        On May 27, 2005, we filed a registration statement with the SEC on Form S-11 in connection with an initial public offering of our common stock. The registration statement was declared effective on January 27, 2006. Pursuant to the registration statement, we are offering for sale up to $2.0 billion in shares of common stock, 75% of which are being offered to stockholders at a price of $10.00 per share, and 25% of which are being offered to participants in our distribution reinvestment plan at a price of $9.50 per share.

        For the three months ended March 31, 2007, approximately 39.5 million shares of common stock were issued in connection with the public offering for net proceeds of approximately $359.5 million. The net proceeds from the sale of these securities were transferred to our Operating Partnership on a one-for-one basis for OP Units.

        The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of the majority of the outstanding shares of common stock can elect the entire board of directors.

Distributions

        We accrue and pay distributions on a quarterly basis. Our board of directors declares the following quarter's annualized distribution before the first day of the quarter. We calculate our distributions based upon daily record and distribution declaration dates so stockholders will be eligible to earn distributions immediately upon purchasing shares of our common stock or upon purchasing limited partnership units of our partnership. During the three months ended March 31, 2007, we accrued distributions at annualize amount per share of $0.60, which was paid on April 16, 2007. We did not accrue or distribute any distributions during the three months ended March 31, 2006.

12.   EQUITY INCENTIVE PLAN

        We have adopted an equity incentive plan which we use to attract and retain qualified independent directors, employees, advisors and consultants providing services to us who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. On April 3, 2006, each of our then-serving independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price equal to $11.00 per share. Such options vest 20% upon grant date and 20% each year for the following four years. The equity incentive plan provides that no more than 5 million shares of our common stock will be available for issuance under the equity incentive plan. No more than 200,000 shares may be made subject to stock options and stock appreciation rights under the equity incentive plan to any individual in any calendar year, and no more than 200,000 may be made subject to awards other than stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year. The term of these options shall not exceed the earlier of ten years from the date of grant, the date of removal for cause, or three months from the director's resignation. The exercise price for options to be issued under the equity incentive plan shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date they are granted.

        Options granted under our equity incentive plan are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. For the three months ended March 31, 2007, we incurred approximately $3,000 of such expense, which is included in general and administrative expenses in the accompanying condensed consolidated statements of operations. As of March 31, 2007, approximately $33,000 of such expense remained unrecognized, which reflects the unamortized portion of the value of such options issued pursuant to the equity incentive plan. No options were granted during the three months ended March 31, 2006.

13.   RELATED PARTY TRANSACTIONS

Our Advisor

        Our day-to-day activities are managed by our Advisor, an affiliate, under the terms and conditions of an Advisory Agreement. Our Advisor is considered to be a related party as certain indirect owners and employees of our Advisor serve as our executives. The responsibilities of our Advisor include the selection of our real property, real estate securities and debt related investments, the negotiations for these investments, the asset management of these investments and the selection of prospective joint venture partners.

        We have entered into an Advisory Agreement with our Advisor pursuant to which we pay certain acquisition fees to the Advisor. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500 million in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses). During the three months ended March 31, 2007, our Advisor earned approximately $3.5 million in acquisition fees, which are accounted for as part of the historical cost of the acquired properties. The Advisor did not earn any acquisition fees during the three months ended March 31, 2006.

        We also pay our Advisor an asset management fee in connection with the asset and portfolio management of real property, real estate securities and debt related investments. The Advisor's asset management fee is payable as follows:

Prior to the Dividend Coverage Ratio Date (as defined below):

  For Direct Real Properties (as defined below), the asset management fee will consist of a monthly fee not to exceed one twelfth of 0.75% of the aggregate cost (before non cash reserves and depreciation) of all Direct Real Properties;

  For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one twelfth of 0.50% of the aggregate cost (before non cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.

After the Dividend Coverage Ratio Date (as defined below):

  For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one twelfth of 0.50% of the aggregate cost (before non cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.

        "Direct Real Properties": shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.

        "Dividend Coverage Ratio": shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.

        "Dividend Coverage Ratio Date": shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.

        "Product Specialist Real Properties": shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.

        In addition, the asset management fee for all real property assets (acquired both prior to and after the Dividend Coverage Ratio Date) includes a fee of 1.0% of the sales price of individual real property assets upon disposition.

        For securities and debt related assets, the asset management fee consists of a monthly fee equal to one twelfth of 1.0% of the aggregate value of the securities and debt related assets within our portfolio.

        For the three months ended March 31, 2007, our Advisor earned approximately $1.3 million in aggregate asset management fees. The Company did not have any assets that would have resulted in asset management fees for the three months ended March 31, 2006.

        Pursuant to the Advisory Agreement, our Advisor is obligated to advance all of our organizational and offering costs subject to its right to be reimbursed for such costs by us in an amount up to 1.5% of the aggregate gross offering proceeds raised in our public offering of common stock. Such organizational and offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee.

        Offering costs incurred in connection with the issuance of equity securities are deducted from stockholders' equity, and organizational costs associated with the formation of the Company are expensed as incurred and are included as part of general and administrative expenses in the accompanying condensed consolidated statements of operations.

        During the three months ended March 31, 2007 and 2006, our Advisor incurred reimbursable offering costs of approximately $4.9 million and $1.6 million, respectively. In aggregate, as of March 31, 2007, the Advisor had incurred reimbursable offering costs of $16.7 million. As of March 31, 2007, we had incurred in aggregate, approximately $10.6 million in such reimbursable offering costs, which have been included as a reduction to additional paid-in capital in the accompanying condensed consolidated statement of stockholders' equity. As of March 31, 2007, of the $10.6 million in reimbursable offering costs we incurred, approximately $681,000 had not yet been reimbursed to the Advisor, which have been included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets.

        Approximately $6.1 million of reimbursable offering costs incurred by the Advisor are not reflected in the accompanying condensed consolidated balance sheets of the Company, due to the fact that the Company is not obligated to reimburse these costs to the Advisor until the corresponding aggregate gross offering proceeds are raised in our public offering of common stock.

        In addition to the reimbursement of organizational and offering costs, we are also obligated, subject to certain limitations, to reimburse our Advisor for certain other expenses incurred on our behalf for providing services contemplated in the Advisory Agreement, provided that the Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the three months ended March 31, 2007, we incurred approximately $123,000 for these expenses which we reimbursed to the Advisor. Such reimbursements are included as general and administrative expenses in the accompanying condensed consolidated statements of operations. During the three months ended March 31, 2006, we reimbursed the Advisor approximately $28,000 for such expenses.

The Dealer Manager

        We have entered into a dealer manager agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 2.5% of gross offering proceeds raised pursuant to our initial public offering of common stock to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also pay up to a 6.0% sales commission of gross offering proceeds raised pursuant to our initial public offering of common stock. As of March 31, 2007, all sales commissions had been re-allowed to participating broker-dealers. For the three months ended March 31, 2007, we incurred fees payable to the Dealer Manager of approximately $9.8 million for dealer manager fees and approximately $21.2 million for sales commissions. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on the accompanying condensed consolidated balance sheets. Of these costs, we accrued approximately $1.2 million for dealer manager fees and $1.0 million for sales commissions as of March 31, 2007, respectively. These amounts are included in the accompanying condensed consolidated balance sheets as accounts payable and accrued expenses. During the three months ended March 31, 2006, we did not incur fees payable to the Dealer Manager.

The Facilitator

        The Facilitator is responsible for the facilitation of transactions associated with the Operating Partnership's private placement. The Facilitator is considered a related party as certain indirect owners and employees of the Facilitator serve as our executives. We have entered into an agreement with the Facilitator whereby we pay a transaction facilitation fee associated with the Operating Partnership's private placement. We pay the Facilitator up to 1.5% of the gross equity proceeds raised through the Operating Partnership's private placement for transaction facilitation. For the three months ended March 31, 2007, we incurred approximately $681,000 for such fees payable to the Facilitator. In accordance with SFAS No. 98, these fees, as well as the other fees associated with the Operating Partnership's private placement, are recorded as deferred loan costs and amortized over the life of the financing obligation. We did not incur any fees payable to the Facilitator during the three months ended March 31, 2006.

Dividend Capital Investments LLC and DCT Industrial Trust Inc.

        In addition to utilizing its own management team, the Advisor actively seeks to form strategic alliances with recognized leaders in the real estate and investment management industries. These alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers and to potentially give us access to a greater number of real property and real estate securities investment opportunities. The use of product specialists or other service providers will not eliminate or reduce the Advisor's fiduciary duty to the Company. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement.

        The Advisor's product specialists are and will be compensated through a combination of (a) reallowance of acquisition, disposition, asset management and/or other fees paid by us to the Advisor and (b) potential profit participation in connection with specific portfolio asset(s) identified by them and invested in by us. We may also enter into joint ventures, partnerships or similar arrangements with the Advisor's product specialists for the purpose of acquiring portfolio assets and, in such cases, the product specialists may or may not make an equity capital contribution to any such arrangement.

        As of March 31, 2007, our Advisor had entered into a product specialist agreement with Dividend Capital Investments LLC ("DCI") in connection with investment management services related to our investments in real estate securities assets. Pursuant to this agreement, a portion of the asset management fee that our Advisor receives from us related to securities investments will be reallowed to DCI in exchange for services provided.

        On September 1, 2006, our Advisor entered into a product specialist agreement with DCT Industrial Trust Inc. ("DCT"), previously known as Dividend Capital Trust Inc., in connection with acquisition and asset management services related to our industrial real property investments. Pursuant to this agreement, a portion of the acquisition and asset management fees that our Advisor receives from us related to specific industrial real property investments will be reallowed to DCT in exchange for services provided.

        In addition, on September 1, 2006, the Company, through TRT Industrial Fund I LLC, the Company's wholly-owned subsidiary, entered into a joint venture agreement ("DCT Joint Venture I") with DCT Industrial Fund II LLC, an indirect wholly-owned subsidiary of DCT, for the acquisition, operation and management of up to $150 million in industrial real property assets (the "Industrial Portfolio"). On March 26, 2007, we entered into an amendment to the DCT Joint Venture I. Pursuant to the terms of the amendment, DCT Joint Venture I was amended to expand the total amount of industrial properties to be acquired under the agreement from its original amount of up to $150 million to a total amount of up to approximately $208.5 million.

        The term of the DCT Joint Venture I is eight years and contains certain liquidation provisions, as well as certain termination rights should either of the parties fail to perform its obligations thereunder. In connection with the DCT Joint Venture I, the Company has granted to DCT, subject to certain exceptions, exclusivity rights that will generally restrict the Company from (a) pursuing similar agreements with other industrial operating partners within the United States during the term of the DCT Joint Venture I and (b) directly acquiring or developing industrial assets within the United States during the term of the DCT Joint Venture I.

        On March 27, 2007, the Company, through TRT Industrial Fund II LLC, the Company's wholly-owned subsidiary, entered into a new joint venture ("TRT-DCT Joint Venture II") with DCT Industrial Fund III LLC, an indirect wholly-owned subsidiary of DCT. The TRT-DCT Joint Venture II is intended to acquire up to approximately $175 million in industrial properties by December 31, 2007 and is subject to similar terms as the DCT Joint Venture I, as discussed above.

        The agreement also contains provisions for entering into one additional joint venture agreement under similar terms for the calendar years 2007 and 2008.

        As of March 31, 2007, we had acquired 13 properties pursuant to the terms of the DCT Joint Venture I, seven of which were acquired by the DCT Joint Venture I, and six of which were acquired 100% by us pursuant to the terms of the DCT Joint Venture I. As of December 31, 2006, we had acquired ten properties pursuant to the DCT Joint Venture I, four of which were acquired by the joint venture between us and DCT, and six of which were acquired 100% by us. As of March 31, 2007, the DCT Joint Venture II had acquired 3 properties. The DCT Joint Venture II had not acquired any properties as of December 31, 2006.

        Acquisitions pursuant to the DCT Joint Venture I and the DCT Joint Venture II made during the three months ended March 31, 2007, were generally funded from (1) equity contributions from the Company to the respective joint venture using proceeds from the Company's public and private offerings and (2) an equity contribution from DCT to the respective joint venture. The purchase price of each asset in the Industrial Portfolio was subject to majority approval by the Company's independent directors.

14.   SPECIAL UNITS

        Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one-time payment, in the form of a promissory note, upon the redemption of the Special Units.

        So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including the Company, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on the Company's net contributions.

        In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one-time payment, in the form of a promissory note, to the holder of the Special Units, upon the earliest to occur of the following events:

  (1)
  The listing of the Company's common stock on a national or other securities exchange or The Nasdaq National Market or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock ("Listing Liquidity Event"); or

  (2)
  The termination or non-renewal of the Advisory Agreement ("Advisory Agreement Termination Event"), (a) for "cause," as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Company's directors then in office are replaced or removed, (c) by the Advisor for "good reason," as defined in the Advisory Agreement, or (d) by the Company or the Operating Partnership other than for "cause."

        Upon a Listing Liquidity Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing Liquidity Event. Upon an Advisory Agreement Termination Event (other than for "cause," as defined in the Advisory Agreement), the one-time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for "cause," as defined in the Advisory Agreement, the one-time cash payment to the holder of the Special Units will be $1.

        Upon a Listing Liquidity Event or an Advisory Agreement Termination Event (other than for "cause"), the one time payment to the holder of the Special Units will be made in the form of a non-interest bearing promissory note that will be repaid using the entire net proceeds from each sale of the Operating Partnership's assets in connection with or following the occurrence of the particular event. Payments may not be made under a promissory note issued in connection with an Advisory Agreement Termination Event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of the OP Units, including the Company, in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on such net contributions or (b) a Listing Liquidity Event (each a "Subsequent Liquidity Event"). In addition, the amount of the promissory note issued in connection with an Advisory Agreement Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, the holder of the promissory note does not receive in excess of 15% of the distributions that are made or are deemed to be made after holders of the OP Units, including the Company, have received or are deemed to have received aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on such net contributions.

        Except as described above, the holder of the Special Units shall not be entitled to receive any redemption or other payment from the Company or the Operating Partnership including any participation in the quarterly distributions that the Company makes to its stockholders. In addition, it is possible that certain of the Company's stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

15.   NET INCOME (LOSS) PER COMMON SHARE

        Reconciliations of the numerator and denominator used to calculate basic net income (loss) per common share to the numerator and denominator used to calculate diluted net income (loss) per common share for the three months ended March 31, 2007 and 2006 are as follows (amounts in thousands, except per share and footnote amounts):

	For the Three Months Ended
	March 31, 2007	March 31, 2006
Net income (loss)	$2,985	$(1)
Minority interests share in net income (loss)	1	(62)

Net income (loss)	2,986	(63)

Weighted average shares outstanding-basic	53,746	**
Incremental weighted average shares effect of conversion of OP units	20	**

Weighted average shares outstanding-diluted	53,766	**

Net income (loss) per common share-basic	$0.06	$(3.12)

Net income (loss) per common share-diluted	$0.06	$(3.12)

**
200 shares outstanding.

16.   INCOME TAXES

        During the three months ended March 31, 2007, we believe that we were organized and operated in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with the tax year ended December 31, 2006. We intend to make our REIT election under Internal Revenue Code Section 856 beginning with the taxable year ended December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return for the taxable year ended December 31, 2006 in August 2007. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. We did not have any built-in gains at the time of our conversion to REIT status. As a REIT, we generally will not be subject to federal income taxation at the corporate level to the extent we distribute 100% of our REIT taxable income annually, as defined in the Internal Revenue Code, to our stockholders and satisfy other requirements. To continue to qualify as a REIT for federal tax purposes, we must distribute at least 90% of our REIT taxable income annually. No material provisions have been made for federal income taxes in the accompanying condensed consolidated financial statements.

        The Company had no unrecognized tax benefits as of the January 1, 2007 adoption date or as of March 31, 2007. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of March 31, 2007. The Company has no interest or penalties relating to income taxes recognized in the statement of operations for the three months ended March 31, 2007 or in the balance sheet as of March 31, 2007.

17.   COMMITMENTS AND CONTINGENCIES

        We and our Operating Partnership are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by our Operating Partnership and us related to litigation will not materially affect our financial position, operating results or liquidity.

18.   SEGMENT INFORMATION

        Statement of Financial Accounting Standards No. 131, Disclosures about Segments of a Business Enterprise and Related Information ("SFAS No. 131") establishes standards for the way that public entities report information about operating segments in their annual financial statements. We have the following business segments: (1) investments in real property, (2) investments in real estate securities, and (3) debt related investments. The following table sets forth components of net operating income ("NOI") of our segments for the three months ended March 31, 2007 (amounts in thousands). No information is presented for the three months ended March 31, 2006 due to our insignificant operations during that period.

	Real Property	Real Estate Securities	Debt Related Investments	Total
Revenue	$7,746	$1,873	$1,259	$10,878
Operating expenses(1)	(2,109)	—	—	(2,109)
Asset management fees, related party(2)	(777)	(339)	(149)	(1,265)

Net operating income	$4,860	$1,534	$1,110	$7,504

(1)
Represents real property operating expenses, and excludes depreciation, amortization, general and administrative expenses and interest expense.

(2)
See Note 13 for discussion of asset management fees paid to our Advisor.

        We consider NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of our real properties, real estate securities, and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation and amortization, interest expense, interest income, and general and administrative expenses. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. The following table is a reconciliation of our NOI to our reported net income (amounts in thousands):

For the Three Months Ended March 31, 2007
Net operating income	$7,504
Interest income	2,538
Depreciation and amortization	(3,418)
General and administrative expenses	(744)
Interest expense	(2,883)
Minority interests	(12)

Net income	$2,985

        The following table reflects our total assets by market segment (amounts in thousands).

	As of March 31, 2007	As of December 31, 2006
Segment assets:
Investments in real property, net	$451,515	$256,631
Investments in real estate securities	168,579	48,179
Debt related investments	89,591	28,256

Total segment assets, net	$709,685	$333,066
Non-segment assets:
Cash and cash equivalents	$166,273	$67,317
Other non-segment assets(1)	28,993	52,588

Total assets	$904,951	$452,971

(1)
Other non-segment assets primarily consist of corporate assets including subscriptions receivable, certain loan costs, including loan costs associated with our financing obligations, deferred acquisition costs, and restricted cash.

19.   SUBSEQUENT EVENTS

Real Property Acquisitions

DDR Retail Portfolio Acquisition

        On April 25, 2007, wholly-owned subsidiaries of both ours and Developers Diversified Realty Corporation ("DDR") formed a joint venture, which we refer to as the DDR Joint Venture. Pursuant to this joint venture, on May 11, 2007, we acquired a fee interest in a portfolio in three retail properties, which we refer to as the DDR Retail Portfolio. The DDR Retail Portfolio consists of three retail properties located in the following markets: 1) Raleigh, North Carolina 2) Philadelphia, Pennsylvania and 3) Pittsburgh, Pennsylvania. The acquisition was made pursuant to a purchase agreement entered into by and between the DDR Joint Venture and DDR, as seller.

        The DDR Joint Venture purchased the DDR Retail Portfolio for a total acquisition cost of approximately $163.0 million (which excludes an expected acquisition fee of $2.5 million to be paid to the Advisor).

        The total approximate acquisition cost of the DDR Retail Portfolio was funded as follows: (i) an equity contribution from us using proceeds from our public offering and available cash and (ii) an equity contribution from DDR. We intend to obtain debt financing related to the DDR Retail Portfolio, the terms of which have not been finalized.

Probable DCT Property Acquisitions

        Pursuant to the terms of the amendment to the DCT Joint Venture I, we expect to acquire Logistics Boulevard, an industrial property located in the Cincinnati, Ohio market, during June 2007 for approximately $31.3 million. This acquisition is subject to the satisfaction of certain conditions and there is no guarantee that we will be able to acquire this property per the terms described above or at all.

        In addition, through the DCT Joint Venture II, we expect to acquire Midpoint Drive, an industrial property located in the Kansas City, Kansas market, during May 2007 for approximately $9.0 million, and Greenwood Center, an industrial property located in the Atlanta, Georgia market during October 2007 for approximately $22.6 million. These acquisitions are subject to the satisfaction of certain conditions and there is no guarantee that we will be able to acquire these properties per the terms described above or at all.

        We expect to fund acquisitions pursuant to DCT Joint Venture I and DCT Joint Venture II generally from (1) equity contributions from the Company to the respective joint venture using proceeds from the Company's public offering and (2) equity contributions from DCT to the respective joint venture.

Probable Acquisition of California Circle Office Center

        On April 19, 2007, a joint venture between a wholly-owned subsidiary of ours and Westcore Properties AC, LLC ("Westcore"), which we refer to as the California Circle Joint Venture, deposited a non-refundable amount of $150,000 into an escrow account in connection with the intended acquisition of an office property located in the San Jose, California market, which we refer to as the California Circle Office Center. The escrow account has been established pursuant to a purchase agreement entered into by and between the California Circle Joint Venture and the seller.

        The California Circle Joint Venture anticipates the closing of the California Circle Office Center to occur in June 2007 for a total investment of approximately $14.2 million (which excludes an expected acquisition fee of $273,000 to be paid to the Advisor).

        The total approximate acquisition cost for California Circle Office Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from our public offering and available cash, (ii) an equity contribution from Westcore and (iii) debt financing, the terms of which have not yet been determined.

        There is no assurance that the California Circle Joint Venture will be able to purchase California Circle Office Center for the terms set forth herein or at all.

Probable Acquisition of Fortune Concourse Office Center

        On April 23, 2007, a joint venture between a wholly-owned subsidiary of ours and Westcore, which we refer to as the Fortune Concourse Joint Venture, deposited a non-refundable amount of $500,000 into an escrow account in connection with the intended acquisition of an office property located in San Jose, California, which we refer to as the Fortune Concourse Office Center. The escrow account has been established pursuant to a purchase agreement entered into by and between the Fortune Concourse Joint Venture and the seller.

        The Fortune Concourse Joint Venture anticipates the closing of the Fortune Concourse Office Center to occur in May 2007 for a total investment of approximately $47.6 million (which excludes an expected acquisition fee of $851,500 to be paid to the Advisor).

        The total approximate acquisition cost of the Fortune Concourse Office Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from our public offering and available cash, (ii) an equity contribution from Westcore and (iii) debt financing, the terms of which have not yet been determined.

        There is no assurance that the Fortune Concourse Joint Venture will be able to purchase Fortune Concourse Office Center for the terms set forth herein or at all.

Probable Acquisition of CB Square Retail Center

        On May 2, 2007, we deposited a non-refundable amount of $184,000 into an escrow account in connection with the intended acquisition of a retail property located in the Jacksonville, Florida market, which we refer to as the CB Square Retail Center. The escrow account has been established pursuant to a purchase agreement entered into by and between us and the seller.

        We anticipate the closing of the CB Square Retail Center to occur in June 2007 for a total investment of approximately $18.6 million (which excludes an expected acquisition fee of $369,000 to be paid to the Advisor).

        The total approximate acquisition cost for CB Square Retail Center is intended to be funded as follows: (i) an equity contribution from us using proceeds from our public offering and available cash and (ii) debt financing, the terms of which have not yet been determined.

        There is no assurance that we will be able to purchase the CB Square Retail Center for the terms set forth herein or at all.

Acquisition of Real Estate Securities

        From April 1, 2007 through April 30, 2007, we invested in various real estate securities at an aggregate acquisition cost of approximately $50.4 million, including $28.4 million invested in CMBS and CDOs and $22.0 million invested in preferred equity securities.

        In aggregate, as of April 30, 2007, we had invested approximately $217.3 million in real estate securities, net of dispositions.

Acquisition of Debt Related Investments

        On April 11, 2007, we invested approximately $20.0 million in a mezzanine loan related to an office property located in Sunnyvale, California. This mezzanine loan is an interest-only note and had a remaining term of 56 months, as of the date of acquisition.

        In aggregate, as of April 30, 2007, we had invested approximately $106.0 million in debt related investments, net of borrower repayments of approximately $4.4 million.

Secured Mortgage Financing

Shackleford Mortgage Financing

        In conjunction with the acquisition of the Shackleford property (see Note 3), we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on April 2, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, we received loan proceeds of approximately $13.7 million in the form of a promissory note at a 5.80% fixed interest rate. The note is non-recourse to the Company.

DCT Joint Venture I Mortgage Financing

        In conjunction with the acquisition of all assets acquired by the DCT Joint Venture I (see Note 3 and Note 13), we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on May 4, 2007. The term of the secured mortgage loan is 10 years. Pursuant to this loan, we received loan proceeds of approximately $85.0 million in the form of a promissory note at a 5.66% fixed interest rate. The note is non-recourse to either the Company of the DCT Joint Venture I.

Hedging Activity

        In April 2007, we entered into two $50.0 million interest rate swap agreements for purposes of hedging the expected interest payments associated with a portion of the anticipated secured mortgage financing related to the acquisition of the DDR Retail Portfolio. We terminated these interest rate swap agreements in April 2007.

Proceeds from Public Offering

        As of April 30, 2007, we had approximately 14,700 stockholders, issued approximately 79.3 million shares of our common stock to stockholders and received approximately $786.6 million in gross proceeds from our public offering.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.:

        We have audited the accompanying consolidated balance sheets of Dividend Capital Total Realty Trust Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dividend Capital Total Realty Trust Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado
March 23, 2007

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

	As of December 31,
	2006	2005
ASSETS
Investments in real property:
Land	$56,102	$—
Building and improvements	168,936	—
Intangible lease assets	34,184	—
Accumulated depreciation and amortization	(2,591)	—

Total net investments in real property	256,631	—
Investments in real estate securities	48,179	—
Debt related investments	28,256	—

Total net investments	333,066	—
Cash and cash equivalents	67,317	2
Restricted cash	1,782	—
Account receivable, related party—organizational and offering costs	—	201
Subscriptions receivable	43,067	—
Other assets, net	7,739	—

Total Assets	$452,971	$203

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses (including $4,305 due to affiliates)	$6,469	$—
Dividends payable	2,729	—
Mortgage notes	84,450	—
Master repurchase facility	10,919	—
Financing obligations	39,017	—
Intangible lease liabilities, net	4,180	—
Unsettled securities purchases	8,246	—
Other liabilities (including $1,128 due to affiliates)	3,167	—

Total Liabilities	159,177	—
Minority Interests	10,249	201
Stockholders' Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none outstanding as of December 31, 2006 and 2005	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 32,304,902 and 200 shares issued and outstanding, as of December 31, 2006 and 2005, respectively	323	—
Additional paid-in capital	286,391	2
Distributions in excess of earnings	(4,142)	—
Accumulated other comprehensive income	973	—

Total Stockholders' Equity	283,545	2

Total Liabilities and Stockholders' Equity	$452,971	$203

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and footnote information)

	For the Year Ended December 31, 2006	For the Period from April 11, 2005 (Inception) through December 31, 2005
REVENUE:
Rental revenue	$5,385	$—
Securities income	853	—
Debt related income	238	—
Gain on sale of securities	28	—

Total Revenue	6,504	—
EXPENSES:
Rental expense	1,456	—
Depreciation and amortization	2,321	—
General and administrative expenses	1,305	—
Asset management fees, related party	722	—

Total Operating Expenses	5,804	—
Operating Income	700	—
Other Income (Expenses):
Interest income	1,259	*
Interest expense	(2,076)	—

Net Income (Loss) Before Minority Interests	(117)	—
Minority Interests	65	*

NET INCOME (LOSS)	$(52)	*

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	7,087	**

Diluted	7,107	**

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$0.01

Diluted	$(0.02)	$0.01

*
Less than $100.

**
200 shares outstanding.

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the year ended December 31, 2006 and for the period from April 11, 2005 (Inception) through December 31, 2005

(In thousands)

	Common Stock				Accumulated Other Comprehensive Income
			Additional Paid-in Capital	Distributions in Excess of Earnings		Total Stockholders' Equity
	Shares	Amount
Balances, April 11, 2005 (Inception)	—	$—	$—	$—	$—	$—
Issuance of shares of common stock to affiliate	—	—	2	—	—	2
Net income	—	—	—	—	—	—

Balances, December 31, 2005	—	$—	$2	$—	$—	$2

Comprehensive income:
Net loss	—	—	—	(52)	—	(52)
Net unrealized gain from available-for-sale securities	—	—	—	—	973	973

Comprehensive income						921
Issuance of common stock, net of offering costs	32,305	323	286,384	—	—	286,707
Amortization of stock based compensation	—	—	5	—	—	5
Dividends on common stock	—	—	—	(4,090)	—	(4,090)

Balances, December 31, 2006	32,305	$323	$286,391	$(4,142)	$973	$283,545

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except footnote information)

	For the Year Ended December 31, 2006	For the Period from April 11, 2005 (Inception) through December 31, 2005
OPERATING ACTIVITIES:
Net income (loss)	$(52)	*
Minority interests	(65)	*
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Real estate depreciation and amortization	2,365	—
Other depreciation and amortization	95	—
Gain on sale of securities	(28)	—
Changes in operating assets and liabilities:
Increase in restricted cash	(657)	—
Increase in other assets	(1,361)	—
Increase in accounts payable and accrued expenses	1,722	—
Increase in other liabilities	675	—

Net cash provided by (used in) operating activities	2,694	*
INVESTING ACTIVITIES:
Investment in real property	(251,821)	—
Increase in deferred acquisition costs	(1,417)	—
Investment in real estate securities	(39,904)	—
Proceeds from sales of real estate securities	972	—
Investments in debt related investments	(28,256)	—

Net cash used in investing activities	(320,426)	—
FINANCING ACTIVITIES:
Mortgage note proceeds	84,450	—
Proceeds from master repurchase facility	10,919	—
Financing obligation proceeds	39,017	—
Increase in restricted cash	(1,125)	—
Increase in deferred financing costs	(4,848)	—
Proceeds from minority interest contributions	11,537	201
Proceeds from sale of common stock	271,360	2
Offering costs for issuance of common stock, related party	(24,244)	(201)
Distribution to minority interest holders	(1,415)	—
Distributions to common stockholders	(604)	—

Net cash provided by financing activities	385,047	2
NET INCREASE IN CASH AND CASH EQUIVALENTS	67,315	2
CASH AND CASH EQUIVALENTS, beginning of year	2	—

CASH AND CASH EQUIVALENTS, end of year	$67,317	$2

Supplemental Disclosure of Cash Flow Information:
Amount issued pursuant to the distribution reinvestment plan	$767	$—
Cash paid for interest	$1,474	$—
Unsettled securities purchases	$8,246	$—

*
Less than $100.

The accompanying notes are an integral part of these consolidated financial statements.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

1.     ORGANIZATION

        The Company is a Maryland corporation formed on April 11, 2005 to invest in a diverse portfolio of real properties, real estate securities and debt related investments. The Company's targeted investments include (1) direct investments in real properties, consisting of office, industrial, retail, multifamily and other properties, primarily located in North America, (2) investments in real estate securities, including securities issued by other real estate companies, commercial mortgage backed securities ("CMBS"), collateralized debt obligations ("CDOs") and similar investments and (3) certain debt related investments, including mortgage notes secured by real estate, participations in mortgage loans, B-notes, mezzanine debt and other related investments. As used herein, "the Company," "we" and "us" refer to Dividend Capital Total Realty Trust Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

        We operate in a manner intended to allow us to qualify as a REIT for federal income tax purposes for the calendar year 2006. The Company utilizes an UPREIT organizational structure to hold all or substantially all of its properties and securities through its Operating Partnership.

        Our day-to-day activities are managed by the Advisor, an affiliate, under the terms and conditions of an Advisory Agreement. In addition, under the terms of certain dealer manager agreements, the Dealer Manager serves as the dealer manager of our public and private offerings. The Advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private offerings and for the investment and management of our real estate assets.

        On April 25, 2005, the Company sold 200 shares of common stock to an affiliate of the Advisor at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

        On May 4, 2005, our Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest. On May 4, 2005, the Operating Partnership issued 100 Special Units (see Note 15) to Dividend Capital Total Advisors Group LLC, the parent of the Advisor, in exchange for $1,000. As of December 31, 2006, the Operating Partnership was less than 0.1% owned by the Advisor and the parent of the Advisor and more than 99.9% owned by the Company. The holders of OP Units have the right to convert their OP Units into cash or, at the option of the Company, into an equal number of shares of common stock of the Company, or a combination of both, as allowed by the Operating Partnership Agreement. The remaining rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership's assets.

        We commenced operations in conjunction with the closing of our first real property acquisition on June 28, 2006, and as a result our consolidated financial statements are no longer presented as if we were a development stage enterprise.

        As of December 31, 2006, we had acquired investments of approximately $330.3 million, comprised of approximately $254.8 million in real property, $47.2 million, net of dispositions, in real estate securities, and $28.3 million in debt related investments.

        Two tenants each accounted for more than 10% of our rental revenues for the year ended December 31, 2006, as follows:

Tenant	Percentage of 2006 Revenue
Safenet Inc.	11.7%
Flextronics International LTD.	10.1%

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        Due to the Company's control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as a minority interest in the accompanying consolidated balance sheets. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Our consolidated financial statements also include the accounts of Dividend Capital Total Realty Trust Inc. and its consolidated subsidiaries and joint ventures through which we are the primary beneficiary under Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51 ("FIN No. 46(R)"), or we have a controlling interest. In determining whether the Company has a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, our management considers factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity's expected losses, if they occur, or receive the majority of the expected residual returns, if they occur, or both.

        Our management's judgments with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a variable interest entity as defined by FIN No. 46(R) involve consideration of various factors including the form of our ownership interest, the size of our investment (including loans) and our ability to participate in major policy making decisions. Our management's ability to correctly assess its influence or control over an entity affects the presentation of these investments in our consolidated financial statements and, consequently, our financial position and specific items in our results of operations that are used by our stockholders, lenders and others in their evaluation of us.

        Generally, we consolidate real estate partnerships and other entities that are not variable interest entities (as defined in FIN No. 46(R)) when we own, directly or indirectly, a majority voting interest in the entity. Our analysis of whether we consolidate real estate partnerships and other entities that are not variable interest entities is performed pursuant to various accounting pronouncements including: (1) Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, (2) Accounting Research Bulletin No. 51, Consolidated Financial Statements and (3) AICPA Statement of Position 78-9, Accounting for Investments in Real Estate Ventures.

Investments in Real Property

        We capitalize direct costs associated with the acquisition, development or improvement of real property, including acquisition fees paid to our Advisor. Costs associated with acquisition or development pursuits are capitalized as incurred and if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real property assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real property which do not extend the life of our assets are expensed as incurred. The results of operations for acquired real property are included in our consolidated statements of operations from the acquisition date.

        Upon acquisition, the total cost of a property is allocated to land, building, building and land improvements, tenant improvements and intangible lease assets and liabilities pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS No. 141"). The allocation of the total cost to land, building, building and land improvements and tenant improvements is based on our estimate of their as-if vacant fair value based on all available information such as the replacement cost of such assets, appraisals, property condition reports, market data and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include lost rent, leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. For the year ended December 31, 2006, we recognized upon acquisition gross additional intangible assets for acquired in-place leases, above market leases, and intangible liabilities for acquired below market leases, of approximately $31.3 million, $2.9 million, and $4.4 million, respectively. Above market lease assets are amortized as a reduction in rental revenue over the corresponding lease term. Below market lease liabilities are amortized as an increase in rental revenue over the corresponding lease term. Intangible in-place lease assets are amortized over the average term of leases for a property. For the year ended December 31, 2006, the Company amortized approximately $1.3 million of intangible in-place lease assets, $270,000 of above-market lease assets, and $225,000 of below market lease liabilities, respectively. In addition, we allocate a portion of the purchase price to the estimated value of customer relationships, if any. As of December 31, 2006, we had not recorded any estimated value to customer relationships.

        We write off any remaining intangible asset or liability balances when a tenant terminates a lease before the stated lease expiration date. There were no write-offs during the year ended December 31, 2006.

        Real property assets, including land, building, building and land improvements, tenant improvements and lease commissions, and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives as follows:

Description	Depreciable Life
Land	Not depreciated
Building	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible in-place lease assets	Average term of leases for property
Above/below market rent assets/liabilities	Over lease term

Impairment—Investments in Real Property

        We review our investments in real property individually on a quarterly basis to determine if there are indicators of impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). Indicators may include, among others, the tenant's inability to make rent payments, operating losses or negative operating trends at the property level, notification by a tenant that it will not renew its lease, a decision to dispose of a property or adverse changes in the fair value of any of our properties. For operating properties, if indicators of impairment exist, we compare the future estimated undiscounted cash flows from the expected use of the property to its net book value to determine if impairment exists. If the sum of the future estimated undiscounted cash flows is greater than the current net book value, in accordance with SFAS No. 144, we conclude no impairment exists. If the sum of the future estimated undiscounted cash flows is lower than its current net book value, we recognize an impairment loss for the difference between the net book value of the property and its estimated fair value. To the extent we decide to sell a property, we recognize an impairment loss if the current net book value of the property exceeds its fair value less selling costs. The above analyses require us to determine whether there are indicators of impairment for individual properties, to estimate the most likely stream of cash flows from operating properties and to determine the fair value of properties that are impaired or held for sale. If our assumptions, projections or estimates regarding a property change in the future, we may have to record an impairment charge to reduce or further reduce the net book value of the property. As of December 31, 2006, we had not recorded any impairment charges to our real properties.

Revenue Recognition-Real Property

        We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments increase during the term of the lease. Accordingly, we record a receivable from customers for rent that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the year ended December 31, 2006, the total increase to rental revenues due to straight-line rent adjustments was approximately $212,000.

        Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as rental revenue in the same period the related expenses are incurred. Tenant recovery income recognized as rental revenue for the year ended December 31, 2006 was approximately $937,000.

        In connection with real property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenues over the life of the respective leases. For the year ended December 31, 2006, the total net decrease to rental revenues due to the amortization of above and below market rents was approximately $45,000.

        The following table presents the amortization during the next five years related to the acquired above market lease costs, below market lease costs and acquired in-place lease intangibles, for properties owned at December 31, 2006.

Future Approximate Amortization of Acquired In-Place Lease Intangibles, Acquired Above Market Lease Costs, and Below Market Lease Costs (amounts in thousands)

Amortization	2007	2008	2009	2010	2011	2012 and thereafter
Acquired above market lease costs	$(763)	$(731)	$(493)	$(171)	$(167)	$(273)
Acquired below market lease costs	666	635	519	477	447	1,436

Net rental revenue increase (decrease)	$(97)	$(96)	$26	$306	$280	$1,163

Acquired in-place lease intangibles	$4,925	$4,599	$3,925	$3,683	$3,581	$9,341

Collectibility of Receivables

        We evaluate the collectibility of our rent and other receivables on a regular basis based on factors including, among others, payment history, the financial strength of the borrower and any guarantors, the value of the underlying collateral, the operations and operating trends of the underlying collateral, if any, the asset type and current economic conditions. If our evaluation of these factors indicates we may not recover the full value of the receivable, we provide a reserve against the portion of the receivable that we estimate may not be recovered. This analysis requires us to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected. We had reserves included in the caption Other Assets, net of approximately $70,000 as of December 31, 2006. If our assumptions or estimates regarding the collectibility of a receivable change in the future, we may have to record a reserve to reduce or further reduce the carrying value of the receivable.

Investments in Real Estate Securities

        Investments in real estate securities consist primarily of securities such as common equities, preferred equities, convertible preferred securities, CMBS, CDOs and other related securities types. Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), requires the Company to classify its investments in real estate securities as either trading investments, available-for-sale investments or held-to-maturity investments. Although the Company generally intends to hold most of its investments in real estate securities until maturity, it may, from time to time, sell any of these assets as part of its overall management of its portfolio. Accordingly, SFAS No. 115 requires the Company to classify all of its real estate securities assets as available-for-sale. All assets classified as available-for-sale are reported at estimated fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

        As of December 31, 2006, all of the Company's investments in real estate securities were classified as available-for-sale in the accompanying consolidated balance sheets. The Company's investments in real estate securities were comprised entirely of (1) preferred equity securities and (2) CMBS and CDOs. Changes in fair value are recorded to accumulated other comprehensive income, which is a component of stockholders' equity, rather than through our consolidated statements of operations. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in our consolidated statements of operations.

        In addition, management evaluates securities for other-than-temporary impairment on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been lower than carrying value, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Unrealized losses on real estate securities that are considered other than temporary, as measured by the amount of decline in fair value attributable to other-than-temporary factors, are recognized in income and the cost basis of the real estate securities is adjusted. As of December 31, 2006, there were no impairment losses recognized in the accompanying consolidated statements of operations.

Revenue Recognition-Real Estate Securities

        Discounts or premiums on our investments in securities are accreted into interest income on an effective yield or "interest" method, based upon a comparison of actual and expected cash flows, through the expected maturity date (if any) of the security. Depending on the nature of the investment, changes to expected cash flows may result in a prospective change to yield or a retrospective change which would include a catch up adjustment. Interest income with respect to non-discounted securities or loans is recognized on an accrual basis. Upon settlement of securities, the excess (or deficiency) of net proceeds over the net carrying value of such security or loan is recognized as a gain (or loss) in the period of settlement.

Debt Related Investments

        Debt related investments consist primarily of real estate related whole mortgage loans, participating mortgage loans, B-notes, mezzanine debt, bridge loans, and other debt related investment types. As of December 31, 2006, the Company's debt related investments consisted of (1) a senior participating interest in a mortgage loan and (2) two B-notes. Debt related investments are considered held for investment, as the Company has both the intention and ability to hold these investments until maturity. Accordingly, these assets are carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments unless such loan or investment is deemed to be impaired.

        Specific valuation allowances are established for impaired debt related investments based on the fair value of collateral on an individual loan basis. The fair value of the underlying collateral is determined by selecting the most appropriate valuation methodology, or methodologies, among several generally available and accepted in the commercial real estate industry. The determination of the most appropriate valuation methodology is based on the key characteristics of the collateral type. These methodologies include the evaluation of operating cash flow from the property during the projected holding period, and the estimated sales value of the collateral computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, all of which are discounted at market discount rates.

        If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for loan losses. The allowance for each loan is maintained at a level we believe is adequate to absorb probable losses. As of December 31, 2006, there were no impairment losses recognized in the accompanying consolidated statements of operations.

Revenue Recognition-Debt Related Investments

        Interest income on debt related investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan using the effective interest method. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration. Fees received in exchange for the credit enhancement of another lender, either subordinate or senior to us, in the form of a guarantee are recognized over the term of that guarantee using the straight-line method.

Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on hand and highly liquid investments such as money market mutual funds or investments purchased with original maturities of three months or less. We have not realized any losses in such cash investments or accounts and believe that we are not exposed to any significant credit risk.

Restricted Cash

        Restricted cash consists primarily of property-related escrow accounts, deposits related to potential future financing activities and cash held in operating accounts to which we have subordinate rights to another party. We have not realized any losses in such cash investments or accounts and believe that we are not exposed to any significant credit risk.

Subscriptions Receivable

        Subscriptions receivable consists of subscriptions to purchase shares of our common stock through our public offering for which we had not yet received the cash proceeds as of December 31, 2006. The Company records subscriptions receivable in accordance with Emerging Issues Task Force Issue No. 85-1, Classifying Notes Received for Capital Stock, as the cash proceeds were collected subsequent to the period ended December 31, 2006.

Stock-Based Compensation

        On January 12, 2006, the Company adopted a stock-based equity incentive plan (see Note 13). As of December 31, 2006, the Company had granted 30,000 options to its independent directors pursuant to the equity incentive plan. The Company accounts for its equity incentive plan under the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)") and its related interpretations. Options granted under our equity incentive plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. Such expense is included in general and administrative expenses in the accompanying consolidated statements of operations.

Accumulated Other Comprehensive Income

        Accumulated other comprehensive income as reported in the accompanying consolidated statements of stockholders' equity consists of changes in the fair value of available-for-sale real estate securities investments.

Basic and Diluted Net Income (Loss) per Common Share

        Basic net income (loss) per common share is determined by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per common share includes the effects of potentially issuable common stock, but only if dilutive, including the presumed exchange of OP Units.

Income Taxes

        We expect to qualify as a REIT under the Internal Revenue Code of 1986 (the "Code"), as amended, for the taxable year ended December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return in August 2007. As a REIT, we generally will not be subject to federal income taxes on net income that we distribute to our stockholders. We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes. We may, however, be subject to certain state and local taxes. Our taxable REIT subsidiary, DCTRT Leasing Corporation, is subject to federal, state, and local taxes.

Use of Estimates

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the periods they are determined to be necessary.

New Accounting Pronouncements

        On July 13, 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and derecognition, classification of interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the requirements of FIN 48 and the effect, if any, that this pronouncement will have on our future financial position or results of operations.

        In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for fiscal years ending after November 15, 2006. We adopted SAB 108 for our fiscal year ended December 31, 2006, and it had no impact on our financial position or results of operations.

        In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140 ("SFAS No. 155"). SFAS No. 155 (1) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation, (2) clarifies which interest-only strips and principal-only strips are not subject to the requirements of FASB Statement No. 133, (3) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an imbedded derivative requiring bifurcation, (4) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and (5) amends FASB Statement No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest in other than another derivative financial instrument. SFAS No. 155 is effective January 1, 2007 and we are currently evaluating the effect, if any, that this pronouncement will have on our future financial position or results of operations.

        In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We will adopt the provisions of SFAS No. 157 on January 1, 2008. We are currently evaluating the requirements of SFAS No. 157 and the effect, if any, that this pronouncement will have on our future financial position or results of operations.

3.     INVESTMENTS IN REAL PROPERTY

        During the year ended December 31, 2006, we acquired 14 real properties with a total acquisition cost of approximately $254.8 million, comprising approximately 2.9 million net rentable square feet. These assets included (1) four office and office/R&D properties with a total acquisition cost of approximately $129.0 million, comprising approximately 656,000 net rentable square feet and (2) ten industrial properties with a total acquisition cost of approximately $125.9 million, comprising approximately 2.3 million net rentable square feet. These properties were acquired using a combination of (1) net proceeds from our public offering, (2) debt financings, (3) available cash and (4) minority interest equity contributions. For all properties acquired and consolidated, the results of operations for the acquired properties are included in our consolidated statements of operations from the dates of acquisition. There was no real property acquisition activity prior to the year ended December 31, 2006.

        The table below summarizes the Company's consolidated investments in real property as of December 31, 2006 (amounts in thousands).

Property	Market	Land	Building and Improvements	Intangible Lease Assets	Intangible Lease Liabilities	Total Acquisition Costs
Office and Office/R&D Properties
Jay Street	Bay Area, CA	$13,859	$19,452	$2,935	$(344)	$35,902
Bala Pointe	Philadelphia, PA	10,115	20,328	6,973	(1,353)	36,063
Lundy Avenue	Bay Area, CA	5,982	12,034	3,578	—	21,594
Shiloh Road	Dallas, TX	5,165	24,317	5,914	—	35,396

Total Office and Office/R&D Properties		$35,121	$76,131	$19,400	$(1,697)	$128,955
Industrial Properties
Rickenbacker	Columbus, OH	$1,247	$12,667	$644	$—	$14,558
Park West Q	Cincinnati, OH	1,653	7,887	1,464	(184)	10,820
Eagle Creek East	Minneapolis, MN	1,644	6,661	880	(155)	9,030
Park West L	Cincinnati, OH	902	6,841	569	(140)	8,172
Eagle Creek West	Minneapolis, MN	1,910	7,982	317	(8)	10,201
Minnesota Valley III	Minneapolis, MN	2,223	10,867	1,641	(556)	14,175
Pencader	Philadelphia, PA	2,516	5,093	311	(20)	7,900
Hanson Way Dist. Ctr	Sacramento, CA	5,544	17,257	2,605	—	25,406
Old Silver Spring	Central PA	1,305	4,592	232	(34)	6,095
Marine Drive	Charlotte, NC	2,037	12,958	6,121	(1,611)	19,505

Total Industrial Properties		$20,981	$92,805	$14,784	$(2,708)	$125,862

Total		$56,102	$168,936	$34,184	$(4,405)	$254,817

Accumulated depreciation/amortization(1)		$—	$(1,059)	$(1,532)	$225	$(2,366)

Total, net of accumulated depreciation/amortization		$56,102	$167,877	$32,652	$(4,180)	$252,451

(1)
Accumulated amortization for intangible lease assets includes accumulated amortization balances of intangible in-place lease assets and above-market lease intangibles of approximately $1.3 million and $270,000, respectively.

        Minimum future rental payments to be received on non-cancelable operating leases in effect as of December 31, 2006, are as follows (amounts in thousands):

For years ended December 31,	Minimum Future Rental Payments
2007	$19,024
2008	18,490
2009	16,629
2010	13,488
2011	12,471
Thereafter	47,453

Total	$127,555

        The table above does not reflect future rental revenues from the potential renewal or replacement of existing and future leases and excludes property operating expense reimbursements.

4.     INVESTMENTS IN REAL ESTATE SECURITIES

        During the year ended December 31, 2006, the Company acquired real estate securities classified as available-for-sale through purchases in the open market with an aggregate cost approximately $47.2 million, net of dispositions. These purchases consisted of (1) preferred equity securities of various real estate operating companies and real estate investment trusts primarily in the retail, office, multifamily, lodging and diversified real estate sectors with an approximate cost of $20.1 million and (2) CMBS and CDOs with an approximate cost of $27.1 million. The cost of these purchases was paid for using a combination of (1) net proceeds from the Company's public offering and (2) borrowings from our REPO Facility. In addition, the Company acquired approximately $8.2 million of real estate securities that had not settled as of December 31, 2006, which is included in our accompanying consolidated balance sheets as unsettled securities purchases. There was no real estate securities acquisition activity prior to the year ended December 31, 2006.

        As of December 31, 2006, the fair market value of our real estate securities was approximately $48.2 million, consisting of a fair market value of approximately (1) $21.2 million for our investments in preferred equity securities and (2) $27.0 million for our investments in CMBS and CDOs. For the year ended December 31, 2006, there was a net unrealized gain of approximately $973,000 related to our real estate securities investments, which is included in the accompanying consolidated statements of stockholders' equity as other comprehensive income, consisting of (1) an unrealized gain of approximately $1.0 million for our investments in preferred equity securities and (2) an unrealized loss of approximately $62,000 for our CMBS and CDOs. Aggregate unrealized losses for our preferred equity securities were approximately $18,000 as of December 31, 2006. Aggregate unrealized losses for our CMBS and CDOs were approximately $86,000 as of December 31, 2006. Aggregate fair value of preferred equity securities with unrealized losses as of December 31, 2006 was approximately $727,000. Aggregate fair value of CMBS and CDOs with unrealized losses as of December 31, 2006 was approximately $9.9 million. None of these investments have been in a continuous unrealized loss position for more than twelve months.

        During the year ended December 31, 2006, the Company sold one preferred equity security with an approximate historical cost of $944,000. The Company sold the preferred equity security for approximate proceeds of $972,000 and recorded a realized gain of approximately $28,000, which is included as a gain on sale of securities in the accompanying consolidated statements of operations.

        Our investments in CMBS and CDOs have contractual maturities ranging from 2042 through 2047.

5.     DEBT RELATED INVESTMENTS

        During the year ended December 31, 2006, the Company acquired approximately $28.3 million in debt related investments. These debt related investments included (1) an investment in a senior participating interest in a mortgage loan of approximately $7.0 million and (2) investments in two B-notes of approximately $21.3 million. There was no debt related investment activity prior to the year ended December 31, 2006. The Company acquired one of these investments at a discount of approximately $56,000, which will be amortized to debt related income over the related term of the B-note. The following table summarizes the terms of our debt related investments as of December 31, 2006 (dollars in thousands). We had not acquired any debt related investments prior to the year ended December 31, 2006.

Description	Region	Interest rate(1)	Maturity date(2)	Periodic payment terms	Prior liens	Face amount of debt	Carrying amount of mortgage	Principal amount of loans subject to deliquent principal or interest
Senior participating interest in mortgage loan	Northeast	LIBOR + 3.25%	December 2007	Interest only	None	$6,953	$6,974	None
B-notes-office property	Pacific	9.19%	November 2011	Interest only	None	3,000	2,951	None
B-notes-office property	Mountain	LIBOR + 3.25%	December 2011	Interest only	None	18,300	18,331

Total						$28,253	$28,256

(1)
All variable rate loans are based on the one month LIBOR and repriced monthly.

(2)
Reflects the initial maturity of the investment and does not consider any options to extend that are at the discretion of the borrower.

        Under the loan agreement with the borrower of the mortgage loan in which the Company holds a senior participating interest, the Company has a conditional obligation to fund additional borrowings of approximately $1.4 million over the term of the loan.

        Note 7 describes the Company's borrowings for which the Company had pledged debt related investments as collateral under the Master Repurchase Facility. The carrying values of these debt related investments as of December 31, 2006 were approximately $7.0 million.

        As of December 31, 2006, there were no impairments of debt related investments.

6.     MORTGAGE NOTES

        The aggregate principal amount of mortgage notes as of December 31, 2006 was approximately $84.5 million. Mortgage notes are secured by real property with an aggregate net book value of approximately $128.8 million as of December 31, 2006. Interest on mortgage notes is payable monthly, with interest rates ranging from 5.60% to 6.05%. The table below summarizes the Company's mortgage notes as of December 31, 2006 (dollars in thousands):

	Debt Issuance Date	Interest Rate	Maturity Date		Outstanding Balance as of December 31, 2006
Property
Jay Street	June 2006	6.05%	July 2016		$23,500
Bala Pointe	August 2006	5.89%	August 2036	(1)	24,000
Lundy Avenue	October 2006	5.60%	November 2016		14,250
Shiloh Road	December 2006	5.57%	December 2016		22,700

Weighted Average/Totals(2)		5.80%			$84,450

(1)
Includes option to prepay full loan amount in August 2016.

(2)
Weighted average interest rates are based upon outstanding balances as of December 31, 2006.

        All mortgage notes are expected to mature in 2016, with the exception of the mortgage note on Bala Pointe, which has a maturity date in 2036. We have an option to prepay the Bala Pointe mortgage note in full during 2016, which we currently expect to exercise. Our various mortgage notes require us to maintain certain financial covenants, all of which were met as of December 31, 2006.

7.     MASTER REPURCHASE FACILITY

        On October 26, 2006, the Company closed a master repurchase facility with JP Morgan Chase Bank, N.A. (the "REPO Facility"). The REPO Facility provides us with a borrowing capacity of $200 million and matures in October 2007. The REPO Facility bears interest at spreads of 0.05% to 2.15% over one-month LIBOR and, based on our expected investment activities, provides for advance rates that vary from 35% to 97% based upon the collateral provided under a borrowing base calculation. The lender has a consent right to the inclusion of investments in this facility, determines periodically the market value of the investments, and has the right to require additional collateral if the estimated market value of the included investments declines. We had incurred interest expense, including REPO Facility non-usage fees, of approximately $166,000 for the year ended December 31, 2006. As of December 31, 2006, we had aggregate borrowings of approximately $10.9 million at a weighted average spread of LIBOR plus 0.68% as of December 31, 2006. The one-month LIBOR as of December 31, 2006 was 5.32%. We had not entered into any REPO Facility transactions prior to the year ended December 31, 2006. Pursuant to Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a Replacement of FASB Statement No. 125, the transfer of assets under our REPO Facility does not constitute a sale due to our ability to repurchase transferred assets prior to their maturities. As a result, these transactions are presented as secured borrowing obligations under the caption of master repurchase facility in our consolidated balance sheets.

        The REPO Facility requires that we pay down borrowings as principal payments on the loans and investments pledged to the REPO Facility are received.

        Borrowings under the REPO Facility at December 31, 2006 were secured by the following investments (amounts in thousands):

Investment Type	Carrying Value(1)
Investment in real estate securities	$3,000
Debt related investments	6,974
Investments in real property(2)	10,200

Total	$20,174

(1)
Approximates fair value.

(2)
Investments in real property is secured by the Company's investment in the Eagle Creek West property, which had a total acquisition cost of approximately $10.2 million.

        All borrowings under our REPO Facility have maturity dates within one year of December 31, 2006.

        Our REPO Facility requires us to maintain certain financial covenants. As of December 31, 2006, we were in compliance with our REPO Facility financial covenants.

8.     SHORT TERM BORROWINGS

        In July 2006, the Company established a securities margin account with an independent, third-party commercial lender intended to enable the Company to borrow funds for various purposes secured by certain of its real estate securities investments. Pursuant to this securities margin account, the Company has the capacity to borrow up to 65% of the market value of any eligible real estate security held in the account, capped at a maximum borrowing amount of $40 million. Borrowings associated with this securities margin account are charged interest at a rate of one-month LIBOR plus 50 basis points. The one-month LIBOR as of December 31, 2006 was 5.32%. During the year ended December 31, 2006, we borrowed a total of $8.5 million pursuant to this securities margin account. We had repaid this entire balance as of December 31, 2006.

9.     FINANCIAL INSTRUMENTS

        As of December 31, 2006, the fair values of cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximated their carrying values because of the short-term nature of these instruments. The estimated fair values of other financial instruments subject to fair value disclosures were determined based on available market information and valuation methodologies believed to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, therefore, these estimates are not necessarily indicative of the actual amounts that we could realize upon disposition. Our debt related investments included fixed rate investments of approximately $3.0 million. Floating rate debt investments approximate fair value. We determine the fair value of our fixed-rate debt related investments through consultation with market dealers of such instruments, analysis of the underlying collateral, and analysis of the credit worthiness of the borrower, among other sources. The following table summarizes these financial instruments (amounts in thousands):

	Balances as of December 31, 2006
	Carrying Amount	Estimated Fair Value
Borrowings:
Mortgage notes	$84,450	$85,038
Master repurchase facility	10,919	10,919
Fixed-rate debt investments	2,951	2,951

	$98,320	$98,908

        We did not have any financial instruments as of December 31, 2005, for which the estimated fair values did not approximate their carrying values.

10.   FINANCING OBLIGATIONS

        The Operating Partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act, which is included in financing obligations in the accompanying consolidated balance sheets. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to accredited investors will be 100% leased by the Operating Partnership, and such leases will contain purchase options whereby the Operating Partnership will have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in the Operating Partnership under Section 721 of the Internal Revenue Code.

        The Operating Partnership will pay certain up-front fees and reimburse certain related expenses to our Advisor, the Dealer Manager and Dividend Capital Exchange Facilitators LLC (the "Facilitator") for raising capital through the private placement. Our Advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, the Operating Partnership is obligated to pay our Advisor a non-accountable expense allowance which equals 1.5% of the gross equity proceeds raised through the private placement. In addition, the Operating Partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. The Operating Partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our Advisor, of up to 2.0% of gross equity proceeds raised through the private placement.

        During the year ended December 31, 2006, we raised approximately $39.0 million from the sale of undivided tenancy-in-common interests in three buildings, which is included in financing obligations in the accompanying consolidated balance sheets pursuant to SFAS No. 98, Accounting for Leases ("SFAS No. 98"). We have leased the undivided interests sold to unrelated third parties, and in accordance with SFAS No. 98, rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method. In addition, the lease agreements each provide for a purchase option whereby the Operating Partnership may purchase each undivided tenancy-in-common interest after a certain period of time in exchange for limited Operating Partnership units.

        During the year ended December 31, 2006, we recorded interest expense related to the financing obligations of approximately $303,000. We incurred approximately $300,000 of rental expense under various lease agreements with these third-party investors. A portion of such amounts were accounted for as an increase of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying consolidated financial statements. The various lease agreements in place as of December 31, 2006, contain expiration dates ranging from October 2021 to December 2021. The following table sets forth the, minimum future rental payments due to third parties under the various lease agreements (amounts in thousands):

For years ended December 31,	Minimum Future Rental Payments
2007	$2,146
2008	2,146
2009	2,146
2010	2,146
2011	2,146
Thereafter	21,459

Total	$32,189

        During the year ended December 31, 2006, the Operating Partnership incurred upfront costs of approximately $3.9 million payable to our Advisor and other affiliates for effecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included in other assets in the consolidated balance sheets and amortized to interest expense over the life of the financing obligation. If the Operating Partnership elects to exercise any purchase option as described above and issue limited Operating Partnership units, the unamortized up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest of the Operating Partnership as a selling cost of the limited partnership units. If the Operating Partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sublease 100% of the properties and will therefore not meet the definition of "active use" set forth in SFAS No. 98.

        During the year ended December 31, 2006, the Operating Partnership did not exercise purchase options to buy certain tenancy-in-common interests it had previously sold.

11.   MINORITY INTERESTS

        Minority interests consisted of the following as of December 31, 2006 and 2005 (amounts in thousands):

	December 31, 2006	December 31, 2005
Joint Venture Partnership Interests	$10,120	$—
Operating Partnership Units ("OP Units")	128	200
Operating Partnership Special Units	1	1

Total	$10,249	$201

Joint Venture Partnership Interests

        As of December 31, 2006, the Company had entered into various joint ventures that are consolidated by the Company in the accompanying consolidated financial statements. The Company presents contributions and the equity in earnings of the respective joint venture partners as minority interests. For the year ended December 31, 2006, joint venture partners had contributed approximately $11.5 million in equity to these joint ventures and had received distributions from these joint ventures of approximately $1.4 million. For the year ended December 31, 2006, joint venture partners had collectively participated in approximately $3,000 of the losses of their respective joint ventures.

OP Units

        On May 4, 2005, the Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000 representing an approximate 99.0% limited partnership interest.

        As of December 31, 2006 and 2005, the Operating Partnership was approximately 0.1% and 99.0% owned by the Advisor and the parent of the Advisor, respectively, and approximately 99.9% and 1.0% owned by the Company, respectively. OP Units are redeemable at the option of the unit holder. The Operating Partnership has the option of redeeming the OP Units with cash or with shares of common stock, or a combination of both.

Operating Partnership Special Units

        On May 4, 2005, the Operating Partnership issued 100 Special Units (see Note 15) to the parent of the Advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of the Operating Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from real property and real estate securities dispositions or upon other events. In general, after holders of OP Units, in aggregate, have received cumulative distributions equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of OP Units will receive 15% and 85%, respectively, of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership's assets.

12.   STOCKHOLDERS' EQUITY

Common Stock

        On May 27, 2005, we filed a registration statement with the Securities and Exchange Commission on Form S-11 in connection with a public offering of our common stock. The registration statement was declared effective on January 27, 2006. Pursuant to the registration statement, we are offering for sale up to $2.0 billion in shares of common stock, 75% of which are being offered to stockholders at a price of $10.00 per share, and 25% of which are being offered to participants in our distribution reinvestment plan at a price of $9.50 per share.

        For the year ended December 31, 2006, approximately 32.3 million shares of common stock were issued in conjunction with the public offering. For the year ended December 31, 2006, we raised net proceeds of approximately $286.7 million. The net proceeds from the sale of these securities were transferred to our Operating Partnership on a one-for-one basis for OP Units.

        The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of the majority of the outstanding shares of common stock can elect the entire board of directors.

Distributions

        Our board of directors declares the following quarter's annualized distribution before the first day of the quarter. We calculate our distributions based upon daily record and distribution declaration dates so stockholders will be eligible to earn distributions immediately upon purchasing shares of our common stock or upon purchasing limited partnership units of our partnership. We accrue and pay distributions on a quarterly basis. The following table sets forth the distributions that have been paid and/or declared as of December 31, 2006 by our board of directors.

Quarter	Amount declared per share/unit(1)	Annualized amount per share/unit(1)	Date paid
2nd Quarter-2006	$0.1326	$0.55	July 17, 2006
3rd Quarter-2006	$0.1386	$0.55	October 13, 2006
4th Quarter-2006	$0.1512	$0.60	January 12, 2007
1st Quarter-2007	$0.1479	$0.60	April 16, 2007	(2)

(1)
Assumes share or unit was owned for the entire quarter.

(2)
Expected pay date for 1st quarter 2007 distribution.

        Our distributions to stockholders are characterized for federal income tax purposes as (1) ordinary income, (2) long term capital gain, (3) unrecaptured 1250 gain from certain depreciable properties or (4) non-taxable return of capital. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the stockholder's basis in the common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholder's basis in the common shares, it will generally be treated as a gain from the sale or exchange of that stockholder's common shares. We notify stockholders of the taxability of distributions paid during the preceding year on an annual basis. The following summarizes the taxability of distributions on common shares for the year ended December 31, 2006:

Per common share	Per share amount	Percentage
Ordinary income	$0.20	46.29%
Return of capital	0.22	51.07%
Long term capital gain	0.01	1.83%
Unrecaptured 1250 gain	0.00	0.81%

Total	$0.43	100.00%

13.   EQUITY INCENTIVE PLAN

        We have adopted an equity incentive plan which we use to attract and retain qualified independent directors, employees, advisors and consultants providing services to us who are considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. On April 3, 2006, each of our then-serving independent directors, Charles B. Duke, John P. Woodberry and Daniel J. Sullivan, was automatically granted an option to purchase 10,000 shares of our common stock under the equity incentive plan with an exercise price equal to $11.00 per share. Such options vest 20% upon grant date and 20% each year for the following four years. The equity incentive plan provides that no more than 5 million shares of our common stock will be available for issuance under the equity incentive plan. No more than 200,000 shares may be made subject to stock options and stock appreciation rights under the equity incentive plan to any individual in any calendar year, and no more than 200,000 may be made subject to awards other than stock options and stock appreciation rights under the equity incentive plan to any individual in any single calendar year. The term of these options shall not exceed the earlier of ten years from the date of grant, the date of removal for cause, or three months from the director's resignation. The exercise price for options to be issued under the equity incentive plan shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date they are granted.

        We record options issued under the equity incentive plan pursuant to SFAS No. 123(R), Share-Based Payment. During the year ended December 31, 2006, options issued under the equity incentive plan were valued using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield of 5.50%, risk-free interest rate of 5.11%, volatility factor of 22.85% and an expected life of ten years, which is the same as the contract life of the options. Based on these assumptions, the value of options granted under the equity incentive plan on the date of grant during the year ended December 31, 2006 was determined to be approximately $41,000. No additional options were granted during the year ended December 31, 2006.

        Options granted under our equity incentive plan are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. For the year ended December 31, 2006 we incurred approximately $5,000 of such expense, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2006, approximately $36,000 of such expense remained unrecognized, which reflects the unamortized portion of the value of such options issued pursuant to the equity incentive plan. We expect to recognize such expense over a period of four years, which is the vesting period of the options.

        The following table describes the total option grants, exercises, expirations and forfeitures that occurred during the year ended December 31, 2006, as well as the total options outstanding as of December 31, 2006 and 2005 and the total options exercisable as of December 31, 2006.

	Independent Director Options	Weighted Average Option Price Per Share	Weighted Average Remaining Contractual Life (Years)
Issued and Outstanding at December 31, 2005	—	$—
Grants	30,000	11.00
Exercises	—	—
Expirations	—	—
Forfeitures	—	—

Issued and Outstanding at December 31, 2006	30,000	$11.00	9.25
Exercisable at December 31, 2006	6,000	$11.00	9.25

        Collectively, the options outstanding pursuant to our equity incentive plan had a weighted average per option value of $1.36 as of December 31, 2006.

14.   RELATED PARTY TRANSACTIONS

Our Advisor

        Our day-to-day activities are managed by our Advisor, an affiliate, under the terms and conditions of an Advisory Agreement. Our Advisor is considered to be a related party as certain indirect owners and employees of our Advisor serve as our executives. The responsibilities of our Advisor include the selection of our real property and real estate securities investments, the negotiations for these investments, the asset management of these investments and the selection of prospective joint venture partners.

        We have entered into an Advisory Agreement with our Advisor pursuant to which we pay certain acquisition fees to the Advisor. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500 million in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% for properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount equal to up to 4.0% of the total project cost (which will be the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of acquisition fees and acquisition expenses). During the year ended December 31, 2006, our Advisor earned approximately $4.5 million in acquisition fees, which are accounted for as part of the historical cost of the acquired properties.

        We also pay our Advisor an asset management fee in connection with the asset and portfolio management of real property, real estate securities and debt related investments. For the nine months ended September 30, 2006, for real property assets, the asset management fee consisted of: (1) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real property assets within our portfolio; (2) a monthly fee equal to 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio; and (3) a fee of 1.0% of the sales price of individual real property assets upon disposition.

        Beginning October 1, 2006, our board of directors approved a modification to the Advisor's asset management fee as follows:

Prior to the Dividend Coverage Ratio Date (as defined below):

  For Direct Real Properties (as defined below), the asset management fee will consist of a monthly fee not to exceed one twelfth of 0.75% of the aggregate cost (before non cash reserves and depreciation) of all Direct Real Properties;

  For Product Specialist Real Properties (as defined below), the asset management fee will consist of (i) a monthly fee not to exceed one twelfth of 0.50% of the aggregate cost (before non cash reserves and depreciation) of Product Specialist Real Properties; and (ii) a monthly fee not to exceed 6% of the aggregate monthly net operating income derived from all Product Specialist Real Properties.

After the Dividend Coverage Ratio Date (as defined below):

  For all real properties, the asset management fee will consist of: (i) a monthly fee not to exceed one twelfth of 0.50% of the aggregate cost (before non cash reserves and depreciation) of all real property assets within our portfolio; and (ii) a monthly fee not to exceed 8.0% of the aggregate monthly net operating income derived from all real property assets within our portfolio.

"Direct Real Properties": shall mean those real properties acquired directly by us without the advice or participation of a product specialist engaged by the Advisor.

"Dividend Coverage Ratio": shall mean, as to any given fiscal quarter, the total amount of distributions made by us in that fiscal quarter divided by the aggregate funds from operations for that fiscal quarter.

"Dividend Coverage Ratio Date": shall be the date on which our dividend coverage ratio has been less than or equal to 1.00 for two consecutive fiscal quarters.

"Product Specialist Real Properties": shall mean those real properties acquired by us pursuant to the advice or participation of a product specialist engaged by the Advisor pursuant to a contractual arrangement.

In addition, the asset management fee for all real property assets (acquired both prior to and after the Dividend Coverage Ratio Date) includes a fee of 1.0% of the sales price of individual real property assets upon disposition.

For securities and debt related assets, the asset management fee consists of a monthly fee equal to one twelfth of 1.0% of the aggregate value of the securities and debt related assets within our portfolio.

        For the year ended December 31, 2006, our Advisor earned approximately $722,000 in aggregate asset management fees. The Company did not have any assets that would have resulted in asset management fees prior to the year ended December 31, 2006.

        Pursuant to the Advisory Agreement, our Advisor is obligated to advance all of our organizational and offering costs subject to its right to be reimbursed for such costs by us in an amount up to 1.5% of the aggregate gross offering proceeds raised in our public offering of common stock. Such organizational and offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee.

        Offering costs incurred in connection with the issuance of equity securities are deducted from stockholders' equity, and organizational costs associated with the formation of the Company are expensed as incurred and are included as part of general and administrative expenses in the accompanying consolidated statements of operations.

        As of December 31, 2006, our Advisor had incurred, in aggregate, approximately $18,000 of organizational costs. We reimbursed our Advisor the entire amount of such costs, which has been included in general and administrative expenses in the accompanying consolidated statements of operations.

        During the years ended December 31, 2006 and 2005, our Advisor incurred reimbursable offering costs of approximately $9.7 million and $2.1 million, respectively. As of December 31, 2006, we had incurred approximately $4.8 million in such reimbursable offering costs, which have been included as a reduction to additional paid-in capital in the accompanying consolidated statements of stockholders' equity. As of December 31, 2006, of the $4.8 million in reimbursable offering costs we incurred, approximately $851,000 had not yet been reimbursed to the Advisor, which have been included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

        Approximately $7.0 million of reimbursable offering costs incurred by the Advisor are not reflected in the accompanying consolidated balance sheets of the Company, due to the fact that the Company is not obligated to reimburse these costs to the Advisor until the corresponding aggregate gross offering proceeds are raised in our public offering of common stock.

        In addition to the reimbursement of organizational and offering costs, we are also obligated, subject to certain limitations, to reimburse our Advisor for certain other expenses incurred on our behalf for providing services contemplated in the Advisory Agreement, provided that the Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the year ended December 31, 2006, we incurred approximately $273,000 for these expenses which we reimbursed to the Advisor. Such reimbursements are included as general and administrative expenses in the accompanying consolidated statements of operations.

The Dealer Manager

        We have entered into a dealer manager agreement with Dividend Capital Securities LLC, (the "Dealer Manager") pursuant to which we pay a dealer manager fee of up to 2.5% of gross offering proceeds raised pursuant to our initial public offering of common stock to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also pay up to a 6.0% sales commission of gross offering proceeds raised pursuant to our initial public offering of common stock. As of December 31, 2006, all sales commissions had been re-allowed to participating broker-dealers. For the year ended December 31, 2006, we incurred fees payable to the Dealer Manager of approximately $8.0 million for dealer manager fees and approximately $15.6 million for sales commissions. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on the accompanying consolidated balance sheets. Of these costs, we accrued approximately $1.4 million for dealer manager fees and $1.9 million for sales commissions as of December 31, 2006, respectively. These amounts are included in the accompanying consolidated balance sheets as accounts payable and accrued expenses.

The Facilitator

        The Facilitator is responsible for the facilitation of transactions associated with the Operating Partnership's private placement. The Facilitator is considered a related party as certain indirect owners and employees of the Facilitator serve as our executives. We have entered into an agreement with the Facilitator whereby we pay a transaction facilitation fee associated with the Operating Partnership's private placement. We pay the Facilitator up to 1.5% of the gross equity proceeds raised through our partnership's private placement for transaction facilitation. For the years ended December 31, 2006 we incurred approximately $585,000, payable to the Facilitator for such fees. In accordance with SFAS No. 98, these fees, as well as the other fees associated with the Operating Partnership's private placement, are recorded as deferred loan costs and amortized over the life of the financing obligation (see Note 10). We had not incurred any fees payable to the Facilitator prior to the year ended December 31, 2006.

Dividend Capital Investments LLC and DCT Industrial Trust Inc.

        In addition to utilizing its own management team, the Advisor actively seeks to form strategic alliances with recognized leaders in the real estate and investment management industries. These alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers and to potentially give us access to a greater number of real property and real estate securities investment opportunities. The use of product specialists or other service providers will not eliminate or reduce the Advisor's fiduciary duty to the Company. The Advisor will retain ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement.

        The Advisor's product specialists are and will be compensated through a combination of (a) reallowance of acquisition, disposition, asset management and/or other fees paid by us to the Advisor and (b) potential profit participation in connection with specific portfolio asset(s) identified by them and invested in by us. We may also enter into joint ventures, partnerships or similar arrangements with the Advisor's product specialists for the purpose of acquiring portfolio assets and, in such cases, the product specialists may or may not make an equity capital contribution to any such arrangement.

        As of December 31, 2006, our Advisor had entered into a product specialist agreement with Dividend Capital Investments LLC ("DCI") in connection with investment management services related to our investments in real estate securities assets. Pursuant to this agreement, a portion of the asset management fee that our Advisor receives from us related to securities investments will be reallowed to DCI in exchange for services provided.

        On September 1, 2006, our Advisor entered into a product specialist agreement with DCT Industrial Trust Inc. ("DCT"), previously known as Dividend Capital Trust Inc., in connection with acquisition and asset management services related to our industrial real property investments. Pursuant to this agreement, a portion of the acquisition and asset management fees that our Advisor receives from us related to specific industrial real property investments will be reallowed to DCT in exchange for services provided.

        In addition, on September 1, 2006, the Company, through TRT Industrial Fund I LLC, the Company's indirect wholly-owned subsidiary, entered into a joint venture agreement ("DCT Joint Venture I") with DCT Industrial Fund II LLC, an indirect wholly-owned subsidiary of DCT, for the acquisition, operation and management of up to $150 million in industrial real property assets (the "Industrial Portfolio").

        The term of DCT Joint Venture I is eight years and contains certain liquidation provisions, as well as certain termination rights should either of the parties fail to perform its obligations thereunder. In connection with DCT Joint Venture I, the Company has granted to DCT, subject to certain exceptions, exclusivity rights that will generally restrict the Company from (a) pursuing similar agreements with other industrial operating partners within the United States during the term of DCT Joint Venture I and (b) directly acquiring or developing industrial assets within the United States during the term of DCT Joint Venture I. The agreement is also contains provisions for entering into two additional joint venture agreements under similar terms for the calendar years 2007 and 2008.

        As of December 31, 2006, we had acquired ten properties pursuant to DCT Joint Venture I, four of which were acquired by a joint venture between us and DCT, and six of which were acquired 100% by us.

        Acquisitions pursuant to DCT Joint Venture I acquired during the year were generally funded from a combination of the following:(1) an equity contribution from the Company to DCT Joint Venture I (in an amount not less than approximately 90% of DCT Joint Venture I's required equity capitalization) using proceeds from the Company's public equity offering, (2) an equity contribution from DCT to DCT Joint Venture I (in an amount up to 10% of DCT Joint Venture I's required equity capitalization), (3) secured debt financing to be obtained by DCT Joint Venture I with a targeted loan-to-value of no less than 55% and no more than 75% and/or (4) short-term borrowings pursuant to the Company's REPO Facility (see Note 7). The purchase price of each asset in the Industrial Portfolio was subject to majority approval by the Company's independent directors.

15.   SPECIAL UNITS

        Dividend Capital Total Advisors Group LLC, which is the parent of the Advisor, is the holder of the Special Units. As such, Dividend Capital Total Advisors Group LLC may be entitled to receive certain cash distributions so long as the Special Units remain outstanding as well as a potential one-time payment, in the form of a promissory note, upon the redemption of the Special Units.

        So long as the Special Units remain outstanding, the holder of the Special Units will receive 15.0% of the net sales proceeds received by the Operating Partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which the Operating Partnership owns an interest after the other holders of OP Units, including the Company, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on the Company's net contributions.

        In addition, the Special Units will be redeemed by the Operating Partnership, resulting in a one-time payment, in the form of a promissory note, to the holder of the Special Units, upon the earliest to occur of the following events:

  (1)
  The listing of the Company's common stock on a national or other securities exchange or the Nasdaq National Market or the receipt by our stockholders of securities that are listed on a national securities exchange or the Nasdaq National Market in exchange for our common stock ("Listing Liquidity Event"); or

  (2)
  The termination or non-renewal of the Advisory Agreement ("Advisory Agreement Termination Event"), (a) for "cause," as defined in the Advisory Agreement, (b) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Company's directors then in office are replaced or removed, (c) by the Advisor for "good reason," as defined in the Advisory Agreement, or (d) by the Company or the Operating Partnership other than for "cause."

        Upon a Listing Liquidity Event, the one-time cash payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership had distributed to the holders of OP Units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such Listing Liquidity Event. Upon an Advisory Agreement Termination Event (other than for "cause," as defined in the Advisory Agreement), the one-time payment to the holder of the Special Units will be the amount that would have been distributed with respect to the Special Units as described above if the Operating Partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets which can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of OP Units in liquidation of the Operating Partnership. Upon an Advisory Agreement Termination Event for "cause," as defined in the Advisory Agreement, the one-time cash payment to the holder of the Special Units will be $1.

        Upon a Listing Liquidity Event or an Advisory Agreement Termination Event (other than for "cause"), the one time payment to the holder of the Special Units will be made in the form of a non-interest bearing promissory note that will be repaid using the entire net proceeds from each sale of the Operating Partnership's assets in connection with or following the occurrence of the particular event. Payments may not be made under a promissory note issued in connection with an Advisory Agreement Termination Event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of the OP Units, including the Company, in an amount equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on such net contributions or (b) a Listing Liquidity Event (each a "Subsequent Liquidity Event"). In addition, the amount of the promissory note issued in connection with an Advisory Agreement Termination Event will be subject to reduction as of the date of the Subsequent Liquidity Event by an amount that will ensure that, in connection with the Subsequent Liquidity Event, the holder of the promissory note does not receive in excess of 15% of the distributions that are made or are deemed to be made after holders of the OP Units, including the Company, have received or are deemed to have received aggregate, cumulative distributions equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on such net contributions.

        Except as described above, the holder of the Special Units shall not be entitled to receive any redemption or other payment from the Company or the Operating Partnership including any participation in the quarterly distributions that the Company makes to its stockholders. In addition, it is possible that certain of the Company's stockholders would receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the Special Units or the redemption of the Special Units.

16.   NET INCOME (LOSS) PER COMMON SHARE

        Reconciliations of the numerator and denominator used to calculate basic net income (loss) per common share to the numerator and denominator used to calculate diluted net income (loss) per common share for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) through December 31, 2005 are as follows (amounts in thousands, except per share and footnote amounts):

	For the Year Ended December 31, 2006	For the Period From April 11, 2005 (Inception) through December 31, 2005
Net income (loss)	$(52)	*
Minority interests share in net loss	(62)	*

Adjusted net income (loss)	$(114)	*

Weighted average shares outstanding-basic	7,087	**
Incremental weighted average shares effect of conversion of OP units	20	—

Weighted average shares outstanding-diluted	7,107	**

Net income (loss) per common share-basic	$(0.01)	$0.01

Net income (loss) per common share-diluted	$(0.02)	$0.01

*
Less than $100.

**
200 shares outstanding.

17.   INCOME TAXES

        During 2006, we operated in a manner to meet all the requirements to qualify for REIT status. We intend to make our REIT election under Internal Revenue Code Section 856 for the taxable year ended December 31, 2006. Our REIT status is expected to be effective when we file our corporate tax return in August 2007. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. We did not have any built-in gains at the time of our conversion to REIT status. As a REIT, we generally will not be subject to federal income taxation at the corporate level to the extent we distribute 100% of our REIT taxable income annually, as defined in the Internal Revenue Code, to our stockholders and satisfy other requirements. To continue to qualify as a REIT for federal tax purposes, we must distribute at least 90% of our REIT taxable income annually. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements.

18.   COMMITMENTS AND CONTIGENCIES

        We and our Operating Partnership are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our investments, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by our Operating Partnership and us related to litigation will not materially affect our financial position, operating results or liquidity.

19.   QUARTERLY RESULTS (UNAUDITED)

        The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2006 (amounts in thousands, except per share information). No information is presented for the year ended December 31, 2005, due to our insignificant operations during that period.

	For the Quarter Ended
					For the Year Ended December 31, 2006
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Rental revenue	$—	$24	$1,337	$4,024	$5,385
Securities income and gain on sale of securities	—	—	358	523	881
Debt related income	—	—	4	234	238

Total revenue	—	24	1,699	4,781	6,504
Rental expense	—	2	409	1,045	1,456
Depreciation and amortization	—	13	554	1,754	2,321
General and administrative expenses	63	261	366	615	1,305
Asset management fees, related party	—	20	203	499	722
Other income (expense), net	—	225	(97)	(945)	(817)

Net income (loss) before minority interests	(63)	(47)	70	(77)	(117)
Minority interests	62	—	3	—	65

Net income (loss)	(1)	(47)	73	(77)	(52)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	—	2,368	7,657	18,141	7,087

Diluted	20	2,388	7,677	18,161	7,107

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(3.12)	$(0.02)	$0.01	$—	$(0.01)

Diluted	$(3.12)	$(0.02)	$0.01	$—	$(0.02)

20.   SEGMENT INFORMATION

        Statement of Financial Accounting Standards No. 131, Disclosures About Segments of a Business Enterprise and Related Information ("SFAS No. 131") establishes standards for the way that public entities report information about operating segments in their annual financial statements. We have the following business segments: (1) investments in real property, (2) investments in real estate securities, and (3) debt related investments. The following table sets forth components of net operating income

("NOI") of our segments for the year ended December 31, 2006 (amounts in thousands). No information is presented for the year ended December 31, 2005 due to our insignificant operations during that period.

	Real Property	Real Estate Securities	Debt Related Investments	Total
Revenue	$5,385	$853	$238	$6,476
Operating expenses(1)	(1,456)	—	—	(1,456)
Asset management fees, related party(2)	(542)	(139)	(41)	(722)

Net operating income	$3,387	$714	$197	$4,298

(1)
Represents real property operating expenses, and excludes depreciation, amortization, general and administrative expenses and interest expense.

(2)
See Note 14 for discussion of asset management fees paid to our Advisor.

        We consider NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of our real properties, real estate securities, and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation and amortization, interest expense, interest income, and general and administrative expenses. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. The following table is a reconciliation of our NOI to our reported net income (amounts in thousands):

For the Year Ended December 31, 2006
Net operating income	$4,298
Interest income	1,259
Gain on sale of securities	28
Depreciation and amortization	(2,321)
General and administrative expenses	(1,305)
Interest expense	(2,076)
Minority interests	65

Net income (loss)	$(52)

        The following table reflects our total assets by market segment (amounts in thousands).

As of December 31, 2006
Segment assets:
Investments in real property, net	$256,631
Investments in real estate securities	48,179
Debt related investments	28,256

Total segment assets, net	$333,066
Non-segment assets:
Cash and cash equivalents	$67,317
Other non-segment assets(1)	52,588

Total assets	$452,971

(1)
Other non-segment assets primarily consist of corporate assets including subscriptions receivable, certain loan costs, including loan costs associated with our financing obligations, deferred acquisition costs, and restricted cash.

21.   SUBSEQUENT EVENTS

Real Property Acquisitions

40 Boulevard Office Centre

        On January 25, 2007, a joint venture (the "40 Boulevard Joint Venture") between a wholly-owned subsidiary of ours and an affiliate of Alliance Commercial Partners, LLC ("Alliance"), acquired a fee interest in 40 Boulevard Office Centre, ("40 Boulevard"), an office property located in Northbrook, Illinois. The total acquisition cost of the property was approximately $10.4 million (consisting of an approximate $10.1 million purchase price plus additional due diligence costs, an acquisition fee paid to the Advisor, and other closing costs) and was paid for through a combination of (1) an equity contribution from us to the 40 Boulevard Joint Venture using proceeds from our public offering, (2) available cash, (3) an equity contribution from Alliance to the 40 Boulevard Joint Venture and (4) debt financing obtained by the 40 Boulevard Joint Venture.

Washington Commons

        On February 1, 2007, a joint venture (the "Washington Commons Joint Venture") between a wholly-owned subsidiary of ours and an affiliate of Alliance, acquired a fee interest in Washington Commons Office Park ("Washington Commons"), an office property located in Naperville, Illinois. The total acquisition cost of the property was approximately $25.6 million (consisting of an approximate $24.8 million purchase price plus additional due diligence costs, an acquisition fee paid to the Advisor, and other closing costs) and was paid for through a combination of (1) an equity contribution from us to the Washington Commons Joint Venture using proceeds from our public offering, (2) available cash, (3) an equity contribution from Alliance to the Washington Commons Joint Venture and (4) debt financing obtained by the Washington Commons Joint Venture.

Bandera Road Marketplace

        On February 1, 2007, we acquired a 100% fee interest in Bandera Road Marketplace ("Bandera Road"), a retail property located in San Antonio, Texas. The total acquisition cost of the property was approximately $30.6 million (consisting of an approximate $29.6 million purchase price plus additional due diligence costs, an acquisition fee paid to the Advisor, and other closing costs) and was paid for through a combination of (1) proceeds from our public offering, (2) available cash and (3) debt financing obtained by us.

Southfield Parkway

        Pursuant to a joint venture between a wholly-owned subsidiary of ours and DCT, on March 19, 2007, we acquired a fee interest in Southfield Parkway Industrial Property ("Southfield Parkway"), an industrial property located in the Atlanta, Georgia market. The total acquisition cost of the property was approximately $6.6 million (consisting of an approximate $6.4 million purchase price plus additional due diligence costs, an acquisition fee paid to the Advisor, and other closing costs) and was paid for through a combination of (1) an equity contribution from us to the joint venture using proceeds from our public offering, (2) available cash, and (3) an equity contribution from DCT to the joint venture.

        Southfield Parkway consists of approximately 125,000 net rentable square feet and is currently 100.0% leased to its sole tenant, Kranson Industries, Inc.

        We acquired Southfield Parkway without the use of debt financing. However, we currently expect to enter into a loan agreement to partially finance the acquisition of Southfield Parkway. However, the terms of the loan of not yet been determined and there is no guarantee that the loan agreement will occur for the estimated amount or at all.

        Southfield Parkway was acquired by the DCT Joint Venture I from a wholly owned subsidiary of DCT, as seller. The total cost of this acquisition may increase by additional costs which have not yet been finally determined. Any additional costs are not expected to be material.

Shackleford Office Center

        On March 20, 2007, we acquired a 100% fee interest in Shackleford Office Center ("Shackleford"), an office property located in Little Rock, Arkansas. The total acquisition cost of the property was approximately $21.7 million (consisting of an approximate $21.0 million purchase price plus additional due diligence costs, an acquisition fee paid to the Advisor, and other closing costs) and was paid for through a combination of (1) proceeds from our public offering and (2) available cash.

        Shackleford consists of approximately 102,000 net rentable square feet and is currently 100.0% leased to its sole tenant, the Federal Bureau of Investigation.

        We acquired Shackleford without the use of debt financing. However, we currently expect to enter into a loan agreement to partially finance the acquisition of Shackleford. However, the terms of the loan of not yet been determined and there is no guarantee that the loan agreement will occur for the estimated amount or at all.

        Shackleford was acquired pursuant to a purchase agreement entered into by and between a wholly-owned subsidiary of ours and Harris/Hathaway JV, LLC, the seller. The total cost of this acquisition may increase by additional costs which have not yet been finally determined. Any additional costs are not expected to be material.

Secured Mortgage Financings

        In conjunction with the acquisition of 40 Boulevard, the 40 Boulevard Joint Venture entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on January 25, 2007. The term of the loan agreement is three years, although the loan agreement allows for one 12-month extension option subject to certain conditions being satisfied. Pursuant to the loan agreement, the 40 Boulevard Joint Venture received loan proceeds of $6.1 million in the form of a promissory note at a floating interest rate of LIBOR plus 1.40%, secured by a mortgage on 40 Boulevard. The 40 Boulevard Joint Venture may receive additional loan proceeds of up to $3.6 million under the terms of the promissory note for anticipated future costs associated with tenant improvements, leasing commissions, and capital expenditures for the property. The promissory note is non-recourse to either the 40 Boulevard Joint Venture or to us.

        In conjunction with the acquisition of Washington Commons, the Washington Commons Joint Venture entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on February 1, 2007. The base term of the loan agreement is five years. Pursuant to the loan agreement, the Washington Commons Joint Venture received loan proceeds of $21.3 million in the form of a promissory note at a fixed interest rate of 5.94%, secured by a mortgage on Washington Commons. The promissory note is non-recourse to either the Washington Commons Joint Venture or to us.

        In conjunction with the acquisition of Bandera Road, we entered into an interest-only, secured mortgage loan agreement with an independent, third-party commercial lender on February 1, 2007. The base term of the loan agreement is ten years. Pursuant to the loan agreement, we received loan proceeds of $21.5 million in the form of a promissory note at a fixed interest rate of 5.46%, secured by a mortgage on Bandera Road. The promissory note is non-recourse to the Company.

Real Estate Securities Acquisitions

        From January 1, 2007 until March 15, 2007, we invested in various real estate securities at an aggregate acquisition cost of approximately $103.2 million, including $34.1 million invested in preferred equity securities and approximately $69.1 million invested in CMBS and CDOs.

Debt Related Investments

        From January 1, 2007 until March 15, 2007, we funded additional borrowings under the terms of our senior participating interest in a commercial developer mortgage loan of approximately $608,000, resulting in a total current investment amount of approximately $7.6 million. We have a remaining conditional obligation to fund additional borrowings of approximately $727,000.

        On February 12, 2007, we invested approximately $15.0 million in a B-Note security related to an office property located in Dallas, Texas. This B-Note is an interest-only note and has a remaining term of 116 months, as of the date of acquisition.

        On February 20, 2007, we invested approximately $19.9 million in a mezzanine loan related to an office property located in Dallas, Texas. This mezzanine loan is an interest-only note and has a remaining term of 116 months, as of the date of acquisition.

        On March 15, 2007, we invested approximately $25.8 million in a first mortgage loan to a commercial developer secured by a real property currently in the final stages of construction in the New York metropolitan market. The mortgage loan is a floating rate, interest-only loan that earns interest at a rate of one-month LIBOR plus 350 basis points (8.82% at time of investment) and has an interest rate floor of 8.50%. Under a loan agreement with the borrower, we have a conditional obligation to fund additional borrowings and reserves, as required to complete the construction of the project, of approximately $14.2 million (for a total investment of $40.0 million). The majority of these additional borrowings will be evidenced by a cross-defaulted mezzanine loan against the borrower's equity interest in the property. The mezzanine loan contains the same floating rate interest payment terms as the mortgage loan. Both the mortgage loan and mezzanine loan contain a lien-free completion guaranty from key principals of the borrower (i.e., full recourse until construction completion and delivery of the certificate of occupancy), and both loans have a term of 24 months with no extensions.

Proceeds from Public Offering

        As of March 15, 2007, we had accepted subscriptions from 11,995 stockholders, issued approximately 64.9 million shares of our common stock to stockholders and received approximately $644.2 million in gross proceeds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.:

        Under date of March 23, 2007, we reported on the consolidated balance sheets of Dividend Capital Total Realty Trust Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule, Schedule III-Real Estate and Accumulated Depreciation (Schedule III). Schedule III is the responsibility of the Company's management. Our responsibility is to express an opinion on Schedule III based on our audits.

        In our opinion, Schedule III-Real Estate and Accumulated Depreciation, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP
Denver, Colorado March 23, 2007

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2006
(dollars in thousands)

								Gross Amount Carried at December 31, 2006
				Initial Cost to Company
							Cost Capitalized Subsequent to Acquisition
Property	Market	No. of Buildings	Encumbrances	Land	Building and Improvements (1)	Total Costs		Land	Building and Improvements (1)	Total Costs (2)	Accumulated Depreciation	Acquisition Date	Depreciable life (years)
Office Properties
Jay Street	Bay Area, CA	3	$23,500	$13,859	$22,384	$36,243	$3	$13,859	$22,387	$36,246	$(913)	6/28/06	2-40
Bala Pointe	Philadelphia, PA	1	24,000	10,115	27,301	37,416	—	10,115	27,301	37,416	(663)	8/28/06	1-40
Lundy Avenue	Bay Area, CA	3	14,250	5,982	15,612	21,594	—	5,982	15,612	21,594	(192)	9/28/06	10-40
Shiloh Road	Dallas, TX	3	22,700	5,165	30,231	35,396	—	5,165	30,231	35,396	(50)	12/21/06	10-41

Total Office Properties		10	$84,450	$35,121	$95,528	$130,649	$3	$35,121	$95,531	$130,652	$(1,818)
Industrial Properties
Rickenbacker	Columbus, OH	1	$—	$1,247	$13,312	$14,559	$—	$1,247	$13,312	$14,559	$(178)	10/16/06	3-40
Park West Q	Cincinnati, OH	1	—	1,653	9,351	11,004	—	1,653	9,351	11,004	(106)	10/16/06	7-40
Eagle Creek East	Minneapolis, MN	1	—	1,644	7,541	9,185	—	1,644	7,541	9,185	(87)	10/16/06	5-40
Park West L	Cincinnati, OH	1	—	902	7,406	8,308	3	902	7,409	8,311	(83)	10/31/06	4-40
Eagle Creek West	Minneapolis, MN	1	—	1,910	8,299	10,209	—	1,910	8,299	10,209	(87)	10/31/06	2-40
Minnesota Valley III	Minneapolis, MN	1	—	2,223	12,508	14,731	—	2,223	12,508	14,731	(129)	10/31/06	5-40
Pencader	Philadelphia, PA	1	—	2,516	5,404	7,920	—	2,516	5,404	7,920	(11)	12/6/06	2-40
Hanson Way Dist. Ctr	Sacramento, CA	1	—	5,544	19,862	25,406	—	5,544	19,862	25,406	(40)	12/7/06	6-40
Old Silver Spring	Central PA	1	—	1,305	4,824	6,129	—	1,305	4,824	6,129	(11)	12/8/06	2-40
Marine Drive	Charlotte, NC	1	—	2,037	19,079	21,116	—	2,037	19,079	21,116	(41)	12/8/06	10-40

Total Industrial Properties		10	$—	$20,981	$107,586	$128,567	$3	$20,981	$107,589	$128,570	$(773)

GRAND TOTAL		20	$84,450	$56,102	$203,114	$259,216	$6	$56,102	$203,120	$259,222	$(2,591)

(1)
Building & Improvements includes intangible lease assets.

(2)
As of December 31, 2006, the aggregate cost for federal income tax purposes of investments in real property was approximately $254.8 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Shackleford Office Center ("Shackleford") for the year ended December 31, 2006. This financial statement is the responsibility of Shackleford's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Shackleford's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Shackleford Office Center for the year ended December 31, 2006, on the basis of accounting described in Note 1.

                    /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

April 16, 2007
Denver, Colorado

Shackleford Office Center

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2006

Revenues
Rental revenue	$1,899,440
Other revenue	53,053

Total revenues	1,952,493

Certain expenses
Real estate taxes	140,661
Operating expenses	373,177
Insurance	28,747
Management fees	37,800

Total certain expenses	580,385

Excess of revenues over certain expenses	$1,372,108

The accompanying notes are an integral part of these financial statements.

Shackleford Office Center

Notes to Statement of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflect the operations of Shackleford Office Center ("Shackleford") for the year ended December 31, 2006. Shackleford is comprised of an office building consisting of 102,000 net rentable square feet located in Little Rock, Arkansas. As of December 31, 2006, and as of March 20, 2007 (acquisition date-unaudited), Shackleford was 100% occupied by the Federal Bureau of Investigation.

        On March 20, 2007, Dividend Capital Total Realty Trust Inc. (the "Company") acquired Shackleford for a total investment of approximately $21.3 million (which excludes an acquisition fee of approximately $420,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's net proceeds from its public offering of its securities and available cash balances. Shackleford was acquired pursuant to a purchase agreement entered into by and between a wholly owned subsidiary of the Company and Harris/Hathaway JV, LLC, the seller.

        The accounting records of Shackleford are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Shackleford. This statement is not intended to be a complete presentation of Shackleford's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Little Rock region as well as general overall economic conditions.

Note 2—Operating Leases

        Shackleford's revenues are primarily obtained from tenant rental payments as provided for under a non-cancelable operating lease. Shackleford records rental revenue for the full term of the lease on a straight-line basis.

        Future minimum lease payments due under this lease for the next five years as of December 31, 2006, are as follows:

Year Ended December 31,
2007	$1,899,440
2008	1,899,440
2009	1,899,440
2010	1,899,440
2011	1,899,440
Thereafter	18,361,253

Total	$27,858,453

        Tenant reimbursements of operating expenses are included in other revenue in the accompanying statement of revenues and certain expenses.

        The revenues earned in 2006 and all future minimum lease payments are derived from the Federal Bureau of Investigation which occupied approximately 100% of the rentable square feet as of December 31, 2006. The Federal Bureau of Investigation protects and defends the United States against terrorist and foreign intelligence threats and enforces its criminal laws, and is a branch of the United States Department of Justice.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Veterans Boulevard ("Veterans") for the period from March 1, 2006 through December 31, 2006. This financial statement is the responsibility of Veteran's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Veteran's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Veterans for the period from March 1, 2006 through December 31, 2006, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

April 16, 2007
Denver, Colorado

Veterans Boulevard

Statement of Revenues and Certain Expenses

For the Period from March 1, 2006
Through December 31, 2006

Revenues
Rental income	$253,580
Other revenues	44,290

Total revenues	297,870

Certain expenses
Real estate taxes	133,800
Operating expenses	38,764
Insurance	11,542
Management fees	9,021

Total certain expenses	193,127

Excess of revenues over certain expenses	$104,743

The accompanying notes are an integral part of these financial statements.

Veterans Boulevard

Notes to Statement of Revenue and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflect the operations of Veterans Boulevard ("Veterans") for the period from March 1, 2006 through December 31, 2006. Veterans was acquired by Veterans' management on March 1, 2006. As such, the operating results of Veterans do not reflect a full twelve months of activity and these financial statements are not considered to be indicative of future reporting results of Dividend Capital Total Realty Trust Inc. Veterans is a bulk distribution building comprising 189,000 rentable square feet located in Chicago Illinois. As of December 31, 2006, and as of March 26, 2007 (acquisition date—unaudited), Veterans was 67% and 100% occupied, respectively.

        On September 1, 2006, and as amended on March 26, 2007, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On March 26, 2007, the Venture acquired Veterans for a total investment of approximately $12.9 million (which excludes an acquisition fee of approximately $217,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and an equity contribution from DCT.

        The accounting records of Veterans are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Veterans. This statement is not intended to be a complete presentation of Veteran's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Chicago region as well as general overall economic conditions.

Note 2—Operating Leases

        Veteran's revenues are primarily obtained from tenant rental payments as provided for under a non-cancelable operating lease. Veterans records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Veterans records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of $99,099 for the year ended December 31, 2006.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$775,210
2008	790,715
2009	637,061
2010	528,655
2011	539,228
Thereafter	1,158,626

Total	$4,429,495

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2006, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2006 Rental Revenues	% of Future Minimum Rental Revenues
Orbus, Inc.	Designer and manufacturer of marketing products	January 2014	17.2%	84.7%
Banta Publications Group, LLC	Financial printing	June 2009	82.8%	15.3%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Commerce Center ("Commerce") for the period from September 7, 2006 through December 31, 2006. This financial statement is the responsibility of Commerce's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Commerce's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Commerce Center for the period from September 7, 2006 through December 31, 2006, on the basis of accounting described in Note 1.

                    /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

April 16, 2007
Denver, Colorado

Commerce Center

Statement of Revenues and Certain Expenses

For the Period from September 7, 2006

Through December 31, 2006

Revenues
Rental income	$799,731
Other revenues	18,693

Total revenues	818,424
Certain expenses
Real estate taxes	5,392
Operating expenses	1,244
Insurance	8,951
Management fees	7,791

Total certain expenses	23,378

Excess of revenues over certain expenses	$795,046

The accompanying notes are an integral part of these financial statements.

Commerce Center

Notes to Statement of Revenue and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflect the operations of Commerce Center ("Commerce") for the period from September 7, 2006 through December 31, 2006. Commerce was acquired by Commerce's management on September 7, 2006. As such, the operating results of Commerce do not reflect a full twelve months of activity and these financial statements are not considered to be indicative of future reporting results of Dividend Capital Total Realty Trust Inc. Commerce is comprised of a bulk distribution building comprised of 503,000 rentable square feet located in Central Pennsylvania. As of December 31, 2006, and as of March 27, 2007 (acquisition date—unaudited), Commerce was 100% occupied by Exel Inc..

        On September 1, 2006, and as amended on March 26, 2007, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On March 27, 2007, the Venture acquired Commerce for a total investment of approximately $34.3 million (which excludes an acquisition fee of approximately $612,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and an equity contribution from DCT.

        The accounting records of Commerce are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Commerce. This statement is not intended to be a complete presentation of Commerce's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Central Pennsylvania region as well as general overall economic conditions.

Note 2—Operating Leases

        Commerce's revenues are primarily obtained from tenant rental payments as provided for under a non-cancelable operating lease. Commerce records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Commerce records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of $43,838 for the year ended December 31, 2006.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$2,168,914
2008	2,219,256
2009	2,269,599
2010	2,319,941
2011	975,382

Total	$9,953,092

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The revenues earned in 2006 and all future minimum lease payments are derived from Exel Inc. who occupied approximately 100% of the rentable square feet as of December 31, 2006. Exel Inc. is in the shipping and logistics industry.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Plainfield III ("Plainfield") for the period from April 13, 2006 through December 31, 2006. This financial statement is the responsibility of Plainfield's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Plainfield's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Plainfield for the period from April 13, 2006 through December 31, 2006, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

April 16, 2007
Denver, Colorado

Plainfield III

Statement of Revenues and Certain Expenses

For the Period from April 13, 2006
Through December 31, 2006

Revenues
Rental income	$984,803
Other revenues	191,818

Total revenues	1,176,621

Certain expenses
Real estate taxes	116,537
Operating expenses	103,117
Insurance	17,412
Management fees	33,879

Total certain expenses	270,945

Excess of revenues over certain expenses	$905,676

The accompanying notes are an integral part of these financial statements.

Plainfield III

Notes to Statement of Revenue and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflect the operations of Plainfield III ("Plainfield") for the period from April 13, 2006 through December 31, 2006. Plainfield was acquired by Plainfield's management on April 13, 2006. As such, the operating results of Plainfield do not reflect a full twelve months of activity and these financial statements are not considered to be indicative of future reporting results of Dividend Capital Total Realty Trust Inc. Plainfield is a bulk distribution building comprising 475,000 rentable square feet located in Indianapolis Indiana. As of December 31, 2006, and as of March 26, 2007 (acquisition date—unaudited), Plainfield was 100% occupied.

        On March 27, 2007, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On March 28, 2007, the Venture acquired Plainfield for a total investment of approximately $20.1 million (which excludes an acquisition fee of approximately $362,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and an equity contribution from DCT.

        The accounting records of Plainfield are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Plainfield. This statement is not intended to be a complete presentation of Plainfield's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Indianapolis region as well as general overall economic conditions.

Note 2—Operating Leases

        Plainfield's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Plainfield records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Plainfield records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a decrease in rental income of $62,015 for the year ended December 31, 2006.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$1,482,732
2008	1,485,237
2009	907,486

Total	$3,875,455

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2006, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2006 Rental Revenues	% of Future Minimum Rental Revenues
Lagasse, Inc.	Wholesale distributor of office supplies	April 2009	16.2%	14.9%
Saint-Gobain Abrasives, Inc.	Manufacturer and supplier of abrasives	December 2009	83.8%	85.1%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Patriot Drive I & II (collectively "Patriot") for the period from June 9, 2006 through December 31, 2006. This financial statement is the responsibility of Patriot's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Patriot's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Patriot for the period from June 9, 2006 through December 31, 2006, on the basis of accounting described in Note 1.

                    /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

April 16, 2007
Denver, Colorado

Patriot Drive I & II

Statement of Revenues and Certain Expenses

For the Period from June 9, 2006

Through December 31, 2006

Revenues
Rental income	$1,188,664
Other revenues	338,073

Total revenues	1,526,737

Certain expenses
Real estate taxes	145,948
Operating expenses	111,529
Insurance	20,500
Management fees	61,746

Total certain expenses	339,723

Excess of revenues over certain expenses	$1,187,014

The accompanying notes are an integral part of these financial statements.

Patriot Drive I & II

Notes to Statement of Revenue and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflect the operations of Patriot Drive I & II (collectively "Patriot") for the period from June 9, 2006 through December 31, 2006. Patriot was acquired by Patriot's management on June 9, 2006. As such, the operating results of Patriot do not reflect a full twelve months of activity and these financial statements are not considered to be indicative of future reporting results of Dividend Capital Total Realty Trust Inc. Patriot is comprised of two bulk distribution buildings comprising 646,000 rentable square feet located in Dallas, Texas. As of December 31, 2006, and as of March 28, 2007 (acquisition date—unaudited), Patriot was 100% occupied.

        On March 27, 2007, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "TRT-DCT Joint Venture II") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On March 28, 2007, the TRT-DCT Joint Venture II acquired Patriot for a total investment of approximately $31.9 million (which excludes an acquisition fee of approximately $572,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and an equity contribution from DCT.

        The accounting records of Patriot are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Patriot. This statement is not intended to be a complete presentation of Patriot's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Dallas region as well as general overall economic conditions.

Note 2—Operating Leases

        Patriot's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Patriot records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Patriot records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a decrease in rental income of $10,157 for the year ended December 31, 2006.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$2,285,363
2008	1,814,811
2009	1,439,256
2010	675,965

Total	$6,215,395

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2006, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2006 Rental Revenues	% of Future Minimum Rental Revenues
Kumho Tire USA Inc.	Automotive	December 2010	16.3%	21.7%
Verizon	Telecommunications	April 2010	41.6%	50.9%
Simmons Manufacturing Co. LLC	Manufacturer and supplier of mattresses	June 2008	23.2%	11.0%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of the Concourse/Fortune Portfolio ("Fortune Concourse") for the year ended December 31, 2006. This financial statement is the responsibility of Fortune Concourse's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Fortune Concourse's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Fortune Concourse for the year ended December 31, 2006, on the basis of accounting described in Note 1.

                    /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

April 16, 2007
Denver, Colorado

Concourse/Fortune Portfolio

Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2006

Revenues
Rental revenue	$3,658,124
Other revenue	942,408

Total revenues	4,600,532

Certain expenses
Real estate taxes	544,298
Operating expenses	310,508
Insurance	271,372
Management fees	145,173

Total certain expenses	1,271,352

Excess of revenues over certain expenses	$3,329,181

The accompanying notes are an integral part of these financial statements.

Concourse/Fortune Portfolio

Notes to Statement of Revenue and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflect the operations of the Concourse/Fortune Portfolio ("Fortune Concourse") for the year ended December 31, 2006. Fortune Concourse is comprised of five buildings consisting of approximately 439,000 net rentable square feet located in the Silicon Valley in Northern California. As of December 31, 2006, and as of April 30, 2007 (unaudited), Fortune Concourse had an approximate occupancy rate of 70.4% and 53.8%, respectively.

        On April 23, 2007, Dividend Capital Total Realty Trust Inc. (the "Company"), through a joint venture ("the Concourse/Fortune Joint Venture) entered into by a between an wholly-owned subsidiary of the Company and Westcore Properties AC, LLC ("Westcore") deposited a non-refundable amount of $500,000 into an escrow account in connection with the intended acquisition of an the Concourse/Fortune Portfolio. The escrow account has been established pursuant to a purchase agreement entered into by and between the Fortune/Concourse Joint Venture and Eagleridge Partners LLC, the seller. The Concourse/Fortune Joint Venture anticipates the closing of the Concourse/Fortune Portfolio to occur in May 2007 for a total investment of approximately $47.6 million (which excludes an acquisition fee of $851,500 paid to Dividend Capital Total Advisors LLC, an affiliate of the Company), which is expected to be paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and from an equity contribution from Westcore.

        The accounting records of Fortune Concourse are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Fortune Concourse. This statement is not intended to be a complete presentation of Fortune Concourse's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Silicon Valley region as well as general overall economic conditions.

Note 2—Operating Leases

        Fortune Concourse's revenues are primarily obtained from tenant rental payments as provided for under a non-cancelable operating lease. Fortune Concourse records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Fortune Concourse records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a decrease in rental revenue of $363,388 for the year ended December 31, 2006.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2006, are as follows:

Year Ended December 31,
2007(1)	$2,519,060
2008	1,876,816
2009	1,015,379
2010	936,906
2011	571,040
Thereafter	—

Total	$6,919,201

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        Four tenants accounted for greater than 10% of the rental revenue for the year ended December 31, 2006. The table below lists each tenant and their respective percentage of rental revenue for the year ended December 31, 2006, as well as their respective percentage of future minimum lease payments.

Tenant	Industry	Lease Expiration	% of 2006 Rental Revenues	% of Future Minimum Rental Revenues
Flextronics International LTD	Electronic manufacturing	August 2011	61.0%	58.4%
UUNET Technologies, Inc.	Internet access provider	August 2008	16.3%	17.1%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of the DDR JV I Portfolio ("DDR") for the year ended December 31, 2006. This financial statement is the responsibility of DDR's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of DDR revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of DDR for the year ended December 31, 2006, on the basis of accounting described in Note 1.

                      /s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

April 23, 2007
Denver, Colorado

DDR JV I Portfolio
Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2006

Revenues
Rental revenue	$9,960,179
Other revenue	3,494,996

Total revenues	13,455,175

Certain expenses
Real estate taxes	1,308,877
Operating expenses	1,539,977
Insurance	441,888
Management fees	482,581

Total certain expenses	3,773,323

Excess of revenues over certain expenses	$9,681,852

The accompanying notes are an integral part of these financial statements.

DDR JV I Portfolio

Notes to Statement of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statement of revenues and certain expenses reflects the operations of the DDR JV I Portfolio ("DDR") for the year ended December 31, 2006. DDR is comprised of three properties consisting of approximately 681,000 net rentable square feet. DDR is comprised of the following properties: 1) Beaver Creek Commons, a retail property located in the Raleigh, North Carolina market, 2) Centerton Square, a retail property located in the Philadelphia, Pennsylvania market, and 3) Mt. Nebo Retail Center, a retail property located in the Pittsburgh, Pennsylvania market. As of December 31, 2006, and as of April 30, 2007 (unaudited), DDR had an approximate occupancy rate of 95.5% and 94.8%, respectively.

        On April 25, 2007, Dividend Capital Total Realty Trust Inc. (the "Company"), through a joint venture ("the DDR Joint Venture") entered into by a between a wholly-owned subsidiary of the Company and Developers Diversified Realty Corporation ("DDR") deposited a non-refundable amount of $5,000,000 into an escrow account in connection with the intended acquisition of DDR. The escrow account has been established pursuant to a purchase agreement entered into by and between the DDR Joint Venture and DDR, the seller. The DDR Joint Venture anticipates the closing of DDR to occur in May 2007 for a total investment of approximately $163.0 million (which excludes an expected acquisition fee of $1.6 million paid to Dividend Capital Total Advisors LLC, an affiliate of the Company), which is expected to be paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and from an equity contribution from DDR.

        The accounting records of DDR are maintained on the accrual basis. The accompanying statement of revenues and certain expenses were prepared pursuant to Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of DDR. This statement is not intended to be a complete presentation of DDR's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the respective property markets in DDR as well as general overall economic conditions.

Note 2—Operating Leases

        DDR's revenues are primarily obtained from tenant rental payments as provided for under a non-cancelable operating lease. DDR records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, DDR records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental revenue of $196,000 for the year ended December 31, 2006.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2006, are as follows:

Year Ended December 31,
2007	$10,230,751
2008	10,329,808
2009	10,267,863
2010	9,064,521
2011	8,557,117
Thereafter	51,435,031

Total	$99,885,091

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenues and certain expenses.

        One tenant accounted for greater than 10% of the rental revenue for the year ended December 31, 2006. The table below lists this tenant and its respective percentage of rental revenue for the year ended December 31, 2006, as well as its respective percentage of future minimum lease payments.

Tenant	Industry	Lease Expiration	% of 2006 Rental Revenues	% of Future Minimum Rental Revenues
Wegman's Food Markets	Supermarket grocery	August 2024	10.2%	19.7%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Southfield Parkway ("Southfield") for the year ended December 31, 2005. This financial statement is the responsibility of Southfield's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Southfield's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Southfield for the year ended December 31, 2005, on the basis of accounting described in Note 1.

                    /s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

February 9, 2007
Denver, Colorado

Southfield Parkway

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$315,287	$406,206
Other revenues	71,940	82,662

Total revenues	387,227	488,868

Certain expenses
Real estate taxes	67,500	79,092
Operating expenses	25,989	49,942
Insurance	5,112	6,732
Management fees	8,982	10,680

Total certain expenses	107,583	146,446

Excess of revenues over certain expenses	$279,644	$342,422

The accompanying notes are an integral part of these financial statements.

Southfield Parkway

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of Southfield Parkway ("Southfield") for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). Southfield consists of one bulk distribution building comprising approximately 125,000 rentable square feet located in Atlanta Georgia. As of December 31, 2005, and as of September 30, 2006, Southfield had an occupancy percentage of 74.4% and 100.0% (unaudited), respectively.

        On September 1, 2006, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On December 8, 2006, the Venture entered into a contribution agreement to acquire Southfield from DCT whereby DCT would retain through DCT's interest in the Venture a 10% interest in the property and the Company, through its interest in the Venture, would acquire the remaining 90% interest. The Venture anticipates the closing of Southfield to occur in February 2006 for a total investment of approximately $6.5 million (which excludes an acquisition fee of $128,900 paid to Dividend Capital Total Advisors LLC, an affiliate of the Company), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and by issuing DCT additional equity interests in the Venture.

        The accounting records of Southfield are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Southfield. These statements are not intended to be a complete presentation of Southfield's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Atlanta region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Southfield's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Southfield records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Southfield records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of $34,207 and $92,861 for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited), respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$347,426
2007	500,000
2008	500,000
2009	500,000
2010	333,334

$2,180,760

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Smith Container Corp.	Wholesale distributor of plastic, glass and metal packaging	November 2009	100%	10.2%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Washington Commons Office Park ("Washington Commons") for the year ended December 31, 2005. This financial statement is the responsibility of Washington Commons' management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Washington Commons' revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Washington Commons for the year ended December 31, 2005, on the basis of accounting described in Note 1.

                    /s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

February 9, 2007
Denver, Colorado

Washington Commons Office Park

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$1,588,756	$1,944,826
Other revenues	1,103,157	1,380,690

Total revenues	2,691,913	3,325,516

Certain expenses
Real estate taxes	324,453	435,231
Operating expenses	747,123	984,766
Insurance	20,687	22,423
Management fees	91,631	112,480

Total certain expenses	1,183,894	1,554,900

Excess of revenues over certain expenses	$1,508,019	$1,770,616

The accompanying notes are an integral part of these financial statements.

Washington Commons Office Park

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of Washington Commons Office Park ("Washington Commons") for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). Washington Commons consists of ten office buildings completed in three phases comprising approximately 196,558 rentable square feet located in Naperville Illinois, a sub-market of Chicago. As of December 31, 2005, and as of February 1, 2007 (acquisition date), Washington Commons had an occupancy percentage of 77.7% and 93.5% (unaudited), respectively.

        On February 1, 2007, a joint venture (the "Washington Commons Joint Venture") between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (the "Company") and an affiliate of Alliance Commercial Partners, LLC ("Alliance"), acquired a fee interest in Washington Commons. The total acquisition cost of Washington Commons was approximately $25.2 million (excluding an acquisition fee of approximately $396,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate) and was paid for through a combination of (i) an equity contribution from the Company to the Washington Commons Joint Venture using proceeds from the Company's public equity offering and available cash, (ii) an equity contribution from Alliance to the Washington Commons Joint Venture and (iii) debt financing obtained by the Washington Commons Joint Venture.

        The accounting records of Washington Commons are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Washington Commons. These statements are not intended to be a complete presentation of Washington Commons' revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Chicago region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Washington Commons' revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Washington Commons records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Washington Commons records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of $187,220 and $30,046 for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited), respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$1,749,875
2007	1,546,655
2008	1,092,757
2009	785,055
2010	379,375
Thereafter	199,155

Total	$5,752,872

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Toyota Motor Sales	Automotive industry	October 2008	15.9%	14.6%
United Financial	Financial services industry	April 2007	15.7%	5.8%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Bandera Road Market Place ("Bandera Road") for the year ended December 31, 2005. This financial statement is the responsibility of Bandera Road's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Bandera Road's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Bandera Road for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC
February 9, 2007 Denver, Colorado

Bandera Road Market Place

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$1,527,269	$2,037,187
Other revenues	563,325	689,916

Total revenues	2,090,594	2,727,103

Certain expenses
Real estate taxes	422,888	499,815
Operating expenses	119,693	172,920
Insurance	13,742	17,741
Management fees	62,478	68,333

Total certain expenses	618,801	758,809

Excess of revenues over certain expenses	$1,471,793	$1,968,294

The accompanying notes are an integral part of these financial statements.

Bandera Road Market Place

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of Bandera Road Market Place ("Bandera Road") for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). Bandera Road is a 160,223 square foot grocery-anchored retail center located in San Antonio, Texas. As of December 31, 2005, and as of February 1, 2007 (acquisition date), Bandera Road had an occupancy percentage of 99.3% and 97.0% (unaudited), respectively.

        On February 1, 2007, a subsidiary of Dividend Capital Total Realty Trust Inc. (the "Company") acquired Bandera Road, for a total acquisition cost of approximately $29.9 million (excluding an acquisition fee of approximately $591,500 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate) and was paid for through a combination of (i) an equity contribution from the Company using proceeds from the Company's public equity offering and available cash and (ii) debt financing obtained by the Company.

        The accounting records of Bandera Road are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Bandera Road. These statements are not intended to be a complete presentation of Bandera Road's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the San Antonio region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Bandera Road's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Bandera Road records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Bandera Road records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of $7,686 and $6,241 for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited), respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$2,031,867
2007	1,999,489
2008	1,970,327
2009	1,912,034
2010	1,837,634
Thereafter	9,344,951

Total	$19,096,302

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
HEB Market Place	Grocer	March 2022	57.4%	76.3%
Office Depot	Office Supplies	December 2010	12.6%	6.9%
Old Navy	Apparel	June 2012	10.4%	8.1%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of 40 Boulevard Office Center ("40 Boulevard") for the year ended December 31, 2005. This financial statement is the responsibility of 40 Boulevard's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of 40 Boulevard's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 40 Boulevard for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

February 9, 2007
Denver, Colorado

40 Boulevard Office Center

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$555,335	$1,115,805
Other revenues	465,925	846,202

Total revenues	1,021,260	1,962,007

Certain expenses
Real estate taxes	422,343	558,842
Operating expenses	410,805	478,496
Insurance	10,873	14,496
Management fees	20,390	45,315

Total certain expenses	864,411	1,097,149

Excess of revenues over certain expenses	$156,849	$864,858

The accompanying notes are an integral part of these financial statements.

40 Boulevard Office Center

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of 40 Boulevard Market Place ("40 Boulevard") for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). 40 Boulevard is an office property located in Northbrook, Illinois, a submarket of Chicago, comprising 106,000 rentable square feet. As of December 31, 2005, and as of January 25, 2007 (acquisition date), 40 Boulevard had an occupancy percentage of 55.7% and 53.2% (unaudited), respectively.

        On January 24, 2007, a joint venture (the "40 Boulevard Joint Venture") between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (the "Company") and an affiliate of Alliance Commercial Partners, LLC ("Alliance"), acquired a fee interest in 40 Boulevard. The total acquisition cost of 40 Boulevard was approximately $10.3 million (excluding an acquisition fee of approximately $162,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate) and was paid for through a combination of (i) an equity contribution from the Company to the 40 Boulevard Joint Venture using proceeds from the Company's public equity offering and available cash, (ii) an equity contribution from Alliance to the 40 Boulevard Joint Venture and (iii) debt financing obtained by the 40 Boulevard Joint Venture.

        The accounting records of 40 Boulevard are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of 40 Boulevard. These statements are not intended to be a complete presentation of 40 Boulevard's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Chicago region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        40 Boulevard's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. 40 Boulevard records rental revenue for the full term of a lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, 40 Boulevard records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a decrease in rental income of $19,920 and $331 for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited), respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$741,709
2007	649,726
2008	673,575
2009	355,188
2010	244,359
Thereafter	763,753

Total	$3,428,310

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Shell Vacations	Hospitality	October 2008	21.7%	21.6%
American Imaging	Technology	June 2012	30.8%	0.0%
DM&B Yellow Pages	Advertising	January 2006	13.1%	0.4%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of Old Silver Springs Road ("Silver Springs") for the year ended December 31, 2005. This financial statement is the responsibility of Silver Springs' management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Silver Springs' revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Silver Springs for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC
February 9, 2007 Denver, Colorado

Old Silver Springs Road

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For the Year Ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$324,627	$446,261
Other revenues	60,245	87,919

Total revenues	384,872	534,180

Certain expenses
Real estate taxes	25,409	33,756
Operating expenses	20,510	33,989
Insurance	4,268	7,006
Management fees	12,259	16,380

Total certain expenses	62,446	91,131

Excess of revenues over certain expenses	$322,426	$443,049

The accompanying notes are an integral part of these financial statements.

Old Silver Springs Road

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of Old Silver Springs Road ("Silver Springs") for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). Silver Springs consists of one bulk distribution building comprising approximately 105,000 rentable square feet located in central Pennsylvania in the town of Mechanicsburg. As of December 31, 2005, and as of September 30, 2006 (unaudited), Silver Springs had an occupancy percentage of 100.0%.

        On September 1, 2006, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On December 8, 2006, the Venture entered into a contribution agreement to acquire Silver Springs from DCT whereby DCT would retain through DCT's interest in the Venture a 10% interest in the property and the Company, through its interest in the Venture, would acquire the remaining 90% interest. Pursuant to the contribution agreement, on December 8, 2006, the Venture acquired Silver Springs for a total investment of approximately $5.9 million (which excludes an acquisition fee of approximately $106,000 paid to Dividend Capital Total Advisors LLC, an affiliate of the Company), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and by issuing DCT additional equity interests in the Venture.

        The accounting records of Silver Springs are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Silver Springs. These statements are not intended to be a complete presentation of Silver Springs's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the central Pennsylvania region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Silver Springs's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Silver Springs records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Silver Springs records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a (decrease)/

increase in rental income of $(4,059) and $25,440 for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited), respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$411,136
2007	452,675
2008	393,647
2009	190,118
2010	141,489
Thereafter	47,446

Total	$1,636,511

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
List Industries	Manufacture metal lockers	May 2009	25.5%	25.0%
St. Thomas Creations	Manufacture and distributor of decorative, high-performance water closets and coordinating bathroom suites	August 2008	41.7%	32.7%
Andrew Corp.	Global manufacturer and supplier of RF systems and solutions	January 2006	32.8%	2.2%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of 2030 Hanson Way ("Hanson") for the year ended December 31, 2005. This financial statement is the responsibility of Hanson's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Hanson's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Hanson for the year ended December 31, 2005, on the basis of accounting described in Note 1.

                    /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

February 14, 2007
Denver, Colorado

2030 Hanson Way

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For the Year ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$1,428,187	$1,904,251
Other revenues	38,855	52,992

Total revenues	1,467,042	1,957,243

Certain expenses
Insurance	38,855	52,992
Management fees	106,791	142,067

Total certain expenses	145,646	195,059

Excess of revenues over certain expenses	$1,321,396	$1,762,184

The accompanying notes are an integral part of these financial statements.

2030 Hanson Way

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of 2030 Hanson Way ("Hanson") for the year ended December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). Hanson consists of one bulk distribution building comprising 396,000 rentable square feet located in northern California in the city of Woodland. As of December 31, 2005, and as of December 8, 2006 (acquisition date—unaudited), Hanson was 100% occupied by one tenant, SC Johnson & Sons.

        On September 1, 2006, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. In December 6, 2006, the sale and purchase agreement originally entered into by DCT and a third party seller in November 2006 for the purchase of Hanson was assigned to the Venture. Pursuant to the sale and purchase agreement, on December 7, 2006, the Venture acquired Hanson for a total investment of approximately $24.8 million (which excludes an acquisition fee of approximately $450,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and proceeds from DCT.

        The accounting records of Hanson are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Hanson. These statements are not intended to be a complete presentation of Hanson's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the northern California region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Hanson's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Hanson records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Hanson records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of $161,571 and $102,616 for the year ended December 31, 2005 and for the nine months ended September 30, 2006, respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$1,772,379
2007	1,802,079
2008	1,474,510
2009	1,769,409
2010	1,816,929
Thereafter	3,681,379

Total	$12,316,685

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        In November 2002, S.C. Johnson & Son, Inc. entered into lease to lease 100% of Hanson until the expiration of the lease in December 2012. S.C. Johnson & Son, Inc. is a manufacturer of consumer chemical products.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of 405 Pencader Drive ("Pencader") for the period from July 6, 2005 through December 31, 2005. This financial statement is the responsibility of Pencader's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Pencader's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Pencader for the period from July 6, 2005 through December 31, 2005, on the basis of accounting described in Note 1.

                    /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC

February 9, 2007
Denver, Colorado

405 Pencader Drive

Statements of Revenues and Certain Expenses

	For the Nine Months Ended September 30, 2006	For the Period From July 6, 2005 through December 31, 2005
	(Unaudited)
Revenues
Rental income	$344,917	$229,945
Other revenues	108,482	65,069

Total revenues	453,399	295,014

Certain expenses
Real estate taxes	44,403	28,745
Operating expenses	53,653	26,749
Insurance	6,407	3,475
Management fees	5,198	6,100

Total certain expenses	109,661	65,069

Excess of revenues over certain expenses	$343,737	$229,945

The accompanying notes are an integral part of these financial statements.

405 Pencader Drive

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of 405 Pencader Drive ("Pencader") for the period from July 6, 2006 through December 31, 2005 and for the nine months ended September 30, 2006 (unaudited). Pencader was acquired by Pencader's management on July 6, 2006. As such, the operating results of Pencader do not reflect a full twelve months of activity and these financial statements are not considered to be indicative of future reporting results of Dividend Capital Total Realty Trust Inc. Pencader consists of one bulk distribution building comprising approximately 128,860 rentable square feet located in Newark Delaware. As of December 31, 2005, and as of December 8, 2006 (acquisition date—unaudited), Pencader had an occupancy percentage of 100.0%.

        On September 1, 2006, a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (collectively the "Company") entered into a joint venture arrangement (herein after referred to as the "Venture") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On December 5, 2006, the sale and purchase agreement originally entered into by DCT and a third party seller on November 1, 2006 for the purchase of Pencader was assigned to the Venture. Pursuant to the sale and purchase agreement, on December 6, 2006, the Venture acquired Pencader for a total investment of approximately $7.6 million (which excludes an acquisition fee of approximately $136,000 paid by the Company to Dividend Capital Total Advisors LLC, an affiliate), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and proceeds from DCT.

        The accounting records of Pencader are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain expenses such as mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Pencader. These statements are not intended to be a complete presentation of Pencader's revenues and expenses.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Newark region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Pencader's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Pencader records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Pencader records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in a (decrease)/increase in rental income of $(7,437) and $35,690 for the period from July 6, 2005 through December 31, 2005 and for the nine months ended September 30, 2006 (unaudited), respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$455,943
2007	538,012
2008	553,799
2009	424,051
2010	11,655

Total	$1,983,460

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Aearo Technologies, Inc.	Manufacturer of safety protection devices	August 2009	74.4%	72.5%
Continental Trophies, Inc.	Trophy component wholesaler	January 2010	25.6%	27.5%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust, Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of the DCT Portfolio for the year ended December 31, 2005. This financial statement is the responsibility of the DCT Portfolio's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-125338) on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of the DCT Portfolio's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the DCT Portfolio for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC
November 17, 2006 Denver, Colorado

DCT Portfolio
Statements of Revenues and Certain Expenses

	For the nine months ended September 30, 2006	For the year ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$3,476,678	$4,195,556
Other revenues	796,315	926,047

Total revenues	4,272,993	5,121,603
Certain expenses
Real estate taxes	411.439	539,505
Operating expenses	265,306	364,461
Insurance	34,054	43,345
Management fees	121,301	122,592

Total certain expenses	832,100	1,069,903

Excess of revenues over certain expenses	$3,440,893	$4,051,700

The accompanying notes are an integral part of these consolidated financial statements.

DCT Portfolio

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of the DCT Portfolio for the year ended December 31, 2005 and the nine months ended September 30, 2006 (unaudited). The DCT Portfolio consists of six industrial properties located in the following markets: 1) three properties located in the Minneapolis, Minnesota market 2) two properties located in the Cincinnati, Ohio market, and 3) one property located in the Columbus, Ohio market. The DCT Portfolio comprises approximately 1,151,000 rentable square feet, collectively. As of December 31, 2005 and September 30, 2006, the DCT Portfolio had an approximate occupancy rate of 96% and 100%, respectively.

        The DCT Portfolio was acquired by Dividend Capital Total Realty Trust Inc. (the "Company") from an unrelated party as part of a portfolio acquisition in two separate closings on October 16, 2006 and October 31, 2006. The total cost of the properties acquired was approximately $67.3 million and was paid for through a combination of (i) an equity contribution from the Company to the DCT Portfolio Joint Venture using net proceeds from its public offering and (ii) debt financing obtained by the Company. Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the "Advisor"), upon closing the Company paid to the Advisor an acquisition fee in the amount of approximately $1.3 million.

        The accounting records of the DCT Portfolio are maintained on the accrual basis of accounting. The accompanying statement of revenues and certain expenses was prepared pursuant to Rule 3-14 of the Securities and Exchange Commission, and excludes certain material items. Such material items include mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of the DCT Portfolio. These statements are not intended to be a complete presentation of the DCT Portfolio's revenues and expenses and are not considered indicative of future earnings results for the Company. Accordingly, these statements are not representative of actual operations for the period presented due to the exclusion of revenues and certain expenses which may not be comparable to the proposed future operations of the property.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental markets of the respective regional markets that the DCT Portfolio assets are located in, as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the nine months ended September 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        The DCT Portfolio's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. The DCT Portfolio records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, the DCT Portfolio records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of approximately $217,000, and $55,000 for the year ended December 31, 2005 and for the nine months ended September 30, 2006, respectively.

        Approximate future minimum lease payments due under in-place leases for the five years beginning December 31, 2005, are as follows:

Year Ending December 31,
2006	$4,551,000
2007	4,562,000
2008	4,532,000
2009	3,441,000
2010	2,179,000
Thereafter	5,574,000

Total	$24,839,000

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statement of revenues and certain expenses.

        Five tenants accounted for greater than 10% of the rental revenues for the year ended December 31, 2005. See below for details of each of these tenants and their respective percentages of the future minimum revenues above.

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Owens & Minor Distributions, Inc.	Medical Supply Distribution	December 2011	10%	9%
Conagra Foods Inc.	Packaged Food Production	July 2012	21%	38%
Essilor of America, Inc.	Glass, Ceramic, Plastic Production and Distribution	June 2009	13%	22%
Airborne Freight (DHL)	International Logistics	March 2010	10%	9%
Chief Manufacturing, Inc.	Photographic Equipment Manufacturing	April 2011	15%	13%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust, Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of the Bala Pointe Office Centre ("Bala Pointe") for the year ended December 31, 2005. This financial statement is the responsibility of Bala Pointe Office Centre's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-125338) on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Bala Pointe Office Centre's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Bala Pointe Office Centre for the year ended December 31, 2005, on the basis of accounting described in Note 1.

/s/ Ehrhardt Keefe Steiner & Hottman PC
November 8, 2006 Denver, Colorado

Bala Pointe Office Centre

Statements of Revenues and Certain Expenses

	For the six months ended June 30, 2006	For the year ended December 31, 2005
	(Unaudited)
Revenues
Rental income	$1,820,026	$3,362,621
Other revenues	189,261	199,604

Total revenues	2,009,287	3,562,225
Certain expenses
Real estate taxes	226,403	439,966
Operating expenses	568,490	1,013,877
Insurance	10,671	26,801
Management fees	100,569	163,949

Total certain expenses	906,133	1,644,593

Excess of revenues over certain expenses	$1,103,154	$1,917,632

The accompanying notes are an integral part of this Financial Statement.

Bala Pointe Office Centre

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of Bala Pointe Office Centre ("Bala Pointe") for year ended December 31, 2005 and the six months ended June 30, 2006 (unaudited). Bala Pointe consists of a building located in Bala Cynwyd, Pennsylvania. Bala Pointe comprises approximately 172,894 rentable square feet, collectively. As of December 31, 2005 and June 30, 2006, Bala Pointe had an approximate occupancy rate of 94% and 92%, respectively.

        Bala Pointe was acquired by Dividend Capital Total Realty Trust Inc. (the "Company") from an unrelated party on August 28, 2006 through a joint venture (the "Bala Pointe Joint Venture") entered into by and between a wholly-owned subsidiary of the Company and an affiliate of Amerimar Enterprises, Inc ("Amerimar"). The total cost of the property was approximately $36.1 million and was paid for through a combination of (i) an equity contribution from the Company to the Bala Pointe Joint Venture using net proceeds from its public offering, (ii) an equity contribution from Amerimar to the Bala Pointe Joint Venture and (iii) debt financing obtained by the Bala Pointe Joint Venture. Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the "Advisor"), upon closing the Company paid to the Advisor an acquisition fee in the amount of approximately $676,000.

        The accounting records of Bala Pointe are maintained on the accrual basis of accounting. The accompanying statement of revenues and certain expenses was prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and excludes certain material items. Such material items include mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Bala Pointe. These statements are not intended to be a complete presentation of Bala Pointe's revenues and expenses and are not considered indicative of future earnings results for the Company. Accordingly, these statements are not representative of actual operations for the period presented due to the exclusion of revenues and certain expenses which may not be comparable to the proposed future operations of the property.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Bala Cynwyd, Pennsylvania region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the six months ended June 30, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the six months ended June 30, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Bala Pointe's revenues are primarily obtained from tenant rental payments as provided for under non-cancelable operating leases. Bala Pointe records rental revenue for the full term of the lease on a straight-line basis. In the case where the minimum rental payments increase over the life of the lease, Bala Pointe records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an increase in rental income of approximately $615,000, and $40,000 for the year ended December 31, 2005 and for the six months ended June 30, 2006, respectively.

        Approximate future minimum lease payments due under in-place leases for the five years beginning December 31, 2005, are as follows:

Year Ending December 31,
2006	$3,526,000
2007	3,431,000
2008	3,237,000
2009	2,755,000
2010	2,303,000
Thereafter	7,493,000

$22,745,000

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        Only one tenant, Clear Channel Broadcast, accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above. See below for details of this tenant.

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Clear Channel Broadcast	Global Media & Entertainment Company	April 2015	43%	62%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Dividend Capital Total Realty Trust, Inc.
Denver, Colorado

        We have audited the accompanying statement of revenues and certain expenses of the Jay Street Office Park for the period of June 14, 2005 through December 31, 2005. This financial statement is the responsibility of Jay Street's management. Our responsibility is to express an opinion on the financial statement based upon our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement (No. 333-125338) on Form S-11 of Dividend Capital Total Realty Trust Inc., as described in Note 1. The presentation is not intended to be a complete presentation of Jay Street's revenues and expenses.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Jay Street for the period ended December 31, 2005, on the basis of accounting described in Note 1.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

August 3, 2006
Denver, Colorado

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Jay Street Office Park

Statements of Revenues and Certain Expenses

	For the three months ended March 31, 2006	For the period from June 14, 2005 through December 31, 2005
	(Unaudited)
Revenues
Rental income	$609,050	$1,333,144
Other revenues	178,460	442,485

Total revenues	787,510	1,775,629
Certain expenses
Real estate taxes	49,887	109,752
Operating expenses	143,116	324,823
Insurance	7,264	15,555
Management fees	12,109	32,592

Total certain expenses	212,376	482,722
Excess of revenues over certain expenses	$575,134	$1,292,907

The accompanying notes are an integral part of this financial statement.

Jay Street Office Park

Notes to Statements of Revenues and Certain Expenses

Note 1—Description of Business and Summary of Significant Accounting Policies

        The accompanying statements of revenues and certain expenses reflect the operations of the Jay Street Office Park ("Jay Street") for the period from June 14, 2005 through December 31, 2005. Jay Street consists of three buildings located in Santa Clara, California. Jay Street comprises approximately 142,500 rentable square feet, collectively. As of December 31, 2005, and as of June 28, 2006 (the date of acquisition), Jay Street had an occupancy percentage of 100%. The previous owner of the property acquired Jay Street on June 14, 2005. The audited statement of revenues and certain expenses from the period from June 14, 2005 through December 31, 2005 reflect the period of ownership of the previous owner.

        Jay Street was acquired by Dividend Capital Total Realty Trust Inc. (the "Company") from unrelated parties on June 28, 2006 through a joint venture (the "Jay Street Joint Venture") entered into by and between a wholly-owned subsidiary of the Company and an affiliate of Westcore Properties AC, LLC ("Westcore"). The total acquisition cost of the property was approximately $35.8 million and was paid for through a combination of (i) an equity contribution from the Company of approximately $11.7 million to the Jay Street Joint Venture using net proceeds from our public offering, (ii) an equity contribution from Westcore of approximately $0.3 million to the Jay Street Joint Venture and (iii) debt financing of approximately $23.5 million obtained by the Jay Street Joint Venture. The total acquisition cost includes an acquisition fee of approximately $0.7 million paid to Dividend Capital Total Advisors LLC, an affiliate of the Company, which was paid using the Company's existing cash balances and proceeds from the Company's private offerings.

        The accounting records of Jay Street are maintained on the accrual basis. The accompanying statements of revenues and certain expenses were prepared pursuant to the Rule 3-14 of the Securities and Exchange Commission, and exclude certain material items. Such material items include mortgage interest, depreciation and amortization, professional fees and other costs not directly related to future operations of Jay Street. These statements are not intended to be a complete presentation of Jay Street's revenues and expenses and are not considered indicative of future earnings results for Dividend Capital Total Realty Trust, Inc. Accordingly, these statements are not representative of actual operations for the period presented due to the exclusion of revenues and certain expenses which may not be comparable to the proposed future operations of the property.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The future results of operations can be significantly impacted by the rental market of the Santa Clara, California region as well as general overall economic conditions.

Interim Information (unaudited)

        In the opinion of management, the unaudited information for the three months ended March 31, 2006, included herein contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the three months ended March 31, 2006. Results of interim periods are not necessarily indicative of results to be expected for the year. Management is not aware of any material factors that would cause the information included herein to not be indicative of future operating results.

Note 2—Operating Leases

        Jay Street's revenues are primarily obtained from tenant rental payments as provided for under non cancelable operating leases. Jay Street's records rental revenue for the full term of the lease on a straight line basis. In the case where the minimum rental payments increase over the life of the lease, Jay Street records a receivable due from the tenant for the difference between the amount of revenue recorded and the amount of cash received. This accounting treatment resulted in an decrease in rental income of $23,836, and $8,420 for the period of June 14, 2005 through December 31, 2005 and for the three months ended March 31, 2006, respectively.

        Future minimum lease payments due under these leases for the next five years as of December 31, 2005, are as follows:

Year Ending December 31,
2006	$2,427,040
2007	2,055,126
2008	1,949,619
2009	973,822
Thereafter	14,992

$7,420,599

        Tenant reimbursements of operating expenses are included in other revenues in the accompanying statements of revenues and certain expenses.

        The following table exhibits those tenants who accounted for greater than 10% of the rental revenues for the year ended December 31, 2005, and the corresponding percentage of the future minimum revenues above:

Tenant	Industry	Lease Expiration	% of 2005 Rental Revenues	% of Future Minimum Rental Revenues
Safenet, Inc.	Network security provider	August 2010	50.4%	63.2%
Vormetric, Inc.	Data protection provider	September 2008	11.3%	12.7%

Certain Acquired Properties Subject to a
Net Lease with a Single Tenant

        We have and may continue to acquire properties that are subject to a net lease with a single tenant whereby the tenant is responsible for all the operating costs of the property including, real taxes, insurance, maintenance and repair and other operating expenses per the lease agreement. In limited instances, such tenants, or their guarantor, have audited financial information available including those tenants or guarantors that are public registrants with the SEC. In these limited cases we are providing summary financial information with respect to those tenants as we believe the financial information specific to these tenants, along with other relevant information, to be more relevant and useful than audited financial information provided pursuant to SEC Rule 3-14.

Midpoint Drive

        On March 27, 2007, a wholly-owned subsidiary of the Company entered into a joint venture arrangement (referred to as the "TRT-DCT Joint Venture II") with a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. As of the time of this filing, it was deemed reasonably probable, although not certain, that TRT-DCT Joint Venture II would acquire Midpoint Drive ("Midpoint") for a total investment of approximately $8.9 million (which excludes an acquisition fee of approximately $160,000 payable by the Company to the Advisor). Midpoint is an industrial building located in Kansas City, Kansas comprising 180,000 rentable square feet.

        Midpoint is 100% leased to OfficeMax Incorporated pursuant to a net operating leases whereby significantly all of the property's non-financial operating and holding costs are transferred to OfficeMax Incorporated including real estate taxes, insurance, repair and maintenance and other operating expenses. OfficeMax Incorporated is one of the largest retail suppliers of office supplies and office equipment.

        Future minimum lease payments due under the operating lease with OfficeMax Incorporated for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$727,921
2008	727,921
2009	727,921
2010	181,980

$2,365,743

        OfficeMax Incorporated is currently a public company that files reports to the Securities and Exchange Commission and the summary financial data below was obtained from OfficeMax Incorporated's most recently filed audited annual report. For additional information and to obtain a complete understanding of the financial statements and the related critical accounting policies and estimates used in the preparation of those financial statements, please refer to OfficeMax Incorporated's annual report filed on Form 10-K which available on the SEC's website at www.sec.gov.

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Summary Income Information:
Net sales	8,965,707	9,157,660	13,270,196
Cost of sales and resturcturing charges	6,656,497	6,960,390	10,588,824

Gross profit	2,309,210	2,197,270	2,681,372
Selling, general and administrative expenses	2,002,965	2,133,533	2,380,012
Other expenses, net	214,524	104,949	67,235

Net income (loss)	91,721	(41,212)	234,125

Summary Cash Flow Information:
Cash provided by operating activites	375,697	(57,698)	(451,149)
Cash used in investing activies	(163,936)	(97,337)	1,645,108
Cash provided by (used in) financing activities	(1,889)	(1,015,309)	(76,296)
	December 31,
	2006	2005
	(In thousands)
Summary Balance Sheet Information:
Current assets	2,096,844	1,942,049
Non-current assets	4,119,204	4,330,093

Total assets	6,216,048	6,272,142

Current liabilities	1,528,903	1,588,326
Non-current liabilities	2,701,501	2,948,137

Total liabilities	4,230,404	4,536,463
Shareholders' equity	1,985,644	1,735,679

Total liabilities and shareholders' equity	6,216,048	6,272,142

Logistics Boulevard

        On September 1, 2006, a wholly-owned subsidiary of the Company entered into a joint venture arrangement (referred to as the "TRT-DCT Joint Venture I") a subsidiary of DCT to acquire, hold and operate industrial properties generally located in the United States. As of the time of this filing, it was deemed reasonably probable, although not certain, that TRT-DCT Joint Venture I would acquire Logistics Boulevard ("Logistics") for a total investment of approximately $31.2 million (which excludes an acquisition fee of approximately $280,000 payable by the Company to the Advisor). Logistics is an industrial building located in Cincinnati, Ohio comprising approximately 600,000 rentable square feet.

        Logistics is 100% leased to Cummins Inc. ("Cummins") pursuant to a net operating leases whereby significantly all of the property's non-financial operating and holding costs are transferred to Cummins including real estate taxes, insurance, repair and maintenance and other operating expenses. Cummins is a leader in the design, manufacturing, distributing and services of engines and related technologies.

        Future minimum lease payments due under the operating lease with Cummins for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$2,000,466
2008	2,049,184
2009	2,099,119
2010	2,150,303
2011	2,202,766
Thereafter	10,561,655

$21,063,493

        Cummins is currently a public company that files reports to the Securities and Exchange Commission and the summary financial data below was obtained from Cummins' most recently filed audited annual report. For additional information and to obtain a complete understanding of the financial statements and the related critical accounting policies and estimates used in the preparation of those financial statements, please refer to Cummins' annual report filed on Form 10-K which available on the SEC's website at www.sec.gov.

	Year Ended December 31,
	2006	2005	2004
	(In millions)
Summary Income Information:
Net sales	11,362	9,918	8,438
Cost of sales and resturcturing charges	8,767	7,732	6,758

Gross profit	2,595	2,186	1,680
Selling, general and administrative expenses	1,283	1,145	1,015
Other expenses, net	597	491	315

Net income (loss)	715	550	350

Summary Cash Flow Information:
Cash provided by operating activites	840	760	614
Cash used in investing activies	(277)	(212)	(181)
Cash provided by (used in) financing activities	(508)	(372)	66
	December 31,
	2006	2005
	(In millions)
Summary Balance Sheet Information:
Current assets	4,488	3,916
Non-current assets	2,977	2,969

Total assets	7,465	6,885

Current liabilities	2,399	2,218

Non-current liabilities	2,264	2,803
Total liabilities	4,663	5,021
Shareholders' equity	2,802	1,864

Total liabilities and shareholders' equity	7,465	6,885

Lundy Avenue Research Park and Shiloh Road Research Park

        Lundy Avenue Research Park ("Lundy Avenue") consists of three buildings located in San Jose, California and comprises approximately 177,749 rentable square feet, collectively. Lundy Avenue was acquired by Dividend Capital Total Realty Trust Inc. (the "Company") from Flextronics, an unrelated party, on September 28, 2006 through a joint venture (the "Lundy Avenue Joint Venture") entered into by and between a wholly-owned subsidiary of the Company and an affiliate of Westcore Properties AC, LLC ("Westcore"). The total acquisition cost of the property was approximately $21.6 million (including an acquisition fee of approximately $0.4 million paid by the Company to Dividend Capital Total Advisors LLC (the "Advisor"), an affiliate) and was paid for through a combination of (i) an equity contribution from the Company of approximately $11.7 million to the Lundy Avenue Joint Venture using net proceeds from our public offering, and (ii) an equity contribution from Westcore of approximately $2.1 million to the Lundy Avenue Joint Venture.

        On December 22, 2006, a joint venture (the "Shiloh Joint Venture") between a wholly-owned subsidiary of the Company and an affiliate of Westcore, acquired a fee interest in Shiloh Road Research Park ("Shiloh Road"), a 439,000 rentable square foot office property located in Plano, Texas. The total acquisition cost of the property was approximately $35.4 million (including an acquisition fee of approximately $494,000 paid by the Company to the Advisor) and was paid for through a combination of (i) an equity contribution from the Company to the Shiloh Joint Venture using proceeds from the Company's public and private equity offerings and available cash, (ii) an equity contribution from Westcore to the Shiloh Joint Venture and (iii) debt financing obtained by the Shiloh Joint Venture.

        Lundy Avenue and Shiloh Road are 100% leased to Flextronics International LTD ("Flextronics") pursuant to two net operating leases whereby significantly all of the properties' non-financial operating and holding costs are transferred to Flextronics including real estate taxes, insurance, repair and maintenance and other operating expenses. Flextronics is a leading provider of advanced electronics manufacturing services (EMS) to original equipment manufacturers (OEMs) in industries including computing; mobile; consumer digital; industrial, semiconductor and white goods; automotive, marine and aerospace; infrastructure; and medical. Flextronics' strategy is to provide customers with a full range of vertically-integrated global supply chain services through which the Flextronics designs, builds and ships a complete packaged product for its OEM customers.

        Future minimum lease payments due under the operating leases with Flextronics for the next five years as of December 31, 2006, are as follows:

Year Ending December 31,
2007	$4,326,959
2008	4,456,767
2009	4,590,471
2010	4,728,185
2011	4,870,030
Thereafter	26,072,357

$49,044,769

        Flextronics is currently a public company that files reports to the Securities and Exchange Commission and the summary financial data below was obtained from Flextronics' most recently filed audited annual report. For additional information and to obtain a complete understanding of the financial statements and the related critical accounting policies and estimates used in the preparation of those financial statements, please refer to Flextronics' annual report filed on Form 10-K which available on the SEC's website at www.sec.gov.

	Fiscal Year Ended March 31,
	2006	2005	2004
	(In thousands)
Summary Income Information:
Net sales	15,287,976	15,730,717	14,479,262
Cost of sales and resturcturing charges	14,540,092	14,798,913	14,150,923

Gross profit	747,884	931,804	328,339
Selling, general and administrative expenses	463,946	525,607	469,229
Other expenses, net	173,420	74,698	205,520

Net income (loss) from continuing operations	110,518	331,499	(346,410)
Income (loss) from discontinued operations	30,644	8,374	(5,968)

Net income (loss)	141,162	339,873	(352,378)

Summary Cash Flow Information:
Cash provided by operating activites	549,356	724,265	187,698
Cash used in investing activies	(428,919)	(738,277)	(403,767)
Cash provided by (used in) financing activities	(44,308)	316,335	394,753
	As of March 31,
	2006	2005
	(In thousands)
Summary Balance Sheet Information:
Current assets	4,896,936	4,787,165
Non-current assets	6,061,471	6,222,601

Total assets	10,958,407	11,009,766

Current liabilities	3,958,304	3,880,194
Non-current liabilities	1,645,456	1,905,524

Total liabilities	5,603,760	5,785,718
Shareholders' equity	5,354,647	5,224,048

Total liabilities and shareholders' equity	10,958,407	11,009,766

Marine Drive Industrial Property

        On September 1, 2006, a wholly-owned subsidiary of the Company entered into a joint venture arrangement (herein after referred to as the "DCT Joint Venture") a subsidiary of DCT Industrial Trust Inc. ("DCT") to acquire, hold and operate industrial properties generally located in the United States. On December 8, 2006, the DCT Joint Venture entered into a contribution agreement to acquire Marine Drive Industrial Property ("Marine Drive") from DCT whereby DCT would retain through DCT's interest in DCT Joint Venture a 10% interest in Marine Drive and the Company, through its interest in DCT Joint Venture, would acquire the remaining 90% interest. Marine Drive is an industrial building located in Charlotte North Carolina comprising 472,000 rentable square feet. Pursuant to the contribution agreement, on December 8, 2006, DCT Joint Venture acquired Marine Drive for a total investment of approximately $19.2 million (which includes an acquisition fee of approximately $343,000 paid by the Company to the Advisors), which was paid using the Company's existing cash balances and net proceeds from the Company's public and private offerings of its securities and by DCT a 10% interests in Marine Drive.

        Marine Drive is 100% leased to West Marine Inc. ("West Marine") pursuant to a net operating leases whereby significantly all of the property's non-financial operating and holding costs are transferred to West Marine including real estate taxes, insurance, repair and maintenance and other operating expenses. West Marine is one of the largest boating supplies retailers in the world selling aftermarket recreational boating supplies directly to customers.

        Future minimum lease payments due under the operating lease with West Marine for the next five years as of December [8], 2006 (the date of acquisition), are as follows:

Year Ending December 31,
2006	$1,344,470
2007	1,415,232
2008	1,415,232
2009	1,509,581
2010	1,509,581
Thereafter	8,019,648

$15,213,744

        West Marine is currently a public company that files reports to the Securities and Exchange Commission and the summary financial data below was obtained from West Marine's most recently filed audited annual report. For additional information and to obtain a complete understanding of the financial statements and the related critical accounting policies and estimates used in the preparation of those financial statements, please refer to West Marine's annual report filed on Form 10-K which available on the SEC's website at www.sec.gov.

	Fiscal Year Ended March 31,
	2006	2005	2004
	(In thousands)
Summary Income Information:
Net sales	692,264	682,996	660,936
Cost of sales and resturcturing charges	489,629	464,075	454,315

Gross profit	202,635	218,921	206,621
Selling, general and administrative expenses	200,134	172,150	164,426
Other expenses, net	322	72,305	62,285

Net income (loss)	(2,179)	25,534	20,090

Summary Cash Flow Information:
Cash provided by operating activites	44,232	18,593	22,096
Cash used in investing activies	(32,019)	(22,604)	(98,622)
Cash provided by (used in) financing activities	(4,614)	4,733	76,541

	December 31,
	2005	2004
	(In thousands)
Summary Balance Sheet Information:
Current assets	361,155	387,487
Non-current assets	143,494	144,828

Total assets	504,649	532,315

Current liabilities	81,460	100,295
Non-current liabilities	126,569	137,589

Total liabilities	208,029	237,884
Shareholders' equity	296,620	294,431

Total liabilities and shareholders' equity	504,649	532,315

Dividend Capital Total Realty Trust Inc.

Pro Forma Financial Information

(Unaudited)

        The following pro forma financial statements have been prepared to provide pro forma information with regards to real estate acquisitions, real estate securities investments and debt related investments made in 2006 and 2007 and the related financing of such transactions as applicable.

        The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of March 31, 2007, as adjusted for the following transactions that occurred or are probable to occur subsequent to March 31, 2007; (i) the acquisition of real estate properties or properties probable of acquisition, (ii) investment in certain securities, (iii) the acquisition of debt related investments, (iv) the issuance of the Company's common stock, (v) the receipt of net proceeds from our operating partnership's private placement and (vi) issuances of debt, as if these transactions had occurred on March 31, 2007.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007 combines the historical operations of the Company with the following transactions that occurred or are probable to occur subsequent to March 31, 2007; (i) the acquisition of real estate properties or properties probable of acquisition, (ii) investments in certain securities, (iii) the acquisition of debt related investments, (iv) the issuance of the Company's common stock, (v) the receipt of net proceeds from our operating partnership's private placement and (vi) the issuance of debt as if all these transactions had occurred on January 1, 2006.

        The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 combines the historical operations of the Company with the following transactions that occurred or are probable to occur subsequent to December 31, 2006; (i) the acquisition of real estate properties or properties probable of acquisition, (ii) investments in certain securities, (iii) the acquisition of debt related investments, (iv) the issuance of the Company's common stock, (v) the receipt of net proceeds from our operating partnership's private placement and (vi) the issuance of debt as if all these transactions had occurred on January 1, 2006.

        The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and on the historical financial statements of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated. The accompanying pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable such as additional general and administrative expenses that are probable. Additionally, the accompanying pro forma financial information does not contemplate interest that would be earned on cash balances. The pro forma financial statements should be read in conjunction with the historical financial statements included in the Company's previous filings with the Securities and Exchange Commission, including its 2006 Annual Report on Form 10-K, filed on March 23, 2007 and its Quarterly Report on Form 10-Q, filed on May 11, 2007.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2007

(In thousands—Unaudited)

	Company Historical(1)	Property Acquisitions		Pro Forma Adjustments		Pro Forma Consolidated
Assets
Net investments in real estate	$451,515	$291,113	(2)	$—		$742,628
Securities and debt related investments	258,170	—		67,549	(3)	325,719
Cash and cash equivalents	166,273	(51,865	)(2)	14,495	(3)(4)	128,903
Other assets, net	28,993	—		—		28,993

Total Assets	$904,951	$239,248		$82,044		$1,226,243

Liabilities and Stockholders' Equity
Mortgage notes	$132,607	$209,443	(2)	$—		$342,050
Master repurchase facility	4,956	—		—		4,956
Financing obligations	65,890	—		—		65,890
Accounts payable and other obligations	35,079	—		—		35,079
Intangible lease liabilities, net	6,879	4,082	(2)	—		10,961

Total Liabilities	245,411	213,525		—		458,936

Minority Interests	22,951	25,723	(2)	—		48,674
Stockholders' Equity:
Common stock and additional paid-in-capital, net of selling costs	646,197	—		82,044	(4)	728,241
Distributions in excess of earnings	(9,216)	—		—		(9,216)
Accumulated other comprehensive loss	(392)	—		—		(392)

Total Stockholders' Equity	636,589	—		82,044		718,633

Total Liabilities and Stockholders' Equity	$904,951	$239,248		$82,044		$1,226,243

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Notes to Pro Forma Condensed Consolidated Balance Sheet

(Unaudited)

(1)
Reflects the historical condensed consolidated balance sheet of the Dividend Capital Total Realty Trust Inc. (collectively referred to as the "Company") as of March 31, 2007. Please refer to the Company's historical condensed consolidated financial statements and notes thereto included in Item 36.

(2)
Reflects the acquisition of properties or properties probable of acquisition subsequent to March 31, 2007. The total expected net investment in real estate, including acquisition costs and acquisition fees payable to an affiliate, is expected to be approximately $291.1 million and was paid for through a combination of i) net proceeds from the Company's public and private offerings, ii) debt financing, iii) cash on hand and iv) equity from our joint venture partners.

(3)
This amount of $67.5 million reflects the investments in securities and debt related investments that were made subsequent to March 31, 2007 including investments in mortgage notes, commercial mortgage backed securities, commercial debt obligations and preferred equity securities. Such investments were funded primarily from the net proceeds generated from our Company's public and private offerings.

(4)
Capital was raised through the Company's public offering subsequent to March 31, 2007, which was used to fund the acquisition of the properties and securities described in note 2 and note 3 above. As such, the estimated net proceeds from the shares that were sold subsequent to March 31, 2007 through May 11, 2007, the latest practicable date, are included in the accompanying pro forma condensed consolidated balance sheet. The following table approximates the net proceeds received from the Company's public offering based on a selling price of $10.00 a share and selling costs of 10% of gross proceeds (in thousands):

Shares sold subsequent to March 31, 2007	9,116
Gross proceeds from shares sold	$91,160
Less: Selling costs of shares sold	(9,116)

Approximate net proceeds subsequent to March 31, 2007	$82,044

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2007

(In thousands except per share information—Unaudited)

	Company Historical(1)	Property Acquisitions		Pro Forma Adjustments		Total Pro Forma
REVENUE:
Rental revenue	$7,746	$8,413	(2)	$109	(4)	$16,268
Debt related and securities income	3,132	—		3,694	(5)	6,826

Total Revenue	10,878	8,413		3,803		23,094
EXPENSES:
Rental expense	2,109	2,143	(2)	—		4,252
Depreciation and amortization	3,418	—		4,721	(4)	8,139
General and adminstrative expense	744	—		—		744
Asset management fees	1,265	—		1,005	(6)	2,270

Total Expenses	7,536	2,143		5,726		15,405
Operating Income	3,342	6,270		(1,923)		7,689
Other Income (Expenses)
Interest income	2,538	—		—		2,538
Interest expense	(2,883)	—		(3,330	)(7)	(6,213)

Net Income (Loss) Before Minority Interest	2,997	6,270		(5,253)		4,014
Minority Interests	(12)	65	(3)	10	(3)	63

NET INCOME (LOSS)	$2,985	$6,335		$(5,243)		$4,077

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	53,746				(8)	80,907

Diluted	53,766				(8)	80,927

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.06					$0.05

Diluted	$0.06					$0.05

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

(In thousands except per share information—Unaudited)

	Company Historical(1)	Property Acquisitions		Pro Forma Adjustments		Total Pro Forma
REVENUE:
Rental revenue	$5,385	$59,281	(2)	$516	(4)	$65,182
Debt related and securities income	1,119	—		26,186	(5)	27,305

Total Revenue	6,504	59,281		26,702		92,487
EXPENSES:
Rental expense	1,456	15,910	(2)	—		17,366
Depreciation and amortization	2,321	—		29,388	(4)	31,709
General and adminstrative expense	1,305	—		—		1,305
Asset management fees	722	—		8,357	(6)	9,079

Total Expenses	5,804	15,910		37,745		59,459
Operating Income	700	43,371		(11,043)		33,028
Other Income (Expenses)
Interest income	1,259	—		—		1,259
Interest expense	(2,076)	—		(21,636	)(7)	(23,712)

Net Income (Loss) Before Minority Interest	(117)	43,371		(32,679)		10,575
Minority Interests	65	659	(3)	(71	)(3)	653

NET INCOME (LOSS)	$(52)	$44,030		$(32,750)		$11,228

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	7,087				(8)	80,907

Diluted	7,107				(8)	80,927

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)					$0.14

Diluted	$(0.02)					$0.14

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

Notes to Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

(1)
Reflects the historical condensed consolidated statement of operations of the Company for the three months ended March 31, 2007 and for the year ended December 31, 2006. Please refer to the Company's historical consolidated financial statements and notes thereto included in Item 36.

(2)
The following table sets forth the incremental impact of properties acquired or properties probable of being acquired by the Company during 2006 and 2007. The amounts presented are based on the historical operations of the properties and management's estimates. Included in rental revenues are base rent, presented on a straight-line basis, and rental expense recoveries. The amounts presented for rental expense include: (i) real estate taxes, (ii) operating expenses, (iii) insurance expense, and (iv) property management fees (Amounts in thousands).

		For the Three Months Ended March 31, 2007		For the Year Ended December 31, 2006
Property	Acquisition Date	Rental Revenues	Operating Expenses	Rental Revenues	Operating Expenses
Jay Street	06/28/06	$—	$—	$1,575	$420
Bala Pointe	08/21/06	—	—	2,653	1,196
Lundy Avenue	09/26/06	—	—	1,802	372
DCT Portfolio	10/16/06-10/31/06	—	—	4,633	902
405 Pencader Drive	12/06/06	—	—	565	137
2030 Hanson Way	12/07/06	—	—	1,832	182
Old Silver Springs Road	12/08/06	—	—	482	78
Marine Drive Industrial Property	12/08/06	—	—	1,490	46
Shiloh Road Research Park	12/21/06	—	—	4,313	1,349
40 Boulevard Office Center	01/24/07	90	76	1,365	1,156
Bandera Road Market Place	02/01/07	245	73	2,795	827
Washington Commons Office Park	02/01/07	316	139	3,599	1,583
Southfield Parkway	03/20/07	112	31	518	144
Shackelford	03/20/07	423	126	1,952	580
Commerce Circle	03/26/07	600	17	2,575	74
Veterans	03/26/07	83	54	355	230
Plainfield III	03/28/07	389	90	1,633	376
Patriot Drive I & II	03/28/07	645	143	2,705	602
Midpoint Drive	(b)	179	—	728	—
Logistics Boulevard(a)	(b)	98	—	399	—
DDR JVI Portfolio	(b)	3,296	930	13,455	3,773
Fortune Concourse	(b)	1,134	313	4,601	1,271
CB Square Retail Center	(b)	374	83	1,516	335
California Circle	(b)	429	68	1,740	277

Total		$8,413	$2,143	$59,281	$15,910

(a)
Only includes activity since October 15, 2006 as this was a newly constructed building with limited operating history.
(b)
These properties have not been acquired. These properties are considered by management to be probable of acquisition, however, there are many contingencies and the acquisition of such properties is not certain.

(3)
Certain acquisitions made or acquisitions probable of being made were or are expected to be through joint ventures entered into by and between wholly-owned subsidiaries of the Company and affiliates of various joint venture partners. The Company's joint venture partners have ownership interests ranging from 2.5% to 25.0% and as a result the joint venture partners would participate in the earnings and losses of the respective joint ventures.

(4)
The following table sets forth the preliminary purchase price allocation and the depreciation and amortization of the resulting assets and liabilities for the three months ended March 31, 2007 and for the year ended December 31, 2006. Pursuant to the preliminary purchase price allocation, building and other costs includes amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The net adjustment of amortization of above and below market lease intangible assets and liabilities to rental revenue for the three months ended March 31, 2007 and for the year ending December 31, 2006 was an increase to rental revenue of approximately $109,000 and 516,000, respectively (Amounts in thousands).

					Depreciation and Amortization
	Acqusition Date	Land	Building and Other Costs	Total Costs	For the Three Months Ended March 31, 2007	For the Year Ended December 31, 2006
Jay Street	06/28/06	$13,859	$22,040	$35,899	$403	$1,503
Bala Pointe	08/21/06	10,115	25,948	36,063	398	1,535
Lundy Avenue	09/26/06	5,982	15,612	21,595	165	631
DCT Portfolio	10/16/06-10/31/06	14,822	52,135	66,957	752	2,876
405 Pencader Drive	12/06/06	2,771	5,128	7,899	67	255
2030 Hanson Way	12/07/06	7,247	18,158	25,406	240	918
Old Silver Springs Road	12/08/06	2,027	4,068	6,095	62	239
Marine Drive Industrial Property	12/08/06	3,428	16,076	19,504	212	811
Shiloh Road Research Park	12/21/06	5,165	30,231	35,396	300	1,149
40 Boulevard Office Center	01/25/07	2,561	8,067	10,628	206	796
Bandera Road Market Place	02/01/07	8,221	24,217	32,439	285	1,094
Washington Commons Office Park	02/01/07	8,932	16,926	25,858	595	2,232
Southfield Parkway	03/20/07	1,280	5,396	6,676	75	287
Shackelford	03/20/07	2,900	18,664	21,564	164	629
Commerce Center	03/26/07	5,939	28,934	34,872	321	1,229
Veterans Boulevard	03/26/07	2,121	10,982	13,103	147	564
Plainfield III	03/28/07	2,101	18,386	20,487	264	1,014
Patriot Drive I & II	03/28/07	4,200	28,569	32,770	433	1,679
Midpoint Drive	(a)	1,348	7,756	9,105	105	418
Logistics Boulevard	(a)	6,601	24,895	31,496	240	961
DDR JVI Portfolio	(a)	34,492	130,080	164,573	1,682	6,730
Fortune Concourse	(a)	10,154	38,292	48,446	545	2,182
CB Square Retail Center	(a)	3,976	14,995	18,971	214	854
California Circle	(a)	3,027	11,414	14,441	163	650

Sub-total		$163,269	$576,969	$740,243	8,038	31,236
Less amount included in the Company's historical financials					(3,426)	(2,365)

Total pro forma adjustment					$4,612	$28,872

(a)
These properties have not been acquired. These properties are considered by management to be probable of acquisition, however there are many contingencies and the acquisition of such properties is not certain.

(5)
The Company has invested approximately $325.7 million in securities and debt related investments as of May 11, 2007. These investments include mortgage notes, commercial mortgage backed securities, commercial debt obligations and preferred equity securities. For pro forma purposes, these investments are assumed to have been made as of January 1, 2006 resulting in pro forma adjustments to earnings of approximately $3.7 and $26.2 million for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively.

(6)
Asset management fees were calculated as if the properties were managed by our advisor, Dividend Capital Total Advisors LLC, since January 1, 2006. For real estate assets subject to a product specialist agreement, the asset management fees are equivalent to 0.5% per annum of the aggregate cost (before cash reserves and depreciation) of such assets plus 6.0% per annum of the net operating income derived from such assets. For real estate assets not subject to a product specialist agreement, the management fee equals 0.75% per annum of the aggregate cost (before cash reserves and depreciation) of such assets. Finally, up to 1.0% per annum is charged for asset management fees for the aggregate cost of all securities investments.

(7)
Interest expense presented was calculated based on the terms of mortgage loans and short-term borrowings used to finance the acquisitions. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of January 1, 2006 (in thousands):

				Incremental Interest Expense
Acquisition	Fixed/Floating	Rate	Amount	For the Three Months Ended March 31, 2007	For the Year Ended December 31, 2006
Jay Street	Fixed	6.050%	$23,500	$—	644
Bala Pointe	Fixed	5.891%	24,000	—	919
Lundy Avenue	Fixed	5.600%	14,250	—	616
Shiloh Road Research Park	Fixed	5.570%	22,700	—	1,226
40 Boulevard Office Center	Floating	6.720%	6,150	27	413
Washington Commons Office Park	Fixed	5.939%	21,300	109	1,265
Bandera Road Market Place	Fixed	5.458%	21,500	74	1,173
Shackelford	Fixed	5.800%	13,650	195	792
DCT Portfolio	Fixed	5.660%	85,000	1,186	4,811
DDR JVI Portfolio	Fixed	5.510%	110,000	1,494	6,061
REPO—Draw 1	Floating	5.970%	1,800	5	107
REPO—Draw 2	Floating	6.470%	3,156	27	90
Financing Obligation	Floating	5.800%	65,890	213	3,519

Total pro forma adjustment			$412,896	$3,330	$21,636

(8)
For purposes of determining the pro forma weighted average number of common shares outstanding, management determined the number of shares sold as of the most practable date, May 11, 2007, and since the pro forma financial information presented assumes all transactions occurred on January 1, 2006, the number of shares outstanding as of May 11, 2007 are assumed to have been outstanding as of January 1, 2006.

APPENDIX A

PRIOR PERFORMANCE TABLES

        The tables presented in this section contain summary information relating to current and former Dividend Capital Group (which we refer to as "DCG") programs with investment objectives similar to ours and sponsored by affiliates of the Advisor. DCG is a group real estate investment management company that focuses on creating, developing and operating institutional quality real estate products and programs for individual and institutional investors. Each individual DCG program has its own specific investment objectives; however, the general investment objectives common to all DCG programs include providing investors with (i) exposure to investment real estate as an asset class and (ii) current income.

        The specific DCG programs included in the tables are (i) Dividend Capital Trust (currently known as "DCT Industrial Trust"), which we refer to as "DCT," (ii) Dividend Capital Exchange, which we refer to as "DCX," (iii) Dividend Capital Realty Income Allocation Fund, which we refer to as "DCRIAF," (iv) Dividend Capital Realty Income Fund—Growth Composite, which we refer to as "DCRIF Growth," and (v) Dividend Capital Realty Income Fund—Income Composite, which we refer to as "DCRIF Income."

        DCT (NYSE: DCT) is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in many of the highest volume distribution markets in the United States. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which Dividend Capital Advisors LLC, the former external advisor to DCT, contributed its entire outstanding membership interest and all economic interests to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours and is considered a completed DCG program for purposes of these tables.

        DCX represents a series of investment programs through which tenancy-in-common interests are sold primarily to accredited investors who have received a private placement memorandum pursuant to Regulation D of the Securities Act. DCRIAF (NYSE:DCA) is a non-diversified, closed-end mutual fund that invests in the common stock, preferred stock and debt securities of companies primarily engaged in the real estate industry, including REITs. DCRIF Growth and DCRIF Income, are the growth and income composites, respectively, of Dividend Capital Realty Income Fund, an open-end mutual fund that invests at least 80% of its net assets in securities of companies primarily engaged in the real estate industry, including REITs.

        The specific tables discussed in this section consist of:

    Table I—Experience in Raising and Investing Funds;
    Table II—Compensation to Sponsor;
    Table III—Operating Results of Prior Programs;
    Table IV—Completed Programs;
    Table V—Sales or Disposals of Properties by Programs; and
    Table VI—Acquisition of Properties by Programs.

        The information in this section should be read together with the summary information in this prospectus under "Prior Performance of the Advisor and its Affiliates." Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as appropriate.

        You may use the information in the tables to evaluate the performance of other DCG programs that have been sponsored by affiliates of the Advisor. However, by purchasing shares in this offering, you will not acquire ownership interest in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

        For information regarding specific real property acquisitions by DCG programs within the previous three years, please see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. Upon written request and without charge, prospective investors in this offering may obtain a copy of Table VI. Please see "Additional Information."

        Table I provides a summary of the experience of affiliates and former affiliates of the Advisor in raising and investing funds in DCG programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative as of the end of the offering or as of December 31, 2006, except where otherwise noted. Certain totals may not sum due to rounding.

Table I
(Unaudited)
Experience in Raising and Investing Funds
Total Since Inception
(Dollar amounts in thousands)

	DCT(1)		DCX		DCRIAF		DCRIF- Growth		DCRIF- Income
Dollar amount offered	$1,734,088	(2)	$353,288		$208,725		Open-End		Open-End
Dollar amount raised	1,583,298	(2)	343,648	(3)	205,178		26,318		36,124

Percentage amount raised	91.3%		97.3%		98.3%		n/a	(4)	n/a	(4)
Less offering expenses:
Fees and sales commissions(5)	141,484	(6)	—	(7)	9,917		400		549
Other	—	(6)	—		—		—		—

Total offering expenses	141,484	(6)	—		9,917		400		549
Proceeds after offering expenses	$1,352,481		$343,648		$195,261		$25,918		$35,575
Reserves	—		—		—
Percentage available for investment	90.5%		100.0%		95.2%		98.5%		98.5%
Development and Acquisition costs:
Purchase price	$2,736,276	(6)	$338,307		$—		$—		$—
Acquisition fees	28,401	(6)	—		—		—		—
Acquisition expenses	60,970	(6)(8)	5,340		—		—		—
Other (explain)	—		—		—		—		—

Total development and acquisition cost	$2,825,647		$343,648		n/a	(9)	n/a	(9)	n/a	(9)
Percent Leverage (mortgage financing divided by total acquisition cost)	38.6%		—	(10)	n/a	(9)	n/a	(9)	n/a	(9)
Dates offering(s) began
First Offering	7/17/2002	(2)(11)	11/26/2003	(12)	2/24/2005		12/18/2003		12/18/2003
Second Offering	4/16/2004		10/18/2006	(13)
Third Offering	10/18/2004
Fourth Offering	6/27/2005
Length of offering(s) (months):
First Offering	21	(2)	35		1		36		36
Second Offering	6		2
Third Offering	8
Fourth Offering	7
Months to invest 90% of amount available for investment	—	(4)	<1		<1		n/a	(4)	n/a	(4)

(1)
Prior to October 10, 2006, DCT's activities were managed by an affiliate of the Advisor, which we refer to as "DCT's Former Advisor." On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which Dividend Capital Advisors LLC, the former external advisor to DCT, contributed its entire outstanding membership interest and all economic interests to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

(2)
In January 2006, DCT closed its fourth continuous public offering of primary shares, which commenced on June 27, 2005. DCT raised $532.6 million or 69.7% out of a total fourth primary offering amount of $764.1 million. DCT's third offering was closed on June 24, 2005, after having raised a total of approximately $413.2 million, or 98.4% of its full primary offering amount. DCT's second continuous offering of primary shares, commencing in April 2004, and ending in October 2004, raised $299.0 million, or 99.7% of its full primary offering amount. DCT's first continuous offering of primary shares, commencing in July 2002, and ending in April 2004, raised $249.2 million, or 99.7% of its full primary offering amount. Since July 17, 2002 and through September 30, 2006, DCT had raised a total of $89.3 million pursuant to its distribution reinvestment plan.

(3)
Consists of a series of various tenant-in-common offerings by DCT's operating partnership and the Company's operating partnership each with similar investment objectives.

(4)
Due to the continuous and open-end nature of these offerings this amount is not applicable. DCT had invested in real estate properties with a gross book value of approximately $2.6 billion as of September 30, 2006.

(5)
Includes sales commissions, dealer manager fees, offering expense reimbursements and other offering related costs. Substantially all of the sales commissions and a portion of the dealer manager fees were subsequently reallowed to third parties in connection with services rendered during the offerings.

(6)
Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT's Former Advisor.

(7)
Investors did not pay fees and sales commissions in connection with these offerings. DCT's operating partnership and the Company's operating partnership, as the sellers of tenant-in-common interests, paid total offering expenses through December 31, 2006, of approximately $29.7 million, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by DCT's operating partnership and the Company's operating partnership (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors' perspective.

(8)
This amount includes acquisition expenses and certain intangible assets and liabilities accounted for in accordance with SFAS No. 141.

(9)
This program does not directly invest in real properties and therefore this amount is not applicable.

(10)
Any leverage used by tenant-in-common investors to finance their purchase does not encumber the real property with a mortgage.

(11)
DCT's first continuous offering met its minimum offering requirements and broke escrow on February 10, 2003.

(12)
Represents the commencement of the DCX program selling of tenant-in-common interests in DCT's operating partnership. DCX sold its final tenant-in-common interests for the DCT operating partnership in August 2006.

(13)
Represents the commencement of the DCX program selling of tenant-in-common interests in the Company's operating partnership.

        Table II provides a summary of the amount and type of compensation paid to affiliates of the Advisor related to DCG programs that have conducted offerings begun within the last three years. All figures are cumulative as of the end of the offering or as of December 31, 2006 where it is applicable. Certain totals may not sum due to rounding.

Table II
(Unaudited)
Compensation to Sponsor
Total Since Inception
(Dollar amounts in thousands)

	DCT(1)		DCX		DCRIAF	DCRIF Growth	DCRIF Income
Date offering(s) commenced	7/17/2002		11/26/2003		2/24/2005	12/18/2003	12/18/2003
Dollar amount raised	$1,583,298		$343,648		$205,178	$26,318	$36,124
Amount paid to sponsor from proceeds of offering:
Underwriting compensation	141,484	(2)(6)	—	(3)
Acquisition fees:
Advisory fees	28,401	(6)	—		—	—	—
Other	—		4,159	(4)	—	—	—

Total acquisition fees	28,401		4,159		—	—	—
Dollar amount of cash generated from operations before deducting operational stage related payments to sponsor	$179,542	(6)	$19,715		$26,842	$2,320	$2,396
Amount paid to sponsor from operations:
Investment advisory fees	n/a		n/a		3,026	183	251
Administrative fees	n/a		n/a		356	23	32
Property management fees	—		1,001	(5)	—	—	—
Asset management fees	23,852	(6)	0		—	—	—
Expense reimbursements	1,752	(6)	29		—	—	—
Leasing commissions/brokerage fees	—		0		—	—	—
Other	—		1		—	—	—

Total	$25,604		$1,031		$3,382	$206	$283
Dollar amount of property sales and refinancing before deducting payments to sponsor:
cash	—		—		—	—	—
notes	—		—		—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—	—	—
Incentive fees	—		—		—	—	—
Other (identify and quantify)	—		—		—	—	—

(1)
Prior to October 10, 2006, DCT's activities were managed by an affiliate of the Advisor, which we refer to as "DCT's Former Advisor." On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which DCT's Former Advisor contributed its entire outstanding membership interest and all economic interests to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

(2)
DCT underwriting compensation includes (a) selling commissions paid to Dividend Capital Securities LLC, all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services and (c) expense reimbursements paid to DCT's Former Advisor to reimburse actual out-of-pocket expenses incurred in connection with DCT's offerings.

(3)
Investors did not pay underwriting fees to the sponsor in conjunction with this offering. DCT's operating partnership and the Company's' operating partnership (as the sellers of tenant-in-common interests) paid $29.7 million to the sponsor and its affiliates, consisting of (a) sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services, (c) expense reimbursements paid to DCT's Former Advisor and to our Advisor to reimburse out of pocket expenses incurred in connection with the offering of tenant-in-common interests, and (d) transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors' perspective.

(4)
Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees and application fees.

(5)
Represents fees paid to Dividend Capital Property Management LLC, an affiliate of the Advisor, in exchange for services rendered.

(6)
Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT's Former Advisor.

        Table III provides a summary of the operating results of DCG programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied.

        All figures are presented on an annual basis for calendar and fiscal years prior to 2006 and for the year ending December 31, 2006, except as otherwise noted. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2006. Amounts represented for "2007" for these entities refer to the three month period ended December 31, 2006. Certain totals may not sum due to rounding.

DCT
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2006(1)		2005	2004	2003	2002
Gross revenues	$171,157		$127,924	$35,553	$2,706	$—
Profit on sale of properties
Less:
Operating expenses(2)	36,592		28,770	7,205	367	—
Interest expense	46,687		28,712	5,978	385	—
Depreciation/Amortization	81,196		71,023	19,273	1,195	—
General and administrative expenses(3)	16,538		11,379	3,352	412	13

Net Income—GAAP basis	$(9,856)		$(11,960)	$(255)	$347	$(13)
Taxable income
from operations	n/a	(5)	$39,742	$14,340	$976	$—
from gain on sale	n/a		n/a	—	—	—
return of capital	n/a		22,550	9,924	1,476	—
Cash generated from operations	75,857		59,063	19,018	1,542	(13)
Cash generated from sales	116,050		—	—	—	—
Cash generated from refinancing(4)	584,932		58,086	53,121	41,500	—

Cash generated from operations, sales and refinancing	$776,839		$117,149	$72,139	$43,042	$(13)
Less:
Cash distributions to investors
from operating cash flow	(71,207)		(59,063)	(19,018)	(1,542)	—
from sales and refinancing	—		(3,229)	(5,246)	(909)	—
from other	—		—	—	—	—

Cash generated (deficiency) after cash distributions	$705,632		$54,857	$47,875	$40,591	$(13)
Less:
Special items (not including sales and refinancing)	—		—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$705,632		$54,857	$47,875	$40,591	$(13)
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
from operations	n/a	(5)	$40	$38	$19	$—
from recapture	n/a		—	—	—	—
return of capital	n/a		23	26	29	—
Capital gains (loss)	—		—	—	—	—
Cash distribution to investors
Source (GAAP)
Sales and Refinancing	—		3	14	18	—
Operations	47	(6)	60	50	30	—
Other	—		—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%		100%	100%	100%	100%

(1)
Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT's Former Advisor.

(2)
Operating expenses include real estate taxes.

(3)
General and administrative expenses include asset management fees, minority interest, and are net of hedging costs.

(4)
Includes proceeds from the line of credit and principal payments on the line of credit, includes proceeds from secured and unsecured notes and principal payments on secured and unsecured notes.

(5)
Taxable income information was not available for DCT for the nine months ended September 30, 2006.

(6)
Distribution reflects only the nine months ended September 30, 2006. DCT's board of directors set the 2006 distribution level at an annualized $0.64 per share.

        Table III provides a summary of the operating results of DCG programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied.

        All figures are presented on an annual basis for calendar and fiscal years prior to 2006 and for the year ending December 31, 2006, except as otherwise noted. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2006. Amounts represented for "2007" for these entities refer to the three month period ended December 31, 2006. Certain totals may not sum due to rounding.

DCX
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2006	2005	2004	2003(1)	2002
Gross revenues	$13,646	$5,264	$790	$15	$—
Profit on sale of properties	—	—	—	—	—
Less:
Operating expenses	705	278	46	1	—
Interest expense	—	—	—	—	—
Depreciation/Amortization(2)	—	—	—	—	—
General and administrative expenses	—	—	—	—	—

Net Income	$12,941	$4,986	$744	$14	$—

Taxable income
from operations	$12,941	$4,985	$744	$14	$—
from gain on sale	—	—	—	—	—
Cash generated from operations	12,941	4,985	744	14	—
Cash generated from sales	— (3)	— (3)	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	$12,941	$4,985	$744	$14	$—

Less:
Cash distributions to investors	$(12,941)	$(4,985)	$(744)	$(14)	$—
from operating cash flow	—	—	—	—	—
from sales and refinancing	—	—	—	—	—
from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$—	$—	$—	$—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$—	$—
Tax and distribution data per $1,000 invested(4)
Federal income tax results:
Ordinary income (loss)	$—	$—	$—	$—	$—
from operations	60	61	63	6	—
from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	60	61	63	6	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	69.0%	86.3%	100.0%	100.0%	—

(1)
Reflects the period beginning 11/26/03 and ending 12/31/03. No tenant-in-common interests were purchased pursuant to the offerings prior to 11/26/03.

(2)
The majority of investors purchasing tenant-in-common interests under the DCT's operating partnership and the Company's operating partnership offering utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation and amortization with respect to his or her tenant-in-common interest. As such, it is not practicable to calculate the aggregate amount of depreciation and amortization recognized by all purchasers of tenant-in-common interests under the DCOP offering.

(3)
Certain DCX properties have been sold by investors (see Table V) to DCT's operating partnership pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-common interests in these properties received partnership units in DCT's operating partnership (as opposed to cash) in exchange for such tenancy-in-common interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.

(4)
All calculations based upon weighted average capital raised.

        Table III provides a summary of the operating results of DCG programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied.

        All figures are presented on an annual basis for calendar and fiscal years prior to 2006 and for the year ending December 31, 2006, except as otherwise noted. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2006. Amounts represented for "2007" for these entities refer to the three month period ended December 31, 2006. Certain totals may not sum due to rounding.

DCRIAF
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2007	2006	2005(1)
Gross revenues(2)	$6,622	$21,280	$11,589
Profit on sale of properties	—	—	—
Less:	—
Operating expenses(3)	643	2,383	1,251
Interest expense	1,230	4,402	1,220
Depreciation/Amortization	—	—
General and administrative expenses(4)	264	970	645

Net Income—GAAP basis	$4,485	$13,525	$8,473

Taxable income(5)
from operations	$—	$—	$—
from gain on sale	—	—	—
Cash generated from operations	4,485	13,525	8,473
Cash generated from sales	6,130	1,228	629
Cash generated from refinancing	—	—	—

Cash generated from operations, sales and refinancing(6)	$10,615	$14,753	$9,102
Less:
Cash distributions to investors
from operating cash flow	$(5,503)	$(17,980)	$(7,801)
from sales and refinancing	(1,105)	—	—
from other	—	—
Cash generated (deficiency) after cash distributions	4,007	(3,227)	1,301
Less:
Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$4,007	$(3,227)	$1,301

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	$—	$—	$—
from operations	23	69	44
from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	34	91	41
Return of capital	—	—	—
Source (cash basis)
Sales	—	—	—
Refinancing	—	—	—
Operations	28	91	44
Other	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	n/a (7)	n/a (7)	n/a	(7)

(1)
From inception on 2/24/05 through 9/30/2005.

(2)
Includes dividend income (net of foreign withholding taxes), income from swap transactions, interest and other income.

(3)
Consists of investment advisory fees.

(4)
Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance and other fees.

(5)
No provision for taxable income has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.

(6)
Does not include unrealized gains and/or losses.

(7)
This program does not invest in real properties.

        Table III provides a summary of the operating results of DCG programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied.

        All figures are presented on an annual basis for calendar and fiscal years prior to 2006 and for the year ending December 31, 2006, except as otherwise noted. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2006. Amounts represented for "2007" for these entities refer to the three month period ended December 31, 2006. Certain totals may not sum due to rounding.

DCRIF—Growth
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2007	2006	2005	2004(1)
Gross revenues(2)	$304	$1,021	$823	$47
Profit on sale of properties	—	—	—	—
Less:
Operating expenses(3)	41	142	56	7
Interest expense	—	—	—	—
Depreciation/Amortization	—	—	—	—
General and administrative expenses(4)	64	204	165	7

Net Income—GAAP basis	$199	$675	$602	$33

Taxable income(5)
from operations	$—	$—		$—
from gain on sale	—	—
Cash generated from operations	199	675	602	34
Cash generated from sales	683	556	310	80
Cash generated from refinancing	—	—

Cash generated from operations, sales and refinancing(6)	$882	$1,231	$912	$114
Less:
Cash distributions to investors
from operating cash flow(7)	$(212)	$(675)	$(475)	$(33)
from sales and refinancing	(610)	(461)	(107)	(4)
from other	—	—		—
Cash generated (deficiency) after cash distributions(7)	60	95	330	77
Less:
Special items (not including sales and refinancing)			—

Cash generated (deficiency) after cash distributions and special items	$60	$95	$330	$77

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	$—	$—	$—	$—
from operations	—	—	46	38
from recapture	—	—	—	—
Capital gain (loss)	—	—	48	91
Cash distribution to investors
Source (GAAP)
Investment income	11	41	46	38
Return of capital	34	28	19	5
Source (cash basis)
Sales	33	28	19	5
Refinancing	—	—	—	—
Operations	12	41	46	38
Other	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	n/a (8)	n/a (8)	n/a (8)	n/a (8)

(1)
From inception on 12/18/2003 through 9/30/2004.

(2)
Includes dividend income (net of foreign withholding taxes) and interest income.

(3)
Consists of investment advisory fees.

(4)
Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance, and other fees.

(5)
No provision for taxable income taxes has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.

(6)
Does not include unrealized gains and/or losses.

(7)
Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations differ from net investment income and realized gain for financial reporting purposes.

(8)
This program does not invest in real properties.

        Table III provides a summary of the operating results of DCG programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied.

        All figures are presented on an annual basis for calendar and fiscal years prior to 2006 and for the year ending December 31, 2006, except as otherwise noted. DCT and DCX use the calendar year as their fiscal year. DCRIAF, DCRIF—Growth and DCRIF—Income use a fiscal year ending September 30, 2006. Amounts represented for "2007" for these entities refer to the three month period ended December 31, 2006. Certain totals may not sum due to rounding.

DCRIF—Income
Table III
(Unaudited)
Operating Results of Prior Programs
(Dollar amounts in thousands, except per $1,000 amounts)

	2007	2006	2005	2004(1)
Gross revenues(2)	$417	$1,401	$899	$49
Profit on sale of properties	—	—	—	—
Less:
Operating expenses(3)	56	195	61	7
Interest expense	—	—	—	—
Depreciation/Amortization	—	—	—	—
General and administrative expenses(4)	88	280	180	7

Net Income—GAAP basis	$273	$926	$658	$35

Taxable income(5)
from operations	$—	$—	$—	$—
from gain on sale	—	—	—	—
Cash generated from operations	273	927	658	35
Cash generated from sales	938	764	338	83
Cash generated from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing(6)	$1,211	$1,691	$996	$118
Less:
Cash distributions to investors
from operating cash flow(7)	$(290)	$(927)	$(519)	$(35)
from sales and refinancing	(837)	(633)	(116)	(4)
from other	—	—	—	—
Cash generated (deficiency) after cash distributions(7)	84	131	361	79
Less:
Special items (not including sales and refinancing)—identify and quantify	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$84	$131	$361	$79
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)	$—	$—	$—	$—
from operations	—	—	46	38
from recapture	—	—	—	—
Capital gain (loss)	—	—	48	91
Cash distribution to investors
Source (GAAP)
Investment income	11	41	46	38
Return of capital	34	28	19	5
Source (cash basis)
Sales	33	28	19	5
Refinancing	—	—	—	—
Operations	12	41	46	38
Other	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	n/a (8)	n/a (8)	n/a (8)	n/a (8)

(1)
From inception on 12/18/2003 through 9/30/2004.

(2)
Includes dividend income (net of foreign withholding taxes) and interest income.

(3)
Consists of investment advisory fees.

(4)
Includes administrative, transfer agent, legal, audit, custodian, trustee, insurance, and other fees.

(5)
No provision for taxable income taxes has been provided for this program since the program intends to continue to qualify as a regulated investment company and distribute to shareholders all of its taxable income and capital gains.

(6)
Does not include unrealized gains and/or losses.

(7)
Because federal income tax regulations differ from accounting principles generally accepted in the United States of America, income and capital gain distributions determined in accordance with tax regulations differ from net investment income and realized gain for financial reporting purposes.

(8)
This program does not invest in real properties.

        Table IV includes the Dividend Capital Group programs that have completed operations in the most recent five years. In October 2006, DCT acquired its affiliated advisor and became a self-managed real estate investment trust and in December 2006, DCT completed a listing on the New York Stock Exchange ("NYSE"). As of December 31, 2006, no other Dividend Capital Group programs were considered to be completed programs for purposes of this table.

Table IV
Completed Programs
(Unaudited)

	DCT(1)(2)
	(In thousands)
Dollar amount raised	1,583,298	(3)
Number of properties purchased	355
Date of closing of offering	1/23/2006	(3)
Date of first sale of property	N/A	(2)
Date of final sale of property	N/A	(2)
Profit on sale of properties
Tax and distribution data per $1,000 invested through September 30, 2006
Federal income tax results:
Ordinary income (loss)
from operations	N/A	(4)
from recapture	N/A	(4)
return of capital	N/A	(4)
Capital gains (loss)	N/A	(4)
Deferred gain
capital	N/A	(4)
ordinary	N/A	(4)
Cash distribution to investors
Source (GAAP)
Investment income	447	(5)
Return of capital	1,000	(5)
Source (on cash basis)
sales and refinancing	1,225	(5)
operations	222	(5)
other	—
Receivable on net purchase money financing	—

(1)
Prior to October 10, 2006, DCT's activities were managed by its sponsor through an affiliate of the Advisor, which we refer to as "DCT's Former Advisor." On October 10, 2006, DCT closed an internalization transaction, which we refer to as its "Internalization," pursuant to which DCT's Former Advisor contributed its entire outstanding membership interest and all economic interests to the operating partnership of DCT in exchange for 15.1 million limited partnership units in DCT's operating partnership valued at $11.25 per unit. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

(2)
On December 13, 2006, DCT completed a listing on the NYSE issuing 16.3 million shares for net proceeds of approximately $186.7 million, before expenses of $2.3 million.

(3)
In January 2006, DCT closed the primary offering component to its fourth continuous public offering, which commenced on June 27, 2005. DCT raised $532.6 million or 69.7% out of a total fourth primary offering amount of $764.1 million. DCT's third offering was closed on June 24, 2005, after having raised a total of approximately $413.2 million, or 98.4% of its full primary offering amount. DCT's second continuous offering of primary shares, commencing in April 2004, and ending in October 2004, raised $299.0 million, or 99.7% of its full primary offering amount. DCT's first continuous offering of primary shares, commencing in July 2002, and ending in April 2004, raised $249.2 million, or 99.7% of its full primary offering amount. Since July 17, 2002 and through December 31, 2006, DCT had raised a total of $89.3 million pursuant to its distribution reinvestment plan.

(4)
Taxable income was not reported for DCT as of September 30, 2006. As of December 31, 2005, DCT had distributed $175 per $1,000 invested, of which $97 was funded from operations and $78 was funded from return of capital, based on federal income tax results. On a GAAP basis, $140 of these distributions were funded from operations and $35 was funded from sales and refinancing.

(5)
This presentation is intended to represent the amounts distributable to an investor that participated in the program from the beginning, Febuary 10, 2003, through the end, December 13, 2006. However, DCT sold shares continously throughout the program and these amounts may not have been realized had an investor puchased shares later in the program or at a different price per share as DCT changed the price of its stock over time and pursuant to its dividend reinvestment program.

        Table V provides a summary of all dispositions of tenancy-in-common interests through DCX (i.e. exchanging tenancy-in-common interest for operating partnership units) from inception through December 31, 2006. As of the date of the Internalization of DCT's Former Advisor, there had been no dispositions of real property by DCT. As December 31, 2006, no other Dividend Capital affiliated programs had disposed any real property. Certain totals may not sum due to rounding.

Table V

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Entity	Property	Date Acquired(1)	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Closing and Soft Costs	Total
DCX	Chickasaw A	11/19/2003	4/8/2005	$4,456	$—	$—	$—	$4,456	$—	$17	$4,473
DCX	Chickasaw H	4/30/2004	10/27/2005	6,347	—	—	—	6,347	—	145	6,492
DCX	Newpoint	7/31/2004	12/29/2005	11,419	—	—	—	11,419	—	182	11,601
DCX	Plainfield	9/22/2004	3/21/2006	13,777	—	—	—	13,777	—	195	13,972
DCX	Lincoln II	12/31/2004	6/30/2006	10,126	—	—	—	10,126	—	159	10,285
DCX	Lincoln I	2/14/2005	8/11/2006	5,950	—	—	—	5,950	—	98	6,048
DCX	Riverport	4/8/2005	9/15/2006	9,296	—	—	—	9,296	—	153	9,449
DCX	Estrella	5/31/2005	10/5/2006	5,680	—	—	—	5,680	—	91	5,771
DCX	Rancho Cucamonga	6/1/2005	10/5/2006	9,243	—	—	—	9,243	—	157	9,400
DCX	Buford	6/30/2005	10/5/2006	7,935	—	—	—	7,935	—	117	8,052
DCX	Westpark	7/22/2005	10/5/2006	4,875	—	—	—	4,875	—	76	4,951
DCX	West by Northwest	8/22/2005	11/1/2006	7,810	—	—	—	7,810	—	161	7,971
DCX	Silber II	9/6/2005	11/8/2006	5,122	—	—	—	5,122	—	104	5,226
DCX	West Southern	9/15/2006	11/16/2006	3,622	—	—	—	3,622	—	58	3,680

				$105,658	$—	$—	$—	$105,658		$1,713	$107,371

(1)
The date acquired represents the date the first tenancy-in-common interest in the stated property was purchased.

Subscription Agreement

1. INVESTMENT — See payment instructions on next page.

Total $ Invested

☐
Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Advisor listed in section 9 must agree to this election.)
Please check the appropriate box:
☐	Initial Investment – This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in ME, MN, NY and NC)
☐	Additional Investment – This is an additional investment: $100 minimum
☐ State of Sale

2. TYPE OF OWNERSHIP — See "Registration of Shares" in the Subscription Agreement section of the Prospectus for a description of ownership types.

Non-Custodial Ownership
☐	Individual Ownership – One signature required.
☐	Transfer on Death – Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)
☐	Joint Tenants with Rights of Survivorship – All parties must sign.
☐	Community Property – All parties must sign.
☐	Tenants in Common – All parties must sign.
☐	Corporate Ownership – Authorized signature required. Include copy of corporate resolution.
☐	Partnership Ownership – Authorized signature required. Include copy of partnership agreement.
☐	Estate – Personal representative signature required.

Name of Executor Include a copy of the court appointment dated within 90 days.
☐	Trust Include a copy of the first and last page of the trust.
☐	Qualified Pension Plan and Profit Sharing Plan (Non-custodian)
☐	Other (Specify)

Name of Trustee Include a copy of the first and last page of the plan, as well as Trustee information.

Custodial Ownership
☐	Traditional IRA – Custodian signature required in section 8.
☐	Roth IRA – Custodian signature required in section 8.
☐	KEOGH Plan – Custodian signature required in section 8.
☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit-Sharing Plan – Custodian signature required in section 8.
☐	Uniform Gift to Minors Act – Custodian signature required in section 8.
State of Custodian for
☐	Other (Specify)

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City State ZIP
Custodian Information – To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

Special Instructions:

Subscription Agreement

3.	SUBSCRIBER INFORMATION	☐ Employee or Affiliate

	Investor	Co-Investor

Home Telephone Business Telephone Email Address

	Investor Social Security/Taxpayer ID #	Birth Date/Articles of Incorporation (MM/DD/YY)

	Co-Investor Social Security/Taxpayer ID #	Co-Investor Birth Date (MM/DD/YY)
Please Indicate Citizenship Status ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien
Residence Address (no P.O. Box)

Street Address City State ZIP
Mailing Address* (if different from above)

Street Address City State ZIP
* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

4.	INVESTMENT METHOD
☐	By Mail – Attach a check made payable to Dividend Capital Total Realty Trust.
☐
By Wire – The Bank of New York, New York, NY, ABA, 021000018, Dividend Capital Total Realty Trust #6302699249. Please request when selecting a wire that the wire reference the subscriber's name in order to assure that the wire is credited to the proper account.
☐
Automatic Monthly Investment Plan – Attach a voided check or deposit slip and complete this section.
By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Dividend Capital Total Realty Trust in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. Invest the same amount directly from your bank account into your Dividend Capital Total Realty Trust account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16th of each month, beginning the first month following receipt of this Subscription Agreement.
Account Type –
	☐ Checking ☐ Savings	Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Dividend Capital Total Realty Trust, Inc.
	Monthly Investment Amount $	Direct Overnight Mail: The Bank of New York 101 Barclay Street	P.O. Box: Dividend Capital The Bank of New York
☐	Asset Transfer –	A Level	P.O. Box 890
	☐ Asset transfer form sent to transferring institution.	New York, NY 10286	New York, NY 10008-0890
	☐ Asset transfer form included with subscription.	Attn: Dividend Capital – Total Realty Trust

5. DISTRIBUTIONS

Non-Custodial Ownership
☐	I prefer to participate in the Dividend Reinvestment Plan (DRP). In the event that the DRP is not offered for a dividend, your dividend will be sent by check to the address in section 3.
☐	I prefer that my dividend be deposited directly into account listed on next page.
☐	I prefer that my dividend be paid by check to the address in section 3.

Custodial Ownership
☐
I prefer to participate in the Dividend Reinvestment Plan (DRP).
In the event that the DRP is not offered for a dividend, your dividend will be sent to your Custodian for deposit into your Custodial account cited in section 2.
☐	I prefer that my dividend be sent to my Custodian for deposit into my Custodial account cited in section 2.

Subscription Agreement

5. DISTRIBUTIONS (continued)

Name of Financial Institution

Street Address City State ZIP

Name(s) on Account

ABA Number/Bank Account Number Account Number
☐ Checking ☐ Savings (Attach a voided check or deposit slip.)

6.	SUITABILITY (required)

Occupation Annual Income Net Worth

Investment Objective

Nature of Other Investments or Securities Holdings

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:
		Investor	Co-Investor

a)	I (we) received a Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described.	(a) Initials	Initials

b)	I (we) accept and agree to be bound by the terms and conditions of the Articles of Incorporation.	(b) Initials	Initials

c)
	I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $45,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under "Suitability Standards" (applies to residents of AZ, CA, IA, KS, ME, MI, MO, NC, OH, OR, PA and TN only).	(c) Initials	Initials

d)
	If I (we) propose to assign or transfer any Shares to any person who is a California resident, or I am (we are) a California resident, I (we) may not consummate a sale or transfer of my (our) Shares, or any interest therein, or receive any consideration thereof, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I (we) understand that the Shares, or any document evidencing the Shares, will bear the legend reflecting the substance of the foregoing statement.	(d) Initials	Initials

e)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the Investment is not liquid.	(e) Initials	Initials

f)	If an Affiliate of the Company, I (we) represent that the Shares are being purchased for Investment purposes only and not for immediate resale.	(f) Initials	Initials

g)
	I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company's prospectus), to share with the Registered Representative's firm listed in Section 9 the identification number that is assigned to my securities account at the transfer agent's custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative's firm. Please initial if you agree.	(g) Initials	Initials

7. INVESTMENT CONSIDERATIONS

I understand that (i) the Company intends to construct a portfolio of real properties and real estate related securities and that a portion of these securities may consist of publicly traded securities, (ii) those fees I pay to invest in the Company that relate to the publicly traded securities purchased by the Company may be greater than the individual fees I would pay if I invested directly in publicly traded securities and (iii) the overall liquidity of an investment in the Company will be less than the liquidity I would have if I invested directly in publicly traded securities.
After considering the issues above, I intend to subscribe for Shares in an attempt to obtain (please initial each statement that applies):
		Investor	Co-Investor

a)	General investment exposure to the real estate asset class, including real property and securities (including both publicly traded and private securities).	(a) Initials	Initials

b)	Portfolio diversification within the real estate asset class, including property types, geography, equity vs. debt, among others.	(b) Initials	Initials

c)
	Professional portfolio management services as provided by the Advisor's management team and product specialist(s) in areas such as (i) securities investment evaluation and selection, (ii) access to securities investments not otherwise available to non-accredited investors and (iii) ability to rebalance the investment portfolio based on professional judgment and changing market conditions.	(c) Initials	Initials

d)	Other:	(d) Initials	Initials

There can be no assurance that an investment in the Company will provide investors with any of the potential benefits described above. An investment in the Company is subject to all of the risks and limitations that are described in the Prospectus.

Subscription Agreement

8. SUBSCRIBER SIGNATURES

  I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

  TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)
  The investor signing below, under penalties of perjury, certifies that 1) The number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

  The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

  9. BROKER/DEALER — To be completed by the Registered Representative (RR).

  The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The Broker/Dealer or authorized representative warrants that he/she is a duly licensed Broker/Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker/Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable as defined in section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment (including the Investment Considerations described in section 7) as required by section 4 of such Rules of Fair Practice.

  The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus.

Name of Registered Representative	Broker/Dealer Name	Telephone Number
Mailing Address	Home Office Mailing Address

City State ZIP	City State ZIP

  Relationship to RR                                 ☐    Registered Representative NAV        ☐    Purchase Volume Discount

B/D Rep #	Registered Representative's Telephone Number	Registered Representative's Email Address

Signature – Registered Representative	Signature – Broker/Dealer (if applicable)

Dividend Capital Total Realty Trust Contact Information

Phone	Fax	Web Site	Email
866.DCG.REIT (324.7348)	646.835.8476	dividendcapital.com	info@dividendcapital.com

Account Information
For account service, call Bank of New York at 866.702.5030 or email dividendcapital@bankofny.com.

TRT-RET-SA-FEB07

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.
Maryland Corporation
NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To: Stockholder
From: Marc J. Warren, President

Shares of Common Stock, $.01 par value per share

        Dividend Capital Total Realty Trust Inc., a Maryland corporation (the "Corporation"), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the "Shares") set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

        The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

        The Shares are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Corporation in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Corporation in excess of 9.8% percent of the value of the total outstanding Shares of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own

Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

APPENDIX C

AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN

        This AMENDED & RESTATED DISTRIBUTION REINVESTMENT PLAN ("Plan") is adopted by the Dividend Capital Total Realty Trust Inc., a Maryland corporation (the "Company"), pursuant to its Charter (the "Charter"). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

        1.    Distribution Reinvestment.    As agent for the stockholders ("Stockholders") of the Company who (i) purchase shares of the Company's common stock ("Shares") pursuant to the Company's initial public offering (the "Initial Offering"), or (ii) purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder's state of residence.

        Additionally, as agent for the holders of limited partnership interests (the "OP Interests") of Dividend Capital Total Realty Operating Partnership LP (the "Partnership") who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the "Participants"), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.

        2.    Effective Date.    The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

        3.    Procedure for Participation.    Any Stockholder or holder of OP Interests who has received a prospectus, as contained in the Company's registration statement filed with the Securities and Exchange Commission (the "Commission"), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant's subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on Nasdaq, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

        4.    Purchase of Shares.    Participants will acquire Shares from the Company under the Plan (the "Plan Shares") at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any future offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in our Shares, at which time any registered Plan

Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company's Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

        Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company's Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market").

        Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

        If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

        5.    Taxes.    IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS.

        6.    Share Certificates.    The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

        7.    Reports.    Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

        8.    Servicing Fee.    In connection with Plan Shares, the Company will pay to the Dealer Manager a servicing fee of 1.0% of the primary offering price.

        9.    Termination by Participant.    A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant's account will reflect the whole number of shares in his account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash.

        10.    Amendment or Termination of Plan by the Company.    The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days' written notice to the Participants.

        11.    Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

        12.    Limitations.    Notwithstanding anything to the contrary contained herein, (a) the Company shall not provide for indemnification of or hold harmless a Director, the Advisor or any Affiliate of the Advisor (the "Indemnitee") for any liability or loss suffered by any of them, unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders; and (b) the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

        You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

$2,000,000,000 Maximum Offering
$2,000,000 Minimum Offering
$2,000 Minimum Purchase

COMMON STOCK

PROSPECTUS

May 24, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount
Commission registration fee	$235,400
NASD filing fee	75,500
Accounting fees and expenses*	1,350,000
Legal fees and expenses*	2,000,000
Sales and advertising expenses*	16,000,000
Blue Sky fees and expenses*	750,000
Printing expenses*	1,500,000
Miscellaneous*	589,100

$22,500,000

*
Estimated through completion of offering.

Item 32. Sales to Special Parties.

        Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

        Effective April 25, 2005, the Company issued 200 shares of common stock to Montecito Investments LLC, an affiliate of the Advisor, for $2,000 in cash. The Company relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act.

Item 34. Indemnification of Directors and Officers.

        Pursuant to Maryland corporate law and the Company's Charter, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitees") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, affiliate, employee or agent and in such capacity, provided that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct if the Indemnitee is an affiliated director, the Advisor, an affiliate, an employee or an agent, (ii) the loss or liability was the result of gross negligence or willful misconduct if the Indemnitee is an independent directors, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the Indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular

Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its Charter, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, employee, agent, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Charter, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

        Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

        The Company has entered into indemnification agreements with each of the Company's officers and directors. The Indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and directors under the Company's directors' and officers' liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

        Not applicable.

Item 36. Financial Statements and Exhibits.

  (a)
  Financial Statements:

    The following financial statements are included in the Prospectus:

    (1)
    THREE MONTHS ENDED MARCH 31, 2007 AND 2006:

    (2)
    Condensed Consolidated Balance Sheets as of March 31, 2007 (Unaudited) and December 31, 2006

    (3)
    Condensed Consolidated Statements of Operations for the three months ended March 31, 2007 and 2006 (Unaudited)

    (4)
    Condensed Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2007 (Unaudited)

    (5)
    Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 (Unaudited)

    (6)
    Notes to Condensed Consolidated Financial Statements (Unaudited)

    (7)
    YEAR ENDED DECEMBER 31, 2006 AND FOR THE PERIOD FROM APRIL 11, 2005 (INCEPTION) TO DECEMBER 31, 2005:

    (8)
    Report of Independent Registered Public Accounting Firm

    (9)
    Consolidated Balance Sheets as of December 31, 2006 and 2005

    (10)
    Consolidated Statements of Operations for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005

    (11)
    Consolidated Statements of Stockholders' Equity for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005

    (12)
    Consolidated Statements of Cash Flows for the year ended December 31, 2006 and for the period from April 11, 2005 (inception) to December 31, 2005

    (13)
    Notes to Consolidated Financial Statements

    (14)
    Report of Independent Registered Public Accounting Firm

    (15)
    Schedule III—Real Estate and Accumulated Depreciation

    (16)
    FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED: SHACKLEFORD OFFICE CENTER:

    (17)
    Report of Independent Registered Public Accounting Firm

    (18)
    Statement of Revenues and Certain Expenses for the year ended December 31, 2006

    (19)
    Notes to Financial Statements

    (20)
    VETERANS BOULEVARD:

    (21)
    Report of Independent Registered Public Accounting Firm

    (22)
    Statement of Revenues and Certain Expenses for the period from March 1, 2006 through December 31, 2006

    (23)
    Notes to Financial Statements

    (24)
    COMMERCE CENTER:

    (25)
    Report of Independent Registered Public Accounting Firm

    (26)
    Statement of Revenues and Certain Expenses for the period from September 7, 2006 through December 31, 2006

    (27)
    Notes to Financial Statements

    (28)
    PLAINFIELD III:

    (29)
    Report of Independent Registered Public Accounting Firm

    (30)
    Statement of Revenues and Certain Expenses for the period from April 13, 2006 through December 31, 2006

    (31)
    Notes to Financial Statements

    (32)
    PATRIOT DRIVE I AND II:

    (33)
    Report of Independent Registered Public Accounting Firm

    (34)
    Statement of Revenues and Certain Expenses for the period from June 9, 2006 through December 31, 2006

    (35)
    Notes to Financial Statements

    (36)
    CONCOURSE/FORTUNE PORTFOLIO:

    (37)
    Report of Independent Registered Public Accounting Firm

    (38)
    Statement of Revenues and Certain Expenses for the year ended December 31, 2006

    (39)
    Notes to Financial Statements

    (40)
    DDR JV I PORTFOLIO:

    (41)
    Report of Independent Registered Public Accounting Firm

    (42)
    Statement of Revenues and Certain Expenses for the year ended December 31, 2006

    (43)
    Notes to Financial Statements

    (44)
    SOUTHFIELD PARKWAY:

    (45)
    Report of Independent Registered Public Accounting Firm

    (46)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (47)
    Notes to Financial Statements

    (48)
    WASHINGTON COMMONS OFFICE PARK:

    (49)
    Report of Independent Registered Public Accounting Firm

    (50)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (51)
    Notes to Financial Statements

    (52)
    BANDERA ROAD MARKET PLACE:

    (53)
    Report of Independent Registered Public Accounting Firm

    (54)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (55)
    Notes to Financial Statements

    (56)
    40 BOULEVARD OFFICE CENTER:

    (57)
    Report of Independent Registered Public Accounting Firm

    (58)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (59)
    Notes to Financial Statements

    (60)
    OLD SILVER SPRINGS ROAD:

    (61)
    Report of Independent Registered Public Accounting Firm

    (62)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (63)
    Notes to Financial Statements

    (64)
    2030 HANSON WAY:

    (65)
    Report of Independent Registered Public Accounting Firm

    (66)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (67)
    Notes to Financial Statements

    (68)
    405 PENCADER DRIVE:

    (69)
    Report of Independent Registered Public Accounting Firm

    (70)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the period from July 6, 2005 through December 31, 2005

    (71)
    Notes to Financial Statements

    (72)
    DCT PORTFOLIO:

    (73)
    Report of Independent Registered Public Accounting Firm

    (74)
    Statements of Revenues and Certain Expenses for the nine months ended September 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (75)
    Notes to Financial Statements

    (76)
    BALA POINTE OFFICE CENTRE:

    (77)
    Report of Independent Registered Public Accounting Firm

    (78)
    Statements of Revenues and Certain Expenses for the six months ended June 30, 2006 (Unaudited) and for the year ended December 31, 2005

    (79)
    Notes to Financial Statements

    (80)
    JAY STREET OFFICE PARK:

    (81)
    Report of Independent Registered Public Accounting Firm

    (82)
    Statements of Revenues and Certain Expenses for the three months ended March 31, 2006 (Unaudited) and for the period from June 14, 2005 through December 31, 2005

    (83)
    Notes to Financial Statements

    (84)
    CERTAIN ACQUIRED PROPERTIES SUBJECT TO A NEW LEASE WITH A SINGLE TENANT

    (85)
    UNAUDITED PRO FORMA FINANCIAL INFORMATION:

    (86)
    Pro Forma Financial Information (unaudited)

    (87)
    Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006 (unaudited)

    (88)
    Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

    (89)
    Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)

    (90)
    Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited)

  (b)
  Exhibits:
1.1	Dealer Manager Agreement.†
3.1	Dividend Capital Total Realty Trust Inc. Amended and Restated Charter.††
3.2	Dividend Capital Total Realty Trust Inc. Bylaws.†
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference).
4.2	Amended and Restated Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Total Realty Trust Inc.†
10.1	Escrow Agreement.†
10.2	Third Amended and Restated Advisory Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Advisors LLC.††

10.3	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC.†
10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Trust Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc.†
10.5	Third Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP.††
10.6	Dividend Capital Total Realty Trust Inc. Equity Incentive Plan.†
10.7	Form of Director Option Agreement.†††
10.8	Purchase Agreement between an affiliate of Westcore Properties AC, LLC and Jay Street, LLC.††††
10.9	Assignment of Purchase Agreement to Westcore Jay Partners, a joint venture between affiliates of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc.††††
10.10
Promissory note secured by deed of trust between a joint venture entered into between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and an affiliate of Westcore Properties AC, LLC, and Wachovia Bank, N.A.††††
10.11
Management Agreement between a joint venture entered into between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and an affiliate of Westcore Properties AC, LLC, and Wellcorp Properties, LLC.††††
10.12
Purchase Agreement between a joint venture between an affiliate of Dividend Capital Total Realty Trust Inc. and Amerimar Enterprises Inc., as buyer, and Brandywine Operating Partnership, L.P., as seller.†††††
10.13	Promissory note secured by a deed of trust between a joint venture between Dividend Capital Total Realty Trust Inc. and Amerimar Enterprises Inc. and Bear Stearns Commercial Mortgage Inc.†††††
10.14	Management and Leasing Agreement between a joint venture between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and an affiliate of Amerimar Enterprises Inc.†††††
10.15	Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as buyer, and Flextronics International USA, Inc., as seller.†††††
10.16
Assignment of Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as assignor, and Westcore Lundy LLC, as assignee, a joint venture between affiliates of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc.†††††
10.17
Promissory note secured by a deed of trust between a joint venture between an affiliate of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc. and Countrywide Commercial Real Estate Finance Inc.†††††
10.18	Master Repurchase Agreement between certain affiliates of Dividend Capital Total Realty Trust Inc., as sellers, and JP Morgan Chase Bank, N.A., as buyer.†††††
10.19	Guarantee Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Realty Operating Partnership L.P., as guarantors, and JPMorgan Chase Bank, N.A., as buyer.†††††
10.20	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Rickenbacker IV).†††††

10.21	Management Agreement between a joint venture between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and Pizzuti Management LLC (Rickenbacker IV).†††††
10.22	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Park West Q).†††††
10.23	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and IDI Services Group LLC (Park West Q).†††††
10.24	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Eagle Creek East).†††††
10.25	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Opus Northwest Management LLC (Eagle Creek East).†††††
10.26	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Eagle Creek West).†††††
10.27	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Opus Northwest Management LLC (Eagle Creek West).†††††
10.28	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Park West L).†††††
10.29	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and IDI Services Group LLC (Park West L).†††††
10.30	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Minnesota Valley III).†††††
10.31	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Opus Northwest Management LLC (Minnesota Valley III).†††††
10.32	Sale and Purchase Agreement between Mid-Atlantic (Pencader) Industrial Corporation, as seller, and DCT Industrial Operating Partnership LP, as buyer (Pencader).†
10.33
Assignment and Assumption of Real Estate Contract between DCT Industrial Operating Partnership LP, as assignor, and TRT-DCT Pencader LLC, as assignee, a joint venture between affiliates of DCT Industrial Operating Partnership LP and Dividend Capital Total Realty Trust Inc. (Pencader).†
10.34	Property Management Agreement between TRT-DCT Pencader LLC and The Flynn Company, as property manager (Pencader).†
10.35	Agreement of Purchase and Sale between Argus Realty Investors, LP, as seller, and DCT Industrial Operating Partnership LP, as Buyer (Hanson Way).†
10.36
Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions between DCT Industrial Operating Partnership LP, as assignor, and TRT-DCT Hanson Way LP, as assignee, a joint venture between affiliates of DCT Industrial Operating Partnership LP and Dividend Capital Total Realty Trust Inc. (Hanson Way).†
10.37	Management Agreement between an affiliate of TRT-DCT Hanson Way LP and The CB Richard Ellis Inc, as property manager (Hanson Way).†
10.38	Contribution and Investment Agreement between DCT Industrial Operating Partnership LP, as seller, and TRT -DCT Industrial JVI General Partnership, as buyer (Old Silver Spring).†

10.39	Management Agreement between an affiliate of TRT-DCT Industrial JVI General Partnership and The Flynn Company, as property manager (Old Silver Springs).†
10.40	Contribution and Investment Agreement between DCT Industrial Operating Partnership LP, as seller, and TRT-DCT Industrial JVI General Partnership, as buyer (Marine Drive).†
10.41	Management Agreement between an affiliate of DCT Marine Drive SC LLC and WC Pinkard and Co., as property manager (Marine Drive).†
10.42	Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as buyer, and Flextronics International USA, Inc., as seller (Shiloh).†
10.43
Assignment of Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as assignor, and Westcore Shiloh LLC, as assignee, a joint venture between affiliates of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc. (Shiloh).†
10.44
Promissory note secured by a deed of trust between a joint venture between an affiliate of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc. and Countrywide Commercial Real Estate Finance Inc. (Shiloh).†
10.45	Sale and Purchase Agreement between Boulevard 40 Office LLC, as seller, and Alliance Commercial Partners LLC, as buyer (40 Boulevard).†
10.46
Assignment and Assumption of Sale and Purchase Agreement between Alliance Commercial Partners, LLC as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (40 Boulevard).†
10.47
Promissory note secured by a deed of trust between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and Bank of America, N.A. (40 Boulevard).†
10.48
Management Agreement between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and Jones Lang LaSalle Americas (Illinois) LP, as property manager (40 Boulevard).†
10.49	Sale and Purchase Agreement between New Tower Trust Company Multi-Employer, as seller, and Alliance Commercial Partners LLC, as buyer (Washington Commons, Phase I).†
10.50	Sale and Purchase Agreement between Washington Commons Phase II Limited Partnership, as seller, and Alliance Commercial Partners LLC, as buyer (Washington Commons, Phase II).†
10.51	Sale and Purchase Agreement between Washington Commons Phase III Limited Partnership, as seller, and Alliance Commercial Partners LLC, as buyer (Washington Commons, Phase III).†
10.52
Assignment of Sale and Purchase Agreement between Alliance Commercial Partners, LLC. as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (Washington Commons, Phase I).†
10.53
Assignment of Sale and Purchase Agreement between Alliance Commercial Partners, LLC. as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (Washington Commons, Phase II).†
10.54
Assignment of Sale and Purchase Agreement between Alliance Commercial Partners, LLC. as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (Washington Commons, Phase III).†

10.55
Promissory note secured by a deed of trust between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and Bank of America, N.A. (Washington Commons).†
10.56
Management Agreement between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and HP Office Management EU, LLC, as property manager (Washington Commons).†
10.57	Real Estate Purchase and Sale Agreement between Principal Life Insurance Company, as seller, and an affiliate of Dividend Capital Total Realty Trust, Inc., as buyer (Bandera Road).†
10.58	Promissory note secured by a deed of trust between an affiliate of Dividend Capital Total Realty Trust Inc. and Countrywide Commercial Real Estate Finance Inc. (Bandera Road).†
10.59	Management Agreement between a an affiliate of Dividend Capital Total Realty Trust Inc. and Cencor Realty Services, as property manager (Bandera Road).†
10.60	First Amendment to Partnership Agreement between TRT Industrial Fund I LLC and DCT Industrial Fund II LLC.†
10.61	Partnership Agreement between TRT Industrial Fund II LLC and DCT Industrial Fund III LLC.†
10.62
Promissory note secured by a deed of trust between affiliates of a joint venture between affiliates of DCT Industrial Trust Inc. and Dividend Capital Total Realty Trust Inc. and Column Financial, Inc. (DCT Joint Venture I Financing).††††††
10.63	Partnership Agreement between a subsidiary of Dividend Capital Total Operating Partnership LP and Developers Diversified Realty Corporation.*
10.64
Contribution and Sale Agreement between JDN Real Estate-Apex L.P., JDN Development Company Inc., Developers Diversified Realty Corporation, Mt. Nebo Pointe LLC, and Centerton Square LLC, as contributors, and TRT DDR Joint Venture I General Partnership, as buyer.*
10.65
Promissory note secured by a deed of trust between affiliates of a joint venture between affiliates of Developers Diversified Realty Corporation and Dividend Capital Total Realty Trust Inc. and Wachovia Bank, National Association. (DDR Retail Portfolio Financing).*
21.0	Subsidiary of the Company.†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Venable LLP (contained in its opinion previously filed as Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion previously filed as Exhibit 8.1).
23.4	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accounting Firm.*
24.1	Power of Attorney.†

†
Previously filed.

††
Incorporated by reference to the Registrant's Form 10-K filed with the Securities and Exchange Commission on April 25, 2006.

†††
Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on April 7, 2006.

††††
Incorporated by reference to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 11, 2006.

†††††
Incorporated by reference to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on November 14, 2006.

††††††
Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 30, 2007.

*
Filed herewith.

Item 37. Undertakings

        The registrant undertakes:

           (1)  to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectuses required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

           (2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial due diligence offering thereof;

           (3)  to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

           (4)  that, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

           (5)  that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

            (iv)  any other communication that is an offer in the offering made by the registrant to the purchaser;

           (6)  that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

           (7)  to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

           (8)  to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

           (9)  to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.

  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period;

         (10)  to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

         (11)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Table VI provides a summary of all real properties acquired by DCT from inception through September 30, 2006 and tenancy-in-common interests through DCX from inception through September 30, 2006.

Table VI
Acquisitions of Tenancy-in-Common Interests by DCT
Inception through December 31, 2006(1)

Name	Location	# of Bldgs	Gross Leasable Space (sq. ft.)	Date of Purchase(2)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Tenant-in Common Interest Purchased (in Percent)	Contract Purchase Price of Tenant-in Common Interest Plus Acquisition Fees	Other Capitalized Acquisition Costs(3)	Total Initial Acquisition Costs of Tenant-in- Common Interest(4)
Chickasaw A	Memphis, TN	1	108,250	11/26/2003	—	$5,255	84.8%	$4,456	$17	$4,473
Chickasaw H	Memphis, TN	1	283,756	2/23/2004	—	9,398	67.5%	6,347	145	6,492
Newpoint I	Atlanta, GA	1	414,160	8/30/2004	—	14,949	76.4%	11,419	182	11,601
Plainfield	Indianapolis, IN	1	442,127	9/30/2004	—	15,331	89.9%	13,777	195	13,972
Lincoln I	Atlanta, GA	1	195,816	2/28/2005	—	6,720	88.5%	5,950	98	6,047
Lincoln II	Atlanta, GA	1	262,600	1/13/2005	—	10,684	94.8%	10,126	159	10,285
Riverport	Louisville, KY	1	300,000	4/26/2005	—	9,864	94.2%	9,296	153	9,449
Estrella	Phoenix, AZ	1	168,165	6/23/2005	—	6,026	94.3%	5,681	91	5,772
Rancho	Rancho Cucamonga, CA	1	201,493	6/15/2005	—	9,995	92.5%	9,243	157	9,400
Buford	Atlanta, GA	1	210,000	7/28/2005	—	8,363	94.9%	7,935	117	8,052
Westpark	Atlanta, GA	1	216,074	7/29/2005	—	5,135	94.9%	4,875	76	4,951
West by Northwest	Houston, TX	1	189,467	8/31/2005	—	8,222	95.0%	7,810	161	7,971
Eastpark I	Memphis, TN	1	888,262	9/2/2005	—	30,614	79.13%	24,225	263	24,488
Silber II	Houston, TX	1	170,880	9/23/2005	—	5,184	98.8%	5,122	104	5,226
West Southern	Tempe, AZ	1	43,449	9/15/2005	—	3,699	97.9%	3,621	58	3,679
Beltway 8 Phase II	Houston, TX	1	92,000	10/26/2005	—	8,330	98.3%	8,191	150	8,341
Eastpark II	Memphis, TN	1	338,000	10/28/2005	—	11,766	98.3%	11,563	168	11,731
Beltway 8	Houston, TX	1	261,559	11/14/2005	—	17,994	98.3%	17,689	331	18,020
Greenbriar	Stafford, TX	1	229,200	11/28/2005	—	8,933	81.8%	8,842	191	9,033
Bondesen I, II, III	Houston, TX	1	273,110	12/22/2005	—	13,951	23.9%	13,733	283	14,016
Gateway at Central Green	Houston, TX	1	118,400	1/31/2006	—	10,704	97.9%	10,474	209	10,683
Airwest	Plainfield, IN	1	804,586	2/28/2006	—	28,256	99.0%	27,973	365	28,338
GSW Gateway 3	Grand Prairie, TX	1	280,028	4/3/2006	—	13,206	97.7%	12,903	230	13,133
Market III	Garland, TX	1	322,649	5/1/2006	—	11,972	98.5%	11,786	224	12,010
Handleman Building	Indianapolis, IN	1	380,160	6/1/2006	—	13,289	97.9%	13,003	180	13,183
Plainfield II	Plainfield, IN	1	401,809	6/26/2006	—	18,761	98.5%	18,482	252	18,734
California Logistics	Lathrop, CA	1	436,800	8/28/2006	—	24,642	59.5%	14,665	233	14,898
Rickenbacker IV	Groveport, OH	1	330,179	10/17/2006	—	14,560	98.9%	14,406	211	14,617
Park West Q	Hebron, KY	1	198,600	10/30/2006	—	10,840	98.2%	10,649	139	10,788
Minnesota Valley III	Shakopee, MN	1	232,804	11/29/2006	—	14,175	98.5%	13,961	195	14,156

GRAND TOTAL		30	8,794,383			$370,818		$326,024	$5,337	$331,361

(1)
Figures are presented on a tax basis.

(2)
Represents the first date a tenant-in-common interest was purchased in each property as of December 31, 2006.

(3)
Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees, application fees, and other costs customary in the purchase of real estate.

(4)
As a result of various lease agreements between the purchasers of the properties, as lessors, and a subsidiary of DCT, as lessee, along with certain purchase option rights afforded DCT within these lease agreements, the gross book value of the above properties is reflected on DCT's financial statements in accordance with generally accepted accounting principles.

        Table VI provides a summary of all real properties acquired by the Dividend Capital Trust from inception through September, 2006 and tenancy-in-common interests through Dividend Capital Exchange from inception through December 31, 2006.

Table VI
Acquisitions of Industrial Properties by Dividend Capital Trust
Inception through September 30, 2006 (1)

Target Markets	Number of Buildings	Historical Cost	Rentable Square Feet	Occupancy
		(in thousands)
Atlanta	56	$304,873	6,550,271	92.6%
Baltimore/Washington D.C.	13	121,356	1,585,087	90.7%
Central Pennsylvania	6	77,551	1,402,580	100.0%
Charlotte	11	68,428	1,477,548	80.1%
Chicago	14	150,362	2,877,988	94.6%
Cincinnati	39	215,773	4,982,215	88.3%
Columbus	15	180,367	4,401,788	94.8%
Dallas	54	332,977	6,810,543	90.7%
Denver	1	9,390	160,232	100.0%
Houston	34	135,712	2,452,711	88.6%
Indianapolis	8	109,185	3,326,864	95.5%
Louisville	2	18,350	521,000	100.0%
Memphis	10	160,255	4,333,018	94.1%
Miami	6	65,746	727,461	92.4%
Minneapolis	6	58,790	828,466	100.0%
Nashville	5	99,034	2,712,373	91.7%
New Jersey	10	87,794	1,189,553	96.2%
Northern California	29	211,249	2,410,960	96.2%
Orlando	12	78,943	1,226,231	95.2%
Phoenix	15	98,557	1,734,052	95.3%
San Antonio	2	7,953	172,050	86.9%
Seattle	8	88,397	1,198,617	96.5%
Southern California	12	102,099	1,391,534	99.8%

Subtotal/Weighted Average—Target Markets	368	2,783,141	54,473,142	92.9%
Discontinued Operations:
Boston	6	42,892	567,441	85.8%

Total/Weighted Average—Operating Properties	374	2,826,033	55,040,583	92.9%
Properties under development	4	35,067	1,052,539	8.9%
Land held for development	n/a	25,526	n/a	n/a

Total/Weighted Average-Consolidated Properties	378	$2,886,626	56,093,122	91.3%

(1)
Pursuant to the private placement of DCT's operating partnership, fractional interests in certain of its buildings in the list below have been sold to unrelated parties and leased back to the operating partnership as part of the DCX program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties continue to be included in DCT's financial statements and are therefore shown as acquisitions of DCT, as opposed to DCX.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to the Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 24, 2007.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:	/s/ MARC J. WARREN Marc J. Warren, President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to Form S-11 registration statement has been signed by the following persons in the following capacities on May 24, 2007.

Signature	Title

* John A. Blumberg	Chairman of the Board and Director
/s/ MARC J. WARREN Marc J. Warren	President and Director (principal executive officer)
* Charles B. Duke	Director
* Daniel J. Sullivan	Director
* John P. Woodberry	Director
/s/ JOHN E. BIALLAS John E. Biallas	Chief Operating Officer
* James R. Giuliano III	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

*By:	/s/ JOHN E. BIALLAS John E. Biallas	Attorney-in-fact.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Dealer Manager Agreement.†
3.1	Dividend Capital Total Realty Trust Inc. Amended and Restated Charter.††
3.2	Dividend Capital Total Realty Trust Inc. Bylaws.†
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference).
4.2	Amended and Restated Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference).
5.1	Opinion of Venable LLP as to the legality of the securities being registered.†
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax considerations relating to Dividend Capital Total Realty Trust Inc.†
10.1	Escrow Agreement.†
10.2	Third Amended and Restated Advisory Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Advisors LLC.††
10.3	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC.†
10.4	Form of Indemnification Agreement between Dividend Capital Total Realty Trust Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc.†
10.5	Third Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP.††
10.6	Dividend Capital Total Realty Trust Inc. Equity Incentive Plan.†
10.7	Form of Director Option Agreement.†††
10.8	Purchase Agreement between an affiliate of Westcore Properties AC, LLC and Jay Street, LLC.††††
10.9	Assignment of Purchase Agreement to Westcore Jay Partners, a joint venture between affiliates of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc.††††
10.10
Promissory note secured by deed of trust between a joint venture entered into between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and an affiliate of Westcore Properties AC, LLC, and Wachovia Bank, N.A.††††
10.11
Management Agreement between a joint venture entered into between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and an affiliate of Westcore Properties AC, LLC, and Wellcorp Properties, LLC.††††
10.12
Purchase Agreement between a joint venture between an affiliate of Dividend Capital Total Realty Trust Inc. and Amerimar Enterprises Inc., as buyer, and Brandywine Operating Partnership, L.P., as seller.†††††
10.13	Promissory note secured by a deed of trust between a joint venture between Dividend Capital Total Realty Trust Inc. and Amerimar Enterprises Inc. and Bear Stearns Commercial Mortgage Inc.†††††

10.14	Management and Leasing Agreement between a joint venture between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and an affiliate of Amerimar Enterprises Inc.†††††
10.15	Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as buyer, and Flextronics International USA, Inc., as seller.†††††
10.16
Assignment of Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as assignor, and Westcore Lundy LLC, as assignee, a joint venture between affiliates of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc.†††††
10.17
Promissory note secured by a deed of trust between a joint venture between an affiliate of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc. and Countrywide Commercial Real Estate Finance Inc.†††††
10.18	Master Repurchase Agreement between certain affiliates of Dividend Capital Total Realty Trust Inc., as sellers, and JP Morgan Chase Bank, N.A., as buyer.†††††
10.19	Guarantee Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Total Realty Operating Partnership L.P., as guarantors, and JPMorgan Chase Bank, N.A., as buyer.†††††
10.20	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Rickenbacker IV).†††††
10.21	Management Agreement between a joint venture between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. and Pizzuti Management LLC (Rickenbacker IV).†††††
10.22	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Park West Q).†††††
10.23	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and IDI Services Group LLC (Park West Q).†††††
10.24	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Eagle Creek East).†††††
10.25	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Opus Northwest Management LLC (Eagle Creek East).†††††
10.26	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Eagle Creek West).†††††
10.27	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Opus Northwest Management LLC (Eagle Creek West).†††††
10.28	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Park West L).†††††
10.29	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and IDI Services Group LLC (Park West L).†††††
10.30	Purchase Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and an affiliate of DCT Industrial Trust, Inc. (Minnesota Valley III).†††††
10.31	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Opus Northwest Management LLC (Minnesota Valley III).†††††
10.32	Sale and Purchase Agreement between Mid-Atlantic (Pencader) Industrial Corporation, as seller, and DCT Industrial Operating Partnership LP, as buyer (Pencader).†

10.33
Assignment and Assumption of Real Estate Contract between DCT Industrial Operating Partnership LP, as assignor, and TRT-DCT Pencader LLC, as assignee, a joint venture between affiliates of DCT Industrial Operating Partnership LP and Dividend Capital Total Realty Trust Inc. (Pencader).†
10.34	Property Management Agreement between TRT-DCT Pencader LLC and The Flynn Company, as property manager (Pencader).†
10.35	Agreement of Purchase and Sale between Argus Realty Investors, LP, as seller, and DCT Industrial Operating Partnership LP, as Buyer (Hanson Way).†
10.36
Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions between DCT Industrial Operating Partnership LP, as assignor, and TRT-DCT Hanson Way LP, as assignee, a joint venture between affiliates of DCT Industrial Operating Partnership LP and Dividend Capital Total Realty Trust Inc. (Hanson Way).†
10.37	Management Agreement between an affiliate of TRT-DCT Hanson Way LP and The CB Richard Ellis Inc, as property manager (Hanson Way).†
10.38	Contribution and Investment Agreement between DCT Industrial Operating Partnership LP, as seller, and TRT -DCT Industrial JVI General Partnership, as buyer (Old Silver Spring).†
10.39	Management Agreement between an affiliate of TRT-DCT Industrial JVI General Partnership and The Flynn Company, as property manager (Old Silver Springs).†
10.40	Contribution and Investment Agreement between DCT Industrial Operating Partnership LP, as seller, and TRT-DCT Industrial JVI General Partnership, as buyer (Marine Drive).†
10.41	Management Agreement between an affiliate of DCT Marine Drive SC LLC and WC Pinkard and Co., as property manager (Marine Drive).†
10.42	Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as buyer, and Flextronics International USA, Inc., as seller (Shiloh).†
10.43
Assignment of Purchase, Sale and Leaseback Agreement between Westcore Properties AC, LLC, as assignor, and Westcore Shiloh LLC, as assignee, a joint venture between affiliates of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc. (Shiloh).†
10.44
Promissory note secured by a deed of trust between a joint venture between an affiliate of Westcore Properties AC, LLC and Dividend Capital Total Realty Trust Inc. and Countrywide Commercial Real Estate Finance Inc. (Shiloh).†
10.45	Sale and Purchase Agreement between Boulevard 40 Office LLC, as seller, and Alliance Commercial Partners LLC, as buyer (40 Boulevard).†
10.46
Assignment and Assumption of Sale and Purchase Agreement between Alliance Commercial Partners, LLC as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (40 Boulevard).†
10.47
Promissory note secured by a deed of trust between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and Bank of America, N.A. (40 Boulevard).†
10.48
Management Agreement between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and Jones Lang LaSalle Americas (Illinois) LP, as property manager (40 Boulevard).†
10.49	Sale and Purchase Agreement between New Tower Trust Company Multi-Employer, as seller, and Alliance Commercial Partners LLC, as buyer (Washington Commons, Phase I).†

10.50	Sale and Purchase Agreement between Washington Commons Phase II Limited Partnership, as seller, and Alliance Commercial Partners LLC, as buyer (Washington Commons, Phase II).†
10.51	Sale and Purchase Agreement between Washington Commons Phase III Limited Partnership, as seller, and Alliance Commercial Partners LLC, as buyer (Washington Commons, Phase III).†
10.52
Assignment of Sale and Purchase Agreement between Alliance Commercial Partners, LLC. as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (Washington Commons, Phase I).†
10.53
Assignment of Sale and Purchase Agreement between Alliance Commercial Partners, LLC. as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (Washington Commons, Phase II).†
10.54
Assignment of Sale and Purchase Agreement between Alliance Commercial Partners, LLC. as assignor, and a joint venture between an affiliate of Alliance Commercial Partners and Dividend Capital Total Realty Trust Inc. (Washington Commons, Phase III).†
10.55
Promissory note secured by a deed of trust between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and Bank of America, N.A. (Washington Commons).†
10.56
Management Agreement between a joint venture between an affiliate of Alliance Commercial Partners LLC and Dividend Capital Total Realty Trust Inc. and HP Office Management EU, LLC, as property manager (Washington Commons).†
10.57	Real Estate Purchase and Sale Agreement between Principal Life Insurance Company, as seller, and an affiliate of Dividend Capital Total Realty Trust, Inc., as buyer (Bandera Road).†
10.58	Promissory note secured by a deed of trust between an affiliate of Dividend Capital Total Realty Trust Inc. and Countrywide Commercial Real Estate Finance Inc. (Bandera Road).†
10.59	Management Agreement between an affiliate of Dividend Capital Total Realty Trust Inc. and Cencor Realty Services, as property manager (Bandera Road).†
10.60	First Amendment to Partnership Agreement between TRT Industrial Fund I LLC and DCT Industrial Fund II LLC.†
10.61	Partnership Agreement between TRT Industrial Fund II LLC and DCT Industrial Fund III LLC.†
10.62
Promissory note secured by a deed of trust between affiliates of a joint venture between affiliates of DCT Industrial Trust Inc. and Dividend Capital Total Realty Trust Inc. and Column Financial, Inc. (DCT Joint Venture I Financing).††††††
10.63	Partnership Agreement between a subsidiary of Dividend Capital Total Operating Partnership LP and Developers Diversified Realty Corporation.*
10.64
Contribution and Sale Agreement between JDN Real Estate-Apex L.P., JDN Development Company Inc., Developers Diversified Realty Corporation, Mt. Nebo Pointe LLC, and Centerton Square LLC, as contributors, and TRT DDR Joint Venture I General Partnership, as buyer.*
10.65
Promissory note secured by a deed of trust between affiliates of a joint venture between affiliates of Developers Diversified Realty Corporation and Dividend Capital Total Realty Trust Inc. and Wachovia Bank, National Association. (DDR Retail Portfolio Financing).*

21.0	Subsidiary of the Company.†
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Venable LLP (contained in its opinion previously filed as Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in its opinion previously filed as Exhibit 8.1).
23.4	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accounting Firm.*
24.1	Power of Attorney.†

†
Previously filed.

††
Incorporated by reference to the Registrant's Form 10-K filed with the Securities and Exchange Commission on April 25, 2006.

†††
Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on April 7, 2006.

††††
Incorporated by reference to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on August 11, 2006.

†††††
Incorporated by reference to the Registrant's Form 10-Q filed with the Securities and Exchange Commission on November 14, 2006.

††††††
Incorporated by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 30, 2007.

*
Filed herewith.